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TABLE OF CONTENTS
TABLE OF CONTENTS—ANNEX A

As filed with the Securities and Exchange Commission on May 23, 2003

Registration No. 333-104321

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GART SPORTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5941 (Primary Standard Industrial Classification Code Number)	84-1242802 (I.R.S. Employer Identification Number)

1050 W. Hampden Avenue
Englewood, Colorado 80110
(303) 200-5050
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Nesa E. Hassanein
Senior Vice President and General Counsel
Gart Sports Company
1050 W. Hampden Avenue
Englewood, Colorado 80110
(303) 200-5050
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Brian Hoffmann Richard D. Pritz Clifford Chance US LLP 200 Park Avenue New York, New York 10166 (212) 878-8000	John S. Fletcher Morgan, Lewis & Bockius LLP 5300 Wachovia Financial Center 200 South Biscayne Boulevard Miami, Florida 33131 (305) 415-3300

Approximate date of commencement of proposed sale to the public:
Upon the completion of the merger described herein.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        , 2003

Dear Fellow Stockholders:

        We are pleased to inform you that Gart Sports Company and The Sports Authority, Inc. have entered into a merger agreement providing for a "merger of equals" that we believe will create the nation's preeminent sporting goods retailer.

        In the merger, The Sports Authority's stockholders will receive 0.37 of a share of Gart common stock for each share of The Sports Authority common stock that they own. Based on the number of shares of The Sports Authority's common stock outstanding on [March 31], 2003, [12,215,011] shares of Gart common stock will be issued in the merger. The number of shares of Gart common stock held by current Gart stockholders will not change as a result of the merger. Stockholders of Gart and The Sports Authority will each own approximately 50% of the combined company. Following the merger, the combined company's board of directors will consist of nine members, four designated by each of Gart and The Sports Authority from their current boards and one new director, currently unaffiliated with either company. The transaction is structured to be tax free to the stockholders of The Sports Authority and is expected to close in the second or early third calendar quarter of 2003.

        If the merger is completed, the combined company will be named The Sports Authority, Inc. Gart common stock is currently traded on the Nasdaq National Market under the symbol "GRTS." Gart has been cleared to apply to have the shares of the combined company listed on the New York Stock Exchange under the symbol "TSA." As of the effective time of the merger, Gart intends to list the shares of the combined company on the New York Stock Exchange and to delist Gart common stock from the Nasdaq National Market.

        After careful consideration, the boards of directors of each of Gart and The Sports Authority have determined that the merger and the transactions associated with it are fair to, and in the best interests of, their respective companies and stockholders. The boards of directors of each of Gart and The Sports Authority have unanimously approved the merger, and unanimously recommend that their stockholders vote "FOR" the proposals relating to the merger.

        Meetings of the stockholders of Gart and The Sports Authority are scheduled to be held on                        , 2003. We cannot complete the merger without the approval of the holders of a majority of the outstanding shares of each of Gart and The Sports Authority.

        Your vote is very important. Please promptly complete, date, sign and return the enclosed proxy card in the enclosed prepaid envelope to ensure that your shares will be represented at your stockholders meeting. If you do not vote, it will, in effect, be counted as a vote against the merger. Please review carefully the entire joint proxy statement/prospectus. In particular, you should consider the matters discussed under the section entitled "Risk Factors," commencing on page 16 of the joint proxy statement/prospectus before voting.

        We look forward to the successful combination of Gart and The Sports Authority and to your continued support as a stockholder of the combined company.

        On behalf of the boards of directors of Gart and The Sports Authority, we urge you to vote "FOR" the approval of the proposals relating to the merger.

John Douglas Morton Chairman of the Board, President and Chief Executive Officer Gart Sports Company	Martin E. Hanaka Chairman of the Board and Chief Executive Officer The Sports Authority, Inc.

Your vote is important.

Please complete, sign, date and return your proxy.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated            , 2003 and was first mailed to stockholders on or about            , 2003.

Notice of 2003 Annual Meeting of Stockholders

        We will hold an annual meeting of stockholders of Gart Sports Company at Gart's executive offices, located at 1050 W. Hampden Avenue, Englewood, Colorado 80110 at     , local time, on            , 2003, to consider and vote upon the following:

  1.
  A proposal to approve the issuance of shares of Gart common stock in the proposed merger of Gold Acquisition Corp., a wholly-owned subsidiary of Gart, with and into The Sports Authority, Inc., as contemplated by the Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart, Gold Acquisition Corp. and The Sports Authority.

  2.
  A proposal to amend Gart's certificate of incorporation, effective upon consummation of the merger, to: (i) change its corporate name to "The Sports Authority, Inc."; and (ii) increase the number of authorized shares of Gart capital stock from 25,000,000 to 85,000,000, increase the number of authorized shares of Gart common stock from 22,000,000 to 75,000,000 and increase the number of authorized shares of Gart preferred stock from 3,000,000 to 10,000,000.

  3.
  A proposal to elect seven directors of Gart to serve until the next annual meeting of stockholders or until his or her successor is elected and duly qualified. If the merger is consummated, Gart's board of directors will be reconstituted to consist of four designees of Gart and four designees of The Sports Authority. The reconstituted board will elect a ninth director currently unaffiliated with either company. See the section entitled "The Merger Agreement—Covenants—Post Merger Operations; Directors Designated by The Sports Authority to Serve on the Combined Company's Board of Directors," commencing on page 61 of this joint proxy statement/prospectus.

  4.
  A proposal to adopt the Gart Sports Company 2003 Long-Term Incentive Compensation Plan.

  5.
  A proposal to adopt the Gart Sports Company 2003 Performance Bonus Plan.

  6.
  Any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

        The accompanying joint proxy statement/prospectus describes the proposed merger, the issuance of shares of Gart common stock, the amendment to Gart's certificate of incorporation, the Gart Sports Company 2003 Long-Term Incentive Compensation Plan, the Gart Sports Company 2003 Performance Bonus Plan and the other proposals in more detail. We encourage you to read the entire document carefully.

        We have fixed the close of business on May 23, 2003 as the record date for the determination of our stockholders entitled to vote at the annual meeting.

        Whether or not you expect to attend the annual meeting, to assure that your shares are represented at the annual meeting, please complete, date, sign and return the enclosed proxy card in the envelope that has been provided. No postage is required for mailing in the United States. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person even if you have previously completed and returned the enclosed proxy card. Thank you for acting promptly.

By Order of the Board of Directors of Gart Sports Company,
Nesa E. Hassanein Secretary
Englewood, Colorado
, 2003

Notice of Special Meeting of Stockholders

        We will hold a special meeting of stockholders of The Sports Authority, Inc. at The Sports Authority's corporate offices located at 3383 North State Road 7, Fort Lauderdale, Florida 33319 at    , local time, on            , 2003, to consider and vote upon the following:

  1.
  A proposal to adopt the Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart Sports Company, Gold Acquisition Corp. and The Sports Authority, Inc. and approve the merger of Gold Acquisition Corp., a wholly-owned subsidiary of Gart, with and into The Sports Authority.

  2.
  Any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

        The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. We encourage you to read the entire document carefully.

        We have fixed the close of business on May 23, 2003 as the record date for the determination of our stockholders entitled to vote at the special meeting.

        Whether or not you expect to attend the special meeting, to assure that your shares are represented at the special meeting, please complete, date, sign and return the enclosed proxy card in the envelope that has been provided or vote your shares by using a touch-tone telephone or through the Internet, as explained on the proxy card. No postage is required for mailing in the United States. Voting by mail, by telephone or through the Internet will not prevent you from voting in person at the meeting. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person even if you have previously completed and returned the enclosed proxy card or voted by telephone or through the Internet. Thank you for acting promptly.

By Order of the Board of Directors of The Sports Authority, Inc.
Frank W. Bubb Secretary
Fort Lauderdale, Florida
, 2003

TABLE OF CONTENTS

Sources of Additional Information
Questions and Answers
Summary
The Companies
What You Will Receive in the Merger
Ownership of Gart After the Merger
Board Recommendations
Opinions of Financial Advisors
Vote Required for Approval of the Merger; Record Date for Voting
Stockholder's Agreement
Executive Officers and Directors to Vote in Favor of the Merger Proposals
Conditions to the Completion of the Merger
Termination of the Merger Agreement
Termination Fees
Directors and Executive Officers of the Combined Company Following the Merger
Material Federal Income Tax Consequences of the Merger
Regulatory Filings and Approvals
Interests of Certain Persons in the Merger
No Dissenters' or Appraisal Rights
Trading of Gart Common Stock
Risk Factors
Gart Selected Consolidated Financial Data
The Sports Authority Selected Consolidated Financial Data
Selected Unaudited Pro Forma Combined Financial Data
Comparative Per Share Data
Comparative Per Share Market Price Data
Risk Factors
Risks Related to the Merger
Risks Related to Gart and The Sports Authority
Cautionary Statement Concerning Forward-Looking Statements
The Merger and Related Transactions
Background of the Merger
Recommendation of Gart's Board of Directors
Gart's Reasons for the Merger
Recommendation of The Sports Authority's Board of Directors
The Sports Authority's Reasons for the Merger
Opinion of Gart's Financial Advisor
Opinion of The Sports Authority's Financial Advisor
Interests of Certain Persons in the Merger
Financing of the Combined Company Following the Merger
Completion and Effectiveness of the Merger
Material Federal Income Tax Consequences of the Merger
Accounting Treatment of the Merger
Regulatory Filings and Approvals Required to Complete the Merger
Restrictions on Sales of Shares by Affiliates of The Sports Authority
Listing of Gart Common Stock to be Issued in the Merger
Delisting and Deregistration of The Sports Authority Common Stock After the Merger

i

No Dissenter's or Appraisal Rights
Additional Financial Information
The Merger Agreement
The Merger
Conversion of The Sports Authority's Shares in the Merger
Adjustment to Exchange Ratio
Exchange of Certificates
Corporate Organization and Governance
Representations and Warranties
Covenants
Treatment of The Sports Authority's Stock Options
The Sports Authority's Employee Benefit Plans and Agreements
Conditions to the Completion of the Merger
Termination of the Merger Agreement
Termination Fee and Expenses
Extension, Waiver and Amendment of the Merger Agreement
Related Agreements
Stockholder's Agreement Between The Sports Authority and Leonard Green
The Sports Authority Rights Agreement
Gart Employment Agreements
Market Price and Dividend Information
Market Price Information
Dividend Information
Repurchase of Stock
Unaudited Pro Forma Combined Condensed Financial Statements
Description of Gart Capital Stock
General
Common Stock
Preferred Stock
Registration Rights of Stockholders
Comparison of Rights of Stockholders and Governance Matters
The Annual Meeting of Gart's Stockholders
General
Purpose of the Meeting
Record Date and Outstanding Shares
Quorum and Vote Required
How Shares Will Be Voted at the Annual Meeting
How to Revoke a Proxy
Solicitation of Proxies
Communications by Gart's Stockholders with Gart
Recommendation of Gart's Board of Directors
Additional Annual Meeting Matters for Gart
Election of Directors of Gart
General
Voting
Nominees
The Sports Authority Nominees to Gart's Board of Directors Following the Merger

Information About Gart's Board of Directors and its Committees
Committees and Meetings of the Board of Directors
Audit Committee
Compensation Committee
Nominating Committees
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
Executive Officers of Gart
Compensation of Gart's Executive Officers
Option Grants in the Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Securities Authorized for Issuance Under Equity Compensation Plans
Report of the Compensation Committee
Compensation and Severance Agreements and Plans
Report of the Audit Committee of Gart's Board of Directors
Gart's Relationship with Independent Auditors
Audit Fees
Financial Information Systems Design and Implementation
All Other Fees
Independent Auditors for the Combined Company
Performance Graph of Gart
Section 16(a) Beneficial Ownership Reporting Compliance of Gart
Certain Relationships and Related Transactions Relating to Gart
Adoption of the Gart Sports Company 2003 Long-Term Incentive Compensation Plan
General
Purpose
Voting
Description of the Gart Sports Company 2003 Long-Term Incentive Compensation Plan
Administration
Eligibility and Types of Awards
Available Shares
Awards Under the Plan
Change in Control
Amendment and Termination
Material U.S. Federal Income Tax Consequences
Adoption of the Gart Sports Company 2003 Performance Bonus Plan
General
Purpose
Voting
Description of the Gart Sports Company 2003 Performance Bonus Plan
Authority to Establish Performance Goals and Bonuses
Review of Payment of Bonuses
Administration
No Rights to Continued Employment
Amendments
Termination
Submission of Proposals by Gart's Stockholders
Other Matters Presented at the Annual Meeting of Gart's Stockholders

The Special Meeting of The Sports Authority's Stockholders
General
Purpose of the Meeting
Record Date and Outstanding Shares
Quorum and Vote Required
How Shares Will Be Voted at the Special Meeting
How to Revoke a Proxy
Solicitation of Proxies
Communications by The Sports Authority's Stockholders with The Sports Authority
Recommendation of The Sports Authority's Board of Directors
Dissenter's or Appraisal Rights
Security Ownership of Certain Beneficial Owners and Management of Gart
Options; Restricted Shares; Purchased Shares
Security Ownership of Certain Beneficial Owners and Management of The Sports Authority
Legal Opinion
Tax Opinions
Experts
Where You Can Find More Information
Annex A—Agreement and Plan of Merger
Annex B—Stockholder's Agreement
Annex C—Opinion of Gart's Financial Advisor, Banc of America Securities LLC
Annex D—Opinion of The Sports Authority's Financial Advisor, Credit Suisse First Boston LLC
Annex E—Audit Committee Charter
Annex F—Gart Sports Company 2003 Long-Term Incentive Compensation Plan
Annex G—Gart Sports Company 2003 Performance Bonus Plan

Sources of Additional Information

        This joint proxy statement/prospectus incorporates important business and financial information about Gart and The Sports Authority from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Gart Sports Company 1050 W. Hampden Avenue Englewood, Colorado 80110 (303) 863-2293 Attn: Investor Relations	The Sports Authority, Inc. 3383 North State Road 7 Fort Lauderdale, Florida 33319 (945) 735-1701 Attn: Investor Relations

        If you would like to request documents, please do so by                        , 2003 in order to receive them before your stockholders meeting.

        For a more detailed description of the information incorporated by reference into this joint proxy statement/prospectus and how you may obtain it, see the section entitled "Where You Can Find More Information," commencing on page 127 of this joint proxy statement/prospectus.

Questions and Answers

Q:
Why are the companies proposing to merge?

A:
We are proposing to merge because we believe that the combined company will be a stronger, more competitive company capable of achieving greater financial strength, earnings power and operational efficiencies due to greater economies of scale, improved purchasing ability and an expanded distribution network, sourcing capabilities, product expertise and growth potential. These synergies will enable the combined company to be a stronger, more efficient competitor, better able to serve customers by providing them with a broader selection of sporting goods at competitive prices. We also believe that the complementary geographical presence of our two companies will result in the combined company being the first truly national sporting goods retailer with a presence in many markets in the United States.

  Please see the section entitled "The Merger and Related Transactions—Gart's Reasons for the Merger," commencing on page 30 of this joint proxy statement/prospectus for Gart's reasons for the merger.

  Please see the section entitled "The Merger and Related Transactions—The Sports Authority's Reasons for the Merger," commencing on page 32 of this joint proxy statement/prospectus for The Sports Authority's reasons for the merger.

Q:
What do I need to do now?

A:
First, please carefully read this joint proxy statement/prospectus. Then, whether or not you expect to attend your stockholders meeting, please mail your completed and signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your stockholders meeting. Your proxy card must be received no later than            local time, on                        , 2003 in order for your shares to be voted at your stockholders meeting, unless you attend and vote at your stockholders meeting. The Sports Authority's stockholders may also vote their shares using a touch-tone telephone or through the Internet. Gart's stockholders may not vote their shares by telephone or through the Internet. If you are able to attend your stockholders meeting, you may revoke your proxy and vote your shares in person even if you have previously completed and returned the proxy card or voted by telephone or through the Internet. If you do not include instructions on how to vote your properly completed, signed and returned proxy card, your shares will be voted "FOR" approval of each of the proposals on the proxy card. For more information about how your shares will be voted at the special meeting of The Sports Authority and the annual meeting of Gart, as applicable, please see the sections entitled "The Annual Meeting of Gart's Stockholders" and "The Special Meeting of The Sports Authority's Stockholders," as applicable, commencing on pages 92 and 119 of this joint proxy statement/prospectus, respectively.

Q:
How can The Sports Authority's stockholders vote by telephone or through the Internet?

A:
You can vote with a touch-tone telephone by calling 1-800-PROXIES and following the instructions. You can vote through the Internet by accessing www.voteproxy.com and following the on-screen instructions. In either case, have your control number available. Your control number is printed on your proxy card.

Q:
How can The Sports Authority's stockholders vote their 401(k) Plan and Employee Stock Purchase Plan Shares?

A:
If you participate in The Sports Authority's 401(k) Savings and Profit Sharing Plan, you may vote The Sports Authority common stock allocated to your account (including unvested shares) as of the record date, which is May 23. You may vote by instructing CIGNA Bank and Trust Company, the trustee of this plan, to vote in accordance with the instructions for stockholders of record under "What do I need to do now?" above. If you do not give instructions, The Sports Authority common stock allocated to your account will be voted by the trustee in the same proportion that it votes shares for which it did receive timely instructions.

  If you participate in The Sports Authority's Employee Stock Purchase Plan, you may vote your shares as if you owned them outside this plan by following the instructions for stockholders of record under "What do I need to do now?" above.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Gart stockholders:

  Brokers cannot vote your shares in respect of the Gart merger proposals (which are the proposals to issue Gart common stock in the merger and to amend Gart's certificate of incorporation effective upon consummation of the merger) or the proposals to adopt the long-term incentive compensation plan and the performance bonus plan without instructions from you on how to vote. Therefore, it is important that you instruct your broker how to vote your shares. Brokers do, however, have discretion to vote your shares in respect of the election of directors even if they are not instructed how to vote.

A:
The Sports Authority stockholders:

  Brokers cannot vote your shares in respect of The Sports Authority merger proposal (which is the proposal to adopt the merger agreement) without instructions from you on how to vote. Therefore, it is important that you instruct your broker how to vote your shares.

Q:
What happens if I do not vote?

A:
Gart stockholders:

  If you fail to mail your proxy card, or if you fail to instruct your broker how to vote shares held for you in the broker's name, the effect will be the same as a vote against the proposals to issue Gart common stock in the merger, amend Gart's certificate of incorporation effective upon consummation of the merger and adopt the long-term incentive compensation plan and the performance bonus plan.

A:
The Sports Authority stockholders:

  If you fail to mail your proxy card, or if you fail to instruct your broker how to vote shares held for you in the broker's name, the effect will be the same as a vote against the proposal to adopt the merger agreement and approve of the merger.

Q:
What do I do if I want to change my vote?

A:
If you want to change your vote, send the secretary of your company written notice of revocation or a later-dated, signed proxy card before your stockholders meeting, or attend the meeting and vote in person.

  If your shares are held in the name of a broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee. You may not vote your shares in person at your stockholders meeting unless you obtain a signed proxy from the record holder giving you the right to vote your shares.

Q:
Should I send in my stock certificates now?

A:
Gart stockholders:

  No. You will continue to hold your shares. No action will need to be taken by you with respect to your stock certificates.

A:
The Sports Authority stockholders:

  No. After the merger is completed, we will send you written instructions for exchanging your stock certificates for Gart stock certificates.

Q:
What do I do if I have questions?

A:
Gart stockholders:

  You should call Investor Relations at (303) 863-2293 with any questions about the merger.

A:
The Sports Authority stockholders:

  You should call The Altman Group, The Sports Authority's proxy solicitation agent, at (800) 218-5608 with any questions about the merger.

Summary

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/prospectus and the other documents referred to in this document for a more complete understanding of the merger. For a guide as to where you can obtain more information about Gart and The Sports Authority, see the section entitled "Where You Can Find More Information," commencing on page 127 of this joint proxy statement/prospectus.

The Companies

GART SPORTS COMPANY
1050 West Hampden Avenue
Englewood, Colorado 80110
(303) 200-5050
 www.gartsports.com

        Gart, headquartered in Englewood, Colorado, is the largest publicly held full-line sporting goods retailer in the Western United States. Gart's business strategy is to provide its customers with an extensive selection of high-quality, brand name merchandise at competitive prices with a high level of customer service. Gart operated 181 stores in 25 states as of February 1, 2003 under the Gart Sports, Sportmart and Oshman's names. Gart's business was established in 1928 and it was incorporated in Delaware in 1993. Gart operates through its wholly-owned subsidiaries, Gart Bros. Sporting Goods Company, Sportmart, Inc. and Oshman's Sporting Goods, Inc. Gart's retail websites, located at www.gartsports.com, www.sportmart.com and www.oshmans.com, are operated by GSI Commerce Solutions, Inc. under a license and e-commerce agreement.

THE SPORTS AUTHORITY, INC.
3383 North State Road 7
Fort Lauderdale, Florida 33319
(954) 735-1701
 www.thesportsauthority.com

        The Sports Authority is the largest full-line sporting goods retailer in the United States. The Sports Authority's strategy is to offer its customers extensive selections of competitively priced, quality, brand name sporting goods, including athletic footwear and apparel, with a focus on customer service through multiple channels, and to establish clear leadership in existing markets through focused growth. At February 1, 2003, The Sports Authority operated 205 stores in 33 states. An additional 39 "The Sports Authority" stores are operated in Japan by Mega Sports Co., Ltd. under a license agreement. Mega Sports is a joint venture between The Sports Authority and AEON Co., Ltd., a major Japanese retailer that owns 9.2% of The Sports Authority's outstanding common stock. The Sports Authority owns 19.9% of Mega Sports and AEON owns the remaining 80.1%. The Sports Authority's retail website, located at www.thesportsauthority.com, offers an internet based shopping alternative augmenting The Sports Authority's store presence and is operated by GSI Commerce Solutions, Inc. under a license and e-commerce agreement.

What you Will Receive in the Merger (Page 59)

Gart stockholders:

        After the merger, each currently outstanding share of Gart common stock will remain outstanding.

The Sports Authority stockholders:

        In the merger, each share of The Sports Authority common stock will be exchanged for 0.37 of a share of Gart common stock. Cash will be paid in lieu of fractional shares.

 Ownership of Gart After the Merger (Page 59)

        Following the consummation of the merger, the current stockholders and optionholders of Gart and The Sports Authority will each own approximately 50% of the then outstanding shares of Gart common stock on a fully diluted basis.

Board Recommendations (Pages 30, 32)

Gart stockholders:

        Gart's board of directors believes that the merger is in your best interests and unanimously recommends that Gart's stockholders vote "FOR" approval of the issuance of shares of Gart common stock in the merger and the amendment to Gart's certificate of incorporation. Gart's board of directors also unanimously recommends that Gart's stockholders vote "FOR" the election of the seven nominees for Gart's board of directors listed in this joint proxy statement/prospectus and the adoption of the long-term incentive compensation plan and the performance bonus plan.

The Sports Authority stockholders:

        The Sports Authority's board of directors believes that the merger is in your best interests and unanimously recommends that The Sports Authority's stockholders vote "FOR" the adoption of the merger agreement and the approval of the merger.

Opinions of Financial Advisors (Pages 34, 41)

        In connection with the merger, Banc of America Securities LLC delivered a written opinion to Gart's board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions and limitations set forth therein, the exchange ratio in the proposed merger was fair, from a financial point of view, to Gart. The full text of Banc of America Securities' written opinion is attached to this document as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, the assumptions made, the matters considered and the limitations on the review undertaken in providing the opinion. Banc of America Securities' opinion is addressed to Gart's board of directors, and does not constitute a recommendation to any stockholder as to how to vote with respect to any matter relating to the merger.

        In connection with the merger, Credit Suisse First Boston LLC delivered a written opinion to The Sports Authority's board of directors to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to the holders of The Sports Authority common stock. The full text of Credit Suisse First Boston's written opinion is attached to this document as Annex D. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, the assumptions made, the matters considered and the limitations on the review undertaken in providing the opinion. Credit Suisse First Boston's opinion is addressed to The Sports Authority's board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the merger.

 Vote Required for Approval of the Merger; Record Date for Voting (Pages 92, 119)

Gart stockholders:

        The holders of a majority of the shares of Gart common stock present in person or represented by proxy at Gart's annual meeting must approve the issuance of Gart common stock in the merger and the holders of a majority of the outstanding shares of Gart common stock entitled to vote at Gart's annual meeting, whether or not present at the meeting, must approve the amendment to Gart's certificate of incorporation. Gart's stockholders are entitled to cast one vote per share of common stock owned by them as of Gart's record date which is May 23, 2003. Based on the number of shares of

Gart common stock outstanding on [March 31,] 2003, Gart's directors and executive officers and their affiliates, as a group, beneficially owned an aggregate of [527,792] shares of Gart common stock (excluding shares subject to options and 3,113,200 shares held by Green Equity Investors, L.P.), which would represent approximately [4.4]% of all outstanding shares of Gart common stock entitled to vote at Gart's annual meeting.

The Sports Authority stockholders:

        The holders of a majority of the outstanding shares of The Sports Authority common stock entitled to vote at The Sports Authority's special meeting, whether or not present at the meeting, must adopt the merger agreement. The Sports Authority's stockholders are entitled to cast one vote per share of common stock owned by them as of The Sports Authority's record date, which is May 23, 2003. Based on the number of shares of The Sports Authority common stock outstanding as of [March 31], 2003, The Sports Authority's directors and executive officers and their affiliates, as a group, beneficially owned an aggregate of [929,662] shares of The Sports Authority common stock (excluding shares subject to options and deferred shares), which would represent approximately [2.8]% of all outstanding shares of The Sports Authority common stock entitled to vote at The Sports Authority's special meeting.

Stockholder's Agreement (Page 69)

        Green Equity Investors, L.P., which holds approximately 26% of the outstanding shares of Gart common stock, has agreed to vote all of its shares in favor of, among other things, the issuance of Gart common stock in the merger and the amendment to Gart's certificate of incorporation. We often refer to Green Equity Investors, L.P., a private equity investment fund, and its affiliates as Leonard Green in this joint proxy statement/prospectus.

Executive Officers and Directors to Vote in Favor of the Merger Proposals (Pages 93, 120)

        The executive officers and directors of Gart have advised that they intend to vote their shares in favor of the proposals to issue Gart common stock in the merger and amend Gart's certificate of incorporation effective upon consummation of the merger.

        The executive officers and directors of The Sports Authority have advised that they intend to vote their shares in favor of the proposal to adopt the merger agreement and approve the merger.

Conditions to the Completion of the Merger (Page 65)

        Gart and The Sports Authority will complete the merger only if a number of conditions are satisfied or waived, including, but not limited to, the following:

  •
  approval of the merger proposals by the stockholders of Gart and The Sports Authority;

  •
  absence of any legal restraint;

  •
  Gart's entering into a credit facility providing a specified level of financing (or a lesser amount mutually acceptable to Gart and The Sports Authority);

  •
  each party's receipt of legal opinions that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which condition will not be waived after receipt of stockholder approval unless further stockholder approval is obtained with appropriate disclosure); and

  •
  absence of a material adverse effect on the other party, accuracy of the representations made by the other party and performance of covenants by the other party.

 Termination of the Merger Agreement (Page 66)

        Gart and The Sports Authority mutually may agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if:

  •
  the merger is not completed by December 31, 2003;

  •
  a court order prohibiting the merger becomes final and nonappealable, or a required governmental approval is not obtained;

  •
  Gart's or The Sports Authority's stockholders do not approve the merger proposals;

  •
  the other party is in breach of any of its representations, warranties, covenants or other agreements contained in the merger agreement, and the breach would give rise to the failure of a condition to the merger and has not been or is incapable of being cured within 30 days after the breaching party received written notice of the breach; or

  •
  in response to an unsolicited proposal to acquire a party, that party's board determines that the unsolicited proposal is more favorable to the party than the merger, gives notice to the other party and pays the required termination fee.

Termination Fees (Page 67)

        In circumstances set forth in the merger agreement, Gart or The Sports Authority may become obligated to pay a $7.4 million termination fee upon the termination of the merger agreement. Additionally, in other circumstances set forth in the merger agreement, Gart or The Sports Authority may become obligated to reimburse the other for up to a maximum of $3.7 million of out-of-pocket fees and expenses of the other party upon the termination of the merger agreement.

Directors and Executive Officers of the Combined Company Following the Merger (Page 61)

        Following the merger, the combined company's board of directors will consist of nine directors, composed of four designees of Gart from its current board of directors and four designees of The Sports Authority from its current board of directors. The reconstituted board will appoint a ninth member who is not currently affiliated with either company.

        Following the merger, Martin E. Hanaka, the current chairman and chief executive officer of The Sports Authority, will serve as chairman of the combined company; Doug Morton, the current chairman, president and chief executive officer of Gart, will become the combined company's vice chairman and chief executive officer; Elliott Kerbis, the current president and chief merchandising officer of The Sports Authority, will become president and chief merchandising officer of the combined company; and Thomas Hendrickson, executive vice president, chief financial officer and treasurer of Gart, will become non-director vice chairman, chief administrative officer, chief financial officer and treasurer of the combined company.

        The rest of the management team of the combined company will consist of executives of both Gart and The Sports Authority.

Material Federal Income Tax Consequences of the Merger (Page 53)

        Gart and The Sports Authority will each receive opinions of counsel to the effect that the exchange of shares of The Sports Authority common stock for shares of Gart common stock will not cause holders of The Sports Authority common stock to recognize gain or loss for U.S. federal income tax purposes (except for gain or loss recognized because of cash received in lieu of fractional shares). It is a condition to each company's obligation to complete the merger that they receive these opinions of counsel. The condition relating to the tax opinions will not be waived after receipt of stockholder approval unless further stockholder approval is obtained with appropriate disclosure. Holders of Gart common stock will not recognize gain or loss as a result of the merger.

        Tax matters are very complicated and holders of The Sports Authority common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local, foreign and other applicable tax laws that relate to their particular circumstances.

 Regulatory Filings and Approvals (Page 55)

        The completion of the merger is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Gart and The Sports Authority both made the required filings with the Department of Justice and the Federal Trade Commission on March 3, 2003 and the waiting period expired on April 2, 2003.

Interests of Certain Persons in the Merger (Page 46)

        When considering the recommendation of Gart's and The Sports Authority's boards of directors, you should be aware that directors, officers and stockholders of Gart and The Sports Authority have interests in the merger that are different from, or in addition to, yours. Two of Gart's current directors are partners in Leonard Green, which will be paid $4.25 million by Gart upon the completion of the merger in accordance with the terms of a management agreement that Gart entered into with that partnership in 1998. The Sports Authority's and Gart's executive officers have executed or will execute employment agreements with Gart, which will become effective upon completion of the merger. Some of The Sports Authority's directors, officers and employees who hold stock options and/or shares of restricted stock pursuant to existing plans will, in accordance with the provisions of those existing plans, receive benefits upon completion of the merger, including accelerated vesting of those stock options and/or shares of restricted stock. The Sports Authority's executive officers will receive severance payments after the merger is consummated, even if their employment is not terminated after the merger. The Sports Authority's directors and officers will also receive indemnification and liability insurance benefits from Gart pursuant to the merger agreement. Executive officers of Gart that are party to severance agreements with Gart will, in accordance with such agreements, receive severance payments if their employment is terminated without cause after the merger is consummated.

        The board of directors of each of Gart and The Sports Authority was aware of these interests and considered them in making their recommendations.

No Dissenters' or Appraisal Rights (Page 56)

        Under Delaware law, no dissenters' or appraisal rights are available to Gart's or The Sports Authority's stockholders in connection with the merger.

Trading of Gart Common Stock (Page 56)

        Gart common stock is currently traded on the Nasdaq National Market under the symbol "GRTS." In the merger agreement, Gart agreed to change its name to "The Sports Authority, Inc." and to use its reasonable best efforts to cause the common stock of the combined company to be listed on the New York Stock Exchange under the symbol "TSA" as of or prior to the effective time of the merger. Gart has been cleared to apply to list the common stock of the combined company on the New York Stock Exchange. As of the effective time of the merger, Gart intends to list the common stock of the combined company, including the shares of Gart common stock issued by Gart in connection with the merger, on the New York Stock Exchange and to delist the Gart common stock from the Nasdaq National Market.

Risk Factors (Page 16)

        In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the factors discussed in the section entitled "Risk Factors," commencing on page 16 of this joint proxy statement/prospectus in deciding whether to vote in favor of the merger proposals.

Gart Selected Consolidated Financial Data

        The selected consolidated financial data presented below for each of the fiscal years in the five-year period ended February 1, 2003 are derived from Gart's audited consolidated financial statements for each of the fiscal years in the five-year period ended February 1, 2003. This data should be read in conjunction with Gart's consolidated financial statements, the accompanying notes, and the sections of Gart's annual reports entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which have been filed with the Securities and Exchange Commission and incorporated into this joint proxy statement/prospectus by reference.

        Gart's 2002 fiscal year began on February 3, 2002 and ended on February 1, 2003 and included 52 weeks of operations, Gart's 2001 fiscal year began on February 4, 2001 and ended on February 2, 2002 and included 52 weeks of operations, Gart's 2000 fiscal year began on January 30, 2000 and ended on February 3, 2001 and included 53 weeks of operations. Gart's 1999 fiscal year began on January 31, 1999 and ended on January 29, 2000 and included 52 weeks of operations. Gart's 1998 fiscal year began on February 1, 1998 and ended on January 30, 1999 and included 52 weeks of operations.

        The results for Gart's 2001 fiscal year are not comparable to the other periods presented, due to the inclusion of Oshman's results of operations, since June 7, 2001, the date of acquisition. The results for Gart's 2000 fiscal year, although it includes a fifty-third week of operations, and Gart's 1999 and 1998 fiscal years are considered comparable to each other. For more information on how you may obtain these documents, see the section entitled "Where You Can Find More Information," commencing on page 127 of this joint proxy statement/prospectus.

	Fiscal Year Ended
	February 1, 2003	February 2, 2002	February 3, 2001		January 29, 2000	January 30, 1999
	(Dollars in thousands, except share and per share amounts)
STATEMENT OF OPERATIONS DATA:
Net sales	$1,051,244	$935,717	$751,124		$680,995	$658,047
Cost of goods sold, buying, distribution and occupancy	(776,340)	(696,296)	(559,778)		(517,405)	(503,379)

Gross profit	274,904	239,421	191,346		163,590	154,668
Operating expenses	(228,982)	(204,429)	(164,541)		(150,684)	(144,948)
Merger integration costs	—	(12,490)	—		—	(6,045)

Operating income	45,922	22,502	26,805		12,906	3,675
Interest expense	(9,166)	(10,981)	(11,670)		(10,916)	(9,580)
Other income, net	1,043	2,030	556		779	302

Income (loss) before income taxes	37,799	13,551	15,691		2,769	(5,603)
Income tax benefit (expense)	(14,632)	(5,285)	7,405		(996)	2,185

Net income (loss)	$23,167	$8,266 (1)	$23,096	(5)	$1,773	$(3,418	)(7)

Basic earnings (loss) per share	$1.97	$0.86 (1)	$3.13	(5)	$0.23	$(0.45	)(7)

Weighted average shares of common stock outstanding	11,766,983	9,598,553 (2)	7,380,529		7,632,696	7,676,816

Diluted earnings (loss) per share	$1.86	$0.80 (1)	$2.99	(5)	$0.23	$(0.45	)(7)

Weighted average shares of common stock and common stock equivalents outstanding	12,427,086	10,315,785	7,729,601		7,701,427	7,676,816

	Fiscal Year Ended
	February 1, 2003	February 2, 2002		February 3, 2001	January 29, 2000	January 30, 1999
	(Dollars in thousands)
OTHER DATA:
Number of stores at beginning of period	179	120		127	125	123
Number of stores opened or acquired	9	64	(3)	—	7	6
Number of stores closed	(7)	(5	)(4)	(7)	(5)	(4)

Number of stores at end of period	181	179		120	127	125

Total gross square feet at end of period	7,468,628	7,215,591		4,517,122	4,600,738	4,361,335
Comparable store sales increase (decrease)(6)	0.0%	(0.9)%		6.4%	(0.6)%	(4.5)%
Depreciation and amortization	$23,836	$20,746		$14,776	$13,892	$11,826
BALANCE SHEET DATA (at end of period):
Working capital	$171,799	$142,563		$113,324	$104,853	$94,439
Total assets	540,240	536,630		335,949	344,085	335,119
Long-term debt	121,147	158,474		95,900	105,900	100,000
Stockholders' equity	198,580	135,509		88,886	65,894	63,466

(1)
Amount includes the effect of $7.6 million, net of tax, or $0.74 per diluted share of one-time merger integration costs associated with the acquisition of Oshman's.

(2)
Gart acquired Oshman's on June 7, 2001. This transaction involved the issuance of 3.4 million shares of Gart common stock.

(3)
Includes 58 Oshman's stores acquired on June 7, 2001.

(4)
Includes four Oshman's stores acquired on June 7, 2001.

(5)
Amount includes the effect of a one-time tax benefit of $13.5 million associated with the reversal of tax asset valuation allowances. Excluding this benefit and utilizing statutory tax rates, Net Income would have been $9.6 million and Basic and Diluted Earnings Per Share would have been $1.30 and $1.24, respectively.

(6)
New stores enter the comparable store sales base at the beginning of their 14th full month of operation. The Oshman's stores that met the criteria above were included in the comparable store sales base beginning August 4, 2002, the beginning of the 14th full month of operations since the date of acquisition by Gart.

(7)
Amount includes the effect of $3.7 million, net of tax, or $0.48 per diluted share of one-time merger integration costs associated with the acquisition of Sportmart.

The Sports Authority Selected Consolidated Financial Data

        The table below sets forth The Sports Authority's summary historical consolidated financial data. The Sports Authority has prepared the statement of income data and balance sheet data using The Sports Authority's audited consolidated financial statements for the 52 weeks ended February 1, 2003, the 52 weeks ended February 2, 2002, the 53 weeks ended February 3, 2001, the 53 weeks ended January 29, 2000, and the 52 weeks ended January 24, 1999.

        When you read this summary historical data, it is important that you read it along with the historical consolidated financial statements and related notes in The Sports Authority's annual reports, as well as the sections of The Sports Authority's annual reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which have been filed with the Securities and Exchange Commission and incorporated into this joint proxy statement/prospectus by reference. For more information on how you may obtain these documents, see the section entitled "Where You Can Find More Information," commencing on page 127 of this joint proxy statement/prospectus.

	Fiscal Year Ended(1)
	February 1, 2003	February 2, 2002	February 3, 2001	January 29, 2000	January 24, 1999
	(in thousands, except per share data)
Statement of Income Data:
Sales	$1,426,874	$1,415,552	$1,485,839	$1,492,860	$1,599,660
Gross margin	396,599	386,799	395,761	360,564	390,959
License fee income	4,804	3,446	2,748	1,829	841
Selling, general and administrative expenses	371,590	360,788	366,092	394,963	410,730
Pre-opening expense	1,734	5	2,131	1,609	11,194
Goodwill amortization	—	—	—	1,963	1,963
Store exit costs	1,740	5,553	2,763	8,861	39,446
Corporate restructuring	—	800	—	(700)	3,930
Impairment of long-lived assets	2,679	—	—	88,751	13,457

Operating income (loss)	23,660	23,099	27,523	(133,054)	(88,920)
Interest, net	(4,590)	(13,332)	(20,744)	(15,287)	(11,965)
Gain on sale of investment securities	—	2,538	—	—	—
Gain on deconsolidation of joint venture	—	—	—	5,001	—
Income (loss) before income taxes, extraordinary gain and accounting change	19,070	12,305	6,779	(143,340)	(100,885)
Income tax benefit (expense)(2)	40,599	—	—	(22,721)	35,028
Minority interest	—	—	—	—	2,066

Income (loss) before extraordinary gain and accounting change	59,669	12,305	6,779	(166,061)	(63,791)
Extraordinary gain, net of tax	—	548	18,647	5,517	—
Cumulative effect of accounting change	—	(503)	—	—	—

Net income (loss)	$59,669	$12,350	$25,426	$(160,544)	$(63,791)

Basic earnings (loss) per common share:
Income (loss) before extraordinary gain	$1.82	$.38	$.21	$(5.19)	$(2.01)
Extraordinary gain, net of tax	—	.02	.57	.17	—
Cumulative effect of accounting change	—	(.02)	—	—	—

Net income (loss)	$1.82	$.38	$.78	$(5.02)	$(2.01)

Diluted earnings (loss) per common share:
Income (loss) before extraordinary gain	$1.75	$.37	$.21	$(5.19)	$(2.01)
Extraordinary gain, net of tax	—	.02	.57	.17	—
Cumulative effect of accounting change	—	(.02)	—	—	—

Net income (loss)	$1.75	$.37	$.78	$(5.02)	$(2.01)

	Fiscal Year Ended(1)
	February 1, 2003	February 2, 2002	February 3, 2001	January 29, 2000	January 24, 1999
Other Data:
Stores at end of period	205	198	198	203	226
Comparable store sales increase (decrease)(3)	(0.3)%	(3.0)%	1.5%	(3.4)%	(3.7)%
Weighted average sales per square foot	$164	$165	$175	$172	$177
Depreciation and amortization (in thousands)	38,987	41,663	40,840	46,908	47,921
Balance Sheet Data—End of Period: (in thousands)
Working capital(4)	$181,826	$188,738	$160,200	$62,102	$30,545
Total assets	609,008	601,157	662,547	643,003	897,454
Long-term debt	121,425	179,333	205,100	126,029	173,248
Stockholders' equity	216,877	155,123	142,317	116,110	272,912

(1)
The fiscal years ended February 3, 2001 and January 29, 2000 consisted of 53 weeks. All other fiscal years shown each consisted of 52 weeks.

(2)
For the fiscal year ended February 1, 2003 (fiscal 2002), The Sports Authority recorded a tax benefit of $40.6 million due to the reversal of the valuation allowance on 100% of its federal deferred tax assets and a portion of its state deferred tax assets. Exclusive of the benefit in fiscal 2002 and a $2 million tax provision on an extraordinary gain on debt repurchased in fiscal 2000, The Sports Authority recorded no income tax provision in fiscal years 2002, 2001 or 2000 due to the utilization of net operating loss carryforwards and the net reversal of other tax deductible differences to offset taxable income.

(3)
Reflects comparable store sales, excluding sales from stores closed in the respective fiscal years. (See Management's Discussion and Analysis of Financial Condition and Results of Operations.) A store is considered comparable in its thirteenth full month of operation.

(4)
The higher levels of working capital beginning in fiscal 2000 reflects the reclassification of borrowings under our Credit Facility from short-term to long-term based on an amendment to the facility in August 2000.

Selected Unaudited Pro Forma Combined Financial Data

        The following table presents Gart's selected unaudited pro forma combined financial data, which are derived from the unaudited pro forma combined condensed financial statements that are presented elsewhere in this joint proxy statement/prospectus. See the section entitled "Unaudited Pro Forma Combined Condensed Financial Statements," commencing on page 75 of this joint proxy statement/prospectus. The data has been prepared giving effect to the merger under the purchase method of accounting with Gart as the acquiror. This information should be read in conjunction with the unaudited pro forma combined condensed financial statements and related notes. The selected unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future.

Statement of Operations Data:

52 Weeks Ended February 1, 2003
(dollars in thousands, except per share amounts)
Net sales	$2,480,162
Operating income	68,509
Net income	$31,468
Earnings per share
Basic earnings per share	$1.31

Diluted earnings per share	$1.25

Weighted average shares of common stock outstanding
Basic	23,995,420

Diluted	25,111,066

Balance Sheet Data

As of February 1, 2003
(dollars in thousands)
Working capital	$300,766
Total assets	1,207,035
Long-term debt	267,042
Stockholders' equity	397,733

Comparative Per Share Data

        The following table shows, for the fiscal year ended February 1, 2003, (1) the historical net income and book value per share of Gart common stock and the historical net income and book value per share of The Sports Authority common stock in comparison with the unaudited pro forma combined net income and book value per share after giving effect to Gart's proposed merger with The Sports Authority and (2) the equivalent historical net income and book value per share attributable to 0.37 of a share of Gart common stock, which will be received for each share of The Sports Authority common stock.

        The historical book value per share data is computed by dividing stockholders' equity by the number of shares of Gart common stock or The Sports Authority common stock in each case outstanding at the end of each period. The pro forma book value per share data is computed by dividing pro forma stockholder's equity by the pro forma number of shares of Gart common stock outstanding at the end of each period. The Sports Authority's equivalent pro forma combined net income per share and book value per share amounts are calculated by multiplying Gart's pro forma combined net income per share and book value by 0.37, the exchange ratio used in the merger.

        The following information should be read in conjunction with (1) the separate historical consolidated financial statements and related notes of Gart and The Sports Authority incorporated by reference in this joint proxy statement/prospectus and (2) the unaudited pro forma combined condensed financial information and related notes of the combined company commencing on page 75 of this joint proxy statement/prospectus and the selected consolidated financial data of each of Gart and The Sports Authority commencing on pages 9 and 11, respectively, of this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the merger with The Sports Authority had been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. No cash dividends have been declared or paid on Gart common stock or The Sports Authority common stock for the last five fiscal years of each company.

	Gart	Gart Pro Forma Combined
Net Income Per Share (fiscal year ended February 1, 2003)
Basic:	$1.97	$1.34
Diluted:	$1.86	$1.28
Book Value Per Share (as of February 1, 2003)	$16.73	$16.52
	The Sports Authority		The Sports Authority Equivalent Pro Forma Combined
Net Income Per Share (fiscal year ended February 1, 2003)
Basic:	$1.82	(1)	$0.49
Diluted:	$1.75	(1)	$0.47
Book Value Per Share (as of February 1, 2003)	$6.58		$6.11

(1)
The Sports Authority net income per basic and diluted share amounts include a tax benefit in the amount of approximately $40.6 million, or $1.24 and $1.19 per share, respectively.

Comparative Per Share Market Price Data

        Gart common stock is currently traded on the Nasdaq National Market under the symbol "GRTS." The Sports Authority common stock is traded on the New York Stock Exchange under the symbol "TSA."

        The following table sets forth the closing prices per share of Gart common stock and the closing sales prices per share of The Sports Authority common stock, as reported on the Nasdaq National Market and the New York Stock Exchange, respectively, on (1) February 19, 2003, the business day preceding the public announcement that Gart and The Sports Authority had entered into the merger agreement and (2) May 22, 2003, the last full trading day for which closing sales prices were available at the time of the filing of this joint proxy statement/prospectus.

        The table also includes the equivalent price per share of The Sports Authority common stock on those dates. This equivalent price per share was calculated by multiplying the closing sales price of Gart common stock on those dates by the exchange ratio of 0.37.

	Gart Common Stock Closing Sales Price	The Sports Authority Common Stock Closing Sales Price	The Sports Authority's Equivalent Price per Share
February 19, 2003	$14.94	$5.51	$5.53
May 22, 2003	23.96	8.72	8.87

        Stockholders are urged to obtain current market quotations.

        In the merger agreement, Gart has agreed to change its name to "The Sports Authority, Inc." and to use its reasonable best efforts to cause the common stock of the combined company to be listed on the New York Stock Exchange. Gart has been cleared to apply to list the common stock of the combined company on the New York Stock Exchange under the symbol "TSA," and as of the effective time of the merger, Gart intends to list the common stock of the combined company on the New York Stock Exchange and to delist its common stock from the Nasdaq National Market.

Risk Factors

        Both the merger and an investment in Gart common stock involve a high degree of risk. By voting in favor of the merger, The Sports Authority's current stockholders will be choosing to invest in Gart common stock, and Gart's current stockholders will be choosing to combine The Sports Authority's business with Gart's business and to dilute their percentage ownership interest in Gart. In addition to the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus, you should consider carefully the following risk factors in deciding whether to vote in favor of the merger or the related issuance of shares of Gart common stock and amendment to Gart's certificate of incorporation.

Risks Related to the Merger

  The number of shares of Gart common stock to be received by The Sports Authority's stockholders in the merger will not be adjusted for changes in the market price of Gart common stock or The Sports Authority common stock.

        In the merger, The Sports Authority's stockholders will receive 0.37 of a share of Gart common stock in exchange for each share of The Sports Authority common stock. This exchange ratio is a fixed number and will not be adjusted for subsequent changes in the market price of either Gart common stock or The Sports Authority common stock. Neither party may terminate the merger agreement solely because of changes in the market price of Gart common stock or The Sports Authority common stock. Consequently, the specific dollar value of Gart common stock to be received by The Sports Authority's stockholders will depend on the market value of Gart common stock at the time of completion of the merger. The merger may not be completed immediately following the special meeting of The Sports Authority's stockholders if all conditions have not been satisfied or waived. We cannot assure you that the value of the Gart common stock that The Sports Authority's stockholders will receive in the merger will not decline before or after the completion of the merger.

  Integration of Gart and The Sports Authority may be difficult and expensive to achieve.

        The merger involves the integration of companies that have previously operated independently. The integration will be a complex, time consuming and expensive process and may materially harm Gart's and The Sports Authority's respective businesses if not completed in a timely and efficient manner. We may not be able to integrate the operations of our companies without encountering difficulties, including possible unanticipated costs, failure to retain key employees, the diversion of management attention or failure to integrate our information systems. Due to the location of the combined company's headquarters in Colorado, a significant number of the members of The Sports Authority's management team will not remain with the combined company. As a result, the combined company may lose some historical knowledge of The Sports Authority's operations and business. In addition, following the merger, the combined company may not realize the increased revenues and cost savings that Gart and The Sports Authority expect to achieve or that would justify the investment made.

  Gart's and The Sports Authority's officers and directors have conflicts of interest that may have influenced them to support or approve the merger.

        Gart's and The Sports Authority's officers and directors participate in arrangements that provide them with interests in the merger that are different from, or in addition to, yours. The board of directors of each of Gart and The Sports Authority was aware of these interests and considered them in approving the merger agreement and the merger. Gart's stockholders and The Sports Authority's stockholders should consider, however, whether these interests may have influenced these officers and directors to support or approve the merger. You should read more about these interests under the section entitled "The Merger and Related Transactions—Interests of Certain Persons in the Merger," commencing on page 46 of this joint proxy statement/prospectus.

  Uncertainties associated with the merger may cause Gart and The Sports Authority to lose key personnel.

        Gart's and The Sports Authority's current personnel may experience uncertainty about their future roles with the combined company. This uncertainty may adversely affect The Sports Authority's and Gart's ability to attract and retain key personnel. If we cannot attract and retain key personnel, our ability to effectively manage our operations could be significantly reduced. Additionally, our ability to successfully integrate the two companies may be adversely affected if a significant number of Gart's or The Sports Authority's key personnel depart before or after the completion of the merger, which would adversely affect the combined company's business and results of operations.

  The costs of the merger could adversely affect combined financial results.

        We estimate that we will incur, in addition to costs already incurred in connection with the merger, direct transaction costs of approximately $54 million in connection with the merger, including approximately $25 million in connection with severance payments, approximately $19 million in connection with third-party advisors and printing fees and approximately $10 million in connection with costs of relocating current employees of The Sports Authority to Colorado. In addition, Gart has established a reserve of approximately $42 million in connection with stores that the parties expect to close. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to the stockholders of both companies resulting from the issuance of shares in connection with the merger, the combined company's financial results, including earnings per share, could be adversely affected.

Risks Related to Gart and The Sports Authority

        Except as otherwise specified, the following risk factors relate to the businesses of each of Gart and The Sports Authority prior to the merger. If the merger is not completed for any reason, each company expects to continue to be subject to such risks, in addition to other risks to which each company is subject. If the merger is completed, the combined company will be subject to the risks of each of Gart and The Sports Authority.

  Intense competition in the sporting goods industry could limit our growth and reduce our profitability.

        The sporting goods retail market is highly fragmented and intensely competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, name recognition, financial, marketing and other resources than we do separately or on a combined basis. We compete directly or indirectly with the following categories of companies:

  •
  full-line sporting goods retailers;

  •
  traditional sporting goods stores and chains;

  •
  specialty sporting goods retailers and pro shops;

  •
  mass merchandisers, warehouse clubs, discount stores and department stores; and

  •
  catalog and Internet-based retailers.

        Increased competition in markets in which we have stores, the adoption by competitors of innovative store formats, pricing strategies and retail sale methods, or the entry of new competitors or the expansion of operations by existing competitors in our markets could cause us to lose market share, limit our growth and reduce our profitability.

  If we are unable to predict or react to changes in consumer demand, our sales may decline and we may be required to take significant markdowns in inventory.

        Our success depends on our ability to anticipate and respond in a timely manner to changing consumer demand and preferences regarding sporting goods. Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. Additionally, we often make commitments to purchase products from our vendors several months in advance of the proposed delivery. If we misjudge the market for our merchandise, we may lose sales or we may overstock unpopular products, which may require us to take significant inventory markdowns. In either case, our revenues and profit margins could significantly decline and our business and financial results may suffer.

  We sell products that expose us to a greater risk of product liability and infringement claims, and our insurance may not be sufficient to cover damages related to those claims. Additionally, The Sports Authority faces claims in Illinois relating to its sale of handguns before 1999.

        We may be subject to lawsuits resulting from injuries associated with the use of sporting goods equipment that we sell or rent. Among other things, Gart sells long guns, handguns and air pistols and The Sports Authority sells long guns and air pistols (and prior to 1999, handguns), which are products that are associated with an increased risk of injury and related lawsuits.

        The Sports Authority is one of thirty-three named defendants, including firearms manufacturers and retailers, in City of Chicago and County of Cook v. Beretta U.S.A. Corp. et al., Circuit Court of Cook County, Illinois. This suit was served on The Sports Authority in November 1998. The complaint was based on legal theories of public nuisance and negligent entrustment of firearms and alleged that the defendants distributed, marketed and sold firearms in the portion of Cook County outside Chicago that were found illegally in Chicago. The complaint sought damages allocated among the defendants exceeding $433 million to compensate the City of Chicago and Cook County for their alleged costs resulting from the alleged public nuisance. The complaint also sought punitive damages and injunctive relief imposing additional regulations on the methods the defendants use to distribute, market and sell firearms in Cook County. In February 2000, the court dismissed the complaint's negligent entrustment count. The plaintiffs filed an amended complaint with the court's permission in March 2000, which contained both the public nuisance and negligent entrustment counts. In September 2000, the court granted the motions of the defendants to dismiss the amended complaint, in its entirety, with prejudice. In October 2000, the plaintiffs appealed to the Appellate Court of Illinois, First Judicial District, but did not pursue the negligent entrustment issue. On November 4, 2002, the Appellate Court reversed the dismissal of the amended complaint and remanded the case to the trial court for further proceedings on the public nuisance issue. On November 25, 2002, The Sports Authority filed a petition for rehearing with the Appellate Court, which was denied on March 7, 2003. On March 27, 2003, The Sports Authority joined in the petition for leave to appeal to the Illinois Supreme Court by the other defendants of the Appellate Court's decision reversing the trial court's dismissal of the amended case. The Sports Authority is currently unable to predict the outcome of this case.

        There is a risk that claims or liabilities with respect to lawsuits will exceed our insurance coverage. Additionally, we may be unable to purchase adequate liability insurance in the future. Although we have entered into product and infringement liability indemnity agreements with many of our vendors, we cannot assure you that we will be able to collect payments sufficient to offset product liability losses. Furthermore, we are subject to regulation by the Consumer Product Safety Commission and similar state regulatory agencies. If we fail to comply with government and industry safety standards, we may be subject to claims, lawsuits, fines and adverse publicity that could have a material adverse effect on our business and results of operations.

  If our suppliers and distributors do not provide us with sufficient quantities of products, or if conditions in any of the foreign countries where they source merchandise adversely change, we may not be able to offer competitively priced merchandise or the quantities or assortment that our customers demand.

        Gart purchases merchandise from over 1,000 vendors and The Sports Authority purchases merchandise from over 625 vendors, some of which are the same as Gart's vendors. In fiscal 2002, purchases from Nike represented approximately 11.2% of Gart's total purchases and approximately 12.7% of The Sports Authority's total purchases. Although purchases from no other vendor represented more than 10% of the total purchases of either Gart or The Sports Authority, our dependence on our principal suppliers involves risk. We do not have long-term agreements with our suppliers and cannot guarantee that we will be able to maintain our relationships with them. If there is a disruption in supply from a principal supplier or distributor, we may be unable to obtain the merchandise that we desire to sell and that consumers desire to purchase. Moreover, many of our suppliers provide us with incentives, such as return privileges, volume purchasing allowances and cooperative advertising allowances. A decline or discontinuation of these incentives could reduce our profits.

        Additionally, we believe that a significant portion of the products that we purchase, including those purchased from domestic suppliers, are manufactured abroad. Government regulations, political unrest, war, changes in local economic or labor conditions, trade issues or interruptions or delays in imports could disrupt or delay shipments of merchandise to our stores and cause shortages in our inventory and a decline in our sales. If one or more of these factors occur, our business and financial results could suffer.

  Our business is seasonal, and our annual results are highly dependent on the success of our holiday selling season.

        Our business is highly seasonal in nature. Our highest sales and operating profitability historically occurs during the fourth fiscal quarter, which is due, in part, to the holiday selling season and, in part, in the case of Gart, to its strong sales of cold weather sporting goods and apparel. Fourth quarter sales comprised approximately 30.1% of Gart's net sales and approximately 50.1% of Gart's operating income for the 2002 fiscal year, and approximately 27.2% of The Sports Authority's net sales and approximately 56.6% of The Sports Authority's operating income for the 2002 fiscal year. Any decrease in our fourth quarter sales, whether because of a slow holiday selling season, poor snowfall in ski areas near our markets (principally in the case of Gart), or otherwise, could have a material adverse effect on our business, financial condition and operating results for the entire fiscal year.

  A downturn in the economy could significantly reduce our revenues.

        Sales of sporting goods historically depend on consumers' discretionary spending. An economic downturn in any of our major markets, or in general, could reduce consumer spending on discretionary items that could adversely impact our revenues and cause our business and financial results to suffer.

        General economic conditions are beyond our control and are affected by:

  •
  the impact of an economic recession;

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  unemployment trends;

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  interest rates and inflation;

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  consumer and commercial credit availability;

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  consumer debt levels;

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  geopolitical uncertainty;

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  tax rates and tax policy;

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  the impact of natural disasters; and

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  other factors that influence consumer confidence and spending.

        Increasing volatility in financial markets may cause the above factors to change with an even greater degree of frequency and magnitude.

  The combined company will have a significant amount of debt that could adversely affect its business and growth prospects.

        The combined company, on a pro forma combined basis, would have had approximately $267 million of long-term debt at February 1, 2003. The combined company intends to enter into a new credit facility at the completion of the merger that will provide for loans of up to $600 million. This debt could have significant adverse effects on the business of the combined company. This debt:

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  makes it more difficult for the combined company to obtain additional financing on favorable terms;

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  requires the combined company to dedicate a substantial portion of its cash flows from operations to the repayment of its debt and the interest on its debt;

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  limits the combined company's ability to capitalize on significant business opportunities; and

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  makes the combined company more vulnerable to economic downturns.

        If the combined company is unable to generate sufficient cash flows from operations in the future, it may have to refinance all or a portion of its debt and/or obtain additional financing. We cannot assure you that refinancing or additional financing on favorable terms could be obtained or that the combined company will be able to operate at a profit.

        Additionally, the credit facility to be entered into upon consummation of the merger is likely to impose on the combined company, operating and financial restrictions that may impair its ability to respond to changing business and economic conditions or to grow its business.

  Our business depends on our ability to satisfy our labor needs. Additionally, Gart faces wage and hour litigation, which, if determined adversely against it, could have an adverse impact on its financial performance.

        Many of our employees are in entry-level or part-time positions that historically have high rates of turnover. We may be unable to satisfy our labor needs and control our costs due to external factors such as unemployment levels, minimum wage legislation and wage inflation. If general economic conditions improve, it may be more difficult to attract and retain quality employees. As a result, our business may suffer.

        In addition, in June 2000 a former employee of Sportmart brought two class action complaints in California against Gart alleging several wage and hour claims in violation of the California Labor Code, California Business and Professional Code Section 17200 and other related matters. One complaint alleges that Gart classified certain managers in its California stores as exempt from overtime pay when they should have been classified as non-exempt and paid overtime. The second complaint alleges that Gart failed to pay hourly employees in its California stores for all hours worked. In March 2001, a third class action complaint was filed in the same court in California alleging the same wage and hour violations regarding classification of certain managers as exempt from overtime pay. In July 2001, a fourth complaint was filed alleging that store managers should also not be classified as employees exempt from overtime pay. All the complaints seek unspecified amounts of compensatory damages, punitive damages and penalties. Gart expects to settle such litigation, but there is no definitive settlement agreement. If no settlement agreement is signed and approved and if substantial damages are awarded, Gart's, and after the merger the combined company's, financial condition could be adversely affected.

  Gart is subject to an income tax contingency that could have an adverse impact on its liquidity.

        Under the terms of Gart's tax sharing agreement with its former parent, Gart is responsible for its share, on a separate return basis, of any tax liabilities associated with proposed deficiencies or adjustments and related interest and penalties charged to the controlled group that may arise as a result of an assessment by the Internal Revenue Service.

        On July 24, 1997, the Internal Revenue Service proposed adjustments to Gart's and its former parent's (now Thrifty Payless Holdings, Inc., a subsidiary of Rite Aid Corporation) 1992 and 1993 consolidated federal income tax returns, in conjunction with an Internal Revenue Service examination of Gart's former parent. The proposed adjustments relate to the manner in which last-in first-out inventories were characterized on these tax returns. On November 1, 2002, in order to eliminate the accrual of additional interest on taxes owed to the Internal Revenue Service, Gart entered into an agreement with the Internal Revenue Service pursuant to which Gart paid the Internal Revenue Service taxes of $1.1 million and interest of $0.5 million. In fiscal 2002, Gart utilized approximately $20.0 million of net operating loss carry forwards to reduce taxable income in connection with its agreement with the Internal Revenue Service. Gart believes this to be a full and complete settlement of all its separate return issues under review by the Internal Revenue Service. However, the agreement between Gart and the Internal Revenue Service is subject to approval by the Joint Committee of Taxation. If this approval is not granted, Gart could be subject to further liabilities in respect of this matter, which may have an adverse impact on Gart's, and after the merger, the combined company's, liquidity.

  Terrorist attacks or acts of war may seriously harm our business.

        Terrorist attacks or acts of war may cause damage or disruption to us and our employees, facilities, information systems, vendors, and customers, which could significantly impact our net sales, costs and expenses, and financial condition. The threat of terrorist attacks in the United States since September 11, 2001 continue to create many economic and political uncertainties. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility may cause greater uncertainty and cause our business to suffer in ways that we currently cannot predict. The military action taken by the United States and its allies against the government of Iraq could have a short or long term negative economic impact upon the financial markets and our business in general. In addition, events such as those referred to above could cause or contribute to a general decline in equity valuations, which in turn could reduce the market value of your investment in the combined company.

  Because an equity owner of a significant stockholder of Gart is a member of the board of directors of one of Gart's and The Sports Authority's competitors, there may be conflicts of interest.

        Leonard Green currently holds approximately 26% of the outstanding common stock of Gart, and also holds approximately 29% of the outstanding common stock of Big 5 Sporting Goods, one of Gart's and The Sports Authority's competitors. Jonathan D. Sokoloff and Jonathan A. Seiffer, equity owners of Leonard Green, both previously served on Big 5 Sporting Goods' board of directors and currently serve on Gart's board of directors. After the consummation of the merger, Leonard Green's ownership interest in Gart will be reduced from approximately 26% to approximately 13% and only Mr. Sokoloff will serve on Gart's board of directors. John G. Danhakl, also an equity owner of Leonard Green, currently serves on the board of directors of Big 5 Sporting Goods. Leonard Green does not have formal procedures to prohibit Messrs. Seiffer, Sokoloff and Danhakl from sharing information about Gart and Big 5 Sporting Goods with each other. Messrs. Seiffer, Sokoloff and Danhakl may have conflicts of interest with respect to various matters affecting Gart and The Sports Authority, including the pursuit of business opportunities presented to Leonard Green. Leonard Green does not have procedures in place that are designed to resolve conflicts arising in connection with its investments in entities that compete with each other. All potential conflicts may not be resolved in a manner that is favorable to us. We believe that it is impossible to predict the precise circumstances under which future potential conflicts may arise, and, therefore, we intend to address potential conflicts on a case-by-case basis.

  Anti-takeover provisions may prevent stockholders from realizing a premium return.

        Anti-takeover provisions in the combined company's certificate of incorporation and bylaws may deter unfriendly offers or other efforts to obtain control over the combined company. These anti-takeover provisions, among other things:

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  allow the combined company's board of directors to issue "blank check" preferred stock without stockholder approval, and establish the rights, including voting rights, preferences and limitations of the preferred stock;

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  establish advance notice requirements for stockholder nominations to the board of directors or for stockholder proxy proposals;

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  permit the board of directors to increase its own size and fill the resulting vacancies through a majority vote of directors, even if less than a quorum; and

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  require that mergers and other business combinations with certain interested stockholders, including any holder of 10% or more common stock, be approved by a supermajority of the holders of common stock that are not interested in the transaction.

        Section 203 of the Delaware General Corporate Law also imposes restrictions on mergers and other business combinations between the combined company and any holder of 15% or more of the combined company's common stock.

        These measures could make the combined company less attractive to a potential acquiror and deprive stockholders of the opportunity to sell their common stock at a premium price.

  Our quarterly operating results may fluctuate substantially, which may adversely affect our business and the market price of our common stock, particularly if our quarterly results fall below the expectations of securities analysts.

        Our sales and results of operations have fluctuated in the past and may vary from quarter to quarter in the future. These fluctuations may adversely affect our business, financial condition and the market price of our common stock, particularly if our quarterly results fall below the expectations of securities analysts. A number of factors, many of which are outside our control, may cause variations in our quarterly net sales and operating results, including:

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  changes in consumer demand for the products that we offer in our stores;

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  pre-opening costs associated with new stores;

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  costs related to the closures of existing stores;

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  litigation;

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  changes in merchandise mix;

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  sales and promotional events sponsored by our competitors; and

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  general economic conditions.

  The stock price of each of Gart and The Sports Authority has been and may remain volatile, and the value of our common stock may decline as a result of this volatility.

        The market price of the common stock of Gart and The Sports Authority has been in the past, and may in the future be, subject to wide fluctuations in response to factors such as:

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  fluctuations in quarterly operating results;

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  announcements, by us or our competitors, of actual or expected financial results, significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

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  changes in recommendations or financial estimates by securities analysts;

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  conditions and trends in the sporting goods industry; and

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  general conditions in the economy or the financial markets.

        Additionally, in recent years, the stock market has experienced significant price and volume fluctuations, which are often unrelated to the performance or condition of particular companies. Such broad market fluctuations could adversely affect the market price of our common stock. Following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against a company. If we become subject to this kind of litigation in the future, it could result in substantial litigation costs, damages awards against us, and the diversion of our management's attention and resources.

  The loss of key executives could have a material adverse effect on our business.

        Our future success depends on the continued services of our senior management, particularly John Douglas Morton, who will be the combined company's vice chairman and chief executive officer, and Martin E. Hanaka, who will be the combined company's chairman. Any loss or interruption of the services of our senior management could significantly reduce our ability to effectively manage our operations and implement our key initiatives because we cannot assure you that we would be able to find appropriate replacements for our senior management should the need arise. If we were to lose any key senior management, our business could be materially adversely affected.

  We rely on our information systems to operate our business and if our information systems fail to adequately perform these functions, our businesses and financial results could be adversely affected.

        The efficient operation of our business is dependent on the successful integration and operation of our information systems. In particular, we rely on our information systems to effectively manage our sales, warehousing, distribution, merchandise planning and replenishment and to optimize our overall inventory levels. Most of our information systems are centrally located at our respective headquarters, with offsite backup at other locations. Our major retail and financial information systems use compatible software, hardware and operating system environments. However, some versions of the software programs, the manner in which they are configured and the business processes used to operate them are different. Also, some of The Sports Authority's systems have not been fully implemented and require additional configuration, testing and user training before they become fully operational. Systems integration issues are complex, time-consuming and expensive. The failure to successfully integrate our information systems or their failure to perform as we anticipate could disrupt our business, lead to unanticipated costs, adversely affect our revenues and cause our business and financial results to suffer.

  A disruption in the operation of our distribution centers would affect our ability to deliver merchandise to our stores, which could adversely impact our revenues and harm our business and financial results.

        Most of our merchandise is shipped by our vendors to a limited number of distribution centers. Our distribution centers receive and allocate merchandise to our stores. Events such as fire or other catastrophic events, any malfunction or disruption of our centralized information systems or shipping problems may result in delays or disruptions in the timely distribution of merchandise to our stores, which could adversely impact our revenues and our business and financial results.

        The Sports Authority is in the process of opening a new distribution center in Burlington, New Jersey. The ability of The Sports Authority to establish this new regional distribution center will depend on the ability of third parties to prepare the facility for use, successful integration of its warehouse management systems and the availability of an adequate labor force. In addition, the success of this and other supply chain initiatives is heavily dependent on the implementation and consistent execution of new processes and the use of new systems capabilities by The Sports Authority's merchandising and supply chain personnel. The Sports Authority's new distribution center may not enable it to improve the flow of merchandise to its stores or improve its inventory management.

 Cautionary Statement Concerning Forward-Looking Statements

        This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain, in addition to historical information, forward-looking statements that involve risks and uncertainties, including all statements other than statements of historical fact. Because these forward-looking statements involve risks and uncertainties, the actual results of Gart, The Sports Authority and the combined company could differ materially from those expressed or implied by the forward-looking statements in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus. You should specifically consider those factors discussed in the section entitled "Risk Factors," commencing on page 16 of this joint proxy statement/prospectus and the other cautionary statements made in this joint proxy statement/prospectus. The cautionary statements made in this joint proxy statement/prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus.

The Merger and Related Transactions

Background of the Merger

        Gart and The Sports Authority are both participants in the retail sporting goods industry and, accordingly, members of the senior management of Gart and The Sports Authority have been familiar with each other for several years. From time to time they have had preliminary discussions regarding a possible business combination of Gart and The Sports Authority.

        During August and September 2002, investment banking firms separately contacted Gart and The Sports Authority and suggested several possible strategic and financing transactions, including the possibility of a combination of Gart and The Sports Authority. In September 2002, Credit Suisse First Boston, financial advisor to The Sports Authority, had telephone conversations with representatives of Leonard Green (which owns approximately 26% of Gart's shares) regarding a possible combination of Gart and The Sports Authority.

        In October 2002, while at an industry association board meeting, John Douglas Morton, Gart's chief executive officer, and Martin E. Hanaka, The Sports Authority's chief executive officer, again raised the possibility that Gart and The Sports Authority might explore a business combination.

        During October and November 2002, Banc of America Securities, financial advisor to Gart, and Credit Suisse First Boston held several discussions on behalf of Gart and The Sports Authority regarding a possible business combination of the two companies. Gart, through Banc of America Securities, proposed a "merger of equals" of Gart and The Sports Authority that would result in 50% of Gart's fully diluted common stock being owned by its current stockholders and 50% by current stockholders of The Sports Authority. It was The Sports Authority's position that its stockholders should receive a premium. The financial advisors also discussed on behalf of their clients additional terms of the possible transaction, including that following the merger the combined company's board of directors would consist of an equal number of directors chosen by each of Gart and The Sports Authority and that the combined company would be headquartered in Englewood, Colorado and be named "The Sports Authority." They also discussed that Mr. Hanaka would be the chairman of the board, Mr. Morton would be the chief executive officer and other members of senior management of the combined company would be chosen from existing management of Gart and The Sports Authority. The financial advisors noted that any agreement on these issues would depend on several factors, including due diligence, the negotiation of financial terms and transaction documents and approval by the companies' respective boards.

        On November 1, 2002, The Sports Authority's board of directors reviewed and discussed with Credit Suisse First Boston the preliminary discussion that had taken place between Credit Suisse First Boston and Banc of America Securities. Credit Suisse First Boston reviewed with The Sports Authority's board the preliminary financial aspects relating to the proposed transaction, including a review of each company's stock prices, the relative contribution of each company to the proposed combined company and terms of other similar transactions, as well as strategic and transaction-related issues that the board should consider. The Sports Authority's board discussed these matters and the appropriate next steps, and concluded that The Sports Authority, through Credit Suisse First Boston, should continue to engage in discussions with Banc of America Securities about a possible transaction with Gart.

        On November 20, 2002, the board of directors of The Sports Authority met again with Credit Suisse First Boston, which presented the proposals described above to the board and provided an analysis of the proposals. After extensive discussion, The Sports Authority's board authorized Credit Suisse First Boston to continue discussions with Gart.

        On November 25, 2002, the companies executed a confidentiality agreement and agreed to meet to discuss a possible business combination.

        On November 26, 2002, Gart's board of directors held a meeting to discuss the potential business combination with The Sports Authority. At the meeting, Gart's management informed the board of activities being undertaken in connection with the possible transaction and presented the proposals described above to the board. Following a discussion of the issues, the board authorized management to proceed with discussions regarding a combination with The Sports Authority.

        On December 4, 2002, senior management of the two companies, together with representatives of Banc of America Securities and Credit Suisse First Boston, met to continue discussions of a possible transaction, including an overview of their respective businesses and a schedule for conducting due diligence.

        On December 6, 2002, Gart and The Sports Authority executed an exclusivity letter in which both parties agreed that they would not negotiate a business combination with any third parties through January 15, 2003 or any earlier termination of discussions.

        Representatives of the two companies, together with their financial advisors and Clifford Chance US LLP, counsel to Gart, met in New York on December 12, 2002, to make presentations to each other regarding their respective businesses. On December 16, 2002, each of Gart and The Sports Authority commenced due diligence reviews of the other company.

        On December 17, 2002, Morgan, Lewis & Bockius LLP, counsel to The Sports Authority, delivered an initial draft merger agreement to Gart's representatives. The draft agreement contemplated a stock-for stock merger upon the terms previously discussed by the parties and outlined above, including a fixed exchange ratio, although the initial draft did not specify what the exchange ratio would be. The draft agreement also contemplated the possibility of cash consideration being included in the merger but did not specify the amount of cash consideration to be paid. The draft agreement did not permit either party to terminate the agreement if it received a superior proposal and obligated the board of each party to recommend the deal to its stockholders unless it received a superior proposal. The draft agreement did not contain a financing contingency. Shortly after delivery of the draft agreement, Morgan Lewis delivered a proposed stockholder's agreement pursuant to which directors and executive officers of both companies and Leonard Green would agree to vote in favor of the proposals relating to the merger. The parties commenced negotiation of the terms of these agreements.

        On December 18, 2002, the board of directors of The Sports Authority met and further discussed the possible merger with Gart, the status of the due diligence and the negotiations.

        Extensive due diligence continued between December 2002 and mid-February 2003. During the same period, the parties and their advisors continued to meet and negotiate the terms of the transaction and the proposed operation of the combined company. These negotiations included discussions of the financial terms of the transaction, deal protection issues (including the need for Leonard Green to enter into a stockholder's agreement, whether each party would be entitled to terminate the agreement upon receipt of a superior proposal and whether each party would be obligated to recommend the merger to its stockholders unless it received a superior proposal), employment arrangements for senior management and closing conditions (including Gart's desire to include a financing condition applicable to both parties).

        On January 28, 2003, the board of directors of The Sports Authority met to discuss the transaction. The Sports Authority's management, financial advisor, counsel and independent accountants discussed with the board the results of the financial, legal and accounting due diligence conducted to date, and the status of due diligence efforts on behalf of both parties. The Sports Authority's legal advisors also reviewed with the board the directors' fiduciary duties under Delaware law in connection with the proposed transaction. The board also discussed with The Sports Authority's financial advisor the financial aspects of the proposed transaction, and counsel discussed the status of negotiations and the principal issues being negotiated. The board authorized management to continue negotiations with Gart and to report back to the board.

        On February 3, 2003, Gart's board of directors met to discuss the transaction. After discussions with management and Gart's legal and financial advisors and independent accountants, the board authorized management to continue negotiations with The Sports Authority with a view toward negotiating a definitive merger agreement for submission to the board for its consideration. At the February 3 meeting, Gart's board considered the advisability of establishing a special committee to negotiate the fee to be paid to Leonard Green (the holder of approximately 26% of Gart's outstanding common stock) in connection with the merger pursuant to an existing management services agreement between Gart and Leonard Green. Gart determined that, in light of the fact that two of Gart's directors are equity owners of Leonard Green, it was prudent to establish a special committee of independent directors to negotiate this fee. For a more detailed description of this special committee and the negotiation of the Leonard Green fee, see the section entitled "The Merger and Related Transactions—Interests of Certain Persons in the Merger," commencing on page 46 of this joint proxy statement/prospectus. Because the merger itself involved an arms' length transaction with an unaffiliated third party, the directors did not anticipate any conflicts of interest, other than those described above, arising with respect to the merger and did not establish a special committee in connection with any other aspect of the merger.

        On February 9, 2003, the board of directors of The Sports Authority held a meeting at which it was advised by The Sports Authority's management and financial and legal advisors regarding the status of the negotiations of a merger agreement with Gart, and by The Sports Authority's independent accountants regarding accounting due diligence. Because the merger itself involved an arms' length transaction with an unaffiliated third party, the directors did not anticipate any conflicts of interest arising with respect to the merger and did not establish a special committee in connection with the merger. However, following the meeting the non-employee directors of The Sports Authority met separately to discuss the status of negotiations of the proposed employment contract between Mr. Hanaka and Gart.

        During February, Gart and The CIT Group/Business Credit, Inc. (the agent under Gart's existing credit facility) negotiated the terms of a commitment letter under which CIT would provide a credit facility to the combined company following the merger. See the section entitled "The Merger and Related Transactions—Financing of the Combined Company Following the Merger," commencing on page 51 of this joint proxy statement/prospectus. Gart and The Sports Authority discussed the terms of the financing and the terms of a closing condition in the merger agreement relating to financing. Gart wanted to ensure that it would not be obligated to consummate the merger if it could not obtain financing for the combined company on acceptable terms and The Sports Authority wanted more certainty of closing. The principal differences of the approaches preferred by each of Gart and The Sports Authority were that Gart proposed that the parties only had to close if Gart could obtain financing for the combined company on specified terms and at specified rates and The Sports Authority based the contingency only on securing financing in an amount reasonably acceptable to both parties.

        During the February negotiations, both parties decided not to require directors or executive officers of either company to enter into stockholder's agreements.

        On February 16, 2003, Gart's board of directors held a meeting at which it was advised by Gart's management and financial and legal advisors regarding the status of the negotiations of the merger agreement with The Sports Authority, and by Gart's independent accountants regarding accounting due diligence. Gart's legal advisors also reviewed with the board the directors' fiduciary duties under Delaware law in connection with the proposed transaction. In addition, the directors discussed the status of negotiations of the proposed employment contracts between Gart and each of Mr. Hanaka and Mr. Morton.

        On February 19, 2003, the companies and their financial advisors determined that in order to effect a "merger of equals" that would result in 50% of Gart's fully diluted common stock being owned by its current stockholders and 50% being owned by current stockholders of The Sports Authority, it would be necessary to employ an exchange ratio of approximately 0.37 of a share of Gart common stock for each share of The Sports Authority common stock. This exchange ratio provided a nominal premium to The Sports Authority's stockholders based on the market price of both companies' common stock on February 19.

        On February 19, 2003, the board of directors of The Sports Authority held a meeting at which The Sports Authority's management and financial and legal advisors made presentations on the negotiations that had taken place prior to the board meeting. The Sports Authority's legal advisors again reviewed with the board the directors' fiduciary duties under Delaware law in connection with the proposed transaction. The board was presented with and discussed the following proposed terms of the transaction that were the result of the negotiations between the representatives and advisors of the two companies: an exchange ratio of 0.37, the proposed deal protection features (which permitted either party to terminate the merger agreement if it approved a superior transaction, but obligated each party to recommend the merger unless it received a superior proposal), the proposed CIT credit facility and the Leonard Green fee that had been negotiated by Gart's independent directors. For a more detailed description of this fee, see the section entitled "The Merger and Related Transactions—Interests of Certain Persons in the Merger," commencing on page 46 of this joint proxy statement/prospectus. In addition, the non-employee directors of The Sports Authority who had met separately prior to the board meeting announced to the full board of directors that they had reviewed and approved the proposed contract between Mr. Hanaka and Gart. Credit Suisse First Boston rendered its oral opinion to the board, which opinion was subsequently confirmed by delivery of its written opinion dated February 19, 2003, to the effect that, as of that date and based upon and subject to the matters stated in its opinion, the exchange ratio of 0.37 of a share of Gart common stock for each share of The Sports Authority common stock was fair, from a financial point of view, to the holders of The Sports Authority common stock. For a more complete discussion of Credit Suisse First Boston's opinion, see the section entitled "The Merger and Related Transactions—Opinion of The Sports Authority's Financial Advisor," commencing on page 41 of this joint proxy statement/prospectus. After extensive deliberation, the board of directors of The Sports Authority unanimously determined that the merger was fair to and in the best interests of its stockholders, approved the merger agreement subject to the execution of a stockholder's agreement (which was then approved by the board) by Leonard Green and a revision to the financing condition proposed by Gart to remove references to specific rates and terms to increase the likelihood that the transaction would close. The board of directors also amended The Sports Authority rights agreement so that it would not apply to the merger with Gart.

        The Sports Authority reported to Gart that its board of directors had met and was prepared to execute a merger agreement containing only stock consideration and an exchange ratio of 0.37 of a share of Gart common stock for each share of The Sports Authority common stock, provided that Leonard Green agree to the proposed stockholder's agreement and that Gart agree to the proposed revision to the financing condition in the merger agreement which would require Gart to close if it could obtain a credit facility for the combined company providing substantially the same amount of financing as described in the CIT commitment letter or such lesser amount of financing as mutually agreed by the parties.

        On February 19, 2003, Gart's board of directors held a meeting at which Gart's management and financial and legal advisors made presentations, including as to the exchange ratio and The Sports Authority's proposed provisions. Gart's legal advisors again reviewed with the board the directors' fiduciary duties under Delaware law in connection with the proposed transaction. At the meeting, representatives of Banc of America Securities rendered its oral opinion, which opinion was subsequently confirmed by delivery of its written opinion dated February 19, 2003, that, as of that date and based upon and subject to the assumptions and limitations set forth in its written opinion, the exchange ratio of 0.37 of a share of Gart common stock per share of common stock of The Sports Authority was fair, from a financial point of view, to Gart. For a more complete discussion of Banc of America Securities' opinion, see the section entitled "The Merger and Related Transactions—Opinion of Gart's Financial Advisor," commencing on page 34 of this joint proxy statement/prospectus. After further deliberation with its management and its legal advisors, Gart's board of directors determined, among other things, that the terms and conditions of the merger were fair to, and in the best interests of, Gart and its stockholders and unanimously approved the merger, the merger agreement, the stockholder's agreement with Leonard Green, the employment arrangements for senior management and the transactions contemplated as a result of these matters.

        Later in the evening of February 19, 2003, Gart and The Sports Authority executed the merger agreement, The Sports Authority and Leonard Green executed the stockholder's agreement and Gart entered into employment agreements with Douglas Morton and Martin Hanaka. The employment agreements will become effective upon consummation of the merger. For a discussion of these agreements, see the section entitled "Related Agreements," commencing on page 69 of this joint proxy statement/prospectus.

        On February 20, 2003, before the markets opened, Gart and The Sports Authority issued a joint press release announcing the merger.

Recommendation of Gart's Board of Directors

        After careful consideration, Gart's board of directors unanimously determined the merger to be fair to, and in the best interests of, Gart's stockholders. Gart's board of directors approved the merger agreement and unanimously recommends that Gart's stockholders vote "FOR" the amendment to Gart's certificate of incorporation to change its name and increase its authorized capital stock and "FOR" the issuance of Gart common stock to The Sports Authority's stockholders in the merger.

Gart's Reasons for the Merger

        Gart's board of directors believes that the merger is fair to, and in the best interests of, Gart and its stockholders because it believes that, as a result of this strategic merger, the long-term value to Gart's stockholders of an investment in the combined company will likely be superior to the long-term value of an investment in Gart as a stand-alone company. In deciding to approve the merger agreement, including the transactions contemplated in the merger agreement, and to recommend the merger to Gart's stockholders, Gart's board of directors considered various factors, including the following:

  •
  the board's belief that the combination would create a pre-eminent sporting goods retailer;

  •
  the merger would enable the combined company to realize significant operating synergies and cost savings, including increased purchasing power with its vendors, improved merchandising opportunities, reduced corporate overhead as a percentage of sales, maximization of profitability of new store growth in existing markets, expanded distribution networks and the consolidation of sales and marketing organizations;

  •
  the combination would create a national sporting goods retailer, melding the complementary geographic footprints of Gart and The Sports Authority, and operating approximately 385 stores in 45 states with combined 2002 sales of $2.5 billion;

  •
  the opportunity for enhanced brands offering, given the potential for the expansion of premium brands into all stores and the ability to strengthen vendor relationships and gain volume discounts with key national brands and use the best practices of each company in marketing;

  •
  the combination would enable the combined company to offer a broader selection of sporting goods to a greater number of consumers at competitive prices;

  •
  competitive conditions in the sporting goods retail sector, including the continued expansion of a number of competitors, in particular, sporting goods retailers and mass merchandisers, and the board's belief that the combined company would be better able to compete over the long term than would Gart on a stand-alone basis;

  •
  the opportunity for private label expansion, leveraging The Sports Authority's hardlines expertise and Gart's softline expertise and leveraging the size of the combined company to facilitate new product offerings and lower costs;

  •
  the board's understanding of current market and industry conditions;

  •
  the board's belief that the merger could result in a higher market valuation of Gart's assets, revenues and cash flows;

  •
  the analyses and presentations of Banc of America Securities and Banc of America Securities' opinion to the effect that, as of the date of such opinion and based upon and subject to the assumptions and limitations set forth therein, the exchange ratio in the merger was fair, from a financial point of view, to Gart as described more fully in the section entitled "The Merger and Related Transactions—Opinion of Gart's Financial Advisor," commencing on page 34 of this joint proxy statement/prospectus;

  •
  the terms and conditions of the merger agreement, including the provisions that restrict each company's ability, subject to the conditions and procedures described in the merger agreement, to enter into transactions with other potential acquirors;

  •
  that Gart's management has previously demonstrated an ability to successfully execute and integrate business combinations; and

  •
  that Leonard Green, the largest holder of Gart common stock, agreed to support the merger.

        Gart's board of directors also considered the principal potential detriments of the merger to Gart and its stockholders, including the following:

  •
  the risk that the potential benefits sought in the merger might not be fully realized;

  •
  the potential adverse effects on Gart's business, operations and financial condition that might result if the merger is not completed following public announcement of the merger agreement;

  •
  the risk that, although Gart has the right to terminate the agreement if a third party makes a superior proposal for a business combination with Gart, the termination fee payable by Gart in such a situation would discourage such a proposal and limit Gart's ability to pursue alternative transactions;

  •
  the costs associated with the merger, as more fully described in the section entitled "Risk Factors—Risks Related to the Merger—The costs of the merger could adversely affect combined financial results," on page 17 of this joint proxy statement/prospectus;

  •
  the difficulties of integrating Gart and The Sports Authority, including integration of the management teams and cultures of both companies, and the management effort and costs required to complete the integration following the merger;

  •
  that, as a result of the merger, the existing obligations and liabilities of The Sports Authority, whether contingent or otherwise, would be borne in part by Gart's stockholders as a result of becoming stockholders of the combined company; and

  •
  the other applicable risks described in this joint proxy statement/prospectus in the section entitled "Risk Factors," commencing on page 16 of this joint proxy statement/prospectus.

        Gart's board considered these negative factors, but concluded that, on balance, the potential benefits to Gart and its stockholders of the merger outweighed the risks associated with the merger. The board voted unanimously in favor of the transaction.

        The discussion above is not intended to be exhaustive, but Gart believes that it includes all material factors considered by Gart's board of directors in connection with its evaluation of the merger. In light of the number of factors and the variety of information that Gart's board of directors considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. Additionally, individual directors may have assigned differing weights to different factors. The board of directors was aware of the interests of Gart's management in the merger, as described in the section entitled "The Merger and Related Transactions—Interests of Certain Persons in the Merger," commencing on page 46 of this joint proxy statement/prospectus.

Recommendation of The Sports Authority's Board of Directors

        After careful consideration, The Sports Authority's board of directors unanimously determined the merger to be fair to, and in the best interests of, The Sports Authority's stockholders. The Sports Authority's board of directors unanimously approved the merger agreement and unanimously recommends that The Sports Authority's stockholders vote "FOR" the adoption of the merger agreement and the approval of the merger.

The Sports Authority's Reasons for the Merger

        The Sports Authority's board of directors believes that the merger is fair to, and in the best interests of, The Sports Authority and its stockholders because it believes that, as a result of this strategic merger, the long-term value to The Sports Authority's stockholders of an investment in the combined company will likely be superior to the long-term value of an investment in The Sports Authority as a stand-alone company. In deciding to approve the merger agreement, including the transactions contemplated in the merger agreement, and to recommend the merger to The Sports Authority's stockholders, The Sports Authority's board of directors considered various factors, including the following:

  •
  the exchange ratio, which the board believed to be fair in relation to market prices for The Sports Authority and Gart common stock over both recent and extended periods of time;

  •
  the board's belief that as a consequence of the merger a higher valuation of The Sports Authority's assets, revenues and cash flow could result;

  •
  the expectation that the combination would enable the combined company to realize substantial operating synergies and cost savings, including increased purchasing power with its vendors, improved merchandising opportunities, reduced corporate overhead as a percentage of sales and improved supply chain efficiency;

  •
  the complementary locations of the stores operated by The Sports Authority and Gart, and that the combination would give the combined company a broader national presence with the capability of national advertising for the "Sports Authority" brand;

  •
  the combination would enable the combined company to offer a broader selection of sporting goods to a greater number of consumers at competitive prices; including that the combination would create opportunities for enhanced brand offerings, given the potential for the expansion of premium brands into all stores;

  •
  the combination would create opportunities for private label expansion, leveraging The Sports Authority's hardlines expertise and Gart's winter and outdoor expertise;

  •
  the combination would improve the combined company's access to financial resources;

  •
  the combination would enable the acceleration of The Sports Authority's store remodel program;

  •
  the increased growth potential (and the opportunity for The Sports Authority's stockholders to participate in such growth) that may result from a combination of The Sports Authority and Gart, including as a result of the combined company's improved asset base, geographic diversification, portfolio of growth opportunities, operating skills, financial stability and strength;

  •
  competitive conditions in the sporting goods retail sector, including the continued expansion of a number of competitors, in particular, sporting goods retailers and mass merchandisers, and the board's belief that the combined company would be better able to compete over the long term than would The Sports Authority on a stand-alone basis;

  •
  the board's belief that the merger is the best strategic alternative available to The Sports Authority at this time. In making such determination, the board considered the following strategic alternatives and constraints: (a) continued pursuit of The Sports Authority's long-term strategic plan as a stand-alone company, (b) the business and financial attributes of Gart compared to other possible strategic merger candidates, (c) the likelihood of future consolidation in the retail sporting goods industry and (d) the constraints on The Sports Authority's ability to take advantage of available acquisition and expansion opportunities due to The Sports Authority's current size and financial circumstances;

  •
  that implementation of The Sports Authority's long-term strategic plan is subject to risks and uncertainties;

  •
  that the combined company's board of directors will consist of nine directors, four of whom are to be designated by The Sports Authority, four of whom are to be designated by Gart and a ninth director who is to be unaffiliated with either company;

  •
  that various senior officers of The Sports Authority will serve in senior management positions in the combined company;

  •
  the terms and conditions of the merger agreement, including provisions that restrict each company's ability, subject to the conditions and procedures described in the merger agreement, to enter into transactions with other potential acquirors;

  •
  that the completion of the merger will be on a tax-free basis to The Sports Authority stockholders for U.S. federal income tax purposes, except for cash received in lieu of fractional shares; and

  •
  the opinion given by Credit Suisse First Boston to The Sports Authority board of directors dated February 19, 2003, regarding the fairness, from a financial point of view, to holders of The Sports Authority common stock of the exchange ratio provided for in the merger, as described more fully in the section entitled "The Merger and Related Transactions—Opinion of The Sports Authority's Financial Advisor," commencing on page 41 of this joint proxy statement/prospectus.

        The Sports Authority's board of directors also considered the principal potential detriments of the merger to The Sports Authority and its stockholders, including the following:

  •
  that the merger would be effected at a time when The Sports Authority's stock was trading below its previous high levels and at a time before the company's strategic plans had been fully implemented and its expected benefits fully achieved;

  •
  the risk that the merger might not be consummated, and the potential implications to The Sports Authority's business, operations, financial conditions and employee morale and attrition in that event;

  •
  the risk that, although The Sports Authority has the right to terminate the merger agreement if a third party makes a superior proposal for a business combination with The Sports Authority,

    the termination fee provisions of the merger agreement would have the effect of discouraging such a proposal and limits the ability of The Sports Authority to pursue alternative transactions;

  •
  that, as a result of the merger, the existing obligations and liabilities of Gart, whether contingent or otherwise, would be borne in part by The Sports Authority's stockholders as a result of becoming stockholders of the combined company; and

  •
  the other applicable risks described in this joint proxy statement/prospectus in the section entitled "Risk Factors," commencing on page 16 of this joint proxy statement/prospectus.

        The Sports Authority's board of directors determined, however, that these detriments were substantially offset by the potential benefits of the merger summarized above, including the opportunity for The Sports Authority's stockholders to share in the benefits of the combined company's long-term prospects. The Sports Authority's board of directors also decided not to pursue other strategic alternatives because the magnitude of the potential benefits of the merger exceeded the potential benefits offered by the other strategic alternatives.

        In reaching its decision to approve the merger agreement and to recommend the adoption of the merger to The Sports Authority's stockholders, The Sports Authority's board of directors did not view any single factor as determinative, and did not find it necessary or practicable to assign relative or specific weights to the various factors considered. Further, individual directors may have given differing weights to different factors. The board of directors was aware of the interests of The Sports Authority's management in the merger, as described in the section entitled "The Merger and Related Transactions—Interests of Certain Persons in the Merger," commencing on page 46 of this joint proxy statement/prospectus, in determining to approve the merger agreement.

Opinion of Gart's Financial Advisor

        Gart retained Banc of America Securities to act as its financial advisor in connection with the merger. Banc of America Securities is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Gart selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities' experience and expertise in transactions similar to the merger, its reputation in the investment community and its familiarity with Gart's business and its long-standing working relationship with Gart.

        In connection with Banc of America Securities' engagement as financial advisor to Gart, Gart requested that Banc of America Securities render an opinion to Gart's board of directors as to the fairness, from a financial point of view, to Gart of the exchange ratio in the merger. On February 19, 2003, Banc of America Securities delivered its oral opinion, which opinion was subsequently confirmed by delivery of its written opinion dated February 19, 2003, to Gart's board of directors that, as of that date and based upon and subject to the various assumptions and limitations summarized below, the exchange ratio in the merger was fair, from a financial point of view, to Gart.

        The full text of Banc of America Securities' written opinion to Gart's board of directors, dated February 19, 2003, is attached as Annex C to this joint proxy statement/prospectus. This opinion sets forth the assumptions made, procedures followed, other matters considered and limitations of the review undertaken. We incorporate the Banc of America Securities opinion in its entirety into this document and this section by reference and urge you to read the opinion carefully and in its entirety. This section is only a summary of the Banc of America Securities opinion and as a summary is qualified by reference to, and not a substitute for, the full text of the opinion.

        Banc of America Securities' analyses and opinion were prepared for and addressed to Gart's board of directors and are directed only to the fairness, from a financial point of view, to Gart of the exchange ratio provided for in connection with the merger as of the date of the opinion and do not constitute an opinion as to the merits of the merger or a recommendation to any stockholder as to how to vote on the proposed merger. The exchange ratio was determined through negotiations between Gart and The Sports Authority and not pursuant to recommendations of Banc of America Securities. In furnishing its opinion, Banc of America Securities did not admit that it is an "expert" as that term is used in the Securities Act of 1933, nor did Banc of America Securities admit that its opinion constitutes a report or valuation within the meaning of the Securities Act of 1933. Statements to that effect are included in the Banc of America Securities opinion.

        In arriving at its opinion, Banc of America Securities:

  •
  reviewed certain publicly available financial statements and other business and financial information of The Sports Authority and Gart, respectively;

  •
  reviewed certain internal financial statements and other financial and operating data concerning The Sports Authority and Gart, respectively;

  •
  analyzed and discussed with senior executives of The Sports Authority and Gart certain financial forecasts for The Sports Authority, including certain financial forecasts for The Sports Authority prepared by The Sports Authority's management as well as those prepared by Gart's management;

  •
  analyzed and discussed with senior executives of Gart certain financial forecasts for Gart, including certain financial forecasts for Gart prepared by Gart's management;

  •
  discussed the past and current operations, financial condition and prospects of The Sports Authority and Gart with senior executives of The Sports Authority and Gart, respectively;

  •
  reviewed and discussed with senior executives of Gart and The Sports Authority information prepared by managements of Gart and The Sports Authority, respectively, relating to certain strategic, financial and operational benefits anticipated from the merger;

  •
  reviewed the pro forma impact of the merger on Gart's earnings per share, cash flow, consolidated capitalization and financial ratios;

  •
  reviewed and considered in the analysis, information prepared by members of senior management of The Sports Authority and Gart relating to the relative contributions of The Sports Authority and Gart to the combined company;

  •
  reviewed the reported prices and trading activity for The Sports Authority common stock and Gart common stock;

  •
  compared the financial performance of The Sports Authority and Gart and the prices and trading activity of The Sports Authority common stock and Gart common stock with that of certain other publicly traded companies Banc of America Securities deemed relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions Banc of America Securities deemed relevant;

  •
  participated in discussions and negotiations among representatives of The Sports Authority and Gart and their financial and legal advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses and considered such other factors as Banc of America Securities deemed appropriate.

        In conducting its review and arriving at its opinion, Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of the opinion. With respect to the financial forecasts for

Gart, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Banc of America Securities was advised by the management of Gart, and assumed, that Gart's forecasts were reasonably prepared on bases reflecting its best currently available estimate and good faith judgment as to the future financial performance of Gart. With respect to the financial forecasts for The Sports Authority, Banc of America Securities was advised by a representative of The Sports Authority, and assumed, that The Sports Authority's forecasts were reasonably prepared on bases reflecting its best currently available estimate and good faith judgment as to the future financial performance of The Sports Authority. Banc of America Securities did not make any independent valuation or appraisal of The Sports Authority's assets or liabilities, nor was Banc of America Securities furnished with any such appraisals. In addition, Banc of America Securities did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties and facilities of Gart or The Sports Authority. Banc of America Securities assumed that the merger would be consummated as provided in the merger agreement, with full satisfaction of all covenants and conditions and without any waivers thereof. Banc of America Securities also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed beyond those restrictions to which the parties would be required to agree under the terms of the merger agreement or that would otherwise have a material adverse effect on the contemplated benefits expected to be derived from the proposed merger. Banc of America Securities was informed by Gart, and it assumed, that the merger would be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended.

        As is customary in the rendering of fairness opinions, Banc of America Securities based its opinion on financial, economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, February 19, 2003. It was understood that, although subsequent developments may affect Banc of America Securities' opinion, Banc of America Securities does not have any obligation to update, revise or reaffirm its opinion. Banc of America Securities' opinion did not address the prices at which Gart common stock will trade following the announcement or consummation of the merger. The opinion of Banc of America Securities expressed in its opinion letter was provided for the information of Gart's board of directors. Banc of America Securities expressed no opinion or recommendation as to how the stockholders of Gart and The Sports Authority should vote with respect to the merger.

        In accordance with customary investment banking practice, Banc of America Securities employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Banc of America Securities utilized in providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Banc of America Securities more fully, you should read the tables together with the related text. The tables alone do not constitute a complete description of the financial analyses utilized by Banc of America Securities.

  Contribution Analysis

        Banc of America Securities compared the pro forma ownership of the combined company to the ownership level implied by the pro forma contribution by each of Gart and The Sports Authority of 2002E and 2003P sales, earnings before interest, taxes, depreciation and amortization (also referred to as EBITDA) and net income (on a fully taxed basis) to the combined company assuming completion of the merger. In conducting its analysis, Banc of America Securities utilized estimated and projected operating and financial information provided by the management of Gart and The Sports Authority and did not take into consideration any synergies anticipated from the merger.

        The following table sets forth a summary of the exchange ratios implied by the ownership levels suggested by the selected financial performance benchmarks, as compared to the exchange ratio in the merger of 0.370.

	Implied Exchange Ratio
	Sales	EBITDA	Net Income (Fully Taxed)
High	0.609	0.402	0.341
Low	0.570	0.341	0.215
Exchange Ratio in the Merger	0.370	0.370	0.370

  Stock Trading History

        Banc of America Securities reviewed the historical market prices of Gart and The Sports Authority stock for the 52-week period ended February 19, 2003. Banc of America Securities also reviewed the closing prices of Gart and The Sports Authority common stock over the following periods prior to February 19, 2003 and the average exchange ratios implied by these closing prices, as compared to the exchange ratio of 0.370.

Trading Period	Average Exchange Ratio
Current Stock Price (February 19, 2003)	0.369
Previous Month	0.393
Previous Three Months	0.371
Last 12 Months	0.361
Exchange Ratio in the Merger	0.370

  Analysis of Selected Publicly Traded Companies

        Using publicly available and other information, Banc of America Securities compared selected historical and projected operating and financial data of Gart and The Sports Authority with similar data for Big 5 Sporting Goods, Dick's Sporting Goods, Galyan's Trading and Hibbett Sporting Goods, publicly traded companies engaged in businesses that Banc of America Securities judged to be generally comparative to those of Gart and The Sports Authority.

        For each of these companies, Banc of America Securities calculated the multiples of enterprise value (which Banc of America Securities defined as diluted equity market value plus total debt, less cash and cash equivalents) to each of earnings before interest, taxes, depreciation and amortization (EBITDA) for 2002 and 2003 and price-earnings ratio for 2002 and 2003, yielding the ranges as set forth below.

	2002E EBITDA		2003P EBITDA		2002E P/E		2003P P/E
High	8.1	x	6.7	x	16.0	x	13.5	x
Mean	6.0		5.1		10.6		9.3
Low	4.1		3.1		7.3		7.3
The Sports Authority (Merger Value)	5.3	x	4.5	x	8.3	x	9.0	x
Gart	5.0		4.3		8.1		6.9

        Banc of America Securities then selected a range of 4.5x to 6.5x for 2002E EBITDA and applied this range to the respective operating statistics of Gart and The Sports Authority. This analysis yielded an implied trading value for Gart common stock of approximately $13.00 to $22.00 per share, as compared to Gart's closing common stock price of $14.94 on February 19, 2003, and an implied trading value for The Sports Authority common stock of approximately $4.00 to $7.00 per share, as compared to the price per share of The Sports Authority common stock of $5.53 implied by the exchange ratio. Banc of America Securities also selected a range of 7.0x to 10.0x for 2003P price-earnings ratio and applied this range to the respective operating statistics of Gart and The Sports Authority. This analysis yielded an implied trading value for Gart common stock of approximately $15.00 to $21.50 per share, as compared to Gart's closing common stock price of $14.94 on February 19, 2003, and implied trading value for The Sports Authority common stock of approximately $5.00 to $7.00 per share, as compared to the price per share of The Sports Authority common stock of $5.53 implied by the exchange ratio in the merger.

        Although the selected companies were used for comparative purposes, none of such companies is directly comparable to Gart or The Sports Authority. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the companies or Gart or The Sports Authority to which they are being compared.

  Discounted Cash Flow Analysis

        Banc of America Securities performed discounted cash flow analyses to determine the diluted equity value per share of Gart common stock and The Sports Authority common stock by using unlevered financial cash flow projections of Gart and The Sports Authority for fiscal year 2003 through fiscal year 2007 prepared by Gart's management. In conducting this analysis, Banc of America Securities assumed that the companies would perform in accordance with these projections. In calculating the range of terminal values, Banc of America Securities applied a multiple of 2007 EBITDA, ranging from 4.5x to 6.5x, to Gart and The Sports Authority projected 2007 EBITDA. Banc of America Securities then calculated the present values of the projected cash flows and the terminal values using weighted-average costs of capital ranging from 11% to 13% for Gart and The Sports Authority. Based on the results of this analysis, Banc of America Securities derived a reference range of equity values of $23.00 to $27.00 per share for Gart common stock and $8.00 to $12.00 per share for The Sports Authority common stock and an implied exchange ratio range of 0.397 to 0.406, as compared to the exchange ratio in the merger of 0.370.

  Analysis of Selected Transactions

        Banc of America Securities analyzed publicly available financial information relating to selected stock-for-stock merger of equals transactions with equity values in excess of $100,000,000 that were completed on or after January 1, 2000 and which Banc of America Securities deemed relevant in evaluating the merger. Banc of America Securities analyzed the following transactions:

Acquiror	Target
Identix Inc.	Visionics Corp.
Western Multiplex Corp.	Proxim Inc.
Phillips Petroleum Co. Inc.	Conoco Inc.
GlobeSpan Inc.	Virata Corp.
UNB Corp.	BancFirst Ohio Corp.
Santa Fe International Corp.	Global Marine Inc.
Mead Corp.	Westvaco Corp.
Pride International Inc.	Marine Drilling Co.
New York Community Bancorp Inc.	Richmond County Financial Corp.
AmeriSource Health Crop.	Bergen Brunswig Corp.
Chemical Financial Corp.	Shoreline Financial Corp.
Komag Inc.	HMT Technology Corp.
Tuboscope Inc.	Varco International Inc.
National Commerce Bancorp	CCB Financial Corp.
NetIQ Corp.	Mission Critical Software Inc.
America Online Inc.	Time Warner

        Banc of America Securities compared the implied exchange ratio premium for the one day prior to announcement and the average implied exchange ratio premiums for the one week and one month periods prior to the announcements of the selected transactions to the respective exchange ratio premium or discount implied by the exchange ratio in the merger.

	Implied Exchange Ratio Premium
	One Day	One Week Average	One Month Average
Median	6.9%	6.4%	6.7%
Mean	11.2	8.5	10.8
Merger	0.3%	(3.5)%	(5.8)%

        Although the selected transactions were used for comparison purposes, none of these transactions is directly comparable to the merger, and none of the companies in such transactions is directly comparable to Gart or The Sports Authority. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Gart and The Sports Authority to which they are being compared.

  Pro Forma Merger Analysis

        Banc of America Securities performed pro forma analyses of the financial impact of the merger using financial projections of Gart and The Sports Authority and synergy and integration cost projections for fiscal year 2003 and fiscal year 2004 prepared by Gart's management. In conducting these analyses, Banc of America Securities assumed that the companies would perform in accordance with these projections. For fiscal years 2003 and 2004, Banc of America Securities compared the earnings per share of Gart common stock, on a stand-alone basis, to the earnings per share of the combined company on a pro forma basis. The earnings per share used in this comparison are set forth in the following table and were prepared by management of Gart:

Fiscal Year Earnings Per Share	Gart	Combined Company
2003*	$2.17	$2.11
2004*	2.41	3.06

*
Projected. For additional information regarding projections, please see the section entitled "The Merger and Related Transactions—Additional Financial Information" commencing on page 56 of this joint proxy statement/prospectus.

Based on these analyses, the proposed transaction would result in a decrease in earnings on a per share basis in 2003 and an increase in earnings per share in 2004, as compared to Gart's earnings per share on a stand-alone basis for 2003 and 2004, respectively.

        The summary set forth above does not purport to be a complete description of all the analyses performed by Banc of America Securities. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Banc of America Securities believes, and has advised Gart's board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Gart and The Sports Authority. These analyses performed by Banc of America Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Gart and The Sports Authority, Banc of America Securities or any other person assumes responsibility if future results are materially different from those projected. As mentioned above, the analyses supplied by Banc of America Securities and its opinion were among the factors taken into consideration by Gart's board of directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

  Miscellaneous

        Gart has agreed to pay Banc of America Securities for its financial advisory services in connection with the merger. Banc of America Securities became entitled to a fee of $1,000,000 on February 19, 2003, the date on which it rendered its fairness opinion. Banc of America Securities is also entitled to an additional fee upon consummation of the merger equal to 0.75% of the amount of aggregate consideration to be paid in the merger, which additional fee will be no less than $4 million, less any amounts paid previously. Gart's board of directors was aware of this fee structure and took it into account in considering Banc of America Securities' fairness opinion and in approving the merger. Regardless of whether the merger is completed, Gart has agreed to reimburse Banc of America Securities for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of Banc of America Securities' counsel, and has agreed to indemnify Banc of America Securities against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Banc of America Securities, which are customary in transactions of this nature, were negotiated at arm's length between Gart and Banc of America Securities.

        Banc of America Securities acted as joint book-running manager with Merrill Lynch in connection with Gart's offering of 3,500,000 shares of Gart common stock at $32 per share in May 2002. Gart paid Banc of America Securities underwriting fees of $1.82 million in connection with this offering. Banc of America Securities and its affiliates may in the future provide financial advisory and financing services for Gart and may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of Banc of America Securities, is a lender under The Sports Authority's credit facility. In addition, in the ordinary course of their businesses, Banc of America Securities and its affiliates may actively trade the debt and equity securities of The Sports Authority and Gart for their own account and for the accounts of their customers, and, accordingly, Banc of America Securities or its affiliates may at any time hold a long or short position in such securities.

Opinion of The Sports Authority's Financial Advisor

        Credit Suisse First Boston has acted as The Sports Authority's exclusive financial advisor in connection with the merger. The Sports Authority selected Credit Suisse First Boston based on Credit Suisse First Boston's experience and reputation, and its familiarity with The Sports Authority and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In connection with Credit Suisse First Boston's engagement, The Sports Authority requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of The Sports Authority common stock of the exchange ratio provided for in the merger. On February 19, 2003, at a meeting of The Sports Authority's board of directors held to evaluate the merger, Credit Suisse First Boston rendered to The Sports Authority's board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 19, 2003, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of The Sports Authority common stock.

        The full text of Credit Suisse First Boston's written opinion, dated February 19, 2003, to The Sports Authority's board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D and is incorporated into this document by reference. Holders of The Sports Authority common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse First Boston's opinion is addressed to The Sports Authority's board of directors and relates only to the fairness, from a financial point of view, of the exchange ratio, does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any stockholder as to any matters relating to the merger. The summary of Credit Suisse First Boston's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents, as well as publicly available business and financial information relating to The Sports Authority and Gart. Credit Suisse First Boston also reviewed other information relating to The Sports Authority and Gart, including financial forecasts, provided to or discussed with Credit Suisse First Boston by The Sports Authority and Gart. Credit Suisse First Boston also met with the managements of The Sports Authority and Gart to discuss the businesses and prospects of The Sports Authority and Gart. Credit Suisse First Boston also considered financial and stock market data of The Sports Authority and Gart, and compared those data with similar data for publicly held companies in businesses similar to The Sports Authority and Gart and considered, to the extent publicly available, the financial terms of other business combinations and transactions which have been effected or announced. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts for The Sports Authority, Credit Suisse First Boston was advised by the management of The Sports Authority, and assumed, that The Sports Authority's forecasts were reasonably prepared on bases reflecting its best currently available estimate and judgment, as to the future financial performance of The Sports Authority and the strategic benefits and potential synergies, including the amount, timing and achievability thereof, anticipated to result from the merger. With respect to the financial forecasts for Gart, Credit Suisse First Boston was advised by a representative of Gart, and assumed, that Gart's forecasts were reasonably prepared on bases reflecting its best currently available estimate and good faith judgment as to the future financial performance of Gart. Credit Suisse First Boston also assumed, with The Sports Authority's consent, that the merger would be consummated in accordance with the terms of the merger agreement, without amendment, modification or waiver of any material term, condition or agreement contained in the merger agreement, and that, in the course of obtaining any necessary regulatory and third party approvals and consents relating to the merger, no modification, condition, restriction, limitation or delay would be imposed that would have an adverse effect on The Sports Authority or Gart or the contemplated benefits of the merger. Credit Suisse First Boston assumed, with The Sports Authority's consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes.

        Credit Suisse First Boston was not requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of The Sports Authority or Gart, and Credit Suisse First Boston was not furnished with any such evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. Credit Suisse First Boston did not express any opinion as to the actual value of Gart common stock when issued in the merger or the prices at which Gart common stock would trade at any time. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that may be available to The Sports Authority, and it did not address the underlying business decision of Sports Authority to engage in the merger.

        In preparing its opinion to The Sports Authority's board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of The Sports Authority and Gart. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to The Sports Authority or Gart or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

        Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by The Sports Authority's board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of The Sports Authority's board of directors or management with respect to the merger or the exchange ratio.

        The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated February 19, 2003 delivered to The Sports Authority's board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

  Discounted Cash Flow Analysis

        Credit Suisse First Boston calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that each of The Sports Authority and Gart could generate for fiscal years 2003 through 2007 based on two scenarios for each of The Sports Authority and Gart—a management case and a revised case. The Sports Authority management case was based on internal estimates of The Sports Authority's management for fiscal years 2003 through 2005 and extrapolated for fiscal years 2006 and 2007 based on guidance from The Sports Authority's management. Gart's management case was based on internal estimates of Gart's management for fiscal year 2003 and extrapolated for fiscal years 2004 through 2007 based on guidance from Gart's management. The Sports Authority's revised case and Gart's revised case included adjustments to the management case estimates for The Sports Authority and Gart to reflect, among other things, the potential for decreased revenue and profitability. Credit Suisse First Boston calculated ranges of estimated terminal values for The Sports Authority and Gart by multiplying fiscal year 2007 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, of The Sports Authority and Gart by selected multiples ranging from 5.0x to 6.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 10% to 11%. This analysis implied per share equity reference ranges for The Sports Authority of $11.15 to $13.89 in the management case and $5.37 to $7.07 in the revised case, and per share equity reference ranges for Gart of $31.09 to $38.20 in the management case and $16.45 to $21.03 in the revised case. Based on these implied per share equity reference ranges, Credit Suisse First Boston then derived the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range
Management Case	Revised Case	Exchange Ratio in the Merger
0.29x to 0.45x	0.26x to 0.43x	0.37x

  Selected Companies Analysis

        Credit Suisse First Boston compared financial, operating and stock market data of The Sports Authority, Gart and the following 10 publicly traded companies in the retail industry:

Sporting Goods Retailers	Small & MidCap Retailers
•Big 5 Sporting Goods Corporation	•Barnes & Noble, Inc.
•Dick's Sporting Goods, Inc.	•Electronics Boutique Holdings Corp.
•Galyan's Trading Company, Inc.	•Guitar Center, Inc.
•Hibbett Sporting Goods, Inc.	•Linens 'n Things, Inc.
•Michaels Stores, Inc.
•PETsMART, Inc.

        Credit Suisse First Boston reviewed, among other things, enterprise values, calculated as equity value, plus net debt, as a multiple of fiscal year 2003 EBITDA. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. All multiples were based on closing stock prices on February 18, 2003. Credit Suisse First Boston then applied a range of selected multiples derived from publicly available financial data described above for the selected companies of 4.5x to 5.5x to the estimated fiscal year 2003 EBITDA for The Sports Authority and Gart based on The Sports Authority and Gart management cases. This analysis implied a per share equity reference range of $6.92 to $9.20 for The Sports Authority and $18.86 to $24.64 for Gart. Based on these implied per share equity reference ranges, Credit Suisse First Boston then derived the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Exchange Ratio in the Merger
0.28x to 0.49x	0.37x

  Selected Transactions Analysis

        Credit Suisse First Boston reviewed the enterprise values of the following 20 selected transactions involving companies in the retail and apparel industries:

Acquiror	Target
•Gart Sports Company	Oshman's Sporting Goods, Inc.
•Luxottica Group S.p.A.	Sunglass Hut International, Inc.
•Bain Capital, Inc.	KB Toy, a division of Consolidated Stores Corporation
•Best Buy Co., Inc.	Musicland Stores Corporation
•The May Department Stores Company	David's Bridal, Inc.
•Barnes & Noble, Inc.	Funco, Inc.
•Grupo Sanborns, S.A. de C.V.	CompUSA Inc.
•The Warnaco Group, Inc.	Authentic Fitness Corporation
•Barnes & Noble, Inc.	Babbage's, Etc. Inc.
•ShopKo Stores, Inc.	Pamida Holdings Corporation
•Freeman, Spogli & Co.	Galyan's Trading Company, Inc.
•Lowe's Companies, Inc.	Eagle Hardware & Garden Inc.
•Gart Sports Company	Sportmart, Inc.
•BAA PLC	Duty Free International, Inc.
•Riddell Sports Inc.	Varsity Spirit Corporation
•Petco Animal Supplies, Inc.	Pet Food Warehouse, Inc.
•Toys "R" Us, Inc.	Baby Superstore, Inc.
•Staples, Inc.	Office Depot, Inc.
•Sears Roebuck and Co.	Orchard Supply Hardware Stores Corporation
•Consolidated Stores Corporation	Kay-Bee Center, Inc.

        Credit Suisse First Boston compared enterprise values in the selected transactions as a multiple of, among other things, latest 12 months EBITDA. All multiples for the selected transactions were based on information available at the time of the relevant transaction. Credit Suisse First Boston then applied a range of selected multiples derived from the selected transactions of 5.5x to 7.0x to the estimated fiscal year 2002 EBITDA for The Sports Authority and Gart based on The Sports Authority and Gart management cases. This analysis implied a per share equity reference range of $6.45 to $9.12 for The Sports Authority and $20.79 to $28.36 for Gart. Based on these implied per share equity reference ranges, Credit Suisse First Boston then derived the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Exchange Ratio in the Merger
0.23x to 0.44x	0.37x

  Contribution Analysis

        Credit Suisse First Boston compared the relative contributions of The Sports Authority and Gart to, among other things, the combined company's fiscal years 2002 and 2003 estimated EBITDA and net income. Estimated financial data for The Sports Authority and Gart were based on The Sports Authority and Gart management cases. Based on estimated contributions of each of The Sports Authority and Gart to fiscal years 2002 and 2003 estimated EBITDA and net income of the combined company, Credit Suisse First Boston calculated reference ranges of the implied percentage ownership in the combined company of 36.4% to 49.4% for The Sports Authority and 50.6% to 63.6% for Gart. Using these implied percentage ownership reference ranges, Credit Suisse First Boston then derived the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Exchange Ratio in the Merger
0.21x to 0.36x	0.37x

  Stock Trading Analysis

        Credit Suisse First Boston compared the closing prices of The Sports Authority and Gart common stock on February 18, 2003, the last trading day prior to public announcement of the merger, and the average daily closing prices of The Sports Authority and Gart common stock for one week, one month, three months, six months and one year preceding February 18, 2003, as follows:

	Average Closing Price
Time Period	The Sports Authority	Gart
February 18, 2003	$5.49	$14.76
One Week	$5.32	$13.83
One Month	$6.20	$15.30
Three Months	$7.05	$19.38
Six Months	$6.54	$19.16
One Year	$8.62	$23.85

        Credit Suisse First Boston then derived the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Exchange Ratio in the Merger
0.34x to 0.41x	0.37x

  Pro Forma Merger Analysis

        Credit Suisse First Boston reviewed the potential pro forma effect of the merger on the combined company's estimated earnings per share for fiscal years 2003 and 2004, both before and after taking into account potential cost savings and other synergies anticipated by the management of The Sports Authority to result from the merger. When potential cost savings and other synergies from the merger were taken into account, Credit Suisse First Boston reviewed the potential pro forma effect of the merger on the combined company's estimated earnings per share, both with and without integration costs anticipated by the management of The Sports Authority. Estimated financial data for The Sports Authority and Gart were based on The Sports Authority and Gart management cases. Based on the exchange ratio of 0.37x, this analysis indicated that the merger could be:

  •
  dilutive to the combined company's estimated earnings per share for fiscal year 2003 both before and after taking into account potential cost savings and other synergies from the merger, with integration costs, and accretive to the combined company's estimated earnings per share for fiscal year 2003 after taking into account potential cost synergies from the merger, without integration costs; and

  •
  accretive to the combined company's estimated earnings per share for fiscal year 2004 both before and after taking into account potential cost synergies from the merger.

        The actual results achieved by the combined company may vary from these projected results and the variations may be material.

  Miscellaneous

        The Sports Authority has agreed to pay Credit Suisse First Boston for its financial advisory services in connection with the merger an aggregate fee equal to the greater of $5 million or 1.25% of the total consideration, including liabilities assumed, to be paid by Gart in the merger. It is currently estimated that the aggregate fee payable to Credit Suisse First Boston will be approximately $5.2 million, of which $4.25 million is contingent upon consummation of the merger. The Sports Authority also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including reasonable fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Credit Suisse First Boston and its affiliates in the past have provided, currently are providing and may in the future provide, investment banking and financial services to The Sports Authority and Gart unrelated to the merger, for which services Credit Suisse First Boston has received, and expects to receive, compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of The Sports Authority and Gart for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

Interests of Certain Persons in the Merger

        Gart's and The Sports Authority's officers and directors participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, yours.

  Payment of Transaction Fees

        Gart is a party to a management agreement with Leonard Green (the holder of approximately 26% of Gart's outstanding common stock) that provides for Gart to pay Leonard Green "reasonable and customary fees" for financial advisory and investment banking services in connection with major financial transactions, such as the proposed merger. The financial advisory and investment banking services provided by Leonard Green to Gart in connection with the merger included assisting in structuring and negotiating the financial and contractual terms of the merger, assisting Gart in its due diligence investigation of The Sports Authority, assisting Gart in its financial analysis of the combined company and assisting in arranging, structuring and negotiating the combined company's senior credit facility. Jonathan D. Sokoloff and Jonathan A. Seiffer are current directors of Gart and are also partners in Leonard Green. In order to avoid possible conflicts of interest with respect to the determination of the fee payable to Leonard Green in connection with the merger, Gart's board established a special committee consisting of Gordon D. Barker, Peter R. Formanek, Marilyn Oshman and Larry Strutton, comprising all members of the board other than directors who are members of management and directors who are affiliated with Leonard Green, to consider and act on the Leonard Green fee. The special committee retained Cypress Associates LLC as its financial advisor. Following negotiation of the fee, Cypress Associates gave its opinion to the special committee to the effect that the $4.25 million fee to be paid to Leonard Green in connection with the merger was reasonable and customary and was fair, from a financial point of view, to Gart and its stockholders other than Leonard Green. The payment of this fee is contingent upon consummation of the merger. Messrs. Sokoloff and Seiffer are being nominated for re-election to Gart's board of directors at Gart's annual meeting. In addition, Mr. Sokoloff has been designated as a Gart nominee to serve as a member of the board of directors of the combined company following the merger. As a result of their relationship with Leonard Green, Messrs. Sokoloff and Seiffer will receive a benefit from the merger that is in addition to the benefits that will be received by Gart's stockholders.

  Gart Employment Agreements

        Gart and The Sports Authority have agreed that, after the merger is completed, Martin E. Hanaka, The Sports Authority's current chairman and chief executive officer, will serve as the combined company's chairman and that John Douglas Morton, Gart's current chairman, president and chief executive officer, will serve as the combined company's vice chairman and chief executive officer. Gart has entered into employment agreements with each of Mr. Hanaka and Mr. Morton, which will become effective upon the consummation of the merger. Gart and The Sports Authority have also agreed that, after the merger is completed, Elliot Kerbis, The Sports Authority's current president and chief merchandising officer, will serve as the combined company's president and chief merchandising officer; Thomas Hendrickson, Gart's current executive vice president, chief financial officer and treasurer, will serve as the combined company's non-director vice chairman, chief administrative officer, chief financial officer and treasurer, and Todd Weyhrich, The Sports Authority's current senior vice president and controller will serve as the combined company's senior vice president-integration. Gart has indicated that it intends to enter into employment agreements with each of Mr. Kerbis, Mr. Hendrickson and Mr. Weyhrich, as well as with Nesa Hassanein, Gart's senior vice president and general counsel, Gregory Waters, Gart's executive vice president-store operations and Thomas Wildenberg, Gart's senior vice president of finance, in each case effective upon consummation of the merger.

        For a description of the foregoing employment agreements, see the section entitled "Related Agreements—Gart Employment Agreements," commencing on page 70 of this joint proxy statement/prospectus.

  The Sports Authority's Stock Options and Restricted Stock

        Upon the approval of the merger by The Sports Authority's stockholders, the vesting of all outstanding stock options issued by The Sports Authority pursuant to The Sports Authority's 2000 Stock Option and Stock Award Plan, Directors Stock Plan, and Salaried Employees Stock Option and Stock Award Plan will accelerate in accordance with the terms of such plans. At the effective time of the merger, each such stock option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under The Sports Authority's stock option, the number of shares of Gart common stock that is equal to the number of shares of The Sports Authority common stock that were issuable upon exercise of the stock option of The Sports Authority immediately prior to the effective time of the merger multiplied by the 0.37 (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price per share at which the stock option of The Sports Authority was exercisable immediately prior to the effective time divided by 0.37 (rounded up to the nearest whole cent). The following table shows the aggregate number of shares of The Sports Authority common stock that are subject to outstanding options held by directors and executive officers of The Sports Authority, including options, the vesting of which will accelerate as a result of the merger, and the average exercise price of the options held by each such director and executive officer.

Directors and Executive Officers	Vested Options	Unvested Options	Average Exercise Price
Martin E. Hanaka	766,667	533,333	$5.18
Elliott J. Kerbis	50,001	324,999	$4.38
George R. Mihalko	220,000	140,000	$3.93
Louis-Philippe Vanier	0	75,000	$6.05
Art Quintana	127,001	47,499	$4.04
Todd Weyhrich	18,334	21,666	$6.79
A. David Brown	6,500	14,000	$6.47
Mary Elizabeth Burton	6,261	14,000	$6.40
Cynthia R. Cohen	6,500	26,400	$4.94
Steve Dougherty	15,707	24,000	$7.04
Julius W. Erving	10,100	14,000	$6.11
Carol A. Farmer	15,707	14,000	$8.33
Paul E. Fulchino	0	11,364	$9.96
Kevin M. McGovern	5,000	13,896	$6.60
Charles H. Moore	6,500	14,000	$6.47
	1,254,278	1,288,157	$4.99

        Additionally, restrictions on transfer of shares of restricted stock held by directors and executive officers will terminate as a result of the merger in accordance with the terms of such restricted stock. The following table shows the number of shares of restricted stock held by executive officers and directors of The Sports Authority whose vesting will accelerate as a result of the merger.

Executive Officers and Directors	Restricted Stock Shares
Martin E. Hanaka	50,000
Elliott J. Kerbis	10,000
George R. Mihalko	20,000

80,000

  Entitlement to Severance Payments and Other Benefits

        The Sports Authority has entered into an employment agreement with Martin E. Hanaka, its chairman and chief executive officer, which provides that, upon termination of his employment by The Sports Authority without "cause" or by Mr. Hanaka for "good reason," within two years after a change in control of The Sports Authority, Mr. Hanaka will receive a severance payment equal to 2.99 times his base salary plus his target annual bonus under The Sports Authority's bonus plan for the current or previous fiscal year, whichever is greater, plus medical, dental, long-term disability and life insurance benefits for a period of three years. Under this agreement, "good reason" includes a material diminution of the benefits (taken as a whole) provided to Mr. Hanaka immediately prior to the change in control, the relocation of the company's principal executive offices to a location outside of South Florida or any requirement that he be based anywhere other than the company's principal executive offices. Mr. Hanaka will receive the severance payment described above and this agreement will terminate immediately prior to the effective time of the merger and will be superseded by the employment agreement entered into between Gart and Mr. Hanaka that provides that, upon termination of his employment by Gart without "cause" or by Mr. Hanaka for "good reason," Mr. Hanaka will receive a severance payment in an amount equal to the base salary and target bonus payable through the remainder of the term of the agreement (but not less than one year's base salary and target bonus), automatically become fully vested in all outstanding long-term incentive awards and continue to receive health, life insurance, long term disability, dental and medical benefits, and all perquisites through the remainder of the term of the agreement (but for no less than one year following such termination). If Mr. Hanaka terminates his employment with the combined company voluntarily, but remains chairman of the board of directors of the combined company, the health insurance benefit will continue so long as he is associated with the combined company in that capacity. See the section entitled "Related Agreements—Gart Employment Agreements," commencing on page 70 of this joint proxy statement/prospectus.

        The Sports Authority has, in the past, entered into severance agreements with five executive officers (other than Mr. Hanaka) that provide for substantial payments and benefits to be made after a change in control of The Sports Authority (which would include the proposed merger). These executive officers have the right to receive such payments and benefits, subject to limited exceptions, if they are terminated "without cause" within two years following the change in control or if they resign for any "good reason" after 90 days and before two years after a change in control. Under each of these agreements, "good reason" includes a material diminution of the benefits (taken as a whole) provided to the executive immediately prior to the change in control, the relocation of the company's principal executive offices to a location outside of South Florida or any requirement that the executive be based anywhere other than the company's principal executive offices. Therefore, as a result of the merger and the contemplated relocation of The Sports Authority's principal executive offices to Colorado these executive officers would be entitled to terminate their employment for "good reason" and receive these severance payments. These executive officers will receive these severance payments 90 days after the consummation of the merger even if their employment is not terminated.

        In addition, The Sports Authority's severance agreements with three of these executive officers, Elliott Kerbis, George Mihalko and Louis-Philippe Vanier also provide that if the executive remains employed by The Sports Authority during the 90-day period following the consummation of a change in control of The Sports Authority or if his employment is terminated within such 90-day period under circumstances that would have entitled him to the severance payments described above, his base salary for such 90-day period will be increased by 50%. This 50% increase will not be included in any calculation of the annual base salary of an executive at the time of termination for purposes of calculating severance payments due to such executive.

        Under all of the agreements described above, including Mr. Hanaka's, the executive is entitled to reimbursement for any excise tax payable by him (as well as any resulting income taxes payable upon receipt of such reimbursement) upon the receipt of any payments that would result in his receipt of any "excess parachute payment" (as defined under Section 280G of the Internal Revenue Code of 1986).

        In connection with the merger, The Sports Authority's executives will receive (i) payments under change in control severance agreements, (ii) pro-rated target bonuses for fiscal 2003 as provided in the Annual Incentive Bonus Plan and (iii) pro-rated target performance unit payments for the 2001-03 and 2002-04 performance periods under the Performance Unit Plan. In addition, the Supplemental Executive Retirement Plan provides that retirement annuities thereunder vest upon a change in control of The Sports Authority, and permit The Sports Authority to pay the present value of such benefits in a lump sum to all plan participants. Gart and The Sports Authority have elected to make such a lump sum payment. The following table sets forth the amounts of the payments described in this paragraph.

	Payments under Change in Control Agreements	FY 2003 Bonus Payment	Pro rated PUP Payment(a)	SERP Lump Sum Payment	Total
Martin E. Hanaka	$4,470,050	$247,917	$638,889	$1,063,209	$6,420,065
Elliott J. Kerbis	1,694,000	114,583	319,444	256,050	2,384,078
George R. Mihalko	1,410,000	114,583	319,444	232,999	2,077,027
Louis-Philippe Vanier	1,125,000	88,542	—	16,793	1,230,335
Todd Weyhrich	738,000	47,500	117,083	56,470	959,053
Art Quintana	822,000	45,833	188,196	260,873	1,316,901

	$10,259,050	$658,958	$1,583,056	$1,886,394	$14,387,458

(a)
The pro rated period is 29 and 17 months out of 36 months for the 2001 and 2002 grants, respectively.

        Executive officers of Gart that are party to severance agreements with Gart will receive severance payments and other benefits as set forth in such agreements if their employment is terminated without cause after the merger is consummated.

        After the execution of the merger agreement, Gart's board of directors authorized the payment of deal bonuses to Gart's executive officers in respect of the significant amount of time spent by such executives negotiating the merger agreement and planning for the integration of Gart and The Sports Authority. The payment of a portion of these bonuses is contingent upon the consummation of the merger. The following table sets forth the amounts of the bonuses described in this paragraph, the amount of each such bonus that has already been paid by Gart and the amount of each such bonus that is contingent upon the consummation of the merger.

	Total Deal Bonus	Amount of Bonus Already Paid	Amount of Bonus Contingent upon Consummation of the Merger
Thomas Hendrickson	$75,000	$37,500	$37,500
Nesa Hassanein	75,000	37,500	37,500
Thomas Wildenberg	60,000	30,000	30,000
Gregory Waters	50,000	25,000	25,000

	$260,000	$130,000	$130,000

  Indemnification

        Gart has agreed in the merger agreement that it will indemnify any of The Sports Authority's officers or directors against liabilities with respect to all acts and omissions arising out of such person's services as an officer or director of The Sports Authority prior to the effectiveness of the merger. Gart also has agreed to cause to be maintained in effect for the next six years directors' and officers' liability insurance to cover any such liabilities.

  Board of Directors of the Combined Company Following the Merger

        In accordance with the merger agreement, immediately following the merger, the combined company will reconstitute its board to consist of four designees of Gart and four designees of The Sports Authority. A ninth director who is currently unaffiliated with either company will be elected by the reconstituted board. Gart has designated John Douglas Morton, Jonathan D. Sokoloff, Peter R. Formanek and Gordon D. Barker to serve on the board of the combined company following the merger, and The Sports Authority has designated Martin E. Hanaka, Mary Elizabeth Burton, Cynthia R. Cohen and Kevin M. McGovern to serve on the board of the combined company following the merger.

Financing of the Combined Company Following the Merger

  General

        Gart and The Sports Authority are parties to secured credit facilities that will be accelerated upon consummation of the merger. In the merger agreement, Gart agreed to use its reasonable best efforts to obtain, and the consummation of the merger is subject to, among other things, the condition that Gart has obtained, a credit facility for the combined company providing substantially the same amount of financing as that described in a letter agreement provided by The CIT Group/Business Credit, Inc. (the agent and a lender under Gart's current credit facility) to Gart prior to the execution of the merger agreement or such lesser amount of financing as is otherwise mutually acceptable to Gart and The Sports Authority, and The Sports Authority agreed to use its reasonable best efforts to assist Gart in obtaining such financing. Gart executed a commitment letter agreement with The CIT Group/Business Credit, Inc. in March 2003 pursuant to which CIT has committed to enter into a new secured credit facility following the merger, which will replace Gart's current facility, providing for loans to Gart and its subsidiaries (which after the merger will include The Sports Authority) of up to $600 million. The CIT letter agreement contemplates that:

  •
  the new credit facility will be executed in connection with the consummation of the merger; and

  •
  concurrently with such execution, each of the Amended and Restated Financing Agreement by and among The CIT Group/Business Credit, Inc. (as Agent and a Lender) and various lenders and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and certain subsidiaries of Oshman's Sporting Goods, Inc. dated as of June 7, 2001 (the "Gart Financing Agreement"), and the Amended and Restated Loan and Security Agreement between Fleet Retail Finance Inc., as Agent for the Lenders referenced therein, and The Sports Authority and its wholly-owned U.S. subsidiaries, dated as of August 3, 2000, (the "TSA Financing Agreement"), will be terminated.

  Revolving Line of Credit; Letters of Credit

        The CIT commitment letter contemplates that the credit facility will provide for loans to the combined company on a revolving basis of up to the lesser of $600 million and the sum of: (1) the lesser of (A) 70% of eligible inventory and (B) 85% of the liquidation value of eligible inventory, except for periods of at least 30 days, or a Seasonal Advance Period, when the advance rate may, at Gart's discretion, increase to the lesser of (A) 80% of eligible inventory or (B) 90% of the liquidation value of eligible inventory; (2) the lesser of (A) $40 million and (B) 85% of eligible credit card accounts receivable and wholesale accounts receivable; and (3) the lesser of (A) $20 million during the first year of the term of the loan, $10 million during the second year and zero thereafter and (B) 50% of the fair market value of eligible real estate. The CIT letter also contemplates that the lenders will assist the combined company in obtaining documentary or standby letters of credit, and that up to a maximum amount of $75 million of obligations under documentary or standby letters of credit may be outstanding at any time.

  Interest Rate Elections

        The CIT commitment letter provides that the combined company will be able to elect one of two interest rate options:

  •
  the annual rate of interest announced by JPMorgan Chase Bank as its prime rate, in effect at its principal office in New York City (this is sometimes referred to in this joint proxy statement/prospectus as the Chase Bank Rate); or

  •
  the London Interbank Offered Rate paid by JPMorgan Chase dollar deposits, plus 2.0% (this is sometimes referred to in this joint proxy statement/prospectus as the LIBOR Rate).

        Additionally, the CIT commitment letter provides that after the six month anniversary of the closing of the financing, the interest rate will be reduced or increased quarterly, based on the combined company's EBITDA for the 12 months most recently ended (excluding up to $140 million of merger and integration costs incurred in the 12 months following the closing of the merger). The margin for the interest rate will range from 0.0% to 0.50% over the Chase Bank Rate and from 1.50% to 2.50% over the LIBOR Rate.

  Fees and Expenses

        The CIT commitment letter provides that the combined company will pay a line of credit fee of 0.375% per annum on the unused portion of the line of credit, payable at the end of each month and for letters of credit, the lenders will receive fees in an amount equal to 1.25% per annum of the face amount of each outstanding letter of credit, less all amounts previously drawn under the letters of credit, payable monthly. The CIT commitment letter provides that any charges imposed on the lenders by the banks issuing the letters of credit will be borne by the combined company.

        Additionally, the CIT commitment letter provides that CIT will receive a commitment fee of $500,000 if the merger is consummated and financing is obtained from a source other than CIT and that Gart will reimburse CIT for all of its out-of-pocket expenses incurred in connection with the line of credit, including reasonable attorneys' fees.

  Collateral

        The CIT commitment letter contemplates that in order to secure its obligations under the credit facility, the combined company will give the lenders a first priority lien on all of its current and future accounts receivable, equipment, inventory, trademarks, patents, general intangibles, owned real estate and issued and outstanding stock of any of Gart's subsidiaries.

  Guarantees

        The CIT commitment letter contemplates that all of Gart's subsidiaries that are not borrowers under the credit facility will guarantee the line of credit.

  Conditions to Financing; Covenants

        The CIT commitment letter contemplates that the funding of the new credit facility will be subject to the following conditions and other customary closing conditions:

  •
  the successful completion of, and compliance with, the terms of the commitment letter, including an inventory appraisal in CIT's discretion and payment of fees and expenses;

  •
  the execution and delivery of legal documentation satisfactory in form to the combined company, CIT and their respective counsel;

  •
  the absence of a material adverse effect on:

  •
  the combined company's business, as now conducted or proposed to be conducted; its results of operations; its financial or other condition; its assets or liabilities, contingent or otherwise; or its prospects; or

  •
  the combined company's ability to perform its obligations pursuant to the commitment letter or pursuant to the transactions contemplated by the commitment letter;

  •
  the combined company's excess revolving loan availability on the day of closing only must be at least $75 million;

  •
  CIT's receipt of legal opinions from the combined company's counsel that are satisfactory to CIT;

  •
  satisfactory review of Gart's and The Sports Authority's audited financial statements as of February 1, 2003, and the combined company's integration plan and monthly financial projections for the period through January 31, 2005; and

  •
  CIT's receipt of, and satisfaction with, the merger agreement.

        In connection with the new credit facility, the borrowers under the facility also will make customary representations, warranties and covenants. Under the facility contemplated by the CIT commitment letter, financial covenants would be limited to covenants regarding the combined company's minimum fixed charge coverage ratio and its minimum interest coverage ratio. The combined company would not be required to comply with these financial covenants if it maintains availability under the facility of at least $50 million during the first year of the facility, $60 million during the second year of the facility and $75 million thereafter. Up to $140 million of merger and integration costs incurred in connection with the merger in the 12 months following the closing of the merger would be excluded from the calculation of compliance with any covenants. Additionally, under this facility, the borrowers under the facility would be required to provide the lenders with monthly interim financial statements, fiscal year-end audited financial statements and annual operating budgets and the agent under the facility would have the right to require inventory appraisals to be performed.

  Term of Credit Facility; Termination

        The credit facility contemplated by the CIT commitment letter has an initial term of four years, and will be renewable automatically for additional one-year terms, unless terminated by either party at the expiration of the initial term upon 60 days' written notice. Additionally, the lenders will be able to terminate this credit facility upon the occurrence of certain events of default. The combined company will be able to terminate this credit facility at any time, with 60 days' prior written notice to CIT, but the combined company will be required to pay an early termination premium if such termination is before the second anniversary of the closing. The early termination premium will be calculated by multiplying the revolving line of credit by (1) 0.50%, if this credit facility is terminated prior to one year after closing, or (2) 0.25%, if this credit facility is terminated more than one year but prior to two years after closing. No early termination fee will be payable thereafter.

Completion and Effectiveness of the Merger

        Gart and The Sports Authority will complete the merger when all of the conditions to the completion of the merger are satisfied or waived, including adoption of the merger agreement by The Sports Authority's stockholders and approval of the issuance of Gart common stock in connection with the merger and the amendment to Gart's certificate of incorporation by Gart's stockholders. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

        Gart and The Sports Authority are working towards completing the merger as quickly as possible. Gart and The Sports Authority currently expect to complete the merger in the second or early third calendar quarter of 2003.

Material Federal Income Tax Consequences of the Merger

        The following, as it relates to matters of U.S. federal income tax law, constitutes the opinions of Clifford Chance US LLP, counsel to Gart, and Morgan, Lewis & Bockius LLP, counsel to The Sports Authority, subject to the qualifications set forth below and contained herein, as to the material federal income tax consequences of the merger to Gart, The Sports Authority and The Sports Authority's stockholders. Such opinions are not binding on the Internal Revenue Service or any court. It is assumed for purposes of this discussion that the shares of The Sports Authority common stock are held as "capital assets" within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. The tax consequences to each stockholder of The Sports Authority will depend in part upon such stockholder's particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders in securities that elect to mark to market, persons that hold The Sports Authority common stock as part of a straddle, hedge or conversion transaction, persons who are not citizens or residents of the United States, stockholders that are foreign corporations, partnerships, estates or trusts, and stockholders who acquired their shares of The Sports Authority common stock through the exercise of an employee stock option or otherwise as compensation. The following discussion of material federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. The Sports Authority's stockholders are urged to consult with their own tax advisors as to the specific tax consequences to them of the merger, including the application and effect of federal, state, local and foreign income and other tax laws.

        It is a condition to the consummation of the merger that Gart receive an opinion from its counsel, Clifford Chance US LLP, and The Sports Authority receive an opinion from its counsel, Morgan, Lewis & Bockius LLP, dated as of the effective date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes. The condition relating to the tax opinions will not be waived after receipt of stockholder approval unless further stockholder approval is obtained with appropriate disclosure. The opinions will be based on customary assumptions and customary representations made by, among others, Gart and The Sports Authority. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. Accordingly, there can be no assurance that the Internal Revenue Service will agree with the conclusions set forth in the opinion letters, and it is possible that the Internal Revenue Service or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither Gart nor The Sports Authority intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

        In the opinion of each of Clifford Chance US LLP and Morgan, Lewis & Bockius, LLP, (i) no gain or loss will be recognized by Gart or by The Sports Authority as a result of the merger; and (ii) holders of The Sports Authority common stock who exchange their common stock of The Sports Authority solely for Gart common stock in the merger will not recognize gain or loss for federal income tax purposes, except with respect to cash, if any, they receive in lieu of a fractional share of Gart common stock. The aggregate tax basis in Gart common stock received in the merger by each holder of The Sports Authority common stock will be the same as his or her aggregate tax basis in The Sports Authority common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of Gart common stock received in the merger by a holder of The Sports Authority common stock will include the holding period of The Sports Authority common stock that he or she surrendered in the merger. A holder of The Sports Authority common stock who receives cash in lieu of a fractional share of Gart common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of his or her tax basis in The Sports Authority common stock surrendered in the merger that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any such capital gain generally will be subject to a maximum federal income tax rate of 20% (to be reduced to 15% for taxable years ending on or after May 6, 2003, and before January 1, 2009, upon the execution by the President of the United States of the "Jobs and Growth Tax Relief Reconciliation Act of 2003," expected to be on or about May 23, 2003) if the individual has held his or her common stock of The Sports Authority for more than one year on the date of the merger. If the individual has held his or her common stock of The Sports Authority for less than one year, however, such capital gain will be subject to tax at the federal income tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations for both individuals and corporations.

        Each stockholder in The Sports Authority that receives Gart common stock in the merger will be required to file a statement with his or her federal income tax return setting forth his or her basis in The Sports Authority common stock surrendered and the fair market value of Gart common stock and cash received in the merger, and to retain permanent records of these facts relating to the merger.

        Unless an exemption applies under applicable law and regulations, the exchange agent is required to withhold, and will withhold at the applicable backup withholding rate (currently 30%) on any cash payments to a stockholder in The Sports Authority unless the stockholder provides the appropriate form described below. Each stockholder in The Sports Authority should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be sent to each stockholder in The Sports Authority, so as to provide the information, including such stockholder's taxpayer identification number, and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Gart and the exchange agent.

        The Sports Authority's stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Accounting Treatment of the Merger

        Gart and The Sports Authority will account for the merger using the purchase method of accounting with Gart as the acquiror.

Regulatory Filings and Approvals Required to Complete the Merger

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, requires each of Gart and The Sports Authority to file Notification and Report Forms with the Bureau of Competition of the Federal Trade Commission and the Antitrust Division of the Department of Justice containing information relating to the parties to the merger agreement and the transactions contemplated by the merger agreement. Gart and The Sports Authority are required to observe a 30-day waiting period after the filings have been made before completing the merger. In compliance with the Hart-Scott-Rodino Antitrust Improvements Act, Gart and The Sports Authority both filed their Notification and Report Forms on March 3, 2003. The waiting period expired on April 2, 2003. Termination or expiration of the waiting period is a condition to the consummation of the merger.

        The Federal Trade Commission or the Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the merger. Accordingly, at any time before or after the completion of the merger, either the Federal Trade Commission or the Department of Justice could take action under the antitrust laws as it deems necessary or desirable in the public interest. Such actions may include seeking to challenge the merger, to limit Gart's or The Sports Authority's ownership of the combined company after the merger, to limit the operation of the combined company after the merger or otherwise to restrict the combined operations of Gart and The Sports Authority as a condition to approving the merger. Any challenges, limitations or restrictions imposed by government agencies could prevent the merger or diminish the benefits of the merger to Gart, The Sports Authority and their stockholders. In addition, state antitrust authorities or private persons or entities could take certain actions, including seeking to enjoin the merger under the antitrust laws at any time prior to the completion of the merger or could compel rescission or divestiture after completion of the merger. Gart and The Sports Authority believe that the consummation of the merger will not violate antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

Restrictions on Sales of Shares by Affiliates of The Sports Authority

        The shares of Gart common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act of 1933, except for shares of Gart common stock issued to any person who is deemed to be an "affiliate" of The Sports Authority. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with The Sports Authority and may include some of its officers and directors as well as its principal stockholders. The Sports Authority's affiliates may not sell their shares of Gart common stock acquired in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act of 1933 covering the resale of those shares;

  •
  an exemption under paragraph (d) of Rule 145 under the Securities Act of 1933; or

  •
  any other exemption under the Securities Act of 1933 which may be relied upon in the opinion of legal counsel reasonably acceptable to Gart.

        Gart's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Gart common stock to be received by affiliates of The Sports Authority or the combined company in the merger.

Listing of Gart Common Stock to be Issued in the Merger

        Gart common stock is currently listed on the Nasdaq National Market under the symbol "GRTS." Gart agreed in the merger agreement to change its name to "The Sports Authority, Inc." and to use its reasonable best efforts to cause the common stock of the combined company to be listed on the New York Stock Exchange at or prior to the effective time of merger under the symbol "TSA." Gart has been cleared to apply to list the common stock of the combined company on the New York Stock Exchange. As of the effective time of the merger, Gart intends to list the shares of Gart common stock currently outstanding and the shares of Gart common stock to be issued in the merger on the New York Stock Exchange, and to delist the shares of Gart common stock currently outstanding from the Nasdaq National Market.

Delisting and Deregistration of The Sports Authority Common Stock After the Merger

        When the merger is completed, The Sports Authority common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

No Dissenter's or Appraisal Rights

        In accordance with Delaware law, no holder of Gart common stock or The Sports Authority common stock will have any dissenter's or appraisal rights in connection with the merger.

Additional Financial Information

        During the course of the discussions between Gart and The Sports Authority, each company delivered to the other certain non-public forecasted financial information for each company's fiscal year ending January 31, 2004. These forecasts were prepared on a stand-alone, pre-merger basis. The financial forecasts are "forward-looking statements" and our actual results may differ materially from those set forth in the forecasts. See the section entitled "Forward-Looking Statements" on page 25 of this joint proxy statement/prospectus for a discussion of the risks you should consider in reviewing the forecasts set forth in this joint proxy statement/prospectus.

        We did not prepare the forecasts with a view to public disclosure, use in this joint proxy statement/prospectus or compliance with published guidelines of the Securities and Exchange Commission, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. None of Gart, The Sports Authority or their respective affiliates or independent auditors assume any responsibility for the accuracy of the forecasts. The forecasts were not prepared with the approval of Gart's or The Sports Authority's board of directors.

        The forecasts are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and recent developments. While presented with numeric specificity, the forecasts reflect numerous assumptions made by the management of Gart and The Sports Authority with respect to industry performance and competition, general business, economic, market and financial conditions and other matters, all of which are difficult to predict, many of which are beyond our control.

        For these reasons, you should not regard the inclusion of the forecasts in this joint proxy statement/prospectus as an indication that Gart, The Sports Authority, any recipient of the forecasts or their respective affiliates or representatives, considered or consider the forecasts to be a reliable prediction of future events, and the forecasts should not be relied upon as such. Actual results may be higher or lower than those estimated. We do not generally publish our business plans and strategies or make external disclosures of our anticipated financial position or results of operations. We are not including the forecasts below in this joint proxy statement/prospectus to influence your vote with respect to the merger proposals. We do not intend to, and specifically decline any obligation to, update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all the underlying assumptions are shown to be in error. Also, we do not intend to, and specifically decline any obligation to, update or revise the prospective financial information to reflect changes in general economic or industry conditions.

        Neither Gart's nor The Sports Authority's auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these forecasts, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this prospective financial information. The independent public accountants' reports incorporated by reference in this document relate to the historical financial statements of Gart and The Sports Authority. These reports do not extend to these unaudited financial forecasts and should not be read to do so.

Gart

        The material portions of the financial forecasts prepared by management of Gart on January 9, 2003 follow:

Fiscal Year Ending January 31, 2004
(In millions)
Total Sales	$1,144.8
Net Income	27.9
Earnings Per Share (EPS)	2.17
EBITDA*	79.1

*
Earnings before interest, taxes, depreciation and amortization.

The Sports Authority

        The material portions of the financial forecasts prepared by management of The Sports Authority follow:

Fiscal Year Ending January 31, 2004
(In millions)
Total Sales	$1,488.5
Net Income	25.6
Earnings Per Share (EPS)	0.75
EBITDA*	82.3

*
Earnings before interest, taxes, depreciation and amortization.

The Merger Agreement

        This section of the joint proxy statement/prospectus is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document. Because the description is a summary, it does not contain all of the information that may be important to you. You should refer to the full text of the merger agreement, which is hereby incorporated by reference into this joint proxy statement/prospectus, for details of the merger and the terms and conditions of the merger agreement.

The Merger

        The merger agreement provides that when all closing conditions have been satisfied or waived, Gold Acquisition Corp. will be merged with and into The Sports Authority. As a result of the merger, the separate corporate existence of Gold Acquisition Corp. will cease and The Sports Authority will continue as the surviving corporation. As a result of the merger, The Sports Authority will become a wholly-owned subsidiary of Gart. The merger will become effective on the date of filing of a certificate of merger with the Secretary of State of the State of Delaware or on a later date as is specified in the certificate of merger and agreed upon by the parties. This is referred to as the effective time of the merger.

Conversion of The Sports Authority's Shares in the Merger

        At the effective time of the merger, each share of The Sports Authority common stock issued and outstanding immediately prior to the effective time, other than shares of The Sports Authority common stock held in The Sports Authority's treasury, or owned by Gart or Gold Acquisition Corp. or any subsidiary of The Sports Authority, will be converted into the right to receive 0.37 of a share of Gart common stock.

        No fractional shares of Gart common stock will be issued in the merger. Instead of issuing fractional shares of Gart common stock to the holders of shares of The Sports Authority common stock, Gart will pay cash in an amount equal to the fractional amount of a share of Gart common stock that The Sports Authority common stockholders would otherwise receive multiplied by the closing price of a share of Gart common stock on the National Market System on the business day immediately prior to the day on which the merger is consummated. No interest will be paid or accrued on cash in lieu of fractional shares, if any.

Adjustment to Exchange Ratio

        The exchange ratio will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including a dividend or distribution of securities exchangeable for or convertible into common stock of Gart or The Sports Authority), reorganization, recapitalization or similar event in respect of the common stock of Gart or The Sports Authority occurring after the date of the merger agreement and prior to the effective time of the merger. Additionally, the exchange ratio will be adjusted to reflect the effect of any breach by either Gart or The Sports Authority of their representations and covenants regarding their respective capital structures as of the date of the merger agreement. Any such adjustment will result in holders of common stock or options, rights or convertible securities exercisable for or convertible into Gart and The Sports Authority common stock immediately prior to the effective time owning 50% of Gart common stock on a fully diluted basis immediately after the effective time.

Exchange of Certificates

        Gart will appoint an exchange agent for the purpose of exchanging The Sports Authority's stock certificates for Gart's stock certificates. Promptly after the effective time of the merger, the exchange agent will mail to each stockholder of record of The Sports Authority a letter of transmittal and instructions for the surrender of certificates representing The Sports Authority common stock in exchange for certificates representing Gart common stock. If a stock certificate is lost, stolen or destroyed, The Sports Authority stockholder will have to deliver an affidavit and, if required, a bond to receive certificates representing Gart common stock.

        Holders of The Sports Authority common stock should not send in their certificates until they receive a letter of transmittal and instructions from the exchange agent.

Corporate Organization and Governance

        Upon consummation of the merger, The Sports Authority will continue to be governed by the laws of the State of Delaware. The directors of Gold Acquisition Corp. immediately prior to the effective time of the merger will be the directors of the surviving corporation and the officers of The Sports Authority immediately prior to the effective time of the merger will be the officers of the surviving corporation, in each case, until their respective successors are duly elected, appointed or qualified or until their earlier death, removal or resignation in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Representations and Warranties

        The merger agreement contains reciprocal representations and warranties made by each party to the other. All representations and warranties of Gart and The Sports Authority will expire upon the completion of the merger.

        A number of the representations and warranties are qualified by a material adverse effect standard. A material adverse effect with respect to Gart or The Sports Authority means any change, event or effect that has occurred, or to the knowledge of Gart or The Sports Authority, as the case may be, has been threatened, that is or is reasonably expected to be materially adverse to the business, results of operations, properties, condition (financial or otherwise), assets and liabilities of Gart or The Sports Authority, as the case may be, and its subsidiaries, taken as a whole, or that may prevent or materially delay the performance by Gart or The Sports Authority, as the case may be, of any of its obligations under the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement, in each case, other than any change, event or effect which occurred prior to the date of the merger agreement and which was disclosed to the other party in writing prior to that date.

Covenants

        The merger agreement contains reciprocal covenants made by each party to the other relating to certain matters. The following summarizes the more significant of these covenants.

  Interim Operations

        Each of Gart and The Sports Authority has agreed that it will carry on its business in the usual, regular and ordinary course substantially consistent with past practice and will use its reasonable best efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others who have business dealings with it. The merger agreement contains a number of specific restrictions on each party and its subsidiaries.

  Access to Information

        Each of Gart and The Sports Authority has agreed that it will, and it will cause its subsidiaries to, afford to the other party and to the other party's officers, employees, accountants, counsel, financial advisors and other representatives reasonable access during normal business hours to all of its properties, books, contracts, commitments and records and that it will, and will cause its subsidiaries to, furnish promptly to the other party consistent with its legal obligations all other information concerning its business, properties and personnel as the other party may reasonably request. This access will be afforded until the effective time of the merger and will be subject to certain limitations.

  Approvals From Governmental Entities and Third Parties

        Each of Gart and The Sports Authority has agreed to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable under applicable laws and regulations to complete the merger and the other transactions contemplated by the merger agreement as soon as practicable. This includes using reasonable best efforts to obtain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third parties or from governmental entities that are necessary, proper or advisable to complete the merger and the other transactions contemplated by the merger agreement. Each of Gart and The Sports Authority has agreed to use its reasonable best efforts to cooperate with the other party in connection with any such filing or submission or investigation or other inquiry related thereto.

  Financing

        Gart has agreed to use reasonable best efforts to obtain, as of or prior to the closing of the merger, a credit facility providing substantially the same amount of financing as that provided in a financing commitment letter received by Gart from The CIT Group/Business Credit, Inc., or such lesser amount of financing as is otherwise mutually acceptable to Gart and The Sports Authority. The Sports Authority has agreed to use reasonable best efforts to assist Gart in obtaining such financing. For more information about the terms of the CIT letter agreement, see the section entitled "The Merger and Related Transactions—Financing of the Combined Company Following the Merger," commencing on page 51 of this joint proxy statement/prospectus.

  Directors' and Officers' Insurance and Indemnification

        Gart and The Sports Authority have agreed that all rights to indemnification and exculpation now existing in favor of any current or former director or officer of The Sports Authority or any of its subsidiaries as provided in their respective charters or bylaws will survive the merger.

        Additionally, Gart has agreed to maintain or cause to be maintained in effect for six years after the effective time of the merger the current policies (or their equivalent) of directors' and officers' liability insurance maintained by The Sports Authority covering acts or omissions occurring prior to the merger, subject to certain limitations.

  Post Merger Operations; Directors Designated by The Sports Authority to Serve on the Combined Company's Board of Directors

        After the merger, the headquarters of the combined company and its subsidiaries will be located in Englewood, Colorado. Gart and The Sports Authority have agreed that, promptly following the effective time, the combined company's board of directors will be reconstituted to consist of four designees of Gart and four designees of The Sports Authority. After the effective time, the reconstituted board will elect to the board of directors an additional individual who will satisfy the independence requirements of the New York Stock Exchange, the Nasdaq National Market and the Sarbanes-Oxley Act of 2002. Gart designated John Douglas Morton, Jonathan D. Sokoloff, Peter R. Formanek and Gordon D. Barker to serve on the board of the combined company following the merger and The Sports Authority designated Martin E. Hanaka, Mary Elizabeth Burton, Cynthia R. Cohen and Kevin M. McGovern to serve on the board of the combined company following the merger. Gart and The Sports Authority have also agreed that as of the effective time Martin E. Hanaka will be the combined company's chairman, John Douglas Morton will be combined company's vice chairman and chief executive officer, Elliott J. Kerbis will be the combined company's president and chief merchandising officer, Thomas T. Hendrickson will be combined company's non-director vice chairman, chief administrative officer, chief financial officer and treasurer, Greg A. Waters will be combined company's executive vice president—store operations and chief operating officer and Todd Weyhrich will combined company's senior vice president of integration. The rest of the management team will be comprised of executives of both Gart and The Sports Authority. Gart's name will be changed to "The Sports Authority, Inc." after completion of the merger.

  Stockholders' Meetings

        Gart and The Sports Authority have agreed to hold meetings of their respective stockholders as soon as practicable following the execution of the merger agreement, for the purpose of voting: (1) in the case of The Sports Authority, to adopt the merger agreement; and (2) in the case of Gart, to approve the issuance of Gart common stock in the merger and the amendment to Gart's certificate of incorporation. Gart and The Sports Authority have agreed, to the extent practicable, to hold such meetings on the same date.

  Tax-Free Reorganization Treatment

        Gart, The Sports Authority and their respective subsidiaries have agreed to use their reasonable best efforts to cause the merger to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

  NYSE Listing

        Gart's shares of common stock are currently listed on the Nasdaq National Market. Gart has agreed to change its name to "The Sports Authority, Inc." and to use its reasonable best efforts to cause the common stock of the combined company to be listed on the New York Stock Exchange under the trading symbol "TSA," subject to official notice of issuance, as of or prior to the effective time of the merger. Gart has been cleared to apply to list the common stock of the combined company, including the shares of Gart common stock to be issued by Gart in the merger, on the New York Stock Exchange. Consequently, as of the effective time of the merger, Gart intends to list the common stock of the combined company on the New York Stock Exchange and to delist the Gart common stock from the Nasdaq National Market.

  No Solicitation

        In the merger agreement, each party has agreed that it will, and it will cause its subsidiaries and representatives, to cease, as of the date of the merger agreement, any existing discussions with any parties conducted before that date with respect to any Acquisition Proposal.

        An "Acquisition Proposal" refers to any written bona fide proposal made by a third party relating to either:

  •
  the direct or indirect acquisition of 20% or more of either party's assets or combined voting power or any tender offer or exchange offer related thereto; or

  •
  a merger, consolidation or other business combination involving Gart or The Sports Authority or any of their subsidiaries in which the party making the proposal or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from such transaction.

        Each party has further agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any representative retained by it, directly or indirectly, to:

  •
  solicit, initiate or knowingly encourage any inquiries or the making of any proposal that constitutes an Acquisition Proposal; or

  •
  participate in any discussions or negotiations, including by way of furnishing information, regarding any Acquisition Proposal, subject to limited exceptions in the event of a Superior Proposal, as discussed below.

        A "Superior Proposal" refers to any written bona fide proposal made by a third party and not solicited by Gart or The Sports Authority, as applicable, relating to either:

  •
  the direct or indirect acquisition of 50% or more of either party's assets or combined voting power or any tender offer or exchange offer related thereto; or

  •
  a merger, consolidation or other business combination involving Gart or The Sports Authority or any of their subsidiaries in which the party making the proposal or its stockholders will own 50% or more of the combined voting power of the parent entity resulting from such transaction.

        In addition, in order to qualify as a Superior Proposal, the proposal must be on terms that the board of directors of Gart or The Sports Authority, as applicable, determines in its good faith judgment, (after consultation with a financial advisor of nationally recognized reputation and considering any modifications to the merger agreement proposed by the Gart or The Sports Authority, as applicable) taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the board of directors:

  •
  to be more favorable to its stockholders from a financial point of view than the merger;

  •
  to be capable of being completed reasonably promptly; and

  •
  for which financing, to the extent required, is then committed or capable of being obtained by the party making the Superior Proposal.

        The merger agreement allows each party, prior to the date of the meeting of its stockholders contemplated by this joint proxy statement/prospectus, to furnish information to, negotiate or otherwise engage in discussions with a party in response to an Acquisition Proposal if all of the following conditions are satisfied:

  •
  it enters into a customary confidentiality agreement on terms no less favorable to it than those obtained in the confidentiality agreement between Gart and The Sports Authority;

  •
  the Acquisition Proposal is, in the reasonable judgment of its board of directors, likely to lead to a Superior Proposal;

  •
  its board of directors determines in good faith (after consultation with its outside counsel) that it is required to furnish information, negotiate or engage in discussions in order to comply with the fiduciary duties of the board of directors under applicable law; and

  •
  the Acquisition Proposal was not solicited by it in breach of, or otherwise does not result from a breach of, the non-solicitation provisions in the merger agreement.

        Each party has also agreed in the merger agreement that its board of directors may not:

  •
  withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, its approval or recommendation of the merger or the merger agreement or fail to reaffirm such approval or recommendation within a reasonable amount of time after the other party requests such an affirmation;

  •
  approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Superior Proposal;

  •
  approve or recommend, or propose to approve or recommend, or execute or enter into any agreement with respect to any Acquisition Proposal or Superior Proposal; or

  •
  propose publicly or agree to do any of the foregoing.

        If prior to the date of its stockholders meeting contemplated by this joint proxy statement/prospectus, however, Gart or The Sports Authority receives a Superior Proposal which was not solicited by it in breach of, or otherwise does not result from a breach of the non-solicitation provisions in the merger agreement, and if its board of directors determines in good faith (after consultation with outside legal counsel and a financial advisor of national reputation) that it is required to do so in order to comply with its fiduciary duties to its stockholders under applicable law, then the board of directors may take any of the actions described above. However, its board of directors may only take any of the actions described above if, simultaneously with taking such action, it also terminates the merger agreement and executes a definitive agreement to implement the Superior Proposal, but only if it has given the other party five business days notice that it is prepared to accept a Superior Proposal. Such notice must specify the terms and conditions of the Superior Proposal. At the time that such party terminates the merger agreement it must pay the other party a $7.4 million termination fee.

        The merger agreement also allows each party's board of directors to take and to disclose to its stockholders a position contemplated by Rule 14d-9 or 14e-2 under the Securities Exchange Act of 1934 and make all other disclosures which, in the good faith judgment of the board of directors, are required by applicable law.

        Each party has agreed to promptly (and no more than 24 hours after receipt) advise the other party of the receipt of any Acquisition Proposal, or any inquiry that would reasonably be expected to lead to an Acquisition Proposal, or of any request for information in connection with a possible Acquisition Proposal, and to provide to the other party the material terms and conditions of such request and the identity of the party making the Acquisition Proposal or inquiry and to keep the other party reasonably and promptly informed of the status of any such request or proposal and the substance of any discussions relating to such Acquisition Proposal. Each party has further agreed to provide the other party with a copy of any written materials received from any third party with respect to or which could lead to an Acquisition Proposal and of any materials provided to such third party.

Treatment of The Sports Authority's Stock Options

        Upon the approval of the merger by The Sports Authority's stockholders, the vesting of all outstanding stock options issued by The Sports Authority pursuant to The Sports Authority's 2000 Stock Option and Stock Award Plan, Directors Stock Plan and Salaried Employees Stock Option and Stock Award Plan will accelerate in accordance with the terms of the options. At the effective time of the merger, each stock option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under The Sports Authority's stock option, the number of shares of Gart common stock that is equal to the number of shares of The Sports Authority common stock that were issuable upon exercise of the stock option of The Sports Authority immediately prior to the effective time of the merger multiplied 0.37 (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price per share at which the stock option of The Sports Authority was exercisable immediately prior to the effective time divided by 0.37 (rounded up to the nearest whole cent).

        At the effective time of the merger, Gart will assume all of The Sports Authority's stock options in accordance with the terms of the stock option plan under which they were issued and the stock option agreement by which they are evidenced. As soon as practicable after the effective time of the merger

Gart will file a registration statement on Form S-8 (or another appropriate form) with respect to the Gart common stock subject to the stock options of The Sports Authority, and will maintain the effectiveness of such registration statement for so long as such stock options remain outstanding.

The Sports Authority's Employee Benefit Plans and Agreements

        Gart has agreed to adopt all The Sports Authority benefit plans and agreements, including the executive severance agreements described under the section entitled "The Merger and Related Transactions—Interests of Certain Persons in the Merger—Entitlement to Severance Payments and Other Benefits" commencing on page 48 of this joint proxy statement/prospectus, and to perform The Sports Authority's obligations under these plans and agreements that are outstanding as of the effective time of the merger. Gart may amend or terminate these plans and agreements but may not reduce the accrued benefits in a manner that is prohibited by law or the relevant plan or agreement. Prior to the effective time of the merger, Gart and The Sports Authority will determine which company's benefit plans will survive following completion of the merger.

Conditions to the Completion of the Merger

        The respective obligations of Gart, Gold Acquisition Corp. and The Sports Authority to complete the merger and the related transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before the completion of the merger:

  •
  the merger agreement and the transactions contemplated thereby must be approved and adopted by the requisite vote of the holders of The Sports Authority common stock;

  •
  the amendment to Gart's certificate of incorporation and issuance of Gart common stock in connection with the merger must be approved and adopted by the requisite vote of the holders of Gart common stock;

  •
  no order or other legal restraint or prohibition preventing the consummation of the merger will be in effect;

  •
  all actions by or in respect of or filings with any governmental entity required to permit the consummation of the merger (including the expiration or termination of all applicable waiting periods under applicable antitrust laws) must have been obtained or made;

  •
  the registration statement of which this joint proxy statement/prospectus is a part must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness will have been initiated or threatened by the Securities and Exchange Commission;

  •
  Gart must have entered into a credit facility providing substantially the same amount of financing as that provided in a financing commitment letter from CIT Group/Business Credit, Inc. or such lesser amount of financing as otherwise is mutually acceptable to Gart and The Sports Authority;

  •
  Gart must have received from Clifford Chance US LLP on the date of the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and on the date on which the merger is consummated, a written opinion to the effect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

  •
  The Sports Authority must have received from Morgan, Lewis & Bockius LLP on the date of the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and on the date on which the merger is consummated, a written opinion to the effect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

  •
  each of Gart and The Sports Authority must have obtained all material consents from third parties to the merger;

  •
  the representations and warranties of the other party contained in the merger agreement must be true and correct as of the date of the merger agreement and at the effective time of the merger, except:

  •
  to the extent the representations and warranties address matters as of a particular date, they must be true and correct as of that date; and

  •
  where the failure of the representations and warranties to be true and correct (without giving effect to any materiality qualifier) does not have, and is not reasonably expected to have, individually or in the aggregate, a material adverse effect on the other party and its subsidiaries taken as a whole;

  •
  the other party shall have performed in all material respects all obligations required to be performed by it under the merger agreement; and

  •
  changes, conditions, events or developments will not have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the other party.

Termination of the Merger Agreement

        The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval, as follows:

  •
  if Gart and The Sports Authority mutually consent in writing to terminate the merger agreement;

  •
  by Gart or The Sports Authority if the transactions contemplated by the merger agreement are not completed on or before December 31, 2003, but only if the failure to complete the transactions by that date did not result from the failure to fulfill an obligation under the merger agreement by the party seeking termination;

  •
  by Gart or The Sports Authority if any governmental entity issues a non-appealable final order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement or any governmental entity fails to issue an order, decree or ruling, or take any other action which is necessary to fulfill the conditions to the consummation of the merger set forth in the merger agreement, but only if such action or inaction did not result from the failure of the party seeking termination to comply with the merger agreement;

  •
  by Gart or The Sports Authority if Gart's stockholders fail to approve the issuance of shares of Gart common stock in the merger or the amendment to Gart's certificate of incorporation or The Sports Authority's stockholders fail to approve the adoption of the merger agreement and the transactions contemplated thereby;

  •
  by Gart or The Sports Authority if the other party is in breach of any of its representations, warranties, covenants or other agreements contained in the merger agreement and the breach would give rise to a failure of a condition to the consummation of the merger and has not been or is incapable of being cured within 30 days after written notice from the party wishing to terminate;

  •
  by Gart or The Sports Authority prior to the date of its stockholders meeting, if its board of directors enters into a definitive agreement in response to a Superior Proposal, but only if its board of directors determines in good faith that such termination is necessary to comply with its fiduciary duties to its stockholders and simultaneously pays the termination fee described below.

Termination Fee and Expenses

        Gart will be required to pay a termination fee in the amount of $7.4 million if:

  •
  an Acquisition Proposal is made to Gart or its subsidiaries or stockholders or any person publicly announces an intention to make an Acquisition Proposal to Gart and either Gart or The Sports Authority terminates the merger agreement because (i) the transaction did not close prior to December 31, 2003 or (ii) Gart's stockholders failed to adopt the merger agreement and approve the issuance of Gart's shares in the merger and the amendment to Gart's certificate of incorporation, and within 12 months of such termination an Acquisition Proposal is approved or consummated or an agreement related thereto is entered into (for these purposes such Acquisition Proposal must involve 50% or more of Gart's assets or voting power) by Gart;

  •
  The Sports Authority terminates the merger agreement because Gart willfully breaches any of its representations, warranties or covenants or other agreements in the merger agreement; or

  •
  Gart's board of directors determines in response to a Superior Proposal to enter into a definitive agreement in respect of the Superior Proposal and simultaneously terminates the merger agreement.

        The Sports Authority will be required to pay a termination fee in the amount of $7.4 million if:

  •
  an Acquisition Proposal is made to The Sports Authority or its subsidiaries or stockholders or any person publicly announces an intention to make an Acquisition Proposal to The Sports Authority and either Gart or The Sports Authority terminates the merger agreement because (i) the transaction did not close prior to December 31, 2003 or (ii) The Sports Authority's stockholders failed to adopt the merger agreement and approve the merger, and within 12 months of such termination an Acquisition Proposal is approved or consummated or an agreement related thereto is entered into (for these purposes such Acquisition Proposal must involve 50% or more of The Sports Authority's assets or voting power) by The Sports Authority;

  •
  Gart terminates the merger agreement because The Sports Authority willfully breaches any of its representations, warranties or covenants or other agreements in the merger agreement; or

  •
  The Sports Authority's board of directors determines in response to a Superior Proposal to enter into a definitive agreement in respect of the Superior Proposal and simultaneously terminates the merger agreement.

        Gart will be required to pay to The Sports Authority all fees and expenses (up to $3.7 million) incurred by The Sports Authority in connection with the merger if:

  •
  the merger agreement is terminated because Gart failed to obtain stockholder approval of the issuance of Gart's shares in the merger and the amendment to Gart's certificate of incorporation; or

  •
  The Sports Authority terminates the merger agreement because Gart commits a material breach of the merger agreement (assuming the breach is not willful)

        and, in either case, The Sports Authority is not entitled to the termination fee described above.

        The Sports Authority will be required to pay to Gart all fees and expenses (up to $3.7 million) incurred by Gart in connection with the merger if:

  •
  the merger agreement is terminated because The Sports Authority failed to obtain stockholder approval of the adoption of the merger agreement and the transactions contemplated thereby; or

  •
  Gart terminates the merger agreement because The Sports Authority commits a material breach of the merger agreement (assuming the breach is not willful)

and, in either case, Gart is not entitled to receive the termination fee described above.

Extension, Waiver and Amendment of the Merger Agreement

        Gart, Gold Acquisition Corp. and The Sports Authority may amend the merger agreement prior to and after the approval of matters presented in connection with the merger by Gart's and The Sports Authority's stockholders by action taken or authorized by their respective boards of directors, unless the amendment requires the approval of the stockholders of Gart, Gold Acquisition Corp. or The Sports Authority, in which case the applicable stockholder approval must be obtained prior to amending the merger agreement.

        Gart and Gold Acquisition Corp., on the one hand, and The Sports Authority, on the other, may extend the time for the performance of any of the other party's covenants, obligations or other acts under the merger agreement, waive any inaccuracies in the other party's representations and warranties, and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

Related Agreements

Stockholder's Agreement Between The Sports Authority and Leonard Green

        In connection with and as a condition to entering into the merger agreement, The Sports Authority has entered into a stockholder's agreement with Leonard Green, which, as of February 1, 2003, owned approximately 26% of the outstanding shares of Gart common stock. Pursuant to the stockholder's agreement, Leonard Green has agreed, among other things:

  •
  to vote in favor of the adoption and approval of the issuance of Gart common stock and the amendment to Gart's certificate of incorporation contemplated by the merger agreement and any other actions in furtherance thereof requiring a vote of Gart's stockholders;

  •
  to vote against any Acquisition Proposal or Superior Proposal;

  •
  to vote against any proposal, action, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Gart or Gold Acquisition Corp. under the merger agreement or that is reasonably likely to result in any of Gart's or Gold Acquisition Corp.'s conditions to their respective obligations not being fulfilled;

  •
  to vote against any other action that could reasonably be expected to prevent, impede, interfere with or adversely affect the transactions contemplated by the merger agreement or the likelihood of such transaction being consummated;

  •
  to vote in favor of any other matter necessary for consummation of the transactions contemplated by the merger agreement;

  •
  not to transfer, sell, assign, gift, pledge, hypothecate or otherwise dispose of or create or permit to exist any encumbrance, or consent to any such transfer or encumbrance of, any of Gart's shares held by it except to persons who expressly consent to be bound by the terms of the stockholder's agreement;

  •
  not to enter into any contract, option or other agreement or understanding with respect to, or consent to, any transfer or any or all of Gart's shares held by it or any interest therein except to persons who consent to be bound by the terms of the stockholder's agreement;

  •
  not to grant any proxy, power-of-attorney or other similar authorization in or with respect to Gart's shares held by it;

  •
  not to deposit Gart's shares held by it into a voting trust or enter into a voting agreement or arrangement with respect to the shares or any interest therein; and

  •
  not to take any action that would have the effect of materially interfering with the performance of its obligation under the stockholder's agreement and the transactions contemplated by the merger agreement.

        The stockholder's agreement will terminate at the earlier of:

  •
  the effective time of the merger;

  •
  the date on which the merger agreement is terminated in accordance with its terms; and

  •
  the mutual consent of The Sports Authority and Leonard Green.

        As a means to enforce Leonard Green's performance under the stockholder's agreement, Leonard Green has appointed The Sports Authority as its proxy to vote the shares in any vote related to the above matters. Leonard Green's obligations with respect to the voting of its shares of Gart common stock will terminate if Gart's board of directors, in accordance with the terms of the merger agreement, withdraws its recommendation of the issuance of Gart common shares in the merger and the amendment to Gart's certificate of incorporation. For a more complete description of this stockholder's agreement, you should refer to the stockholder's agreement attached as Annex B to this joint proxy statement/prospectus.

The Sports Authority Rights Agreement

        The Sports Authority has adopted a stockholder rights agreement pursuant to which it has declared a dividend distribution of one right per outstanding share of its common stock. Each right entitles the holder to buy a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Shares or, in certain circumstances, a combination of securities and assets of equivalent value, at a purchase price of $35 per unit, subject to adjustment. Each unit carries voting and dividend rights that are intended to produce the equivalent of one share of common stock. Unless earlier terminated in accordance with the terms of the rights agreement, the rights expire on September 11, 2011.

        The rights become exercisable only if a person or group acquires 20% or more, or a person or group announces a tender offer for 20% or more, of The Sports Authority's outstanding common stock. In certain events the rights entitle each holder to receive shares of common stock having a value equal to two times the exercise price of the right, and the rights of the acquiring person or group will become null and void. These events include, but are not limited to, a merger in which The Sports Authority is the survivor, and an acquisition of 20% or more of The Sports Authority's outstanding common stock other than through a tender offer that provides fair value to all shareholders. If The Sports Authority is acquired in a merger in which it is not the surviving corporation, or more than 50% of its assets or earning power is sold or transferred, each holder of a right will have the right to receive, upon exercise, common shares of the acquiring company. The Sports Authority can redeem each right for $.01 at any time before the rights become exercisable.

        Prior to the execution of the merger agreement, The Sports Authority amended its rights agreement to provide that the execution of the merger agreement and the stockholder's agreement and the transactions contemplated by such agreements would not cause these rights to become exercisable. This amendment also provides that the rights issued under the rights agreement will expire immediately prior to the consummation of the merger.

Gart Employment Agreements

        In connection with the merger agreement, Gart entered into employment agreements with John Douglas Morton and Martin E. Hanaka that will become effective upon the consummation of the merger. Mr. Morton's agreement has a term of three years commencing at the effective time of the merger (which term will be automatically extended thereafter for consecutive one year periods unless terminated by either party on 90 days prior written notice) and provides that he will serve as vice chairman and chief executive officer of the combined company. Among other things, Gart has agreed to pay Mr. Morton an annual base salary of $1,100,000 and an annual bonus as established by the compensation committee of the board of directors. Mr. Hanaka's agreement has a term of three years commencing at the effective time of the merger (which term will be automatically extended thereafter for consecutive one year periods unless terminated by either party on 90 days prior written notice) and provides that he will serve as chairman of the combined company. Among other things, Gart has agreed to pay Mr. Hanaka an annual base salary of $900,000 and an annual bonus, as determined by the compensation committee of the board of directors, not to exceed $700,000 during 2003 and $500,000 during 2004 and 2005.

        Under the employment agreements, upon the termination of Mr. Morton's or Mr. Hanaka's employment either by the combined company for "cause" or by Mr. Morton or Mr. Hanaka without "good reason," Mr. Morton or Mr. Hanaka, as applicable, will be entitled to receive, among other things, his base salary through the date of termination of his employment.

        If Mr. Morton terminates his employment for "good reason" or if he is terminated without "cause," he shall be entitled to receive (in addition to salary and certain other benefits earned prior to termination) a single lump sum payment in an amount equal to three times the sum of his then-current annual base salary and his target bonus for the year in which such termination occurs. In addition, Mr. Morton will become fully vested in all outstanding long-term incentive awards, and shall be entitled to certain health and welfare benefits for a period of three years following such termination.

        If Mr. Hanaka terminates his employment for "good reason" or if he is terminated without "cause," he shall be entitled to receive (in addition to salary and certain other benefits earned prior to termination) a single lump sum payment in an amount equal to the annual base salary and target bonus (based upon the year in which such termination occurs) otherwise payable for the remainder of the term of his employment agreement (but no less than one year's base salary and such target bonus). In addition, Mr. Hanaka shall become fully vested in all outstanding long-term incentive awards, and shall be entitled to certain health and welfare benefits for the remainder of the term of his employment agreement (but not less than one year following such termination).

        Under the employment agreements, "cause" means, subject to various exceptions:

  •
  a material violation of any material written rule or policy of the combined company for which violation any employee may be terminated pursuant to the combined company's written policies and which the executive fails to correct within 30 days after receipt of written notice from the combined company's board of directors of such violation;

  •
  misconduct by the executive to the combined company's material and demonstrable detriment;

  •
  the executive's conviction of, or pleading guilty to, a felony;

  •
  the executive's continued and ongoing gross negligence in the performance of his duties and responsibilities to the combined company; or

  •
  the executive's material failure to perform his duties and responsibilities to the combined company, which the executive fails to correct within 30 days after receipt of written notice from the combined company's board of directors of such failure.

        Under the employment agreements, "good reason" means, subject to certain exceptions:

  •
  a significant diminution by the combined company of the executive's role with the combined company or a significant detrimental change in the nature and/or scope of the executive's status with the combined company (including a diminution in title or a failure of the executive to be elected or reelected to the combined company's board of directors);

  •
  a reduction in the executive's base salary or target or maximum annual bonus opportunity, other than as part of an across the board reduction in salaries of management personnel (including all vice presidents and positions above) of less than 20%;

  •
  at any time following a change of control of the combined company, a material diminution by the combined company of compensation and benefits (taken as a whole) provided to the executive immediately prior to a change of control;

  •
  the relocation of the executive's principal executive office to a location more than 100 miles (or 35 miles in the case of Mr. Hanaka) further from the executive's principal residence than the executive's principal executive office immediately prior to such relocation, or any requirement that the executive be based anywhere other than the executive's principal executive office;

  •
  any failure by the combined company to require a successor to the combined company to assume the agreement; or

  •
  any other material breach by the combined company of any of the terms and conditions of the applicable employment agreement.

        Gart has negotiated term sheets with each of Elliott Kerbis (the current president and chief merchandising officer of The Sports Authority), Thomas Hendrickson (the current executive vice president, chief financial officer and treasurer of Gart), Gregory Waters (the current executive vice president and chief operating officer of Gart) and Nesa Hassanein (the current senior vice president, general counsel and secretary of Gart) and expects to enter into an employment agreement reflecting such terms with each of these individuals. Each of these agreements will become effective upon the consummation of the merger and will have a term of three years.

        Mr. Kerbis' term sheet provides that he will serve as president and chief merchandising officer of the combined company. Among other things, Gart has agreed to pay Mr. Kerbis an annual base salary of $650,000 and an annual target bonus of up to 60% of his base salary based on Gart achieving annual performance targets. Gart has also agreed to pay Mr. Kerbis a one-time $50,000 sign-on bonus. Mr. Kerbis will, after the consummation of the merger, also be entitled to receive options to purchase Gart common stock in an amount equal to at least 75% of the amount of options granted to the combined company's chief executive officer. Upon the termination of Mr. Kerbis' employment for "good reason" or if he is terminated without "cause" (the terms "good reason" and "cause" will have the meanings described above) he will be entitled to receive a single lump sum payment in an amount equal to the annual base salary and target bonus (based upon the year in which such termination occurs) otherwise payable for the remainder of the term of his employment agreement (but no less than two years' base salary and such target bonus). In addition, Mr. Kerbis shall become fully vested in all outstanding long-term incentive awards. Gart has also agreed to provide Mr. Kerbis with a relocation package appropriate for an executive officer and to reimburse him for expenses of travel between South Florida and Englewood, Colorado (including travel expenses of family members) and for reasonable temporary living expenses in Denver for a period of one year. Mr. Kerbis will also be entitled to receive a gross-up payment in respect of taxes paid by him in connection with his relocation package and the payment by Gart of the travel and living expenses described above.

        Mr. Hendrickson's term sheet provides that he will serve as non-director vice chairman, chief administrative officer, chief financial officer and treasurer of the combined company. Among other things, Gart has agreed to pay Mr. Hendrickson an annual base salary of $550,000 and an annual target bonus of up to 60% of his base salary based on Gart achieving annual performance targets. Mr. Hendrickson will, after the consummation of the merger, also be entitled to receive options to purchase Gart common stock in an amount equal to at least 60% of the amount of options granted to the combined company's chief executive officer.

        Mr. Waters' term sheet provides that he will serve as executive vice president-store operations and chief operating officer of the combined company. Among other things, Gart has agreed to pay Mr. Waters an annual base salary of $500,000 and an annual target bonus of up to 60% of his base salary based on Gart achieving annual performance targets.

        Ms. Hassanein's term sheet provides that she will serve as executive vice president, general counsel and secretary of the combined company. Among other things, Gart has agreed to pay Ms. Hassanein an annual base salary of $340,000 and an annual target bonus of up to 60% of her base salary based on Gart achieving annual performance targets.

        Each of Mr. Kerbis, Mr. Hendrickson, Mr. Waters and Ms. Hassanein may be entitled to additional benefits that will be determined upon finalization of their employment agreements. Gart also intends to enter into an employment agreement with each of Todd Weyhrich and Thomas Wildenberg, which agreements will also become effective upon the consummation of the merger. The terms of Mr. Weyhrich's and Mr. Wildenberg's employment agreements have not yet been determined.

Market Price and Dividend Information

Market Price Information

        Gart common stock is currently traded on the Nasdaq National Market under the symbol "GRTS." The Sports Authority common stock is traded on the New York Stock Exchange under the symbol "TSA."

        The following table sets forth, for the fiscal quarters indicated, the high and low closing prices per share of Gart common stock, as reported on the Nasdaq National Market, and the high and low sales prices per share of The Sports Authority common stock, as reported on the New York Stock Exchange, in each case based on published financial sources. You should note that all quotations reported on the Nasdaq National Market reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

			The Sports Authority Common Stock
	Gart Common Stock
Fiscal Year
	High	Low	High	Low
2001:
First Quarter	$12.69	$8.81	$3.74	$1.50
Second Quarter	23.40	12.20	4.00	2.20
Third Quarter	18.00	11.25	5.70	3.04
Fourth Quarter	22.99	17.47	8.15	4.27
2002:
First Quarter	$37.75	$22.75	$14.85	$7.65
Second Quarter	36.16	17.31	14.50	6.80
Third Quarter	21.76	14.40	9.10	4.10
Fourth Quarter	26.56	15.69	8.90	5.26
2003:
First Quarter	$24.00	$12.96	$8.88	$5.00
Second Quarter (through May 22)	25.05	20.26	9.32	7.44

        The following table sets forth the closing prices per share of Gart common stock, as reported on the Nasdaq National Market, and The Sports Authority common stock, as reported on the New York Stock Exchange, in each case based on published financial sources, on (1) February 19, 2003, the business day preceding the public announcement that Gart and The Sports Authority had entered into the merger agreement and (2) May 22, 2003, the last full trading day for which closing sales prices were available at the time of the filing of this joint proxy statement/prospectus.

        The table also includes the equivalent price per share of The Sports Authority common stock on those dates. This equivalent price per share was calculated by multiplying the closing sales price of Gart common stock on those dates by the exchange ratio of 0.37.

	Gart Common Stock Closing Sale Price	The Sports Authority Common Stock Closing Price per Share	The Sports Authority Equivalent Price per Share
February 19, 2003	$14.94	$5.51	$5.53
May 22, 2003	$23.96	$8.72	$8.87

        Because the market price of Gart common stock may increase or decrease before the completion of the merger, The Sports Authority's stockholders are urged to obtain current market quotations.

Dividend Information

        Gart has never declared or paid any dividends on its common stock. Gart plans to retain earnings to finance future growth and therefore has no current plans to pay cash dividends. The payment of any future cash dividend will be at the sole discretion of Gart's board of directors and will depend upon, among other things, future earnings, capital requirements and Gart's general financial condition. The terms of the merger agreement with The Sports Authority restrict Gart's ability to pay dividends prior to the consummation of the merger. Gart's ability to declare or pay dividends on its common stock is not limited under its revolving line of credit. The revolving line of credit does, however, limit the amount of loans that may be made to Gart. Gart's subsidiaries may loan it amounts needed in the ordinary course of business, as defined in the credit agreement, and, in addition, up to $10.0 million in the aggregate and declare up to $6.0 million in dividends each fiscal year. Beginning in August 2002 until August 31, 2003, Gart's subsidiaries may loan Gart additional amounts, totaling up to $15.0 million, to fund repurchases of its common stock.

        The Sports Authority has not declared or paid any dividends on its common stock since its initial public offering in 1994 and intends to retain its earnings to finance future internal investments. Therefore, it does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends, if any, is subject to the discretion of The Sports Authority's board of directors. In addition, certain agreements contain restrictions on The Sports Authority's ability to pay dividends, including the merger agreement with Gart, which restricts The Sports Authority's ability to pay dividends on its common stock prior to the consummation of the merger. The timing, amount and form of dividends, if any, will depend on, among other things, The Sports Authority's results of operations, financial condition, cash requirements and other factors deemed relevant by its board of directors.

Repurchase of Stock

        During Gart's 1999 fiscal year, its board of directors authorized a discretionary program to purchase up to $3 million of Gart common stock, from time to time, on the open market or in privately negotiated transactions using Gart's available cash. On March 5, 2001, Gart's board of directors authorized it to continue its discretionary share purchase program and authorized it to purchase an additional $3 million of Gart common stock. Gart purchased 194,600 shares of its common stock during its 2000 fiscal year at a cost of approximately $1,191,000 and 229,216 shares of its common stock at a cost of approximately $3,110,000 during its 2001 fiscal year. In July 2002, Gart's board of directors authorized it to continue its discretionary share purchase program and authorized it to purchase an additional $12 million of its common stock. In August 2002, Gart's board of directors authorized it to continue its discretionary share purchase program and authorized it to purchase an additional $15 million of its common stock. During Gart's 2002 fiscal year, Gart repurchased 961,399 shares of its common stock for an aggregate purchase price of approximately $18 million. As of February 1, 2003, Gart has authorization from its board of directors to repurchase up to an additional $9 million shares of Gart common stock. The merger agreement prohibits Gart from further repurchases of stock without The Sports Authority's prior written consent.

Unaudited Pro Forma Combined Condensed Financial Statements

        The accompanying unaudited pro forma combined condensed financial statements of the combined company are presented to show how they might have looked if Gart and The Sports Authority had been combined for the fiscal year ended February 1, 2003. The unaudited pro forma combined condensed financial statements are based on the assumptions set forth in the related notes and should be read in conjunction with the separate historical consolidated financial statements of Gart and The Sports Authority and related notes thereto.

        The unaudited pro forma combined condensed statement of income for the 52 weeks ended February 1, 2003 presents the condensed statement of operations of the combined company as if the merger of Gart and The Sports Authority had occurred on February 3, 2002, the first day of the fiscal year ended February 1, 2003. The unaudited pro forma combined condensed balance sheet as of February 1, 2003 reflects Gart's financial position as if the merger of Gart with The Sports Authority had occurred on February 1, 2003.

        The unaudited pro forma combined condensed financial statements give effect to:

  •
  the merger, including the issuance of approximately 12 million shares of Gart common stock in the merger and the conversion of outstanding The Sports Authority stock options to Gart options;

  •
  the repayment of indebtedness under both companies' existing bank facilities;

  •
  additional borrowings under the new term loan from CIT, at or shortly after the effective date of the merger, for direct costs of the merger and loan origination fees totalling approximately $24.5 million.

  •
  additional borrowings under the new term loan from CIT for other costs to carry out the merger of the companies, estimated to be incurred within a year of the effective date of the merger, including primarily change in control and severance payments, employee relocation costs, and estimated costs to close certain stores totalling approximately $67.0 million.

  •
  an independent assessment of The Sports Authority's contractual lease rates on its store operating leases compared to the net current market rents for those locations;

  •
  the estimated costs associated with the closing of certain stores;

  •
  elimination of a non-recurring tax benefit recognized by The Sports Authority related to the reversal of deferred tax asset valuation allowances and recording of tax expense at a statutory rate of 39%; and

  •
  certain other adjustments made to record the assets and liabilities of The Sports Authority at their estimated fair values.

        The unaudited pro forma combined condensed financial statements have not been adjusted to reflect any operating efficiencies that may be realized by the combined company as a result of the merger.

        The merger will be treated as a purchase of The Sports Authority by Gart as the accounting acquiror in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Statement of Financial Accounting Standards No. 141 identifies five pertinent circumstances to consider in determination of the accounting acquiror, as follows: the composition of the senior management of the combined entity, the existence of a large minority voting interest in the combined entity, the terms of the exchange of equity securities, the composition of the governing body of the combined entity and the relative voting rights in the combined entity after the combination. Each of the circumstances outlined above indicate that Gart is the accounting acquiror, except relative voting rights and composition of governing body, which are virtually neutral to both companies. Accordingly, the assets and liabilities of The Sports Authority will be adjusted to their fair values and the excess of the purchase price over the fair value of The Sports Authority's net assets will be recorded as goodwill. The preliminary adjustments to net assets and goodwill which are shown in these unaudited combined condensed pro forma financial statements are based upon various estimates and may be further adjusted based on certain valuation studies to be conducted.

        The combined company expects to incur certain charges and expenses related to integrating the operations of Gart and The Sports Authority. Both companies are assessing the combined operating structure, human resource needs, business processes and circumstances that bear upon the operations, facilities and other assets of these businesses and are developing a combined strategic and operating plan. The objective of this plan will be to enhance productivity and efficiency of combined operations. The nature of any integration-related charges and expenses may include provisions for: duplicative costs to operate two corporate offices for a period of time after the merger becomes effective, advertising costs to perform grand re-openings or re-branding of stores in certain markets, costs associated with consolidating corporate offices and relocating employees of The Sports Authority, or other charges identified in connection with the development and implementation of the plan. The unaudited combined condensed pro forma financial statements do not reflect such anticipated charges and expenses.

        The unaudited pro forma combined condensed financial statements do not purport to be indicative of the results of the combined company's operations or financial position that would have been achieved had the merger of Gart and The Sports Authority actually occurred as of the assumed dates and for the periods presented and they do not purport to project or predict the combined company's future results of operations or financial position.

GART'S UNAUDITED PRO FORMA
COMBINED CONDENSED STATEMENT OF OPERATIONS
(Dollars in thousands, except share and per share amounts)

	Historical 52 Weeks Ended February 1, 2003
	Gart	The Sports Authority	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Net sales	$1,051,244	$1,431,678	$(2,760	)(J)	—		$2,480,162
Cost of goods sold	776,340	1,030,275	15,361	(J)	$1,794	(F)	1,823,770

Gross profit	274,904	401,403	(18,121)		(1,794)		656,392
Operating expenses	228,982	377,743	(18,121	)(J)	(721	)(G,H)	587,883

Operating income	45,922	23,660	—		(1,073)		68,509
Interest expense	(9,166)	(7,237)	—		(4,390	)(I)	(20,793)
Other income	1,043	2,647	—		—		3,690

Income before income taxes	37,799	19,070	—		(5,463)		51,406
Income tax benefit (expense)	(14,632)	40,599	—		(45,905	)(K)	(19,938)

Net income	$23,167	$59,669	$—		$(51,368)		$31,468

Earnings per share
Basic earnings per share	$1.97	$1.82					$1.31

Diluted earnings per share	$1.86	$1.75					$1.25

Weighted average shares of common stock outstanding:
Basic	11,766,983	32,822,137			(20,593,700	)(D)	23,995,420

Diluted	12,427,086	34,053,335			(21,369,355	)(D)	25,111,066

GART'S UNAUDITED PRO FORMA
COMBINED CONDENSED BALANCE SHEET
(Dollars in thousands)

	Historical as of February 1, 2003
	Gart	The Sports Authority	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and equivalents	$10,156	$4,656	$7,204	(J)	$—		$22,016
Accounts receivable, net	13,245	28,873	(7,204	)(J)	—		34,914
Inventories	333,538	354,223	—		—		687,761
Prepaid expenses and other assets	10,507	13,819	—		—		24,326
Deferred income taxes	9,046	7,821	—		34,649	(A)	51,516

Total current assets	376,492	409,392	—		34,649		820,533
Property and equipment	87,960	143,276	—		(2,629	)(A)	228,607
Favorable leases acquired, net	11,025	—	—		20,496	(A)	31,521
Deferred income taxes	9,161	33,280	—		(25,617	)(A)	16,824
Goodwill	44,576	—	—		13,567	(A)	58,143
Other assets, net	11,026	23,060	—		17,321	(B)	51,407

Total assets	$540,240	$609,008	$—		$57,787		$1,207,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$142,025	$101,506	$—		$500	(A)	$244,031
Current portion of long term obligations	665	200	—		—		865
Accrued expenses	62,003	125,860	—		87,008	(A)	274,871

Total current liabilities	204,693	227,566	—		87,508		519,767
Long term debt	121,147	121,395	—		24,500	(C)	267,042
Capital lease obligations, less current	1,139	30	—		—		1,169
Deferred rent and other long term liabilities	14,681	43,140	—		(36,497	)(D)	21,324

Total liabilities	341,660	392,131	—		75,511		809,302

Stockholders' equity
Preferred stock	—	—	—		—		—
Common stock	134	330	—		(208	)(E)	256
Additional paid-in capital	156,958	255,349	—		(56,318	)(E)	355,989
Unamortized restricted stock compensation	(2,024)	(591)	—		591	(E)	(2,024)
Accumulated other comprehensive loss	(934)	—	—		—		(934)
Retained earnings	67,922	(37,664)	—		37,664	(E)	67,922
Treasury stock	(23,476)	(547)	—		547	(E)	(23,476)

Total stockholders' equity	198,580	216,877	—		(17,724)		397,733

Total liabilities and stockholders' equity	$540,240	$609,008	$—		$57,787		$1,207,035

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(dollars in thousands)

(A)

        These unaudited pro forma combined condensed financial statements reflect a preliminary allocation of the purchase price on February 1, 2003. The preliminary allocation is subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed. The preliminary allocation of the purchase price is as follows:

Common stock (12,228,437 shares at $15.51)(1)	$189,663
Fair value of Gart options converted from TSA stock options(2)	9,489
Direct costs of acquisition	18,500

Total purchase consideration	$217,652
Historical book value of The Sports Authority's assets and liabilities as of February 1, 2003	$216,877
Adjust The Sports Authorities assets and liabilities to fair value:
Favorable leases acquired	20,496
Property and equipment	(2,629)
Lease acquisition and other lease costs	(6,361)
Other intangible assets	20,000
Unamortized bank fees	(2,318)
Accrued change in control and severance payments and relocation costs(3)	(35,200)
Reserve to close properties in certain markets(4)	(45,709)
Other accrued expenses and accounts payable(5)	(6,600)
Deferred rent and other long term liabilities	36,497

Total adjustment to record net assets at fair value	(21,824)

Total allocation	$195,053
Less Net increase in current deferred income tax assets (calculated at a statutory rate of 39.0%)	(34,649)
Add Net decrease in long term deferred income tax asset (calculated at a statutory rate of 39.0%)	25,617

Goodwill(6)	$13,567

(1)
The value of the Gart common stock used to determine the overall purchase price was calculated using the average closing price of the stock for two days prior and two days after the date of the announcement of the merger, as well as the closing price on the date the merger was announced.

(2)
A total of 4,336,746 outstanding options to purchase The Sports Authority common stock will be converted into a total of 1,604,596 options to purchase Gart common stock and those options will fully vest at closing. The fair value of these 1,604,596 options was determined using the Black-Scholes model with the following assumptions:

    Expected volatility: 66.5%

    Risk free interest rate: 3.5%

    Expected life of options: 2 years

    Expected dividend yield: 0%

(3)
The $35.2 million accrual for change in control and severance payments and relocation costs of employees of The Sports Authority includes $9.8 million for relocation costs of The Sports Authority's employees and $25.4 million for severance expected to be paid within one year of the transaction.

(4)
The reserve of $45.7 million to close properties was computed by estimating the exit costs, primarily post closing lease buyouts ranging from $0.5 to $5.0 million per store, for the stores that have been preliminarily identified for closure and is expected to be paid over a period of time ranging from six months to three years from the date of the transaction. Approximately half of the properties preliminarily identified for closure are the result of the existence of The Sports Authority's stores in existing Gart markets.

(5)
The accrual of $6.6 million for other expenses and accounts payable includes $3.1 million for reticketing of The Sports Authority's inventory, $2.5 million for The Sports Authority's physical inventory observations at or near the effective date of the merger, and $1.0 million to settle vendor contracts on non-go forward vendors and other items and is expected to be paid within one year of the transaction.

(6)
The adjustment of The Sports Authority's tangible and intangible assets acquired and liabilities assumed to estimated fair value, indicates an excess of consideration paid over those fair values. The final determination of the estimated fair value of The Sports Authority's tangible and intangible assets acquired and liabilities assumed, are subject to change and it is possible that the amount of consideration paid could equal, exceed, or be less than those final estimated fair values. See the section entitled "The Merger and Related Transactions—Gart's Reasons for the Merger" commencing on page 30 of this joint proxy statement/prospectus for an explanation of why we are willing to pay the amount of consideration outlined above.

        The pro forma adjustments in items (3) through (6) above do not relate to Gart's operations or employees and all relate to The Sports Authority's locations and employees. There are no pro forma adjustments to reflect transactions that have occurred or will occur regardless of whether the merger is consummated.

(B)

        To reflect an intangible asset of $20.0 million established for a license agreement under which The Sports Authority receives royalty payments from Mega Sports and an increase in deferred financing costs of $6.0 million related to obtaining the new line of credit to finance the merger, offset by the writeoff of lease acquisition and other lease costs of $6,361, and unamortized bank fees of $2,318 as described in Note A, above.

(C)

        To reflect $18.5 million in direct costs as described in Note A and $6.0 million in costs related to obtaining the new line of credit to finance the merger as described in Note B.

(D)

        To eliminate the deferred rent liability and other long term liabilities currently recorded by The Sports Authority. The deferred rent liability is approximately $36 million and represented the difference between the historical amounts recorded as expense compared to the actual cash payments made under the terms of The Sports Authority's operating leases for its store locations. This deferred rent does not represent a liability to the combined company and as such is eliminated. A deferred rent liability will be recorded by the combined company for the difference between amounts expensed and cash paid under the terms of these leases on a go forward basis.

(E)

        To reflect the elimination of The Sports Authority's stockholders' equity and to reflect the issuance of Gart common stock and the conversion of options to purchase The Sports Authority common stock into options to purchase Gart common stock of Gart's stock options as consideration for the merger. See the reconciliation of historical weighted average basic and diluted shares to the pro forma weighted average basic and diluted shares used to calculate earnings per share below:

Basic:
Gart weighted average shares	11,766,983
The Sports Authority weighted average shares	32,822,137
Elimination of The Sports Authority shares	(32,822,137)
Shares issued by Gart to The Sports Authority shareholders (at exchange ratio of .37)	12,228,437

Pro forma weighted average shares—Basic	23,995,420

Diluted:
Gart weighted average shares	12,427,086
The Sports Authority weighted average shares	34,053,335
Elimination of The Sports Authority shares	(34,053,335)
Shares issued by Gart to The Sports Authority shareholders (at exchange ratio of .37)	12,228,437
Dilution from Gart stock options converted from TSA options (at exchange ratio of .37)	455,543

Pro forma weighted average shares—Diluted	25,111,066

(F)

        To reflect amortization of the asset recorded for favorable leases, over the remaining terms of the leases, ranging from 1 to 20 years, totaling $2,148, and a decrease in amortization of $354 related to the write off of lease acquisition and other lease costs of certain properties, which were being amortized over terms ranging from 15 to 20 years. The favorable lease asset represents the fair value attributable to the excess of current market rents over the contractual rents in The Sports Authority's store operating leases. Lease acquisition costs represent costs incurred to secure certain store locations, the value of which were considered as part of the favorable lease asset.

(G)

        To reflect a decrease in fixed asset depreciation and an increase in amortization expense of intangible assets.

        The decrease in fixed asset depreciation is due to the reduction in carrying value of certain leasehold improvements of The Sports Authority in connection with the anticipated closing of certain stores. The useful lives of these assets are approximately eight years, and therefore the reduction will result in a decrease of approximately $0.3 million per year. This decrease is offset by amortization of approximately $1.0 million, for an intangible asset established for a license agreement under which The Sports Authority receives royalty payments from Mega Sports. This asset is being amortized over twenty years, the estimated term of the license agreement including extensions.

(H)

        To reflect the elimination of transaction costs recorded by The Sports Authority in its historical results of operations for fiscal 2002 totaling approximately $1,600 for accounting and legal fees associated with the merger that would not have been incurred if not for the merger.

(I)

        To reflect an increase in interest expense due to borrowings under the new line of credit to finance the merger. Interest expense was estimated using an annual interest rate of 5.0%. In addition, interest expense was increased to reflect the amortization of the deferred financing costs described in Note B.

(J)

        To reflect adjustments to The Sports Authority's balances to conform them to Gart's presentation, including adjustments to reclassify certain employee discounts from operating expenses to sales and certain service department fees, payroll and benefits of buying staff, and depreciation on facilities from operating expenses to cost of goods sold. Also, adjustments were made to reclassify credit card deposits in transit from accounts receivable to cash and equivalents.

(K)

        To record the tax effect of the net pro forma adjustments and record tax expense at an estimated statutory rate of 39%, eliminating the effect of a tax benefit recorded by The Sports Authority related to the reversal of deferred tax asset valuation allowances.

GENERAL:

  •
  Adjustments to inventories will be necessary at the effective date of the merger to adjust inventories to fair value, based upon an estimated selling price less selling costs and a normal profit margin thereon. Due to uncertainty concerning the amount of this item, no adjustment has been presented in the pro forma financial statements.

  •
  The Sports Authority accounts for its inventories under the lesser of weighted average cost or market method. Effective at the date of merger, The Sports Authority's inventories will be recorded at fair value as described above and from that date forward, Gart's method of recording inventory on the last-in first-out method of accounting will be used. The effect of the change from weighted average cost to last-in first-out accounting for inventories on the historical results of The Sports Authority is not presented because it is not determinable.

  •
  Estimates for the accrued liability related to store closings as a result of the merger are included herein. The stores ultimately identified for closure will be subject to additional detail analysis during the integration process and are subject to approval, after the effective date of the merger, and are subject to change.

  •
  Gart and The Sports Authority will repay indebtedness under both companies' existing bank facilities at the effective time of the merger. At February 1, 2003, borrowings under the facilities were $121,147 and $121,425 for Gart and The Sports Authority, respectively. The Sports Authority has a committed credit facility with a group of lenders led by Fleet Retail Finance, Inc. which provides up to $335 million of maximum borrowings. Borrowings bear interest at the election of The Sports Authority at either the base rate or the eurodollar rate, both as defined in the credit facility. The interest rate margin ranges from 1.50% to 2.25%. Gart has a financing agreement with CIT that allows Gart to borrow up to $300 million limited to an amount equal to 70% of eligible inventory (as defined in the credit agreement). Loan interest is payable monthly at Chase Manhattan Bank's prime rate plus a margin rate that cannot exceed 0.25% or, at the option of Gart, at Chase Manhattan Bank's LIBOR rate plus a margin that cannot exceed 2.25%. A new credit financing agreement will be entered into for the combined company that will allow the combined company to borrow up to $600 million, limited to an amount equal to 70% of eligible inventory or 85% of the appraised net orderly liquidation value of eligible inventory. The combined company is also entitled to seasonal increases (seasonal advances) in the inventory advance rate for up to 120 days during any calendar year as designated by the combined company for the lesser of 80% of eligible inventory and 90% of appraised net orderly liquidation value. Loan interest will be payable monthly at Chase Manhattan Bank's prime rate plus a margin rate ranging from 0% to 0.50% or, at the option of the combined company, at Chase Manhattan Bank's LIBOR rate plus a margin ranging from 1.50% to 2.50%.

  •
  The pro forma amounts above result in a net deferred tax asset balance of approximately $76 million. There have been no pro forma adjustments made to establish a valuation allowance to reduce this asset for amounts that may not be realized. At this time we are unable to completely assess if the net deferred tax asset will be fully utilized. We will continue to assess the ability to fully utilize this asset, as more facts become available.

  •
  Additional analysis will be required to determine the fair value of the fixed assets of The Sports Authority and assign appropriate remaining useful lives to those assets. Gart may determine that certain fixed assets will not be utilized on a going-forward basis and will assess fair value of those assets accordingly. At this time Gart has not completed its assessment of the fair value or determined the remaining useful lives of The Sports Authority's fixed assets. Until that assessment is performed, deriving an estimate of the impact of these changes on the financial statements is not practical.

  •
  Additional analysis will be required to determine the final fair value of finite-lived intangible assets. At this time, Gart has not finalized its assessment regarding intangible assets and, therefore, our estimates of the fair value of intangible assets may change as a result of further analysis.

Description of Gart Capital Stock

        The following summary is a description of the material terms of Gart common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of the constituent documents of Gart and each of its subsidiaries. Gart's certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this document is a part.

General

        Gart's certificate of incorporation currently authorizes the issuance of up to 22,000,000 shares of common stock, $.01 par value per share, and 3,000,000 shares of preferred stock, $.01 par value per share, the rights and preferences of which may be established by Gart's board of directors. At its annual meeting, Gart's stockholders are being asked to approve an amendment to Gart's certificate of incorporation that would be effective upon consummation of the merger and that would increase the number of authorized shares of Gart capital stock from 25,000,000 to 85,000,000, increase the number of authorized shares of Gart common stock, par value $.01 per share, from 22,000,000 to 75,000,000 and increase the number of authorized shares of Gart preferred stock, par value $.01 per share, from 3,000,000 to 10,000,000. As of [March 31], 2003, [11,872,233] shares of Gart common stock were issued and outstanding and held by [574] stockholders of record and no shares of preferred stock were issued and outstanding. At its annual meeting, Gart's stockholders are being asked to approve the issuance of shares of common stock to the current stockholders of The Sports Authority in connection with the merger.

Common Stock

        The holders of Gart common stock are entitled to one vote for each share of Gart common stock and are entitled to vote for the election of directors and on all other matters requiring stockholder action. Subject to the rights of the preferred stock, Gart's board of directors may declare dividends on Gart common stock out of any assets or funds legally available for dividend payments. If Gart liquidates, dissolves or winds up, the holders of Gart common stock will be entitled to share ratably, in accordance with their rights and interests, in the net assets of Gart. Holders of Gart common stock have no preemptive rights or rights to convert their shares of Gart common stock into any other securities. There are no redemption or sinking fund provisions applicable to Gart common stock. All outstanding shares of Gart common stock are fully paid and nonassessable.

        For a summary of the provisions contained in Gart's certificate of incorporation that would have an effect of delaying, deferring or preventing a change in control of Gart and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, or sale or transfer of substantially all of Gart's assets or liquidation, see the section entitled "Comparison of Rights of Stockholders and Governance Matters—Provisions Relating to Acquisitions and Business Combinations," commencing on page 89 of this joint proxy statement/prospectus.

Preferred Stock

        Gart's board of directors is authorized to issue, in one or more series, up to an aggregate of 3,000,000 shares of preferred stock. If Gart's stockholders approve the proposed amendment to Gart's certificate of incorporation, Gart will be authorized to issue, in one or more series, up to an aggregate of 10,000,000 shares of preferred stock. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of a majority of the holders of Gart's capital stock entitled to vote, without a separate vote of the preferred stock as a class. Subject to any limitations prescribed by law, Gart's board of directors is authorized to fix the designation of each series of preferred stock and the powers, preferences, and rights of the series, including, but not limited to, voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund provisions, as well as to fix the limitations or restrictions of the series.

        The rights of Gart common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of Gart's outstanding voting stock. Gart has no present plans to issue any shares of preferred stock.

Registration Rights of Stockholders

        Leonard Green is entitled to require Gart to register shares of Gart common stock under the Securities Act of 1933 pursuant to a January 1998 registration rights agreement with Gart. The agreement provides that, among other things, Leonard Green will have the right to make up to four demands that Gart register their shares and "piggyback" requests that their shares be included in any registration statement relating to an offering of Gart's equity securities for Gart's own account or for the account of others under the Securities Act of 1933. These rights are subject to certain conditions and limitations that are set forth in the agreement. These rights terminate on the earlier of the date when all the shares entitled to be registered have been sold and the date when the shares entitled to be registered may be sold to the public without registration under the Securities Act of 1933.

        Marilyn Oshman and other former stockholders of Oshman's are entitled to require Gart to register shares of Gart common stock under the Securities Act of 1933 pursuant to a June 2001 registration rights agreement with Gart. The agreement provides that, among other things, these stockholders will have the right to make up to three demands that Gart register their shares and "piggyback" requests that their shares be included in any registration statement relating to an offering of Gart's equity securities for Gart's own account or for the account of others under the Securities Act of 1933. These rights are subject to certain conditions and limitations that are set forth in the agreement. These rights terminate no later than five years from the date of the registration rights agreement (subject to extension in certain situations).

Comparison of Rights of Stockholders and Governance Matters

        The rights of Gart's stockholders currently are governed by Gart's certificate of incorporation and Gart's bylaws. The rights of The Sports Authority's stockholders currently are governed by The Sports Authority's certificate of incorporation and The Sports Authority's bylaws. Upon the completion of the merger, the rights of The Sports Authority's stockholders who become stockholders of Gart in the merger will be governed by Gart's certificate of incorporation and Gart's bylaws. Gart and The Sports Authority are each incorporated under the laws of the State of Delaware. Accordingly, in addition to Gart's certificate of incorporation and bylaws, the Delaware General Corporation Law will continue to govern the rights of The Sports Authority's stockholders after the completion of the merger.

        The following description summarizes the material differences between the rights of holders of Gart common stock and the rights of holders of The Sports Authority common stock. The description, however, is not a complete statement of all those differences, nor is it a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the Delaware General Corporation Law, Gart's certificate of incorporation, Gart's bylaws, The Sports Authority's certificate of incorporation and The Sports Authority's bylaws. For information as to how to obtain those documents, see the section entitled "Where You Can Find More Information," commencing on page 127 of this joint proxy statement/prospectus.

Summary of Material Differences Between Gart and The Sports Authority
in Respect of Rights of Stockholders and Governance Matters

	Gart	The Sports Authority
Authorized Capital Stock
Capital Stock
Gart's certificate of incorporation authorizes the issuance of up to 22,000,000 shares of common stock, par value $0.01 per share and 3,000,000 shares of preferred stock, par value $0.01 per share. If the amendment to Gart's certificate of incorporation is approved, Gart's certificate of incorporation will authorize the issuance of up to 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of [March 31], 2003, [11,872,233] shares of common stock and no shares of preferred stock were issued and outstanding.
The Sports Authority's certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of [March 31], 2003, [33,013,544] shares of common stock and no shares of preferred stock were issued and outstanding.
Stockholders
Action by Written Consent	Gart's stockholders may take action at annual or special meetings or by written consent.	The Sports Authority's stockholders may only take action at annual or special meetings.

Advance Notice Provisions:
Nominations of Directors
Under Gart's bylaws, notices of stockholder nominations of directors to be made at a meeting of Gart's stockholders must be received at Gart's principal executive offices no less than 30 days or more than 75 days before the meeting. If less than 40 days' notice or prior public disclosure of the date of the meeting was given or made to Gart's stockholders, however, notice of the nomination must be received no later than the close of business on the tenth day following the day on which the notice of the date of the stockholder meeting was mailed or public disclosure was made (whichever occurs first).
Under The Sports Authority's bylaws, notices of stockholder nominations of directors to be made at an annual meeting of The Sports Authority's stockholders must be received at The Sports Authority's principal executive offices no less than 60 days or more than 90 days before the date of the annual meeting. If less than 70 days' notice or prior public disclosure of the date of the meeting was given or made to The Sports Authority's stockholders, however, notice of the nomination must be received no later than the close of business on the tenth day following the day on which the notice of the date of the stockholder meeting was mailed or public disclosure was made (whichever occurs first).
Proposals of Business
Under Gart's bylaws, notices of stockholder proposals of business to be brought before a meeting of Gart's stockholders must be received at Gart's principal executive offices no less than 50 days or more than 75 days before the meeting. If less than 60 days' notice or prior public disclosure of the date of the meeting was given or made to Gart's stockholders, however, notice of the proposal must be received no later than the close of business on the tenth day following the day on which the notice of the date of the stockholders' meeting was mailed or public disclosure was made (whichever occurs first).
Under The Sports Authority's bylaws, notices of stockholder proposals of business to be brought before an annual meeting of The Sports Authority's stockholders must be received at The Sports Authority's principal executive offices no less than 60 days or more than 90 days before the annual meeting. If less than 70 days' notice or prior public disclosure of the date of the meeting was given or made to The Sports Authority's stockholders, however, notice of the proposal must be received no later than the close of business on the tenth day following the day on which the notice of the date of the stockholder meeting was mailed or public disclosure was made (whichever occurs first).

Ability to Call Special Stockholders' Meetings
Gart's bylaws provide that special meetings of Gart's stockholders may be called by: (1) Gart's chairman of the board; (2) Gart's president; or (3) Gart's board pursuant to a resolution approved by a majority of the entire board. Additionally, if Gart's secretary or assistant secretary receives a written request to this effect from a majority of the entire board, or from the holders of outstanding capital stock having at least a majority of the voting power of all shares of Gart capital stock entitled to vote in the election of directors, then he or she must call a special meeting of Gart's stockholders.
The Sports Authority's bylaws provide that special meetings of The Sports Authority's stockholders may be called by: (1) The Sports Authority's chairman of the board; (2) The Sports Authority's president; or (3) The Sports Authority's secretary. Additionally, if The Sports Authority's chairman, president or secretary receives a written request to this effect from a majority of the board, then he or she must call a special meeting of The Sports Authority's stockholders.
Board of Directors
Classification	Gart's board is not divided into classes.	The Sports Authority's board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors.
Size	Gart's board of directors currently consists of seven directors, but if the merger is consummated, this number will be increased to nine directors.	The Sports Authority's board of directors currently consists of ten directors.
Removal
Gart's bylaws provide that any of Gart's directors or Gart's entire board, other than directors who may be elected by the holders of any class or series of preferred stock, may be removed from office by the affirmative vote of the holders of at least a majority of the then outstanding shares of Gart capital stock entitled to vote in the election of directors, voting together as a single class.
The Delaware General Corporation Law provides that, when a company has a staggered board of directors, directors may only be removed for cause unless the company's certificate of incorporation provides otherwise. The Sports Authority's certificate of incorporation does not provide otherwise.

Vacancies
Gart's bylaws provide that any newly created directorships in Gart's board resulting from any increase in the number of authorized directors or vacancies may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, except as otherwise fixed in accordance with the rights of holders of preferred stock to elect additional directors under specified circumstances.
The Sports Authority's bylaws provide that any newly created directorships in The Sports Authority's board resulting from an increase in the number of directors may be filled by a vote of the majority of the directors then in office, provided that a quorum is present. Any other vacancy may be filled by the vote of a majority of the directors in office, even if less than a quorum is present, or by a sole remaining director.
Amendment to Organizational Documents
Certificate of Incorporation
An amendment to any provision of Article V (Board of Directors; Stockholder Action; Bylaw Amendments) of Gart's certificate of incorporation requires the approval of the holders of at least a majority of the voting power of all of the then outstanding shares of Gart's voting stock, voting together as a single class; and an amendment to any provision of Article VI (Business Combinations) of Gart's certificate of incorporation requires the approval of at least 66 2/3% of the voting power of all of the then outstanding shares of Gart's voting stock, voting together as a single class. Any other provision of Gart's certificate of incorporation may be amended by resolution of the board approved by a vote of the majority of the outstanding stock entitled to vote at the special or regular meeting, as the case may be.
Any provision of The Sports Authority's certificate of incorporation may be amended by resolution of the board approved by a vote of the majority of the outstanding stock entitled to vote at the special or regular meeting, as the case may be.

Bylaws
	Article II, Section 7 (Meetings of Stockholders; Notice of Business) and Article III, Section 3 (Directors; Election of Directors) of Gart's bylaws may only be altered, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Gart's voting stock, voting together as a single class. There are no other restrictions on Gart's board's ability to make, alter, amend or repeal Gart's bylaws.	There is no restriction on The Sports Authority's board's ability to make, alter, amend or repeal The Sports Authority's bylaws.
Provisions Relating to Acquisitions and Business Combinations
Delaware General Corporation Law Section 203
	Gart is subject to Section 203 of the Delaware General Corporation Law. For a summary description of Section 203, see the section entitled "— —Delaware "Business Combination" Statute" commencing on page 89 of this joint proxy statement/prospectus.	The Sports Authority's certificate of incorporation expressly opts out of the application of Section 203 of the Delaware General Corporation Law.
Certificate of Incorporation
	Gart's certificate of incorporation requires the approval of 66 2/3% of the voting power inc of the then outstanding voting stock not beneficially owned by the interested stockholder or its affiliate to approve certain business combinations between Gart or its subsidiaries and such interested stockholder or its affiliate. For more information, see "— —Business Combination Provision in Gart's Certificate of Incorporation" commencing on page 90 of this joint proxy statement/prospectus.	The Sports Authority's certificate of orporation does not contain a "business combination" provision.

  Delaware "Business Combination" Statute

        Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any "business combination" with any person, defined broadly to include corporations and other business entities, who is an interested stockholder (defined as a person who owns 15% or more of a corporation's voting stock) for a period of three years following the time that person became an interested stockholder, unless:

  •
  before the time at which the person became an interested stockholder, the corporation's board of directors has approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at that time, excluding for determining voting stock outstanding the shares owned by persons who are both directors and officers and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or after the time at which the person became an interested stockholder, the business combination is approved by the corporation's board of directors and is authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the corporation's outstanding voting stock not owned by the interested stockholder.

        For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203 of the Delaware General Corporation Law, ownership generally is defined to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock.

        A "business combination" generally is defined to include:

  •
  any merger or consolidation of the corporation or any of its majority-owned subsidiaries with the interested stockholder or with any other corporation or business entity if the interested stockholder caused such merger or consolidation and as a result, the three exceptions to Section 203's general prohibition on business combinations with interested stockholders as described above, are inapplicable to the surviving corporation;

  •
  sales or other dispositions of 10% or more of the assets or outstanding stock of a corporation or any of its majority-owned subsidiaries with or to an interested stockholder;

  •
  specific transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or any of its majority-owned subsidiaries;

  •
  specific transactions that would result in an increase in the proportionate share of the stock of a corporation or any of its majority-owned subsidiaries that is owned by the interested stockholder; and

  •
  any receipt by the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its majority-owned subsidiaries.

        A Delaware corporation may elect not to be governed by Section 203 pursuant to a provision contained in (1) its original certificate of incorporation or (2) an amendment by stockholder action to its certificate of incorporation or bylaws, provided that, in addition to any other vote required by law, such an amendment is approved by the affirmative vote of a majority of the shares entitled to vote, which amendment shall not be effective until 12 months after its adoption. In the case of a bylaw, such an amendment adopted thereto may not be further amended by the corporation's board of directors.

  "Business Combination" Provision in Gart's Certificate of Incorporation

        Gart's certificate of incorporation requires that, in addition to any vote required by law, the required vote for the approval of certain business combinations between Gart or any of its subsidiaries and an "interested stockholder" or an affiliate thereof, must represent 66 2/3% of the voting power of the then outstanding voting stock not beneficially owned by the interested stockholder or an affiliate thereof. Additionally, the stockholders must be present in person or by proxy at the meeting of Gart's stockholders at which the business combination is considered, and must vote together as a single class. For purposes of Gart's certificate of incorporation, an "interested stockholder" is any person or entity that:

  •
  is the beneficial owner of 10% or more of the voting power of Gart's outstanding voting stock;

  •
  is an affiliate of Gart and, at any time within the two-year period immediately preceding the transaction, was the beneficial owner of 10% or more of the voting power of Gart's then outstanding voting stock; or

  •
  is an assignee of, or has otherwise succeeded to, any shares of Gart's voting stock that were at any time within the two-year period immediately preceding the transaction, beneficially owned by any interested stockholder, unless the assignment or succession occurred in a transaction or series of transactions involving a public offering.

        A person or entity generally has "beneficial ownership" of any shares of Gart's voting stock: (1) if it or any of its affiliates or associates beneficially owns the stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; (2) if it or any of its affiliates or associates has the right to acquire or vote the stock pursuant to any agreement, arrangement or understanding, or upon the exercise or conversion of exchange rights, warrants or options; or (3) that are beneficially owned by any other person or entity with which such person or entity or any of its affiliates or associates has an agreement for acquiring, holding, voting or disposing of any shares of voting stock.

        The following transactions require the special 66 2/3% vote described above:

  •
  a merger or consolidation of Gart or any of its subsidiaries with any interested stockholder or with any other corporation which immediately before the merger or consolidation is an affiliate of the interested stockholder;

  •
  the sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Gart or any of its subsidiaries to an interested stockholder or its affiliates;

  •
  the issuance or transfer of any of Gart's or any of its subsidiaries' securities to an interested stockholder or its affiliates in exchange for cash or other property that has a value equal to or greater than 20% of Gart's assets, unless the issuance or transfer of the securities is made ratably to all of Gart's stockholders;

  •
  the adoption of a plan or proposal for Gart's liquidation or dissolution proposed by or on behalf of an interested stockholder or its affiliates; or

  •
  any reclassification of securities, recapitalization, reorganization, merger or consolidation of Gart or any other transaction that results in an increase of the proportionate share of the outstanding shares of any class of equity securities of Gart's or any of its subsidiaries that are beneficially owned by an interested stockholder or its affiliates.

        Gart's certificate of incorporation provides that the business combination described above will not be subject to the special 66 2/3% vote described above if: (1) the business combination is approved by a majority of Gart's disinterested directors or (2) the transaction meets the price and procedure requirements described in Gart's certificate of incorporation. A "disinterested director" is a director of Gart who either (1) is not an affiliate of the interested stockholder and was a director of Gart before the business combination was proposed or (2) succeeded a disinterested director and is not an affiliate of the interested stockholder and was recommended to succeed the interested director by a majority of the disinterested directors on Gart's board of directors.

        The Sports Authority's certificate of incorporation does not contain a "business combination" provision. Instead, it expressly opts out of the application of Section 203.

The Annual Meeting of Gart's Stockholders

General

        This joint proxy statement/prospectus is furnished in connection with the solicitation of the enclosed proxy from holders of Gart's stock by Gart's board of directors for use at the annual meeting of Gart's stockholders to be held at Gart's executive offices located at 1050 W. Hampden Avenue, Englewood, Colorado 80110 on                        , 2003, beginning at            , local time, and at any adjournment or postponement of the meeting.

Purpose of the Meeting

        The annual meeting will be held to consider and vote upon the following:

  1.
  A proposal to approve the issuance of shares of Gart common stock in the proposed merger of Gold Acquisition Corp., a wholly-owned subsidiary of Gart, with and into The Sports Authority as contemplated by the Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart, Gold Acquisition Corp., and The Sports Authority.

  2.
  A proposal to amend Gart's certificate of incorporation, effective upon consummation of the merger, to: (i) change its corporate name to "The Sports Authority, Inc."; and (ii) increase the number of authorized shares of Gart capital stock from 25,000,000 to 85,000,000, increase the number of authorized shares of Gart common stock from 22,000,000 to 75,000,000 and increase the number of authorized shares of Gart preferred stock from 3,000,000 to 10,000,000.

  3.
  A proposal to elect seven directors of Gart to serve until the next annual meeting of stockholders or until his or her successor is elected and duly qualified. If the merger is consummated, Gart's board of directors will be reconstituted to consist of four designees of Gart and four designees of The Sports Authority. The reconstituted board will elect a ninth director who is currently unaffiliated with either company. See the section entitled "The Merger Agreement—Covenants—Post Merger Operations; Directors Designated by The Sports Authority to Serve on the Combined Company's Board of Directors," commencing on page 61 of this joint proxy statement/prospectus.

  4.
  A proposal to adopt the Gart Sports Company 2003 Long-Term Incentive Compensation Plan.

  5.
  A proposal to adopt the Gart Sports Company 2003 Performance Bonus Plan.

  6.
  Any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

Record Date and Outstanding Shares

        Gart's board of directors has fixed the close of business on May 23, 2003, as the record date. Only stockholders of record of Gart common stock on the books of Gart as of the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the meeting. On [March 31], 2003, there were [11,872,233] shares of Gart common stock issued and outstanding held by [574] stockholders of record. The record stockholder number does not include the number of persons whose stock is held in nominee or "street name" accounts through brokers.

Quorum and Vote Required

        A majority of all shares of Gart common stock outstanding on the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at Gart's annual meeting.

        If a quorum is not obtained, or if fewer shares of Gart common stock are voted in favor of the matters presented for consideration and approval at Gart's annual meeting than the number of shares necessary to approve these matters, Gart expects that the annual meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of Gart's annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent annual meeting.

        Each holder of Gart common stock will be entitled to one vote, in person or by proxy, for each share of Gart common stock registered in the holder's name on the books of Gart as of the record date on any matter submitted for the vote of the Gart's stockholders. The seven persons who receive the highest number of votes will be elected to Gart's board of directors. The proposals to issue Gart common stock in the merger, and adopt the long-term incentive compensation plan and the performance bonus plan will each be approved if a majority of the shares of Gart common stock present in person or represented by proxy at the meeting are voted in favor of the applicable proposal. The proposal to amend Gart's certificate of incorporation, effective upon consummation of the merger, to change its name and increase its share capital will be approved if a majority of the outstanding shares of Gart common stock entitled to vote are voted in favor of this proposal.

        Leonard Green has entered into a stockholder's agreement with The Sports Authority, pursuant to which Leonard Green has agreed, among other things, to vote its shares in favor of the issuance of Gart common stock in connection with the merger, the amendment to Gart's certificate of incorporation and any other matter necessary to complete the transactions contemplated by the merger agreement. As of [March 31], 2003, Leonard Green held 3,113,200 shares of Gart common stock, which represented approximately 26% of all outstanding shares of Gart common stock entitled to vote at Gart's annual meeting. See the section entitled "Related Agreements—Stockholder's Agreement Between The Sports Authority and Leonard Green," commencing on page 69 of this joint proxy statement/prospectus. Based upon the number of shares of Gart common stock outstanding as of [March 31], 2003, Gart's directors and executive officers and their affiliates, as a group, beneficially owned an aggregate of [527,792] shares of Gart common stock (excluding shares subject to options and 3,113,200 shares held by Leonard Green), which would represent approximately [4.4]% of all outstanding shares of Gart common stock entitled to vote at Gart's annual meeting. Gart's officers and directors have informed Gart that they intend to vote their shares in favor of the merger proposals.

How Shares Will Be Voted at the Annual Meeting

        All shares of Gart common stock represented by proxies properly executed and received by Gart before or at Gart's annual meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies. If a proxy is properly executed and returned and no instructions are indicated thereon, the shares will be voted:

  •
  "FOR" the approval of the issuance of Gart common stock in the merger;

  •
  "FOR" the approval of the amendment to Gart's certificate of incorporation, effective upon consummation of the merger;

  •
  "FOR" each of the seven nominees named on page 95 of this joint proxy statement/prospectus;

  •
  "FOR" the adoption of the long-term incentive compensation plan; and

  •
  "FOR" the adoption of the performance bonus plan.

        All proxies voted "FOR" the approval of the issuance of Gart common stock in the merger and "FOR" the approval of the amendment to Gart's certificate of incorporation, effective upon consummation of the merger may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone Gart's annual meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

        Abstentions and broker non-votes are included in the determination of the number of shares present and voting. However, abstentions and broker non-votes will have the same effect as a vote against a particular proposal, other than the proposal relating to the election of directors. A broker "non-vote" occurs on a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

        Gart's board of directors currently is not aware of any business to be acted upon at the annual meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are properly brought before the annual meeting, or any adjournments or postponements of the meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

How to Revoke a Proxy

        The presence of a Gart stockholder at the annual meeting, or at any adjournment or postponement thereof, will not automatically revoke the stockholder's proxy. A Gart stockholder who is the record holder of such stock, however, may revoke a proxy at any time prior to its exercise by:

  •
  delivery to Gart's secretary of a written notice of revocation prior to the annual meeting (or, if the annual meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held);

  •
  delivery to Gart's secretary of a duly executed proxy bearing a later date prior to the annual meeting (or, if the annual meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held); or

  •
  attending the annual meeting (or, if the annual meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person at the annual meeting.

        If a stockholder's shares are held in the name of a broker or nominee, that stockholder may change its vote by submitting new voting instructions to its broker or nominee. A stockholder whose shares are held in the name of a broker or nominee may not vote its shares in person at its stockholders meeting unless it obtains a signed proxy from the record holder giving it the right to vote its shares.

Solicitation of Proxies

        Proxies may be solicited by mail, personal interview, telephone, facsimile and electronic mail by Gart's directors, officers and employees on a part-time basis and for no additional compensation. Gart will bear the costs it incurs in the solicitation of proxies under this joint proxy statement/prospectus, including amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for its expenses in forwarding soliciting material to the beneficial owners of Gart common stock.

Communications by Gart's Stockholders with Gart

        Any written revocation of a proxy or other communications in connection with this joint proxy statement/prospectus and requests for additional copies of this joint proxy statement/prospectus or the proxy card should be addressed to Investor Relations, Gart Sports Company, 1050 W. Hampden Avenue, Englewood, Colorado 80110. If you have any questions or need further assistance in voting your shares, please call Investor Relations at (303) 863-2293.

Recommendation of Gart's Board of Directors

        Gart's board of directors has, by unanimous vote, approved each of the proposals and unanimously recommends that Gart's stockholders vote "FOR" the approval of the proposals.

Additional Annual Meeting Matters for Gart

Election of Directors of Gart

General

        At Gart's annual meeting, Gart's stockholders will be asked to vote on the election of seven directors. If the merger is not consummated, each director so elected will hold office until Gart's next annual meeting and until his or her successor is elected and duly qualified. If the merger is consummated, Gart's board of directors will be reconstituted to consist of four designees of Gart and four designees of The Sports Authority and the reconstituted board will elect a ninth director who is currently unaffiliated with either company.

        There are no family relationships between any director, nominee or executive officer of Gart and any other director, nominee or executive officer of Gart. Except as described in this joint proxy statement/prospectus, there are no arrangements or understandings between any director, nominee or executive officer of Gart and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer of Gart.

Voting

        The seven persons who receive the highest number of votes at Gart's annual meeting will be elected to Gart's board of directors. Each nominee has consented to being named in this joint proxy statement/prospectus and to serve if elected. Stockholders are not allowed to cumulate their votes in the election of directors. An abstention will have the same effect as a vote withheld for the election of directors. A broker non-vote will not be treated as voting in person or by proxy on the proposal.

        Each proxy received will be voted in accordance with the instructions indicated on the proxy. If a proxy is properly executed and returned but no instructions are indicated on the proxy, then the proxy will be voted "FOR" the election of each of the nominees named below. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, if any nominee declines or is unable to serve as a director, the proxies may be voted with discretionary authority for any substitute designated by Gart's board of directors.

Nominees

        The names of the nominees and related information as of May 22, 2003 are set forth below.

        Gart's board of directors recommends that Gart's stockholders vote "FOR" the election of the seven nominees listed below.

Name	Age	Current Position with Gart	Director Since
John Douglas Morton	52	President, Chief Executive Officer and Chairman of the Board	1995
Jonathan D. Sokoloff	45	Director	1993
Jonathan A. Seiffer	31	Director	1998
Gordon D. Barker	57	Director	1998
Peter R. Formanek	59	Director	1998
Larry D. Strutton	62	Director	2001
Marilyn Oshman	63	Director	2001

        John Douglas Morton.    Mr. Morton became president, chief executive officer and chairman of the board in May 1995. Mr. Morton joined Gart in 1986 as division manager of Gart's Utah region. In 1988, he was promoted to division vice president of that region, and, in 1990, he was promoted to vice president of operations. In 1994, Mr. Morton was promoted to executive vice president with responsibility for stores, distribution and marketing. Before joining Gart, he served in various positions with Wolfe's Sporting Goods, a seven-store sporting goods retailer, from 1972 to 1980. Mr. Morton's positions at Wolfe's Sporting Goods included merchandise manager—ski, camping, golf and tennis, store manager and operations manager. From 1980 until joining Gart, he served as a district manager for Malone and Hyde's sporting goods division, a 40-store retail sporting goods retailer. Mr. Morton has worked for over 30 years in the sporting goods retail industry.

        Jonathan D. Sokoloff.    Mr. Sokoloff became a director of Gart in April 1993. Since 1990, Mr. Sokoloff has been a partner of Leonard Green and the general partner of Green Equity Investors, L.P., the holder of approximately 26% of the outstanding shares of Gart common stock. Mr. Sokoloff was employed at Drexel Burnham Lambert Incorporated from 1985 to 1990, most recently as a managing director. Mr. Sokoloff also is a director of Twinlab Corporation, Rite Aid Corporation, Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc. and several private companies.

        Jonathan A. Seiffer.    Mr. Seiffer became a director of Gart in December 1998. Since January 1999, Mr. Seiffer has been a partner of Leonard Green. From December 1997 to January 1999, Mr. Seiffer was a vice president of Leonard Green and, from October 1994 to December 1997, he was an associate at Leonard Green. Before October 1994, Mr. Seiffer was a member of the corporate finance department of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Seiffer also is a director of Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc., Liberty Group Publishing, Inc. and several private companies.

        Gordon D. Barker.    Mr. Barker became a director of Gart in April 1998. Mr. Barker was the chief executive officer and a director of Thrifty Payless Holdings, Inc., a subsidiary of Rite Aid Corporation, from 1996 until its acquisition by Rite Aid Corporation in 1997. He previously served in various capacities at Thrifty Payless since 1968, including as chief operating officer from 1994 to 1996 and as president from 1994 to 1997. Mr. Barker also is a director of United Natural Foods, a distributor of natural food products, listed on the Nasdaq National Market under the symbol "UNFI." Mr. Barker also currently serves as chief executive officer of Snyder Drug Stores/Drug Emporium, a mid-western chain of approximately 240 corporate and affiliate drug stores.

        Peter R. Formanek.    Mr. Formanek became a director of Gart in April 1998. Mr. Formanek was co-founder of AutoZone Inc., a retailer of aftermarket automotive parts, and served as president and chief operating officer of AutoZone Inc. from 1986 until his retirement in 1994. He currently is a director of The Perrigo Company, a manufacturer of store brand over-the-counter drug products and vitamins, and Borders Group, Inc., the second largest operator of book superstores and the largest operator of mall-based bookstores in the United States.

        Larry D. Strutton.    Mr. Strutton became a director of Gart in June 2001. Mr. Strutton served as publisher and chief executive officer of the Denver Rocky Mountain News since August 1990 until his retirement in January 2001. Prior to that, Mr. Strutton was president of the Baltimore Sun from April 1989 to August 1990. Mr. Strutton was executive vice president of the Los Angeles Times from January 1986 to 1989, and he was vice president for operations of the Los Angeles Times from November 1983 to January 1986. Mr. Strutton currently is a director of Ultimate Electronics, Inc.

        Marilyn Oshman.    Ms. Oshman became one of our directors in June 2001 when we acquired Oshman's. Ms. Oshman served as a director of Oshman's from 1970 until we acquired Oshman's and was the chairman of the board of Oshman's since 1993.

        Gart has designated John Douglas Morton, Jonathan D. Sokoloff, Peter R. Formanek and Gordon D. Barker to serve on the board of the combined company following the merger.

The Sports Authority Nominees to Gart's Board of Directors Following the Merger

        If the merger is consummated, Gart's board of directors will consist of nine members, four designated by each of Gart and The Sports Authority from their current boards and one new director who is currently unaffiliated with either company. Pursuant to the terms of the merger agreement, Gart agreed to take action following the merger to cause The Sports Authority nominees to be appointed to the board of directors of the combined company.

        There are no family relationships between any nominee of The Sports Authority and any other nominee of The Sports Authority or any director, nominee or executive officer of Gart. Except as described in this joint proxy statement/prospectus, there are no arrangements or understandings between any nominee of The Sports Authority and any other person pursuant to which he or she has been or will be selected as a director of Gart.

        The Sports Authority has designated Martin E. Hanaka, Mary Elizabeth Burton, Cynthia R. Cohen and Kevin M. McGovern to serve on the board of the combined company following the merger. Mr. McGovern is the chairman of the board of directors and owner of approximately 30% of the outstanding common stock of Redington Inc., which supplies fly fishing equipment to The Sports Authority pursuant to a vendor agreement. Since February 2, 2002, The Sports Authority has made aggregate payments to Redington under this agreement in the amount of approximately $70,000. Additionally, The Sports Authority committed $1.1 million per year to the Boys & Girls Clubs of America for 2002 and 2003 to fund the operations of the Fitness Authority, a health and fitness educational program that encourages young people to participate in training, fitness evaluations and fitness events. Mr. Hanaka is a National Trustee of the Boys & Girls Clubs of America.

        Information with respect to The Sports Authority nominees as of May 22, 2003 is set forth below.

Name	Age	Current Position with The Sports Authority	Director Since
Martin E. Hanaka	53	Director, Chairman and Chief Executive Officer	1998
Mary Elizabeth Burton	51	Director	1999
Cynthia R. Cohen	50	Director	1998
Kevin M. McGovern	54	Director	2000

        Martin E. Hanaka.    Mr. Hanaka joined The Sports Authority in February 1998 as its vice chairman and currently serves as its chief executive officer since his election in September 1998. Mr. Hanaka has served as The Sports Authority's chairman since November 1999. From 1994 until October 1997, Mr. Hanaka served as president and chief operating officer and a director of Staples, Inc., an office supply retailer. Mr. Hanaka's extensive retail career includes serving as executive vice president of marketing and as president and chief operating officer of Lechmere, Inc. from 1992 to 1994, and serving in various capacities during his 20-year career at Sears Roebuck & Co., most recently as vice president in charge of Sears Brand Central. Mr. Hanaka also serves as a director of Trans-World Entertainment, a movie and video retail chain under several brands, and the Sporting Goods Manufacturers Association, as a national trustee of the Boys & Girls Clubs of America, and as a member of the Cornell University Entrepreneurship and Personal Enterprise Council and the Cornell University Council.

        Mary Elizabeth Burton.    Ms. Burton currently serves as the chairman and chief executive officer of BB Capital, Inc., a company that she founded in 1992 that provides retail advisory services and interim management. Previously, Ms. Burton served as the chief executive officer of a number of companies, including Supercuts, Inc., PIP Printing and Cosmetic Center, Inc. Ms. Burton is also a director of Staples, Inc., Aeropostale, Inc. and Rent-A-Center, Inc.

        Cynthia R. Cohen.    Ms. Cohen is the founder of Strategic Mindshare, a strategic management consulting firm serving retailers, consumer product manufacturers and e-businesses. She has served as president of Strategic Mindshare since the company's organization in 1990. Prior to that, Ms. Cohen was a partner in management consulting with Deloitte & Touche LLP. Ms. Cohen is a director of Office Depot, Inc., an office supply retailer, and Hot Topic, a teen apparel retailer. In addition, Ms. Cohen serves on the executive advisory board for the Center for Retailing Education and Research at the University of Florida and is vice chair of the board of the Center for Women's Business Research.

        Kevin M. McGovern.    Mr. McGovern is currently the chairman and chief executive officer of McGovern Capital LLC, which structures, funds and implements capital formation, joint ventures and business alliances. He is the principal in the law firm of McGovern & Associates. Mr. McGovern also serves as the chairman of Greenwich Alliances, which specializes in the formation and negotiation of strategic alliances. He is also a Trustee of Cornell University.

Information About Gart's Board of Directors and its Committees

Committees and Meetings of the Board of Directors

        Gart's board of directors has an Audit Committee and a Compensation Committee, which are described below. If the merger is completed, Gart will establish two nominating committees, as described below. During Gart's fiscal year ended on February 1, 2003, Gart's board of directors held six meetings, the Audit Committee held six meetings, and the Compensation Committee held two meetings. During Gart's fiscal year ended on February 1, 2003, each of Gart's directors attended at least 94% of the aggregate of: (1) the total number of meetings of the board of directors (held during the period in which the director served as a director of Gart) and (2) the total number of meetings held by all committees of the board of directors on which the director served (during the periods in which the director served on the committees).

Audit Committee

        As of the date of this joint proxy statement/prospectus, the members of Gart's Audit Committee are Gordon D. Barker, Jonathan A. Seiffer and Larry D. Strutton. Mr. Barker and Mr. Strutton are "independent" as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Seiffer may not be considered "independent," however, because he may be deemed to be an affiliate of Leonard Green, Gart's principal stockholder. Notwithstanding Mr. Seiffer's lack of independence, Gart's board of directors has resolved that Mr. Seiffer's presence on the Audit Committee is beneficial to Gart and has identified special circumstances as the basis for its determination. Mr. Seiffer, who is a partner of Leonard Green, has extensive experience with respect to sophisticated financial matters. Additionally, Mr. Seiffer has developed a thorough understanding of Gart's financial accounting as a result of his several years of service as a director of Gart, and has additional experience with other companies in the retail sporting goods industry. The Audit Committee charter, which was revised by Gart's board of directors on April 1, 2003, and which is attached to this joint proxy statement/prospectus as Annex E, sets forth the functions of the Audit Committee, which include:

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  reviewing Gart's annual audited financial statements prior to their filing or distribution, which review includes discussions with Gart's management and Gart's independent auditors of accounting principles, practices and judgments as well as the adequacy of internal controls that could affect Gart's financial statements;

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  discussing with Gart's independent auditors any significant changes to Gart's accounting principles;

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  appointing annually Gart's independent auditors;

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  reviewing the independence and performance of Gart's independent auditors and reviewing and approving the fees and other significant compensation to be paid to Gart's independent auditors;

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  reviewing and preapproving nonaudit services to be provided by Gart's independent auditors;

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  reviewing Gart's existing major accounting and financial policies; and

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  considering, in consultation with management and with Gart's independent auditors, the integrity of Gart's financial reporting processes and controls.

Compensation Committee

        As of the date of this joint proxy statement/prospectus, the members of the Compensation Committee are Jonathan D. Sokoloff, Peter R. Formanek and Larry D. Strutton. The functions of the Compensation Committee are:

  •
  to establish the compensation of Gart's executive officers and to actively review the salaries, bonuses and other forms of compensation for other officers and key employees of Gart; and

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  to administer and interpret Gart's stock option plans, which includes exercising its authority in determining which persons will be granted options and the terms and conditions of the stock options granted.

Nominating Committees

        As of the effective time of the merger, and continuing until the election of directors at Gart's 2004 annual meeting of stockholders, Gart shall have two special interim committees, comprised of four directors each. The first committee will be comprised of directors who, immediately prior to the effective time of the merger, were members of Gart's board of directors. This committee will have all the power and authority of Gart's board in respect of filling any vacancy on the board resulting from the death, resignation, disqualification or removal of a director who, immediately prior to the effective time of the merger, was a member of Gart's board of directors or, subsequent to the effective time of the merger was designated to fill a vacancy on Gart's board of directors by this committee. The second committee will be comprised of directors who, immediately prior to the effective time of the merger, were members of The Sports Authority's board of directors. This second committee will have all the power and authority of Gart's board in respect of filling any vacancy on the board resulting from the death, resignation, disqualification or removal of a director who, immediately prior to the effective time of the merger, was a member of The Sports Authority's board of directors or, subsequent to the effective time of the merger was designated to fill a vacancy on Gart's board of directors by this second committee.

Compensation of Directors

        Directors who are also Gart's employees or consultants receive no additional compensation for serving as directors. Mr. Sokoloff and Mr. Seiffer, who are non-employee directors, also do not receive any compensation for serving as directors. All directors are reimbursed for the expenses they incur in attending meetings.

        Gart's non-employee directors (other than Mr. Sokoloff and Mr. Seiffer) are entitled to the following compensation:

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  the grant of options to purchase 10,000 shares of Gart common stock upon joining the board of directors;

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  $25,000 per year, payable quarterly either in cash or in restricted shares, at the election of the director (restricted shares are valued as of the date of the stockholders' meeting electing the board of directors);

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  $1,500, payable in cash, for attendance at each meeting of the board of directors;

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  $1,500, payable in cash, for attendance at each meeting of a committee of the board of directors;

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  $5,000 per year, payable in cash, for the chairperson of the Audit Committee; and

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  the grant of 5,000 options to purchase shares of Gart common stock, granted annually.

Compensation Committee Interlocks and Insider Participation

        During Gart's fiscal year ended on February 1, 2003, Jonathan D. Sokoloff, Peter R. Formanek and Larry D. Strutton were members of the Compensation Committee. Mr. Sokoloff, a non-employee director, is a partner of Leonard Green, which provides management, consulting and financial planning services to Gart. See the sections entitled "Certain Relationships and Related Transactions Relating to Gart" and "The Merger and Related Transactions—Interests of Certain Persons in the Merger," commencing on pages 111 and 46, respectively, of this joint proxy statement/prospectus for a description of this arrangement and other relationships between Gart and entities controlled by Mr. Sokoloff.

Executive Officers of Gart

        The following table sets forth certain information regarding Gart's current executive officers. Each such executive officer serves at the pleasure of Gart's board of directors.

Name	Age	Position with Gart	Office Held Since
John Douglas Morton	52	President, Chief Executive Officer, and Chairman of the Board	1995
Thomas T. Hendrickson	48	Executive Vice President, Chief Financial Officer and Treasurer	1998
Greg Waters	42	Executive Vice President—Store Operations	2001
Arthur S. Hagan	64	Senior Vice President—Merchandising	1998
James M. Van Alstyne	42	Senior Vice President—Merchandising	2000
June J. Shirai	52	Senior Vice President—Chief Information Officer	2002
Nesa E. Hassanein	50	Senior Vice President—General Counsel and Secretary	2000
Anthony Forde	47	Senior Vice President—Merchandise Allocation and Marketing	2000
Thomas R. Wildenberg	45	Senior Vice President—Finance	2002

        John Douglas Morton.    See section entitled "Election of Directors of Gart—Nominees," commencing on page 95 of this joint proxy statement/prospectus for information concerning Mr. Morton.

        Thomas T. Hendrickson.    Mr. Hendrickson became executive vice president, chief financial officer and treasurer of Gart in January 1998. Mr. Hendrickson previously served as the executive vice president and chief financial officer of Sportmart since September 1996. He joined Sportmart in January 1993 as vice president—financial operations. In March 1993, he was named chief financial officer of Sportmart and in March 1995 he was named senior vice president and chief financial officer of Sportmart. From 1987 until joining Sportmart, Mr. Hendrickson was employed as the vice president and controller of Millers Outpost Stores. Mr. Hendrickson is a certified public accountant and has over 20 years of business experience.

        Greg Waters.    Mr. Waters became Gart's executive vice president—store operations in June 2001. Mr. Waters joined Gart in April 1998 as senior vice president—store operations. Before joining Gart,

Mr. Waters served as the western regional vice president for The Sports Authority since 1994 and as a district manager for The Sports Authority since 1991. Mr. Waters was employed by Herman's World of Sporting Goods from 1983 until 1991, most recently as a district manager.

        Arthur S. Hagan.    Mr. Hagan became Gart's senior vice president—merchandising in January 1998. Mr. Hagan joined Gart in 1988 as Gart's division merchandise manager for golf, tennis, ski clothing/equipment and garden furniture and was promoted to vice president—store operations in 1995 and to senior vice president—store operations in May 1997. He was president and owner of Hagan Sports Ltd., a six-store sporting goods retailer acquired by Gart in 1987, and president and chief executive officer of Aspen Leaf of Colorado, Inc., a 12-store ski equipment and apparel retailer. Mr. Hagan has over 30 years of retailing experience.

        James M. Van Alstyne.    Mr. Van Alstyne became Gart's senior vice president—merchandising in April 2000. Mr. Van Alstyne joined Gart in 1986 as a buyer and held that position until 1993. Mr. Van Alstyne returned to Gart in 1998 as vice president—merchandising—hardlines and held that position until April 2000. From 1993 to 1998, Mr. Van Alstyne served as Easton Sports, Inc.'s western regional sales manager, national sales manager and vice president of sales for the United States, Latin America and Australia.

        June J. Shirai.    Ms. Shirai became senior vice president—chief information officer and joined Gart in January 2002. Prior to joining Gart, Ms. Shirai was executive vice president at LakeWest Group, a retail consulting firm, from 1995 to 2002. Prior to LakeWest Group, Ms. Shirai was senior vice president for National Vision Associates, an optical retailer, from 1991 to 1995. Prior to National Vision Associates, Ms. Shirai was chief information officer with Checker Schucks Kragen, an automotive aftermarket retailer, and Pace Membership Warehouse. Ms. Shirai has over 30 years retailing experience.

        Nesa E. Hassanein.    Ms. Hassanein became Gart's senior vice president, general counsel and secretary in June 2000. Ms. Hassanein joined Gart in July 1998 as vice president and corporate counsel. Before joining Gart, during 1997, Ms. Hassanein served as senior vice president and general counsel for Atlas Air Inc. From 1995 to 1997, Ms. Hassanein was a partner of Morrison & Foerster LLP. From 1992 to 1995, she was a shareholder of Brownstein Hyatt Farber & Strickland P.C. From 1982 to 1991, she was as an associate of Skadden, Arps, Slate, Meagher & Flom LLP.

        Anthony Forde.    Mr. Forde became Gart's senior vice president—marketing & merchandise allocations in June 2000. He joined Gart in January 1998 as vice president-merchandise allocations. Before joining Gart, Mr. Forde was vice president—merchandising allocations for Thrifty Payless. Since 1980, Mr. Forde served as store manager, district manager, category manager and visual director for Phar Mor Inc. and Giant Eagle, Inc. Mr. Forde has over 25 years of retail experience.

        Thomas R. Wildenberg.    Mr. Wildenberg became senior vice president—finance in August 2002. Mr. Wildenberg joined Gart in 1999 as vice president—finance. Prior to joining Gart, Mr. Wildenberg was chief accounting officer and controller for Wilsons the Leather Experts Inc. from 1996 to 1999 and served as controller for Wilsons from 1994 to 1996. Prior to joining Wilsons, Mr. Wildenberg held several positions at Woman's World Shops, Inc., a retail apparel company from 1990 to 1994, most recently as director of finance-controller from 1992 to 1994. Mr. Wildenberg is a certified public accountant and has over 20 years of business experience.

Compensation of Gart's Executive Officers

        The following table sets forth information regarding the annual and long- term compensation paid to Gart's chief executive officer and Gart's four other most highly compensated executive officers receiving a total annual salary and bonus of $100,000 or more.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Position (a)	Fiscal Year (b)	Salary($) (c)	Bonus($) (d)	Other Annual Compensation ($) (e)	Restricted Stock Award(s) ($)(5)(6) (f)		Securities Underlying Options (#) (g)	All Other Compensation ($) (h)
John Douglas Morton Chairman, President and Chief Executive Officer	2002 2001 2000	573,076 479,806 418,268	261,625 286,344 578,256	— — —	— 225,000 299,250	(1) (2)	— 28,000 60,000	10,938 2,587 3,150	(3) (4) (4)
Thomas T. Hendrickson Executive Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	350,191 300,576 272,038	136,988 153,638 322,365	— — —	— 112,500 117,905	(1) (2)	— 16,000 45,000	6,570 1,800 —	(3) (4)
Greg Waters Executive Vice President—Store Operations	2002 2001 2000	275,576 243,267 220,961	107,738 124,313 218,199	— — —	— 61,875 52,500	(1) (2)	— 8,000 30,000	5,525 — —	(3)
Arthur S. Hagan Senior Vice President—Merchandising	2002 2001 2000	257,307 237,691 203,268	83,688 102,000 200,727	— — —	— 61,875 31,500	(1) (2)	— 8,000 15,000	4,694 346 1,426	(3) (4) (4)
Nesa Hassanein Senior Vice President—General Counsel	2002 2001 2000	240,037 203,269 178,267	78,000 86,594 189,450	— — —	— 61,875 39,375	(1) (2)	— 8,000 25,000	4,846 — —	(3)

(1)
Represents the market value of restricted shares granted during Gart's 2001 fiscal year based on the closing sales price of $11.25 per share on September 25, 2001, the date of grant. These shares vest 20% per year through September 25, 2006, subject to the named executive officer's continued employment by Gart.

(2)
Represents the market value of restricted shares granted during Gart's 2000 fiscal year based on the closing sales price of $5.25 per share on June 27, 2000, the date of grant. These shares become 100% vested on June 27, 2005, subject to the named executive officer's continued employment by Gart.

(3)
Represents contributions made by Gart on behalf of the named executives to its 401(k) Savings Plan and also its non-qualified Deferred Compensation Plan.

(4)
Represents contributions made by Gart on behalf of the named executives to its 401(k) Savings Plan.

(5)
Dividends, if declared, are paid on those restricted shares that are vested.

(6)
As of the end of fiscal year 2002, the named executives held an aggregate of 389,708 shares of restricted stock with an aggregate market value of $6.1 million as of February 1, 2003.

Option Grants in the Last Fiscal Year

        The following table sets forth information with respect to the options that Gart granted during the Gart's fiscal year ended on February 1, 2003 to the named executive officers:

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(2)
Name (a)	Number of Securities Underlying Options Granted (b)(1)	Percent of Total Options Granted to Employees in Fiscal Year (c)	Exercise Of Base Price ($/Sh) (d)	Expiration Date (e)	5% ($) (f)	10% ($) (g)
John Douglas Morton	75,000	17.7%	$20.000	12/18/2012	$943,342	$1,217,594
Thomas T. Hendrickson	30,000	7.1%	$20.000	12/18/2012	$377,337	$487,037
Greg Waters	20,000	4.7%	$20.000	12/18/2012	$251,558	$324,692
Arthur S. Hagan	10,000	2.4%	$20.000	12/18/2012	$125,779	$162,346
Nesa E. Hassanein	15,000	3.5%	$20.000	12/18/2012	$188,668	$243,519

(1)
These options were granted under Gart's 1994 Management Equity Plan described below.

(2)
Based upon the estimated fair value of Gart common stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown. Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Gart's estimate or projection of the future price of common stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of Gart and overall market conditions. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth certain information regarding the number and value of unexercised options held by the named executives at February 2, 2002:

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($)(1) (c)	Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable (d)		In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable(2) (e)
John Douglas Morton	85,000	$2,175,612	166,800	154,200	$709,571	$485,734
Thomas T. Hendrickson	38,000	$740,710	24,516	83,800	$133,773	$357,344
Greg Waters	8,800	$195,094	15,600	55,600	$88,048	$241,792
Arthur S. Hagan	45,800	$1,090,459	7,000	26,200	$35,948	$105,632
Nesa E. Hassanein	—	—	11,600	40,400	$91,893	$188,122

(1)
Represents the market value, as of the exercise date, of the shares of Gart common stock acquired on exercise of options, less the aggregate option price.

(2)
Represents the value of the shares of Gart common stock subject to outstanding options, based on the market value of $15.70 per share at February 1, 2003, less the aggregate option exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of February 1, 2003 in respect of compensation plans under which equity securities of Gart are authorized for issuance. These plans are Gart's 1994 Management Equity Plan, as amended, and the Sportmart, Inc. Stock Option Plan, as amended. Gart does not intend to issue further equity securities under the Sportmart, Inc. Stock Option Plan, as amended. If Gart stockholders vote to adopt the Gart Sports Company 2003 Long-Term Incentive

Compensation Plan, no further equity securities will be issued pursuant to the 1994 Management Equity Plan, as amended.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	1,359,003	$13.90	349,054
Equity compensation plans not approved by security holders:
Total	1,359,003	$13.90	349,054

Report of the Compensation Committee

        Notwithstanding anything to the contrary set forth in any of Gart's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this joint proxy statement/prospectus, in whole or in part, the following Report of the Compensation Committee and the Performance Graph set forth on page 110 of this joint proxy statement/prospectus shall not be incorporated by reference into any such filings.

        The Compensation Committee of Gart's board of directors, composed of outside directors of Gart's board of directors, reviews the performance of Gart's executive officers, determines the compensation of Gart's executive officers and is active in reviewing salaries, bonuses and other forms of compensation for other of Gart's officers and key employees. The Compensation Committee is empowered by Gart's board of directors to award stock options, grants of restricted shares of Gart common stock, and permitted purchases of Gart common stock to Gart's key employees.

        The Compensation Committee has access to independent compensation data and is authorized, if determined appropriate in any particular case, to engage outside compensation consultants.

        The objectives of the Compensation Committee are to support Gart's achievement of desired standards of performance, to provide compensation and benefits that will attract and retain superior talent and reward performance, and to cause some portion of compensation to be based on Gart's performance.

        Gart's executive compensation program generally is composed of base salary, bonuses based upon Gart's achievement of a target level of earnings before income taxes, interest expense and other financing costs, and depreciation, and amortization, and long-term incentives in the form of stock options, restricted stock grants and permitted stock purchases.

  Base Salaries

        In Gart's fiscal year ended on February 1, 2003, base salaries for Gart's executive officers were competitively set relative to salaries of officers of companies included in the Standard & Poor's Retail Index that are comparable to Gart in business and size. In each instance, base salary takes into account individual experience and performance specific to Gart. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for Gart's executive officers from year to year are limited to adjustments to reflect increases in the rate of inflation.

        The Compensation Committee is aware that the Internal Revenue Code of 1986, as amended, treats certain elements of executive compensation in excess of $1 million a year as an expense not deductible by Gart for federal income tax purposes. For the fiscal year ended February 1, 2003, no executive officer's compensation exceeded the cap on deductibility. To the extent compensation to an executive officer exceeds the cap in the future, the Compensation Committee will consider the facts and circumstances at that time to reach a determination regarding the impact of the cap on such compensation.

  Bonus Plan

        Bonuses for executive officers and certain other officers and members of Gart's target bonus management team are paid pursuant to Gart's Bonus Plan. The purpose of the Bonus Plan is to provide an incentive for executives and other of Gart's key employees and to reward them in relation to the degree to which specified earnings goals are achieved. Under the Bonus Plan, eligible employees are awarded cash bonuses based upon the extent to which Gart achieves a target level of pre-tax earnings established each year by the Compensation Committee. The amount of each employee's cash bonus, as determined by the Compensation Committee, is a percentage of salary ranging from a maximum of 70% (for the chief executive officer) to 10% depending on position, if Gart achieves 100% of the target pre-tax earnings. Bonuses also can be increased or decreased, at the discretion of the Compensation Committee, if the target pre-tax earnings is exceeded or not achieved. Bonuses were awarded in respect of the fiscal year ended on February 1, 2003 based on Gart achieving 65% of the target pre-tax earnings. Gart's board of directors may choose to continue, amend or terminate the Bonus Plan in future years. In addition, subject to the approval of its stockholders at its 2003 annual meeting, Gart intends to adopt a new bonus plan. Gart will not adopt this new bonus plan unless it is approved by Gart stockholders. See the section entitled "Adoption of the Gart Sports Company 2003 Performance Bonus Plan" commencing on page 116 of this joint proxy statement/prospectus.

  1994 Management Equity Plan

        The Compensation Committee administers Gart's 1994 Management Equity Plan, as amended. Under the terms of the 1994 Management Equity Plan, the Compensation Committee may award key employees (including officers and directors who are employees) of Gart or its subsidiaries (1) grants of Gart common stock ("Grant Shares"), (2) permitted purchases of Gart common stock ("Purchased Shares") or (3) options to purchase shares of Gart common stock, or any combination of the foregoing as determined by the Compensation Committee. Three million shares of Gart common stock have been reserved for issuance pursuant to awards that may be granted under Gart's 1994 Management Equity Plan and, as of February 1, 2003, 349,054 shares of Gart common stock were available for issuance pursuant to awards that may be granted under this plan. If Gart stockholders vote to adopt the Gart Sports Company 2003 Long-Term Incentive Compensation Plan, no further equity securities will be issued pursuant to the 1994 Management Equity Plan, as amended.

        The Compensation Committee believes that employee equity ownership provides significant additional motivation to maximize value for Gart's stockholders. Therefore, the Compensation Committee periodically grants stock options to Gart's employees, including executive officers. Stock options are granted typically at the prevailing market price and, therefore, will only have value if Gart common stock increases over the exercise price. The Compensation Committee believes that the grant of stock options provides a long-term incentive to employees to contribute to Gart's growth and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Gart's performance. The terms of the stock options granted by Gart, including number of shares, vesting, exercisability and stock option term, are determined by the Compensation Committee, based upon the position and responsibilities of the applicable employee, the historical and expected contributions of the applicable employee, any previous option grants to the applicable employee and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to Gart's industry and size.

        In the case of stock options, the Compensation Committee has the authority to determine whether stock options shall be intended as "incentive stock options" or "non-incentive" or "nonqualified" stock options under Section 422 of the Internal Revenue Code of 1986, as amended. No more than an aggregate of 600,000 shares of Gart common stock may be issuable upon the exercise of outstanding incentive stock options at any time. Stock options may be transferred by an optionee during his or her lifetime only to the extent permitted by the Compensation Committee. Gart, subject to the approval of its stockholders at its 2003 annual meeting, intends to adopt a new long-term incentive compensation plan. See the section entitled "Adoption of the Gart Sports Company 2003 Long-Term Incentive Compensation Plan," commencing on page 111 of this joint proxy statement/prospectus.

  Compensation of Chief Executive Officer

        The compensation package of John Douglas Morton, Gart's president, chief executive officer and chairman, was determined in accordance with the principles described above. In 2002, Mr. Morton received a base salary of $537,076 and a bonus of $261,625. In addition, Mr. Morton received certain other customary perquisites and benefits in 2002. The Compensation Committee approved Mr. Morton's total compensation based on the following factors, which are listed in the order of importance to the Compensation Committee: (1) improvement in Gart's financial performance and (2) Gart's comparative performance with other companies in its industry. In February 2003, Gart entered into an employment agreement with Mr. Morton, which will be effective upon consummation of the merger. For a description of this agreement see the section entitled "Related Agreements—Gart Employment Agreements" commencing on page 70 of this joint proxy statement/prospectus.

  Compensation Committee Members:

    Jonathan D. Sokoloff
    Peter R. Formanek
    Larry D. Strutton

    May 16, 2003

Compensation and Severance Agreements and Plans

  Change in Control Severance Agreements

        Gart is party to a change in control severance agreement with most of its officers, including Mr. Morton and each of the other executives officers named in the Summary Compensation Table; provided that, if the merger is consummated, Gart's severance agreement with Mr. Morton, as well as with various other executive officers, will be superceded by employment agreements which will become effective at the effective time of the merger. For a description of these employment agreements, see the section entitled "Related Agreements—Gart Employment Agreements," commencing on page 70 of this joint proxy statement/prospectus.

        The severance agreements provide that an officer is entitled to a severance payment if a transaction resulting in a change in control occurs and, within one year from the date of the transaction, either the officer's employment is terminated, other than for cause, or the officer resigns for "good reason" (as defined in the severance agreements). The severance payments consist of: (1) payment, in one lump sum, of an amount equal to the officer's base salary for a specified severance period (three years for Gart's president, two years for executive vice presidents, one and one-half years for senior vice presidents, and one year for vice presidents), (2) payment of the "on plan" bonus amount for the fiscal year in which termination of employment occurs, multiplied by the applicable severance period for the officer, (3) medical, dental, life and other insurance benefits for the applicable severance period and (4) any automobile that Gart provides to the officer. After a transaction resulting in a change of control occurs, Gart's officer may resign for "good reason" and receive his or her severance payment if the officer's base salary or bonus is reduced, the officer's responsibilities and position are reduced, or the officer is required to work at a location more than 30 miles from Gart's current executive offices.

  Employee Benefit Plan

        Gart maintains a non-standard 401(k) profit sharing plan for all eligible employees. The non-standard 401(k) profit sharing plan allows eligible employees to make tax deferred contributions and provides for discretionary matching contributions by Gart as determined by Gart's board of directors. Gart currently makes a matching contribution in an amount equal to 30% of a participant's deferral (up to 6% of such participant's compensation). In Gart's fiscal year ended on February 1, 2003, the aggregate amount of Gart's matching contributions was approximately $522,000.

  Deferred Compensation Plan

        During the 1999 fiscal year, Gart began a nonqualified deferred compensation plan for some members of management. Eligible employees may contribute a portion of their base salary or bonuses to the plan annually. The nonqualified deferred compensation plan provides for additional matching contributions by Gart, with limitations similar to those under Gart's 401(k) plan, as well as discretionary contributions, in an amount determined by Gart before the end of each plan year. Gart made no matching contributions to the deferred compensation plan during its fiscal year ended on February 1, 2003.

Report of the Audit Committee of Gart's Board of Directors

        The Audit Committee has reviewed and discussed Gart's consolidated financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU (S) 380). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP that firm's independence.

        Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended that Gart's audited consolidated financial statements be included in Gart's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 for filing with the Securities and Exchange Commission.

  Audit Committee Members:

    Gordon D. Barker
    Jonathan A. Seiffer
    Larry D. Strutton

    May 21, 2003

Gart's Relationship with Independent Auditors

Audit Fees

        The aggregate fees billed to Gart by Deloitte & Touche LLP for professional services rendered for the audit of Gart's consolidated financial statements for the fiscal year ended February 1, 2003 and the reviews of Gart's consolidated financial statements included in Gart's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 4, 2002, August 3, 2002 and November 2, 2002 were $282,229.

Financial Information Systems Design and Implementation

        There were no fees billed to Gart by Deloitte & Touche LLP for financial information systems design and implementation for the fiscal year ended February 1, 2003.

All Other Fees

        The aggregate fees billed to Gart by Deloitte & Touche LLP for services rendered, other than the services covered above under "Audit Fees" and "Financial Information Systems Design and Implementation," for the fiscal year ended February 1, 2003 were $699,037. Non-audit fees consisted of $517,000 for financial due diligence in connection with the proposed merger with The Sports Authority, $99,000 for services related to the registration statement filed for our secondary stock offering in May 2002 and $83,000 for tax services.

        The Audit Committee has determined that the provision of services other than audit services to Gart by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence.

Independent Auditors for the Combined Company

        The audit committee of the combined company will select independent auditors for the combined company following consummation of the merger.

Performance Graph of Gart

        The following graph shows a comparison of cumulative total returns for Gart common stock registered under Section 12 of the Securities Exchange Act of 1934, the Nasdaq Composite Index, the Standard & Poor's Retail Index and a peer group of companies during the period commencing January 31, 1998 (the last trading day preceding the first day of Gart's fifth preceding fiscal year) and ending on February 1, 2003. In reviewing this graph, you should keep in mind the possible effect that the limited trading in Gart common stock may have had on the price of Gart common stock.

        The comparison assumes $100.00 was invested on January 31, 1998 and assumes the reinvestment of all dividends, if any. The peer group consists of the following publicly traded sporting goods retailers: Sport Chalet, Inc., Hibbett Sporting Goods, Inc. and The Sports Authority, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance of Gart

        Section 16(a) of the Securities Exchange Act of 1934 requires Gart's directors, executive officers and persons who own more than 10% of a registered class of Gart's equity securities to file reports of initial ownership and reports of changes in ownership with the Securities and Exchange Commission. Such directors, officers and 10% stockholders are required to furnish Gart with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such reports furnished to Gart, Gart believes that during the 2002 fiscal year, all section 16(a) requirements applicable to its directors, executive officers and 10% stockholders were complied with.

Certain Relationships and Related Transactions Relating to Gart

        Gart entered into noncancelable consulting agreements with Alvin N. Lubetkin and Marilyn Oshman, who are former Oshman's executives in connection with its acquisition of Oshman's on June 7, 2001. Ms. Oshman is currently a director of Gart and Mr. Lubetkin was a director of Gart until his resignation effective June 27, 2002. Pursuant to the consulting agreements, Gart agreed to pay a fee of $175,000 per year to Ms. Oshman for her services to be rendered over a period of 12 months, and Gart agreed to pay a fee of $400,000 per year to Mr. Lubetkin for his services to be rendered over a period of 30 months. The agreement with Ms. Oshman terminated in June 2002.

        Gart leases properties from partnerships or trusts, the partners and trust accounts of which are affiliated with certain of its current and former directors and their family members. Eight leases are with partnerships or trusts, the partners and trust accounts of which are affiliated with Mr. Lubetkin (a former Gart director), Ms. Oshman (a current Gart director) and their family members. One such lease is for a store sold by a third party to an entity controlled by Mr. Lubetkin. Seven related leases are for a distribution center and Oshman's former corporate offices in Houston, Texas, which Gart leases from Oshman family trusts, including trusts for the benefit of Ms. Oshman. For fiscal 2002, rent expense under these leases was in the aggregate approximately $1.1 million.

        Leonard Green owns approximately 26% of Gart's currently outstanding common stock. Gart has entered into a management services agreement with Leonard Green, whereby Leonard Green receives an annual retainer fee plus reasonable expenses for providing certain management, consulting and financial planning services. The management services agreement also provides that Leonard Green may receive reasonable and customary fees and reasonable expenses from time to time for providing financial advisory and investment banking services in connection with major financial transactions that Gart undertakes.

        At Gart's request, Gart and Leonard Green amended the management services agreement in June 2001 to phase out the annual fee payable to Leonard Green in an effort to reduce Gart's costs attributable to their relationship. The amendment provides that Gart will pay Leonard Green an annual fee of (i) $1 million if Leonard Green's ownership of Gart is at or above 25%, (ii) $500,000 if Leonard Green's ownership of Gart is at or above 10%, but under 25% and (iii) $0 if Leonard Green's ownership of Gart is under 10%. The amendment does not affect the level of services that Leonard Green is obligated to provide under the agreement. Although Leonard Green currently owns approximately 26% of Gart's outstanding stock, if Gart had not been implementing a stock repurchase program since 1999, Leonard Green would currently own less than 25% of Gart. Accordingly, Leonard Green agreed to waive its entitlement to the $1 million annual fee and agreed that the current annual fee payable to Leonard Green is $500,000. The management services agreement terminates on April 20, 2004. Gart paid a management fee to Leonard Green of $625,000 for fiscal year 2002, $4.833 million (which includes a fee of $4 million in connection with its acquisition of Oshman's in 2001) for fiscal 2001 and $500,000 for fiscal 2000. In addition, Gart will pay Leonard Green a fee of $4.25 million, plus out-of-pocket expenses, in connection with the merger. In 2002, Gart also paid Leonard Green's out-of-pocket expenses in connection with its sale of 3,000,000 shares of Gart common stock in a public offering.

Adoption of the Gart Sports Company 2003 Long-Term Incentive Compensation Plan

General

        At Gart's annual meeting, Gart stockholders will be asked to adopt the Gart Sports Company 2003 Long-Term Incentive Compensation Plan, a copy of which is attached to this joint proxy statement/prospectus as Annex F. Gart stockholders are encouraged to review the incentive compensation plan carefully. Any description in this joint proxy statement/prospectus of the incentive compensation plan is qualified in its entirety by a reference to Annex F. Stockholders are being asked to approve the incentive compensation plan, with the intent of avoiding the possibility that the deductibility for federal income tax purposes of various types of awards under the plan will be limited by Section 162(m) of the Internal Revenue Code of 1986 (which, under certain circumstances, causes compensation in excess of $1 million to an employee in a year not to be deductible to the employer). On May 16, 2003, Gart's compensation committee approved the incentive compensation plan, subject to approval by Gart's stockholders at Gart's annual meeting. The incentive compensation plan will not become effective if it is not approved by Gart's stockholders.

Purpose

        The purpose of the incentive compensation plan is to provide Gart with the flexibility selectively to use stock options and other awards as part of an overall compensation package for key employees, which should enhance the Gart's ability to attract and retain these individuals who are important to the success and growth of the business and Gart's subsidiaries in an intensely competitive business environment. Gart believes that awards under the incentive compensation plan may serve to broaden the equity participation of key employees and further link the long-term interests of management and stockholders. Gart will consider awards pursuant to the incentive compensation plan in light of its overall compensation philosophy and competitive conditions in the marketplace. A number of Gart's competitors utilize equity and other awards as a component of their incentive compensation programs. The use of equity-based and other compensation should more closely align executive incentives with the long-term goals of the Gart's stockholders, in a tax-efficient manner.

Voting

        The proposal to adopt the incentive compensation plan will be approved if, at Gart's annual meeting, a majority of the shares present in person or represented by proxy are voted in favor of this proposal. Abstentions and broker non-votes will count as votes against this proposal because they will be counted as present at the meeting and entitled to vote on, but not for, this proposal.

        Each proxy received will be voted in accordance with the instructions indicated on the proxy. If a proxy is properly completed, signed and returned but no instructions are indicated on the proxy, then the proxy will be voted "FOR" the adoption of the incentive compensation plan.

        Gart's board of directors recommends that Gart stockholders vote "FOR" the proposal to adopt the Gart Sports Company 2003 Incentive Compensation Plan.

Description of the Gart Sports Company 2003 Long-Term Incentive Compensation Plan

Administration

        The incentive compensation plan will be administered by a committee of Gart's board of directors, consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986, a non-employee director under Rule 16b-3 and an outside director under Section 162(m). If no committee exists, the functions of the committee will be exercised by Gart's board of directors.

        The committee has the full authority to administer and interpret the incentive compensation plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the incentive compensation plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the incentive compensation plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the incentive compensation plan or the administration or interpretation thereof. In connection with this authority, the committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The performance goals may be based upon (i) the extent of achievement of specified levels of (x) Gart's consolidated pre-tax or after-tax earnings or earnings before interest, tax, depreciation and amortization, (y) the pre-tax or after-tax earnings, or earnings before interest, tax, depreciation and amortization, of Gart or any particular subsidiary, division or other business unit of Gart, or (z) changes (or the absence of changes) in the per share or aggregate fair market value of Gart common stock, or (ii) the extent of achievement of specified levels of revenues, gross margin (rate or dollars), comparable store sales, earnings, costs, return on assets, return on equity, return on capital, return on investment, number of units sold or average sale prices with regard to Gart, particular subsidiaries, divisions or other business units of Gart or particular employees or groups of employees of Gart.

Eligibility and Types of Awards

        Key employees, directors and consultants of Gart and its subsidiaries are eligible to be granted stock options, restricted stock, phantom shares, dividend equivalent rights and other stock-based awards under the incentive compensation plan. As of the date hereof, no awards have been granted under the incentive compensation plan. Eligibility for awards under the incentive compensation plan is determined by the committee.

Available Shares

        Subject to adjustment upon certain corporate transactions or events, a maximum of 2,500,000 shares of Gart common stock, may be subject to stock options, shares of restricted stock, phantom shares and dividend equivalent rights under the incentive compensation plan. The maximum number of shares of Gart common stock subject to incentive stock options granted under the incentive compensation plan may not exceed 2,500,000. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 2,500,000 shares of Gart common stock over the life of the incentive compensation plan. Gart common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the 2,500,000 share limitation and will be available for issuance under the incentive compensation plan.

Awards Under the Plan

  Stock Options

        The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder of Gart) of the fair market value of Gart common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder of Gart). Options will be exercisable at such times and subject to such terms as determined by the committee at the time of grant.

  Restricted Stock

        Restricted stock will be subject to restrictions (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property) as the committee shall determine. Except as otherwise determined by the committee, upon a termination of employment or other service for any reason during the applicable restriction period, all shares of restricted stock still subject to restrictions shall be forfeited to Gart.

  Phantom Shares

        Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of Gart common stock, or, if provided by the committee, the right to receive the fair market value of a share of Gart common stock in excess of a base value established by the committee at the time of grant. Subject to the provisions of the applicable award agreement, upon a participant's termination of employment or other service, all phantom shares (whether or not otherwise vested) will be forfeited and cease to be outstanding. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the committee). The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, the committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

  Dividend Equivalents

        A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Gart common stock. The committee will establish all other limitations and conditions of awards of dividend equivalents.

  Other Stock-Based Awards

        The incentive compensation plan authorizes the granting of other awards based upon the common stock (including the grant of securities convertible into Gart common stock and stock appreciation rights), and subject to terms and conditions established at the time of grant.

Change in Control

        Upon a change in control of Gart (as defined in the incentive compensation plan), the committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendment and Termination

        Gart's board of directors may amend the incentive compensation plan as it deems advisable, except that it may not amend the incentive compensation plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, Gart's board of directors may not amend the incentive compensation plan if the amendment would cause the incentive compensation plan to fail to comply with any requirement of applicable law or regulation, unless and until such amendment is approved by Gart's stockholders.

Material U.S. Federal Income Tax Consequences

  Stock Options

        In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for Gart. To receive special tax treatment as an incentive stock option under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of the shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of Gart or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Internal Revenue Code generally allows the sale of Gart common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, but Gart will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

        If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) Gart will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  Non-Qualified Stock Options

        No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. Gart will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  Restricted Stock

        Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and Gart will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Internal Revenue Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and Gart will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment.

  Phantom Shares

        The phantom shares have been designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally will recognize ordinary income, and Gart will generally be entitled to a deduction, equal to the fair market value of the common stock and cash, as applicable, received upon payment.

  Dividend Equivalents

        There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and Gart will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

  Securities and Exchange Act of 1934

        Additional special tax rules may apply to those award holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934.

        The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Adoption of the Gart Sports Company 2003 Performance Bonus Plan

General

        At Gart's annual meeting, Gart stockholders will be asked to adopt the Gart Sports Company 2003 Performance Bonus Plan, a copy of which is attached to this joint proxy statement/prospectus as Annex G. Gart stockholders are encouraged to review the performance bonus plan carefully. Any description in this joint proxy statement/prospectus of the performance bonus plan is qualified in its entirety by a reference to Annex G. Stockholders are being asked to approve the performance bonus plan, with the intent of avoiding the possibility that the deductibility for federal income tax purposes of bonus compensation thereunder will be limited by Section 162(m) of the Internal Revenue Code of 1986 (which, under certain circumstances, causes compensation in excess of $1 million to an employee in a year not to be deductible to the employer). On May 16, 2003, Gart's compensation committee approved the performance bonus plan, subject to approval by Gart's stockholders at Gart's annual meeting. The performance bonus plan will not become effective if it is not approved by Gart stockholders.

Purpose

        The purpose of the performance bonus plan is to enable the compensation committee of Gart to establish performance goals for officers and key employees to determine bonuses that will be awarded on the basis of these goals and to ensure that bonus payments are in accordance with the arrangements established by the committee.

Voting

        The proposal to adopt the performance bonus plan will be approved if, at Gart's annual meeting, a majority of the shares present in person or represented by proxy are voted in favor of this proposal. Abstentions and broker non-votes will count as votes against this proposal because they will be counted as present at the meeting and entitled to vote on, but not for, this proposal.

        Each proxy received will be voted in accordance with the instructions indicated on the proxy. If a proxy is properly completed, signed and returned but no instructions are indicated on the proxy, then the proxy will be voted "FOR" the adoption of the long-term incentive plan.

        Gart's board of directors recommends that Gart stockholders vote "FOR" the proposal to adopt the Gart Sports Company 2003 Performance Bonus Plan.

Description of the Gart Sports Company 2003 Performance Bonus Plan

Authority to Establish Performance Goals and Bonuses

        Under the performance bonus plan, Gart's compensation committee may establish for officers or key employees (as determined by the committee) a performance goal, and bonus formula related to that performance goal. Performance goals may relate to particular fiscal years or to periods that are longer or shorter than a single fiscal year. A bonus formula may be (1) a percentage of the consolidated pre-tax or after-tax earnings or earnings before interest, taxes, depreciation or amortization, often referred to as EBITDA, of Gart and its subsidiaries, or of the separate pre-tax or after-tax earnings or EBITDA of particular subsidiaries or divisions of Gart, (2) changes (or the absence of changes) in the per share or aggregate market price of Gart common stock or (3) the extent of achievement of specified levels of revenues, gross margin (rate or dollars), comparable stores sales, earnings, costs, return on assets, return on equity, return on capital, return on investment, number of units sold or average sale prices with regard to Gart, particular subsidiaries, divisions or other business units of Gart or particular officers or groups of employees. Performance goals may be in absolute amounts or percentages of amounts or may be relative to the performance of other companies or of an index. A bonus formula shall be established in writing by the committee before the commencement of the period of service to which the formula relates, or not later than 90 days after the commencement of the period of service to which the formula relates (as long as the outcome is substantially uncertain at the time the committee actually establishes the formula, and the formula is not established after 25% or more of the period of service has elapsed (determined in good faith by the committee at the time the formula is established)). Bonuses can, however, be granted on bases other than those set forth above in the case of any bonus for which an exception from the limitations of Section 162(m) of the Internal Revenue Code is not being sought.

        No officer or key employee may, however, be awarded a bonus for any fiscal year in excess of $10 million.

        Bonuses may be payable in single lump sums, or over a period of years, with or without interest on deferred payments, and may be made forfeitable to the extent recipients do not continue to be employed by Gart or its subsidiaries throughout the period during which the bonuses are payable.

Review of Payment of Bonuses

        At the end of each fiscal year, management will present to the compensation committee a list showing, by employee, the employee's performance goal or bonus formula, the extent to which the performance goal was achieved and the bonus, if any, to which the employee is therefore entitled. No bonuses may be paid until the compensation committee certifies that the bonus presented by management is correct based on the performance goals and bonus formula in respect of that employee.

Administration

        The compensation committee will administer the plan, and have full power to interpret the plan, and to change the rules and regulations for its administration. Interpretations of the plan, performance goals, bonus formulas and bonuses by the committee will bind Gart and all employees who are affected by it. The committee will have total discretion to determine what performance goals and bonus formulas to establish for what officers and key employees. The committee will not be required to establish similar goals and formulas for similarly situated employees.

No Rights to Continued Employment

        Nothing in the performance bonus plan or its administration, and no award of any bonus payable immediately or in the future, will give any officer or employee a right to continue as an employee or otherwise affect Gart's ability to terminate the employee at any time.

Amendments

        The compensation committee may, with the approval of Gart's board of directors, amend the plan at any time, except that no amendment to the plan will be effective if it materially changes any of the criteria on which bonuses may be based, alters the amount of maximum bonus that may be paid to recipients with regard to a fiscal year or other period or otherwise materially changes the plan unless the amendment is approved by the stockholders.

Termination

        The plan may be terminated at any time by the compensation committee with the approval of Gart's board of directors. Terminating the plan, however, will not affect any previously established performance goal or bonus formula, nor the right to receive payments of a bonus earned prior to the termination.

Submission of Proposals by Gart's Stockholders

        In order to be eligible for inclusion in Gart's proxy statement and proxy card for the next annual meeting of Gart stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals must be received by the secretary of Gart at its principal executive offices no later than                         , 2004. In order for such stockholder proposals to be eligible to be brought before the Gart stockholders at the next annual meeting of Gart stockholders, however, the Gart stockholder submitting the proposals also must comply with the procedures, including the deadlines, required by Gart's bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in Gart's proxy statement.

Other Matters Presented at the Annual Meeting of Gart's Stockholders

        Gart does not know of any other business to be presented at the annual meeting of Gart's stockholders, and does not intend to bring any other matters before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the accompanying proxy are empowered, in the absence of instructions to the contrary, to vote according to their best judgment.

The Special Meeting of The Sports Authority's Stockholders

General

        This joint proxy statement/prospectus is furnished in connection with the solicitation of the enclosed proxy from holders of The Sports Authority common stock by The Sports Authority's board of directors for use at the special meeting of The Sports Authority's stockholders to be held at The Sports Authority's corporate offices located at 3383 North State Road 7, Fort Lauderdale, Florida 33319 on                        , 2003, beginning at                        , local time, and at any adjournment or postponement of the meeting.

Purpose of the Meeting

        The special meeting will be held to consider and vote upon the following:

  1.
  A proposal to adopt the Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart Sports Company, Gold Acquisition Corp. and The Sports Authority, Inc. and approve the merger of Gold Acquisition Corp., a wholly-owned subsidiary of Gart, with and into The Sports Authority.

  2.
  Any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

Record Date and Outstanding Shares

        The Sports Authority's board of directors has fixed the close of business on May 23, 2003, as the record date. Only stockholders of record of The Sports Authority common stock on the books of The Sports Authority as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the meeting. On [March 31], 2003, there were [33,013,544] shares of The Sports Authority common stock issued and outstanding held by [2,001] stockholders of record. The record stockholder number does not include the number of persons whose stock is held in nominee or "street name" account through brokers.

Quorum and Vote Required

        A majority of all shares of The Sports Authority common stock outstanding on the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at The Sports Authority's special meeting.

        If a quorum is not obtained, or if fewer shares of The Sports Authority common stock are voted in favor of the matters presented for consideration and approval at The Sports Authority's special meeting than the number of shares necessary to approve these matters, The Sports Authority expects that the special meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of The Sports Authority's special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn before the subsequent special meeting.

        Each holder of The Sports Authority common stock will be entitled to one vote, in person or by proxy, for each share of The Sports Authority common stock registered in the holder's name on books of The Sports Authority as of the record date on any matter submitted for the vote of The Sports Authority's stockholders. The proposal to adopt the merger agreement and approve the merger will be approved if a majority of the outstanding shares of The Sports Authority common stock entitled to vote are voted in favor of the adoption of merger agreement and approval of the merger.

        None of The Sports Authority's stockholders have entered into voting agreements with Gart. Based on the number of shares of The Sports Authority common stock outstanding as of [March 31], 2003, The Sports Authority's directors and executive officers and their affiliates, as a group, beneficially owned an aggregate of [929,662] shares of The Sports Authority common stock (excluding shares subject to options and rights to receive deferred shares under the Director's Stock Plan), which would represent approximately [2.8]% of all outstanding shares of The Sports Authority common stock entitled to vote at The Sports Authority's special meeting. The Sports Authority's officers and directors have informed The Sports Authority that they intend to vote their shares in favor of the merger proposals.

How Shares Will Be Voted at the Special Meeting

        All shares of The Sports Authority common stock represented by proxies properly executed and received by The Sports Authority before or at The Sports Authority's special meeting will be voted in accordance with the instructions indicated on the proxies. If the proxy is properly completed, signed and returned but no instructions are indicated, the shares will be voted "FOR" the adoption of the merger agreement and the approval of the merger contemplated thereby.

        All proxies voted "FOR" the adoption of the merger agreement and the approval of the merger contemplated thereby may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone The Sports Authority's special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

        Abstentions and broker non-votes are included in the determination of the number of shares present and voting. However, abstentions and broker non-votes will have the same effect as a vote against a particular proposal. A broker "non-vote" occurs on a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

        The Sports Authority's board of directors currently is not aware of any business to be acted upon at the special meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are properly brought before the special meeting or any adjournments or postponements of the meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

How to Revoke a Proxy

        The presence of a stockholder of The Sports Authority at the special meeting, or at any adjournment or postponement thereof, will not automatically revoke the stockholder's proxy. However, a stockholder of The Sports Authority who is the record holder of the shares may revoke a proxy at any time prior to its exercise by:

  •
  delivery to The Sports Authority's secretary of a written notice of revocation prior to the special meeting (or, if the special meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held);

  •
  delivery to The Sports Authority's secretary of a duly executed proxy bearing a later date prior to the special meeting (or, if the special meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held); or

  •
  attending the special meeting (or, if the special meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person at the special meeting.

        If a stockholder's shares are held in the name of a broker or nominee, that stockholder may change its vote by submitting new voting instructions to its broker or nominee. A stockholder whose shares are held in the name of a broker or nominee may not vote its shares in person at its stockholders meeting unless it obtain a signed proxy from the record holder giving it the right to vote its shares.

Solicitation of Proxies

        Proxies may be solicited by mail, personal interview, telephone, facsimile and electronic mail by The Sports Authority's directors, officers and employees on a part-time basis and for no additional compensation. The Sports Authority will bear the costs it incurs in the solicitation of proxies under this joint proxy statement/prospectus, including amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of The Sports Authority common stock.

        The Sports Authority has retained The Altman Group to assist it with the solicitation of proxies and to verify certain records related to the solicitations. The Sports Authority has agreed to pay The Altman Group a fee of $6,000 in addition to its out-of-pocket expenses for services rendered and to indemnify The Altman Group against certain liabilities arising out of The Altman Group's engagement (except for those resulting from The Altman Group's gross negligence or misconduct).

Communications by The Sports Authority's Stockholders with The Sports Authority

        Any written revocation of a proxy or other communications in connection with this joint proxy statement/prospectus and requests for additional copies of this joint proxy statement/prospectus or the proxy card should be addressed to The Altman Group. If you have any questions or need further assistance in voting your shares, please call The Altman Group at (800) 215-5608.

Recommendation of The Sports Authority's Board of Directors

        The Sports Authority's board of directors believes that the terms of the merger and the merger agreement are fair to, and in the best interests of, The Sports Authority and its stockholders. The Sports Authority's board of directors has, by unanimous vote, approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that The Sports Authority's stockholders vote "FOR" the adoption of the merger agreement and approval of the merger.

Dissenter's or Appraisal Rights

        Dissenter's or appraisal rights are not available with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or Nasdaq or held of record by more than 2,000 stockholders if such stockholders are required to receive only shares of the surviving corporation, shares of any other corporation which are either listed on a national securities exchange or Nasdaq or held of record by more than 2,000 holders, cash in lieu of fractional shares or a combination of the foregoing. Therefore, The Sports Authority's stockholders will not be able to exercise any dissenter's or appraisal rights in connection with this merger.

Security Ownership of Certain Beneficial
Owners and Management of Gart

        The shares of Gart common stock constitute the only outstanding class of voting securities of Gart. As of March 31, 2003, there were 11,872,233 shares of Gart common stock outstanding and entitled to vote and 574 stockholders of record.

        The table below sets forth certain information regarding beneficial ownership of Gart common stock as of March 31, 2003, assuming the exercise of options exercisable within 60 days of the date thereof, with respect to: (i) each person or entity who owns of record or beneficially five percent or more of Gart common stock, (ii) each executive officer and each director and (iii) all executive officers and directors as a group. To Gart's knowledge, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Green Equity Investors, L.P.(2) 11111 Santa Monica Boulevard Suite 2000 Los Angeles, CA 90025	3,113,200	26.2%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	866,665	7.3%
John Douglas Morton(4)**	185,276	1.5%
Thomas T. Hendrickson(5)**	32,516	*
Greg Waters(6)**	21,200	*
Arthur S. Hagan(7)**	8,500	*
Nesa E. Hassanein(8)**	13,336	*
Anthony Forde(9)**	7,600	*
June J. Shirai(10)**	3,236	*
James M. Van Alstyne(9)**	7,600	*
Thomas R. Wildenberg(11)**	3,800	*
Gordon D. Barker(12)**	21,700	*
Peter R. Formanek(13)**	145,109	1.2%
Marilyn Oshman(14)**	385,676	3.2%
Jonathan A. Seiffer**	700	*
Jonathan D. Sokoloff(2)**	—	—
Larry D. Strutton(15)**	5,527	*
All Directors and executive officers as a group (15 persons)(16)	841,776	6.9%

*
Less than 1%.

**
1050 W. Hampden Avenue, Englewood, Colorado 80110

(1)
Applicable percentage of ownership is based on 11,872,233 shares of Gart common stock outstanding as of March 31, 2003. Shares of Gart common stock that a person has the right to acquire within 60 days of March 31, 2003 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

(2)
Green Equity Investors, L.P. is a Delaware limited partnership, the general partner of which is Leonard Green & Associates, L.P. The general partner of Leonard Green & Associates, L.P. is

  Mr. Sokoloff. Mr. Sokoloff may be deemed to be the beneficial owner of the shares of common stock held by Green Equity Investors, L.P. because he, or entities controlled by him, is the general partner of Leonard Green & Associates, L.P. and also because he whether through ownership interest or position, may be deemed to control Leonard Green & Associates, L.P. Pursuant to a stockholder's agreement with The Sports Authority, Green Equity Investors, L.P. has agreed to vote all of its shares of Gart common stock in favor of, among other things, the issuance of Gart common stock in the merger, and the amendment to Gart's certificate of incorporation.

(3)
Based upon information contained in stockholder's publicly available filing on Schedule 13G, filed on February 13, 2003.

(4)
Includes 182,600 shares of Gart common stock issuable upon the exercise of outstanding options.

(5)
Includes 32,516 shares of Gart common stock issuable upon the exercise of outstanding options.

(6)
Includes 21,200 shares of Gart common stock issuable upon the exercise of outstanding options.

(7)
Includes 7,400 shares of Gart common stock issuable upon the exercise of outstanding options.

(8)
Includes 12,600 shares of Gart common stock issuable upon the exercise of outstanding options.

(9)
Includes 7,600 shares of Gart common stock issuable upon the exercise of outstanding options.

(10)
Includes 2,000 shares of Gart common stock issuable upon the exercise of outstanding options.

(11)
Includes 3,800 shares of Gart common stock issuable upon the exercise of outstanding options.

(12)
Includes 11,667 shares of Gart common stock issuable upon the exercise of outstanding options.

(13)
Includes 102,516 shares of Gart common stock held by Formanek Investment Trust with self as trustee, and 11,667 shares of Gart common stock issuable upon the exercise of outstanding options.

(14)
Includes 29,945 shares of Gart common stock held by Andrew Lubetkin 1987 Grantor Trust with Marilyn Oshman as trustee, 26,995 shares of Gart common stock held by Karen Desenberg 1987 Grantor Trust with Marilyn Oshman as trustee, 12,462 shares of Gart common stock held by Karen Desenberg 2000 Grantor Trust with Marilyn Oshman as trustee, and 10,000 shares of Gart common stock issuable upon the exercise of outstanding options. Ms. Oshman disclaims beneficial ownership of the shares held by the Andrew Lubetkin 1987 Grantor Trust, the Karen Desenberg 1987 Grantor Trust, and the Karen Desenberg 2000 Grantor Trust.

(15)
Includes 3,334 shares of Gart common stock issuable upon the exercise of outstanding options.

(16)
Includes 313,984 shares of Gart common stock issuable upon the exercise of outstanding options.

        As of March 31, 2003, Gart's chief executive officer and the four other named executives in Gart's "Summary Compensation Table" have received a total of 851,916 stock options, 389,708 awards of restricted shares and 47,000 purchased shares, as follows:

Options; Restricted Shares; Purchased Shares

	Options	Restricted Shares	Purchased Shares
John Douglas Morton	438,000	202,000	32,000
Thomas T. Hendrickson	165,916	94,208	—
Greg A. Waters	106,000	40,500	—
Arthur S. Hagan	79,000	32,500	15,000
Nesa E. Hassanein	63,000	20,500	—
Total	851,916	389,708	47,000

        Directors who are not executive officers of Gart and who are standing for re-election at Gart's Annual Meeting have received a total of 80,000 stock options and 19,802 awards of restricted shares. As of March 31, 2003, the executive officers as a group have received a total of 1,026,916 stock options, 456,708 awards of restricted shares and 47,000 purchased shares. The current employees who are not executive officers of Gart have received a total of 830,056 stock options, 115,286 awards of restricted shares and 18,300 purchased shares.

Security Ownership of Certain Beneficial
Owners and Management of The Sports Authority

        The shares of The Sports Authority common stock constitute the only outstanding class of The Sports Authority's voting securities. As of March 31, 2003, there were 33,013,544 shares of The Sports Authority common stock outstanding and entitled to vote and approximately 2,001 stockholders of record.

        The following table sets forth certain information concerning the beneficial ownership of shares by each shareholder who is known by The Sports Authority to own beneficially more than five percent of its outstanding shares. This information is shown as of December 31, 2002 and is based on the most recent Schedule 13Gs filed by these shareholders with the Securities and Exchange Commission, where indicated. Except as otherwise indicated, these shareholders have sole voting power and sole dispositive power with respect to the number of shares shown.

Name and Address	Number of Shares	Percent of Shares Outstanding
AEON Co., Ltd. 51-1, 1-chome, Nakase, Mihama-ku Chiba-shi, Chiba 261, Japan	3,030,000	9.2%
Dimensional Fund Advisors Inc.(1) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,818,193	5.5%

(1)
Dimensional Fund Advisors Inc. reported on its Schedule 13G for 2002 that it possesses voting and/or investment power over the shares that are owned by four investment companies and other commingled group trusts and separate accounts to which it furnishes investment advice. Dimensional disclaims beneficial ownership of the shares.

        The following table shows the number of shares of The Sports Authority beneficially owned by each director and executive officer, and by all directors and executive officers as a group, as of March 31, 2003. Except as otherwise indicated, all persons listed below have sole voting power and sole dispositive power with respect to the number of shares shown, except to the extent that power is shared by spouses under applicable law. The number of shares shown includes shares that the person has the right to acquire pursuant to options that are vested or that will vest within 60 days after March 31, 2003, as well as all deferred shares and restricted shares held by such person.

Name	Number of Shares		Percent of Shares Outstanding
A. David Brown	34,870	(1)	*
Mary Elizabeth Burton	32,858	(2)	*
Cynthia R. Cohen	25,906	(3)	*
Steve Dougherty	114,931	(4)	*
Julius W. Erving	30,201	(5)	*
Carol A. Farmer	40,666	(6)	*
Paul E. Fulchino	0		—
Martin E. Hanaka	1,286,911	(7)	3.8%
Elliott J. Kerbis	120,081	(8)	*
George R. Mihalko	364,714	(9)	1.1%
Kevin M. McGovern	35,736	(10)	*
Charles H. Moore	28,310	(11)	*
Art Quintana	156,938	(12)	*
Todd Weyhrich	32,534	(13)	*
All Directors and executive officers as a group (14 persons)	2,304,656		6.7%

*
Represents less than one percent.

(1)
Includes 25,395 shares of The Sports Authority common stock granted under the Director Stock Plan, receipt of which Mr. Brown elected to defer under the terms of that Plan, and options to purchase 6,500 shares of The Sports Authority common stock.

(2)
Includes 19,716 shares of The Sports Authority common stock granted under the Director Stock Plan, receipt of which Ms. Burton has elected to defer under the terms of that Plan, and options to purchase 6,261 shares of The Sports Authority common stock.

(3)
Includes options to purchase 17,500 shares of The Sports Authority common stock.

(4)
Includes options to purchase 25,707 shares of The Sports Authority common stock.

(5)
Includes options to purchase 10,100 shares of The Sports Authority common stock.

(6)
Includes options to purchase 15,707 shares of The Sports Authority common stock.

(7)
Includes options to purchase 791,667 shares of The Sports Authority common stock and 135,580 restricted shares.

(8)
Includes options to purchase 50,001 shares of The Sports Authority common stock and 10,000 restricted shares.

(9)
Includes options to purchase 220,001 shares of The Sports Authority common stock and 54,230 restricted shares.

(10)
Includes 18,794 shares of The Sports Authority common stock granted under the Director Stock Plan, receipt of which Mr. McGovern has elected to defer under the terms of that Plan, and options to purchase 5,000 shares of The Sports Authority common stock.

(11)
Includes 10,810 shares of The Sports Authority common stock granted under the Director Stock Plan, receipt of which Mr. Moore has elected to defer under the terms of that Plan, and options to purchase 6,500 shares of The Sports Authority common stock.

(12)
Includes options to purchase 127,001 shares of The Sports Authority common stock and 11,980 restricted shares.

(13)
Includes options to purchase 18,334 shares of The Sports Authority common stock.

Legal Opinion

        Clifford Chance US LLP will pass upon the validity of the shares of Gart common stock offered by this joint proxy statement/prospectus for Gart.

Tax Opinions

        Clifford Chance US LLP is passing upon certain of the transaction's tax consequences for Gart.

        Morgan, Lewis & Bockius LLP is passing upon certain of the transaction's tax consequences for The Sports Authority.

Experts

        Gart's financial statements incorporated in this joint proxy statement/prospectus by reference from Gart's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets in 2002 with the adoption of Statement of Financial Accounting Standards No. 142), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent certified public accountants, have audited the consolidated financial statements of The Sports Authority included in its Annual Report on Form 10-K for the year ended February 1, 2003, as set forth in their report, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

        This joint proxy statement/prospectus incorporates documents by reference that are not presented in or delivered with this joint proxy statement/prospectus.

        All documents filed by Gart and The Sports Authority pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this joint proxy statement/prospectus and before the date of its stockholders meeting are incorporated by reference into and to be a part of this joint proxy statement/prospectus from the date of filing of those documents.

        The following documents, which were filed by Gart with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  •
  Gart's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed on April 4, 2003.

  •
  Gart's Current Report on Form 8-K, filed on February 20, 2003.

  •
  Gart's Current Report on Form 8-K, filed on March 10, 2003.

  •
  Gart's Current Report on Form 8-K, filed on May 9, 2003.

  •
  Gart's Current Report on Form 8-K, filed on May 22, 2003.

  •
  The description of Gart common stock contained in Gart's Registration Statement on Form 8-A filed on December 16, 1997 and any amendment or report for the purpose of updating such description.

        The following documents, which were filed by The Sports Authority with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  •
  The Sports Authority's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed on April 4, 2003.

  •
  The Sports Authority's Current Report on Form 8-K, filed on February 20, 2003.

  •
  The Sports Authority's Current Report on Form 8-K, filed on May 23, 2003.

  •
  The description of The Sports Authority common stock contained in The Sports Authority's Registration Statement on Form 8-A filed on October 24, 1994 and any amendment or report for the purpose of updating such description.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

        The documents incorporated by reference into this joint proxy statement/prospectus are available from Gart or The Sports Authority, as applicable without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Gart Sports Company 1050 W. Hampden Avenue Englewood, Colorado 80110 (303) 863-2293 Attn: Investor Relations	The Sports Authority, Inc. 3383 North State Road 7 Fort Lauderdale, Florida 33319 (945) 735-1701 Attn: Investor Relations

        If you would like to request documents, please do so by                        , 2003 in order to receive them before your stockholders meeting.

        Gart and The Sports Authority both file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read copies of these reports, proxy statements and other information at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Gart's and The Sports Authority's public filings are also available at the Securities and Exchange Commission's website at www.sec.gov. In addition, you can read and copy Gart's Securities and Exchange Commission filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006 and you can read and copy The Sports Authority's Securities and Exchange Commission filings at the office of the New York Stock Exchange at 11 Wall Street, New York, NY 10005.

        Gart has filed a registration statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to Gart common stock to be issued to The Sports Authority's stockholders in the merger. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

        Gart's stockholders should call Investor Relations at (303) 863-2293 with any questions about the matters described in this joint proxy statement/prospectus.

        The Sports Authority's stockholders should call Investor Relations at (954) 735-1701 with any questions about the matters described in this joint proxy statement/prospectus.

        You should only rely on the information contained or incorporated by reference in this joint proxy statement/prospectus. Gart and The Sports Authority have not authorized anyone to provide you with information that is different from the information contained or incorporated by reference in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus is dated                        , 2003. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than                        , 2003 and neither the mailing of this joint proxy statement/prospectus to Gart's stockholders or The Sports Authority's stockholders nor the issuance of Gart common stock in the merger shall create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make this offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in, or incorporated by reference into, this joint proxy statement/prospectus or in Gart's affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Gart and its subsidiaries was provided by Gart. The information contained in this document with respect to The Sports Authority and its subsidiaries was provided by The Sports Authority.

ANNEX A

        AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GART SPORTS COMPANY,

GOLD ACQUISITION CORP.

AND

THE SPORTS AUTHORITY, INC.

DATED AS OF FEBRUARY 19, 2003

A-i

A-ii

EXHIBITS:

Exhibit A—Persons to be the Executive Officers of Parent following the Effective Time

Exhibit B—Affiliates Letter

Exhibit C—Tax Opinion of Counsel to Parent

Exhibit D—Letter of Representations in support of Tax Opinion of Counsel to Parent

Exhibit E—Tax Opinion of Counsel to the Company

Exhibit F—Letter of Representations in support of Tax Opinion of Counsel to the Company

Exhibit G—Amendment to Parent Bylaws

A-iii

Index of Defined Terms

Defined Term	Section Where Defined
"Adjusted Option"	7.6(c)
"Agreement"	Preamble
"Associate"	10.11(a)
"Affiliate"	10.11(a)
"Business Day"	10.11(b)
"CERCLA"	4.15(b)
"Certificate"	1.4(c)
"Certificate of Merger"	1.2
"Closing"	1.2
"Closing Date"	1.2
"Code"	Recitals
"Company"	Preamble
"Company Acquisition Agreement"	7.4(c)
"Company Acquisition Proposal"	7.4(b)
"Company Agreements"	7.6(a)
"Company Applicable Period"	7.4(a)
"Company Benefit Plans"	4.12(a)
"Company Board Approval"	4.25
"Company Bylaws"	4.1
"Company Certificate of Incorporation"	4.1
"Company Common Stock"	Recitals
"Company Disclosure Letter"	Article IV
"Company ERISA Affiliate"	4.12(e)
"Company February 2002 Balance Sheet"	4.7(c)
"Company Financial Statements"	4.7(b)
"Company Improvements"	4.14(g)
"Company Leased Real Property"	4.14(b)
"Company Leases"	4.14(b)
"Company Licensed Intellectual Property"	4.16(b)
"Company Material Adverse Effect"	10.11(c)
"Company Material Contracts"	4.17
"Company Options"	4.2
"Company Owned Intellectual Property"	4.16(b)
"Company Owned Registered Intellectual Property"	4.16(b)
"Company Owned Real Property"	4.14(a)
"Company Owned Software"	4.16(c)
"Company Preferred Stock"	4.2
"Company Real Property"	4.14(c)
"Company Real Property Permits"	4.14(h)
"Company Rights Agreement"	1.4(a)
"Company SEC Reports"	4.7(a)
"Company Shareholder Approval"	4.3(a)
"Company Stockholders Meeting"	7.1(b)
"Company Superior Proposal"	7.4(b)
"Company Stock Plans"	4.2
"Company Termination Fee"	7.7(b)(1)
"Company 10-K"	4.7(c)

A-iv

"Company's Independent Advisor"	4.3(c)
"Confidentiality Agreement"	7.2
"Contracts"	4.4
"DGCL"	Recitals
"DOJ"	7.3(b)
"Effective Time"	1.2
"Environment"	4.15(d)
"Environmental Laws"	4.15(a)
"ERISA"	4.12(a)
"Exchange Act"	4.5
"Exchange Agent"	2.1
"Exchange Ratio"	1.4(a)
"Expenses"	7.7(a)
"Form S-4"	7.1(a)
"FTC"	7.3(b)
"GAAP"	4.7(b)
"Governmental Entity"	4.5
"hazardous materials"	4.15
"HSR Act"	4.5
"Joint Proxy Statement/Prospectus"	7.1(a)
"Knowledge"	10.11(d)
"Law"	2.3
"Litigation"	4.11
"Merger"	Recitals
"Merger Consideration"	1.4(a)
"Merger Sub"	Preamble
"NLRB"	4.13(b)
"NMS"	2.5(b)
"NYSE"	3.3(a)
"Parent"	Preamble
"Parent Acquisition Agreement"	7.5(c)
"Parent Acquisition Proposal"	7.5(b)
"Parent Applicable Period"	7.5(a)
"Parent Benefit Plans"	5.12(a)
"Parent Board Approval"	5.25
"Parent Bylaws"	5.1
"Parent Certificate of Incorporation"	5.1
"Parent Common Stock"	Recitals
"Parent Disclosure Letter"	Article V
"Parent ERISA Affiliate"	5.12(e)
"Parent February 2002 Balance Sheet"	5.7(c)
"Parent Financial Statements"	5.7(b)
"Parent Improvements"	5.14(g)
"Parent Leased Real Property"	5.14(b)
"Parent Leases"	5.14(b)
"Parent Licensed Intellectual Property"	5.16(b)
"Parent Material Adverse Effect"	10.11(e)
"Parent Material Contracts"	5.17
"Parent Options"	5.2

A-v

"Parent Owned Intellectual Property"	5.16(b)
"Parent Owned Real Property"	5.14(a)
"Parent Owned Registered Intellectual Property	5.16(b)
"Parent Owned Software"	5.16(c)
"Parent Preferred Stock"	5.2
"Parent Real Property"	5.14(c)
"Parent Real Property Permits"	5.14(h)
"Parent SEC Reports"	5.7(a)
"Parent Shareholder Approval"	5.3(a)
"Parent Stock Plans"	5.2
"Parent Stockholders Meeting"	7.1(c)
"Parent Superior Proposal"	7.5(b)
"Parent Termination Fee"	7.7(c)(1)
"Parent 10-K"	5.7(c)
"Parent's Independent Advisor"	5.3(b)
"Person"	10.11(f)
"Regulatory Law"	7.3(c)
"Release"	4.15(d)
"Representatives"	7.4(a)
"Required Approval"	7.3(a)
"SEC"	4.7(a)
"Securities Act"	4.5
"Subsidiary"	10.11(g)
"Surviving Corporation"	1.1
"Tax"	4.9
"Taxes"	4.9
"Tax Return"	4.9
"Termination Date"	9.1(b)
"Voting Agreement"	Recitals

A-vi

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 19, 2003, by and among GART SPORTS COMPANY, a Delaware corporation ("Parent"), GOLD ACQUISITION CORP., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent, and THE SPORTS AUTHORITY, INC., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that Parent and the Company combine in order to advance the long-term business strategies of Parent and the Company; and

        WHEREAS, the Board of Directors of the Company has unanimously determined that the merger of Merger Sub with and into the Company (the "Merger") and this Agreement are fair to, and in the best interests of, the Company and the holders of the common stock of the Company, par value $.01 per share (the "Company Common Stock"); and

        WHEREAS, the Board of Directors of Parent has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, Parent and the holders of the common stock of Parent, par value $.01 per share (the "Parent Common Stock"); and

        WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the Merger on the terms and conditions contained in this Agreement; and

        WHEREAS, immediately following execution of this Agreement by the parties hereto, this Agreement shall be submitted to Parent, as the sole stockholder of Merger Sub, and Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated by this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and the Certificate of Incorporation and Bylaws of Merger Sub; and

        WHEREAS, as a condition and inducement to the Company entering into this Agreement, concurrently with the execution and delivery of this Agreement, the Company and Green Equity Investors, L.P. are entering into a stockholder agreement (the "Voting Agreement"), pursuant to which, among other things, Green Equity Investors, L.P. agrees to vote all of the shares of Parent's capital stock owned by it in favor of the charter amendment and the share issuance contemplated hereby; and

        WHEREAS, for United States federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation").

        Section 1.2    Effective Time; Closing.     As promptly as practicable (and in any event within three Business Days) after the satisfaction or waiver of the conditions set forth in Article VIII hereof (other than conditions to be satisfied at the Closing but subject to satisfaction of such conditions), the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such later time as the parties hereto shall agree and shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing (the "Closing Date"), a closing (the "Closing") shall be held at 9:00 a.m., New York Time, at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, or at such other time and location as the parties hereto shall otherwise agree.

        Section 1.3    Effect of the Merger.     At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        Section 1.4    Conversion of Company Common Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(b), if any, shall automatically be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive 0.37 of a fully paid and nonassessable share (the "Exchange Ratio") of Parent Common Stock upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 2.2, without interest. All references to shares of Company Common Stock shall be deemed to include the rights attached thereto pursuant to the Amended and Restated Rights Agreement dated as of September 11, 2001, between the Company and American Stock Transfer & Trust Company as Rights Agent, as amended as of February 19, 2003 (the "Company Rights Agreement"), unless the context indicates otherwise. The consideration to be issued to holders of Company Common Stock is referred to herein as the "Merger Consideration."

          (b)   Each share of Company Common Stock (i) issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub or (ii) that is owned by the Company or any of its Subsidiaries immediately prior to the Effective Time, shall be automatically canceled and retired and cease to exist, and no payment or distribution shall be made with respect thereto.

          (c)   All shares of the Company Common Stock cancelled and converted pursuant to Section 1.4(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") which immediately prior to the Effective Time represented any such shares of Company Common Stock shall from and after the Effective Time cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 1.4(a).

          (d)   The Exchange Ratio shall be adjusted (i) to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities exchangeable for or convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time and (ii) in the event of a breach of Sections 4.2, 5.2, 6.1(c) or 6.2(c) of this Agreement prior to the Effective Time, to reflect fully the effect of any differences attributable to such breach between the number of fully diluted shares of Company Common Stock or Parent Common Stock outstanding compared to the numbers set forth in Sections 4.2 or 5.2, respectively, so that 50% of the fully diluted shares of Parent Common Stock outstanding immediately following the Effective Time will be held by those who, immediately prior to the Effective Time, held shares of Parent Common Stock or options, rights or convertible securities exercisable for or convertible into shares of Parent Common Stock, and the other 50% of the fully diluted shares of Parent Common Stock outstanding immediately following the Effective Time will be held by those who, immediately prior to the Effective Time, held shares of Company Common Stock or options, rights or convertible securities exercisable for or convertible into shares of Company Common Stock. For purposes of this Section 1.4(d), "fully diluted" shall be computed using the "Treasury Stock Method" under generally accepted accounting principles and assuming a trading price equal to the trading price on the date hereof.

        Section 1.5    Conversion of Common Stock of Merger Sub.     Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 1.6    Tax-Free Reorganization.     The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties hereto agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a). None of the parties hereto will take or cause to be taken any action which would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a).

ARTICLE II

EXCHANGE OF CERTIFICATES

        Section 2.1    Exchange Agent.     Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of the Company Common Stock, certificates representing the Parent Common Stock issuable pursuant to Section 1.4. Parent shall also deposit with the Exchange Agent from time to time, as needed, amounts sufficient to pay cash in lieu of fractional shares in accordance with Section 2.5 and any dividends and other distributions required to be paid upon the surrender of Certificates pursuant to Section 2.3.

        Section 2.2    Exchange Procedures.     As soon as reasonably practicable after the Effective Time (and in any event within five Business Days), Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate immediately prior to the Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing, in the aggregate, the whole number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.4 and (B) cash in lieu of any fractional shares of applicable Parent Common Stock pursuant to Section 2.5, and any dividends or other distributions pursuant to Section 2.3 (after giving effect to any required tax withholdings from cash payments), and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5.

        Section 2.3    Distributions with Respect to Unexchanged Shares.     No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of any applicable United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a "Law"), following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date and payment date after the Effective Time but prior to such surrender which would have been paid if the whole shares of Parent Common Stock had been issued as of such record date and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        Section 2.4    No Further Ownership Rights in the Company Common Stock.     All shares of Parent Common Stock issued and cash paid in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.5 and any dividends or other distributions made pursuant to Section 2.3 upon conversion of shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

        Section 2.5    No Fractional Shares of Parent Common Stock.

          (a)   No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any such fractional shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

          (b)   Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable Parent Common Stock multiplied by (ii) the per share closing price of Parent Common Stock quoted on the National Market System ("NMS") on the business day prior to the Closing Date. The fractional share interests of Parent Common Stock will be aggregated with respect to all Certificates tendered by each holder of Company Common Stock, and no holder of record of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

        Section 2.6    No Liability.     If any Certificate shall not have been surrendered prior to one year after the Effective Time, any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable Law, be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Parent for satisfaction of their claims for such Merger Consideration or dividends or distributions in respect thereof. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or any dividends or distributions with respect thereto, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.

        Section 2.7    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

        Section 2.8    Withholding Rights.     Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

        Section 2.9    Stock Transfer Books.     At the close of business on the Closing Date, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

        Section 2.10    Shares held by the Company Affiliates.     Anything to the contrary in this Agreement notwithstanding, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any certificate to any Person who may be an Affiliate of the Company (identified pursuant to Section 7.11) until the Person shall have delivered to Parent and the Company a duly executed letter as contemplated by Section 7.11.

ARTICLE III

CERTAIN CORPORATE MATTERS

        Section 3.1    Certificates of Incorporation.

          (a)   At the Effective Time, Parent shall amend its Certificate of Incorporation (i) to change its corporate name to "The Sports Authority, Inc." and (ii) to increase the number of authorized shares of common stock to 75,000,000.

          (b)   At the Effective Time, the Certificate of Incorporation of the Company shall be amended to change its corporate name to such name as is determined by its Board of Directors. Such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until further amended.

        Section 3.2    Bylaws.     The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with applicable Law.

        Section 3.3    Directors and Officers.

          (a)   As of the date of this Agreement, the Board of Directors of Parent is composed of eight directors. Promptly following the Effective Time, the Board of Directors of Parent will take action to increase the size of its Board of Directors to nine directors. Prior to the mailing by Parent and the Company of the Joint Proxy Statement/Prospectus, Parent shall designate four directors (at least two of which shall satisfy the relevant independence requirements of the New York Stock Exchange ("NYSE"), the NMS and the Sarbanes-Oxley Act of 2002 and no more that one of which shall be a representative of Leonard Green & Associates, L.P. or its Affiliates other than Parent) to remain on Parent's Board of Directors after the Effective Time, Parent's Board of Directors shall take action to appoint four individuals designated by the Company (at least two of which shall satisfy the relevant independence requirements of the NYSE, the NMS and the Sarbanes-Oxley Act of 2002) to Parent's Board of Directors as of the Effective Time and the remaining directors of Parent not designated to remain on Parent's Board of Directors after the Effective Time shall resign from Parent's Board of Directors as of the Effective Time. After the Effective Time, the Board of Directors of Parent shall elect to the Board of Directors an additional individual who shall satisfy the relevant independence requirements of the NYSE, the NMS and the Sarbanes-Oxley Act of 2002). At or prior to the Effective Time, Parent shall adopt an amendment to its Bylaws in the form of Exhibit G. The parties agree that each person listed in Exhibit A shall hold the offices of Parent set forth opposite such person's name on Exhibit A following the Effective Time until determined otherwise by the Board of Directors of Parent. Parent agrees to offer such employment in such positions as of the Effective Time to the persons listed on Section 3.3(a) of the Company Disclosure Schedule on terms which take into account each person's current compensation, his expanded role at Parent and the increased size of Parent after the Effective Time; provided that such terms shall be subject to the approval of the compensation committee of Parent. In the event that any such person does not accept such offer of employment, the parties agree that Parent shall offer such position to the person reasonably nominated by the party for which the person not accepting such employment had been employed.

          (b)   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation following the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation following the Effective Time. Prior to the Effective Time, the Company shall take all requisite action to accomplish the foregoing.

        Section 3.4    Corporate Headquarters.     From and after the Effective Time, the corporate headquarters of Parent shall remain in the Denver, Colorado metropolitan area until determined otherwise, if ever, by the Board of Directors of Parent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), which identifies exceptions only by specific Section or subsection references (provided, that disclosure made with respect to any Section and/or subsection will also be deemed to be disclosure against other Sections and/or subsections of this Agreement to the extent that it is readily apparent that such disclosure is applicable to such other Section and/or subsections), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Organization and Standing.     Each of the Company and each Subsidiary of the Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Company Material Adverse Effect. The Company has furnished or made available to Parent correct and complete copies of its certificate of incorporation (the "Company Certificate of Incorporation") and bylaws (the "Company Bylaws") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each of its Subsidiaries, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any such Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

        Section 4.2    Capitalization.     The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"). As of February 6, 2003, (i) 32,975,115 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 58,651 shares of Company Common Stock were held in the treasury of the Company, (iii) options to purchase 4,390,169 shares of Company Common Stock were outstanding pursuant to the Company's 2000 Stock Option and Stock Award Plan, the Directors Stock Plan and the Salaried Employees Stock Option and Stock Award Plan, (together with the Employee Stock Purchase Plan, the "Company Stock Plans"), (iv) the Company is obligated to issue 74,715 shares under the Director Stock Plan upon a change in control, (v) 3,267,057 shares of Company Common Stock were available for future issuance as options or restricted stock under the Company Stock Plans; (vi) options to purchase 50,000 shares of Company Common Stock had been granted outside of the Company Stock Plans, and (vii) no shares of Company Preferred Stock were issued and outstanding. All outstanding options granted by the Company pursuant to the Company Stock Plans or otherwise are referred to in this Agreement as the "Company Options." Since February 6, 2003, there have been no changes in the foregoing except in connection with the exercise of Company Options or forfeitures of Company Options or restricted stock in accordance with their terms. Section 4.2 of the Company Disclosure Letter sets forth a correct and complete list of the outstanding Company Options, as of February 6, 2003, organized by employee, and includes the exercise price, vesting schedule and expiration date of each such Company Option. Except as set forth above, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company or any of its Subsidiaries) or obligating the Company or any Subsidiary of the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary of the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. The Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary of the Company listed in Section 4.2 of the Company Disclosure Letter and does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary of the Company is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither the Company nor its Subsidiaries have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as set forth in this Section 4.2, convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. To the Knowledge of the Company, there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock or other voting securities of the Company or any of its Subsidiaries.

        Section 4.3    Authority for Agreement.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to the adoption of this Agreement by the holders of a majority in voting power of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company or its Subsidiaries are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (b)   The Company has taken all actions necessary to cause the Company Rights Agreement to be amended to (i) render the Company Rights Agreement inapplicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, (ii) ensure that (y) none of Parent, Merger Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement by virtue of the execution of this Agreement and the Voting

  Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Voting Agreement and (z) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Company Rights Agreement) does not occur by reason of the execution of this Agreement and the Voting Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement and the Voting Agreement and (iii) provide that the Expiration Date (as defined in the Company Rights Agreement) shall occur immediately prior to the Effective Time. A correct and complete copy of the Company Rights Agreement, as amended to date, has been furnished to Parent.

          (c)   Credit Suisse First Boston Corporation, advisor to the Board of Directors of the Company (the "Company's Independent Advisor"), has delivered to the Board of Directors of the Company its written opinion, dated the date of this Agreement, that, as of such date and based on and subject to the assumptions, qualifications and limitations contained therein, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. It is agreed and understood that such opinion is for the benefit of the Company's Board of Directors and may not be relied on by Parent or Merger Sub.

          (d)   The Company has delivered to Parent a true and complete copy of the engagement agreement dated September 26, 2002 between the Company and the Company's Independent Advisor and the Company has delivered, or promptly after the execution of this Agreement the Company shall deliver, to Parent a copy of the written opinion of the Company's Independent Advisor. The engagement agreement remains in full force and effect as of the date hereof and has not been amended or otherwise modified.

        Section 4.4    No Conflict.     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company's Certificate of Incorporation or the Company's Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to Section 4.5, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of any benefit provided in any Contract (as defined below), require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, license, permit, franchise or other instrument, obligation, arrangement or understanding (but specifically excluding leases) ("Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences not reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement or covenant not to compete or by any agreement or covenant restricting or that will restrict in any material respect either the type of business in which Parent or its Subsidiaries may engage or the manner or locations in which any of them may so engage.

        Section 4.5    Required Filings and Consents.     The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with (including without limitation the filing of transfer or similar tax returns) or notification to, any federal, state, local or foreign government or court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the

Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), state securities or "blue sky" Laws, the rules and regulations of the NYSE and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.6    Compliance.     Each of the Company and its Subsidiaries is being operated in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under, give to others any rights of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of benefit, require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.7    SEC Filings, Financial Statements.

          (a)   The Company has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (collectively, the "Company SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Reports, each as in effect on the date so filed. None of the Company SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   All of the financial statements included in the Company SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively, the "Company Financial Statements"), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments that will not be material in amount or effect) and fairly present the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

          (c)   There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed in the Company's consolidated balance sheet as of February 2, 2002 (the "Company February 2002 Balance Sheet"), included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002 (the "Company 10-K"), (ii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger and (iii) liabilities incurred in the ordinary course of business consistent with past practice since February 2, 2002, none of which are, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect.

          (d)   The Company has provided Parent true and complete copies of all management letters received from its independent auditors since January 1, 2000, and if no such management letters have been received, the Company has provided copies of all correspondence from its independent auditors during such period relating to subject matter of the same type as would be included in a management letter.

        Section 4.8    Absence of Certain Changes or Events.     Except as specifically contemplated by this Agreement, since February 2, 2002, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any events or occurrence of any conditions that have had or would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary of the Company, (iii) any material change in accounting methods, principles or practices employed by the Company or any of its Subsidiaries, or (iv) any action of the type described in Section 6.1 which, had such action been taken after the date of this Agreement, would be in violation of any such Section.

        Section 4.9    Taxes.     The Company and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are correct and complete in all material respects. All Taxes of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. The Company does not know of any proposed or threatened Tax claims or assessments, which, individually or in the aggregate, exceed $250,000. The Company and each Subsidiary has disclosed on its Tax Returns all positions taken therein that would give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code and any similar provision of state, local or foreign Law. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, officers, directors, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate are not reasonably expected to result in a Company Material Adverse Effect. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period did not, as of the most recent Company Financial Statement, exceed the reserve for Tax liability (disregarding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet in the most recent Company Financial Statement. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method. Neither the Company nor any of its Subsidiaries is a party to or subject to any tax sharing agreement, other than tax sharing agreements among the Company and/or its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement that could obligate it to make any payment that would be a nondeductible expense under Section 162(m) or Section 280G of the Code. Neither the Company nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States and that foreign country. Neither the Company nor any of its Subsidiaries owns an interest in a "passive foreign investment company," as defined in

Section 1297 of the Code or a "controlled foreign corporation" as defined in Section 957 of the Code. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group, as defined in Section 1504(a) of the Code (other than a group the common parent of which was the Company); and (ii) has liability for the Taxes of any Person, other than the Company or any of its Subsidiaries, under (A) Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (B) as a transferee or successor, (C) by contract or (D) otherwise. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that may prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 4.10    Title to Assets.     The Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold or subleasehold interest in, all of their real and personal properties and assets reflected in the Company February 2002 Balance Sheet or acquired after February 2, 2002 (other than assets disposed of since February 2, 2002 in the ordinary course of business consistent with past practice), in each case free and clear of all mortgages, title defects, liens, pledges, encumbrances and restrictions, except for (i) liens for Taxes accrued but not yet payable; (ii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after February 2, 2002, provided that the obligations secured by such liens are not delinquent; and (iii) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably expected to result in a Company Material Adverse Effect. Section 4.10 of the Company Disclosure Letter sets forth a correct and complete list of all real property owned or leased by the Company or a Subsidiary of the Company. The Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business.

        Section 4.11    Litigation.     There is (i) no claim, suit, action, investigation, indictment or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (ii) no judgment, order, injunction, decree, stipulation or award (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries which, in the case of either (i) or (ii) above, if adversely determined, would reasonably be expected to result in, a loss to the Company or any of its Subsidiaries in excess of $25,000.

        Section 4.12    Employee Benefit Plans and Agreements.

          (a)   Section 4.12 of the Company Disclosure Letter lists all deferred compensation, pension, profit-sharing and retirement plans, and all bonus, welfare, severance policies and programs and other "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals which either involve payment of in excess of $50,000 per year or are not terminable by the Company on 30 days' notice or less without the payment of amounts in consideration of termination, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by the Company or with respect to which contributions are made or obligations assumed by the Company in respect of the Company (including health, life insurance and other benefit plans maintained for former employees or retirees). Such plans or other arrangements are collectively referred to herein as "Company Benefit Plans." Copies of all Company Benefit Plans and related documents, including those setting out the Company's personnel policies and procedures, and including any insurance contracts, trust agreements or other arrangements under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been made available for inspection by Parent. The Company has also made available for inspection by Parent a copy of the summary plan description, if any, for each Company Benefit Plan, as well as copies of any other summaries or descriptions of any such Company Benefit Plans which have been provided to employees or other beneficiaries since January 1, 2000.

          (b)   Each Company Benefit Plan is in compliance with, and has been administered in all material respects consistent with, the presently applicable material provisions of ERISA, the Code and state law, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law. The Company has made all payments to, or in respect of, all Company Benefit Plans as required by the terms of each such plan. The Company has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 for each Company Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and copies of such reports filed since January 1, 2000 have been made available for inspection by Parent.

          (c)   No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any such Company Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I or ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

          (d)   The Internal Revenue Service has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA, listed in Section 4.12 of the Company Disclosure Letter, determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from United States federal income tax under Section 501(a) of the Code, and the Company has no Knowledge of any occurrence since the date of any such determination letter which has adversely affected such qualification. The Company does not maintain a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

          (e)   Neither the Company nor any entity that is treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code ("Company ERISA Affiliate") currently maintains, contributes to or has any liability with respect to any employee benefit plan that is subject to Title IV of ERISA, nor has previously maintained or contributed to any such plan that has resulted in any liability or potential liability for the Company under said Title IV.

          (f)    The Company does not maintain any Company Benefit Plan that provides post-retirement medical benefits (other than benefits which are required by Law), post-employment benefits, death benefits or other post-retirement welfare benefits. With respect to any "welfare benefit plan" of the Company (as defined in Section 3(1) of ERISA) that is self-insured, the aggregate amount of all claims made pursuant to any such plan that have not yet been paid is set forth in Section 4.12 of the Company Disclosure Letter, together with each individual claim which could result in an uninsured liability in excess of $150,000 per participant or covered dependent.

          (g)   Neither the Company nor any Company ERISA Affiliate maintains, nor has contributed since January 1, 2000 to any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

          (h)   All Company Benefit Plans have been operated and administered in accordance with their respective terms and no inconsistent representation or interpretation has been made to any plan participant.

          (i)    On and after the Closing, no Company Benefit Plan maintained by the Company shall cover or otherwise benefit any individuals other than current or former employees of the Company and its Subsidiaries (and their dependents and beneficiaries).

          (j)    Each Company Benefit Plan may be amended and terminated in accordance with its terms, and, each such plan provides for the unrestricted right of the Company or any Subsidiary of the Company (as applicable) to amend or terminate such Plan.

          (k)   Parent, Merger Sub and, including on and after the Closing, the Surviving Corporation and any Subsidiary, shall have no material liability for, under, with respect to or otherwise in connection with any employee benefit plan, which liability arises under ERISA or the Code, by virtue of the Company or any Subsidiary being aggregated, with any other person that is a Company ERISA Affiliate, in a controlled group or affiliated service group for purposes of ERISA or the Code at any relevant time prior to the Closing. Neither the Company nor any Company ERISA Affiliate has any outstanding agreement or commitment, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant which would violate the terms of the covenant set forth in Section 6.1(n) hereof.

          (l)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries or Affiliates from the Company or any of its Subsidiaries or Affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits. No individual who is a party to an employment agreement listed in Section 4.12 of the Company Disclosure Letter or any change-of-control employment agreement with the Company has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of the Company under such agreement.

        Section 4.13    Labor and Employment Matters.

          (a)   There are no agreements or arrangements on behalf of any officer, director or employee providing for payment or other benefits to such person relating to a change of control of the Company, severance payments or retention bonuses.

          (b)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). There is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

          (c)   Neither the Company nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

          (d)   There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or threatened against the Company or any of its Subsidiaries.

          (e)   There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health Laws pending or threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries.

          (f)    The Company maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

        Section 4.14    Real Estate.

          (a)   Section 4.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by the Company or any of its Subsidiaries (collectively, the "Company Owned Real Property"). With respect to each such parcel of Company Owned Real Property: (a) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel other than the Company Leases; and (b) there are no outstanding rights of first refusal or options to purchase such parcel.

          (b)   Section 4.14(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all of the leases and subleases (the "Company Leases") and each leased and subleased parcel of real property in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "Company Leased Real Property") and for each Company Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) its term and any options to extend the term; and (c) the current rent payable (including all occupancy costs other than utilities). The Company (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Company Leased Real Property, under each of the Company Leases listed in Section 4.14(b) of the Company Disclosure Letter. The Company has delivered or made available to Parent true, correct and complete copies of each of the Company Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Company Lease: (a) the Company Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Company Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time (other than such Company Leases in which the landlord's consent to a change in control of the Company is required, which consent is listed on Section 4.14(b) of the Company Disclosure Letter); (c) neither the Company (or its applicable Subsidiary), nor, to the Knowledge of the Company, any other party to the Company Lease, is in any material respect in breach or default under the Company Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by the Company (or such Subsidiary) or permit termination, modification or acceleration under the Company Lease by any other party thereto; (d) the Company (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Company Lease; (e) the Company has not, and, to the Knowledge of the Company, no third party has, repudiated any provision of the Company Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Company Lease other than those that, individually or in the aggregate, do not constitute a Company Material Adverse Effect; (g) the Company Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Parent; (h) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Company Lease; and (i) each guaranty by the Company is in full force and effect and no default has occurred thereunder.

          (c)   The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the "Company Real Property." To the Knowledge of the Company, each parcel of Company Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. The Company and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Company Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Company Real Property if it were disclosed to the authorities having jurisdiction over such Company Real Property other than those (i) arising in the ordinary course of business or (ii) that do not constitute, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The Company has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of the Company, there are no such proceedings threatened, affecting any portion of the Company Real Property. The Company has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of the Company, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Company Real Property.

          (e)   To the Knowledge of the Company, the current use of the Company Real Property does not violate in any material respect any instrument of record or agreement affecting such Company Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Company

  Real Property that affect such Company Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Company Material Adverse Effect. No damage or destruction has occurred with respect to any of the Company Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Company Material Adverse Effect.

          (f)    There are currently in effect such insurance policies for the Company Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by the Company and its Subsidiaries with respect to the Company Real Property have been delivered or made available to Parent. All premiums due on such insurance policies have been paid by the Company, and the Company will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. The Company has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Company Real Property or any portion thereof. The Company has received no notice from any insurance company concerning, nor does the Company have any Knowledge of, any defects or inadequacies in the Company Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

          (g)   All buildings and other improvements included within the Company Real Property (the "Company Improvements") are, in all material respects, adequate to operate such facilities as currently used, and, to the Company's Knowledge, there are no facts or conditions affecting any of the Company Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. With respect to the Company Improvements, the Company has all rights of access that are reasonably necessary for the operation of its business.

          (h)   All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Company Real Property Permits") of all Governmental Entities having jurisdiction over the Company Real Property, the absence of which would be reasonably likely to cause a Company store to cease its operations, have been issued to the Company to enable the Company Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Company store to cease its operations from any Governmental Entity having jurisdiction over the Company Real Property threatening a suspension, revocation, modification or cancellation of any Company Real Property Permit or requiring any remediation in connection with maintaining any Company Real Property Permit, and, to the Knowledge of the Company, there is no basis for the issuance of any such notice or the taking of any such action.

        Section 4.15    Environmental Compliance and Disclosure.     To the Knowledge of the Company:

          (a)   The Company and each of its Subsidiaries possess, and are in compliance with, all permits, licenses and government authorizations and have filed all notices that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials ("Environmental Laws") applicable to the Company, each of its Subsidiaries and the Company Real Property, and the Company, each of its Subsidiaries and the Company Real Property are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder.

          (b)   Neither the Company nor any of its Subsidiaries has received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party, and there are no facts or circumstances which would form the basis for the assertion of any claim against the Company or any of its Subsidiaries under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

          (c)   Neither the Company nor any of its Subsidiaries has entered into or agreed to, nor does the Company or any of its Subsidiaries contemplate entering into any consent decree or order, and are not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws.

          (d)   Neither the Company nor any of its Subsidiaries has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company or any of its Subsidiaries, its employees, agents or representatives or arising out of the ownership, use, control or operation by the Company or any of its Subsidiaries of any facility, site, area or property (including, without limitation, any facility, site, area or property currently or previously owned or leased by the Company or any of its Subsidiaries) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air).

          (e)   None of the Company Owned Real Property or real property previously owned by the Company or any of its Subsidiaries contains any friable asbestos, regulated PCBs or underground storage tanks.

        As used in this Agreement, the term "hazardous materials" means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company or any of its Subsidiaries (or, as used in Section 5.15, Parent or any of its Subsidiaries) is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

        Section 4.16    Intellectual Property.

          (a)   Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list of all Company Owned Registered Intellectual Property and Company Licensed Intellectual Property with respect to which the Company or its Subsidiaries makes annual license payments in cash in excess of $100,000 or in the form of other consideration with a value in excess of $100,000.

          (b)   For purposes of this Agreement, (i)"Intellectual Property" means copyrightable works (both registered and unregistered), trademarks and service marks (both registered and unregistered, and all of the goodwill associated therewith), trade names, service names, logos, slogans, trade dress, domain names, patents, patent applications, inventions, proprietary information, trade secrets, technical information, customer information, data, databases, computer programs (in both object code and source code) and program rights, drawings and other similar intangible property rights and interests, arising under the Laws of any applicable jurisdiction, and all documentation relating to any of the above; (ii) "Company Owned Intellectual Property" means Intellectual Property owned by the Company, (iii) "Company Owned Registered Intellectual

  Property" means the Company Owned Intellectual Property that is the subject of a patent registration, copyright registration, trademark registration, Internet domain name registration or an application for any of the foregoing; and (iv) "Company Licensed Intellectual Property" means the Intellectual Property licensed to the Company.

          (c)   Section 4.16(c) of the Company Disclosure Letter sets forth a true and complete list of all software, computer programs and databases owned by the Company which have been purchased from third parties, other than third-party software generally commercially available on a "shrink wrap" license or similar basis (the "Company Owned Software").

          (d)   (i) The Company owns (without the making of any payment to others or the obligation to grant rights to others in exchange, and free and clear of all liens, claims, changes, encumbrances or other restrictions of any kind whatsoever) all Company Owned Intellectual Property and Company Owned Software in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

            (ii)    The Company has the right to use all Company Licensed Intellectual Property in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

            (iii)    The Company has not received notice alleging that (i) the Company has violated or is violating any Intellectual Property rights of any other Person or (ii) any other Person claims any interest in any Company Owned Intellectual Property or Company Owned Software.

            (iv)    The Company is not infringing upon or otherwise acting adversely to and has not misappropriated any Intellectual Property owned by any other Person, there is no claim or action pending or overtly threatened with respect thereto and the Company has no Knowledge of any basis or ground for any such claim or action.

            (v)    The Company has no Knowledge of any infringement, improper or unlicensed use by others, or misappropriation of any Company Owned Intellectual Property or Company Owned Software.

            (vi)    No director, officer, employee (including both current and former employees), consultant (including both current and former consultants) or independent contractor (including both current and former contractors) of the Company, or Affiliates of any of the foregoing, owns, or has any rights in or claims to, directly or indirectly, in whole or in part, any Company Owned Intellectual Property or Company Owned Software.

            (vii)    The Company has, as of the date hereof, and will have as of the Effective Date, satisfied all current requirements necessary to maintain the validity of all Company Owned Intellectual Property, and the right to use such Company Owned Intellectual Property in all material respects, necessary to the conduct of the Company's business as it is presently being conducted and as presently proposed to be conducted.

            (viii)    To the Knowledge of the Company, the Company is in compliance with all licenses and other agreements pertaining to the Company Owned Intellectual Property, Company Licensed Intellectual Property and Company Owned Software, and such licenses and other agreements are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which the Company conducts any business operations.

            (ix)    The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of the Company in the Company Owned Intellectual Property, Company Licensed Intellectual Property or Company Owned Software, and the Surviving Corporation will have the same rights and interests in the Company Owned Intellectual Property, Company Licensed Intellectual Property and Company Owned Software immediately after the Closing as the Company will have immediately prior to the Closing.

        Section 4.17    Material Contracts.     Except for Contracts disclosed in the Company SEC Reports filed prior to the date hereof ("Company Material Contracts"), there are no Contracts to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder or which are material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any material Contract with any Affiliate of the Company that is currently in effect other than Contracts that are disclosed in the Company SEC Reports filed prior to the date hereof.

        Section 4.18    Insurance Policies.     Neither the Company nor any Subsidiary of the Company has received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee and each of the Company and such Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any Subsidiary of the Company as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary. Set forth in Section 4.18 of the Company Disclosure Letter is a schedule of all of the Company's insurance policies.

        Section 4.19    Merchandise Vendors.     Set forth in Section 4.19 of the Company Disclosure Letter is a list of the twenty largest merchandise vendors of the Company based on the dollar value of materials or products purchased by the Company for the fiscal year ended February 1, 2003.

        Section 4.20    Vendors and Landlords.     There is no dispute or disagreement between the Company or any of its Subsidiaries, on the one hand, and any vendor or landlord of the Company or any of its Subsidiaries, on the other hand, that is pending or, to the Knowledge of the Company, threatened that, in the aggregate, exceeds $1,000,000; and the Company is not aware of any basis on which any such dispute or disagreement could reasonably be expected to arise.

        Section 4.21    Terminated Leases.     To the Knowledge of the Company, neither the Company nor any of its Subsidiaries have any liability of any kind (except for liabilities that may arise as a result of indemnification obligations or in respect of environmental matters) related to the closing of any store with respect to which the Company or any of its Subsidiaries terminated its leasehold or subleasehold interest. Neither the Company nor any of its Subsidiaries has received any notice of any such liability (whether actual, pending or threatened), and the Company and each of its Subsidiaries has made reasonable efforts to determine whether facts or circumstances exist that could reasonably be expected to result in any such notice.

        Section 4.22    Information Supplied.

          (a)   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to the holders of Company Common Stock or Parent Common Stock or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

          (b)   Notwithstanding the foregoing provisions of this Section 4.22, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Parent for inclusion or incorporation by reference therein.

        Section 4.23    Transactions with Affiliates.     No director, officer or other Affiliate or Associate (or member of his or her immediate family) of the Company, any Subsidiary of the Company or any company or business acquired by the Company since January 1, 1997 and no entity in which, to the Knowledge of the Company, any such director, officer or other Affiliate or Associate, owns any beneficial interest (other than less than 1% of a publicly held corporation) (i) is a party to any Contract or Company Lease with, or relating to the business or operations of, the Company or any Subsidiary of the Company; (ii) is a party to any Contract for or relating to indebtedness of the Company or any Subsidiary of the Company; or (iii) owns or has the right to use any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary of the Company.

        Section 4.24    Brokers.     No broker, finder or investment banker (other than the Company's Independent Advisor) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        Section 4.25    Board Approval.     The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval") has duly (i) determined that this Agreement and the transactions contemplated hereby (including without limitation the Merger) are fair to and in the best interests of the Company and its stockholders and declared this Agreement advisable, (ii) approved this Agreement and the Voting Agreement and (iii) recommended that the Company's stockholders adopt this Agreement and directed that such matter be submitted for consideration of the Company's stockholders at the Company Stockholders Meeting. In accordance with the requirements of Section 203 of the DGCL, the Company, in its Certificate of Incorporation, elected not to be governed by Section 203 of the DGCL. To the Knowledge of the Company, no other state takeover statute is applicable to this Agreement, the Voting Agreement, or the transactions contemplated hereby (including without limitation the Merger) and thereby.

        Section 4.26    Vote Required.     The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company or any Subsidiary of the Company necessary to approve the Merger.

        Section 4.27    Disclosure.     No representation, warranty or covenant made by the Company in this Agreement or in the Company Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Except as set forth in the Disclosure Letter delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), which identifies exceptions only by specific Section or subsection references (provided, that disclosure made with respect to any Section and/or subsection will also be deemed to be disclosure against other Sections and/or subsections of this Agreement to the extent that it is readily apparent that such disclosure is applicable to such other

Section and/or subsections), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        Section 5.1    Organization and Standing.     Each of Parent and each Subsidiary of Parent (including, without limitation, Merger Sub) (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate it properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Parent has furnished or made available to the Company correct and complete copies of its certificate of incorporation (the "Parent Certificate of Incorporation") and bylaws (the "Parent Bylaws") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each of its Subsidiaries, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither Parent nor any such Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

        Section 5.2    Capitalization.     The authorized capital stock of Parent consists of 22,000,000 shares of Parent Common Stock and 3,000,000 shares of preferred stock, $.01 par value per share ("Parent Preferred Stock"). As of February 6, 2003, (i) 11,868,233 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 1,572,754 shares of Parent Common Stock were held in the treasury of Parent, (iii) options to purchase 1,359,003 shares of Parent Common Stock were outstanding pursuant to the 1994 Management Equity Plan, as amended and the Sportmart Stock Option Plan (the "Parent Stock Plans"), (iv) 328,654 shares of Parent Common Stock were available for future issuance as options or restricted stock under the Parent Stock Plans and (v) no shares of Parent Preferred Stock were issued and outstanding. All outstanding options granted by Parent, pursuant to the Parent Stock Plans or otherwise, are referred to in this Agreement as the "Parent Options." Since February 6, 2003, there have been no changes in the foregoing except in connection with the exercise of Parent Options or forfeitures of Parent Options or restricted stock in accordance with their terms. Section 5.2 of the Parent Disclosure Letter sets forth a correct and complete list of the outstanding Parent Options, as of February 6, 2003, organized by employee, and includes the exercise price, vesting schedule and expiration date of each such Parent Option. Except as set forth above, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Parent relating to the issued or unissued capital stock of Parent or any Subsidiary of Parent (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of Parent or any of its Subsidiaries) or obligating Parent or any Subsidiary of Parent to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Parent or any Subsidiary of Parent. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Subsidiary of Parent or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. Parent owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary of Parent listed in Section 5.2 of the Parent Disclosure Letter and does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Subsidiary of Parent is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither Parent nor its Subsidiaries have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as set forth in this Section 5.2, convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. To the Knowledge of Parent, other than the Voting Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock or other voting securities of Parent or any of its Subsidiaries.

        Section 5.3    Authority for Agreement.

          (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to the approval of an amendment to the charter of Parent by the holders of a majority in voting power of the outstanding shares of Parent Common Stock and the approval of the issuance of the Parent Common Stock contemplated hereby in accordance with the rules of the NMS (the "Parent Stockholder Approval"), to consummate the Merger and the other transactions contemplated by this Agreement. Subject to the succeeding sentence, the execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of each of Parent and Merger Sub), and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the Parent Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). Immediately following execution of this Agreement by the parties hereto, Parent, as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub its written consent in lieu of a meeting consenting to the adoption of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms.

          (b)   Banc of America Securities LLC, advisor to the Board of Directors of Parent ("Parent's Independent Advisor"), has delivered to the Board of Directors of Parent its written opinion dated the date of this Agreement, that, as of such date and based on and subject to the assumptions, qualifications and limitations contained therein, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Parent. It is agreed and understood that such opinion is for the benefit of Parent's Board of Directors and may not be relied on by the Company.

          (c)   Parent has delivered to the Company a true and complete copy of the engagement agreement dated December 2, 2002, as amended by letter agreement dated December 10, 2002 and by letter agreement dated February 10, 2003, between Parent and Parent's Independent Advisor and Parent has delivered, or promptly after the execution of this Agreement Parent shall deliver, to the Company a copy of the written opinion of Parent's Independent Advisor. The engagement agreement remains in full force and effect as of the date hereof and has not been amended or otherwise modified since February 10, 2003.

        Section 5.4    No Conflict.     The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate Parent's or Merger Sub's Certificate of Incorporation or Parent's or Merger

Sub's Bylaws or equivalent organizational documents of any of Parent's Subsidiaries, (ii) subject to Section 5.5, conflict with or violate any Law applicable to either Parent or Merger Sub or any of Parent's Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, or (iii) result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of benefit provided in any Contract, require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any of its Subsidiaries pursuant to any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences not reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to or is bound by any agreement or covenant not to compete or by any agreement or covenant restricting or that will restrict in any material respect either the type of business in which Parent or its Subsidiaries may engage or the manner or locations in which any of them may so engage.

        Section 5.5    Required Filings and Consents.     The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by each of them will not, require any consent, approval, authorization or permit of, or filing with (including without limitation the filing of transfer or similar tax returns) or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws, the rules and regulations of the NMS or NYSE, as applicable, and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the HSR Act and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.6    Compliance.     Each of Parent and its Subsidiaries is being operated in compliance with all Laws applicable to Parent or any of its Subsidiaries or by which any property, business or asset of Parent or any of its Subsidiaries is bound or affected except as would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries and, to the Knowledge of Parent, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of benefit, require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any of its Subsidiaries pursuant to) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.7    SEC Filings, Financial Statements.

          (a)   Parent has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 2000 (collectively, the "Parent SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Reports, each as in effect on the date so filed. None of the Parent SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   All of the financial statements included in the Parent SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively, the "Parent Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments that will not be material in amount or effect) and fairly present the consolidated financial position of Parent and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

          (c)   There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed in Parent's consolidated balance sheet as of February 2, 2002 (the "Parent February 2002 Balance Sheet") included in Parent's Annual Report on Form 10-K for the fiscal year ended February 2, 2002 (the "Parent 10-K"), (ii) liabilities incurred on behalf of Parent in connection with this Agreement and the contemplated Merger and (iii) liabilities incurred in the ordinary course of business consistent with past practice since February 2, 2002, none of which are, individually or in the aggregate, reasonably expected to result in a Parent Material Adverse Effect.

          (d)   Parent has provided the Company true and complete copies of all management letters received from its independent auditors since January 1, 2000, and if no such management letters have been received, Parent has provided copies of all correspondence from its independent auditors during such period relating to subject matter of the same type as would be included in a management letter.

        Section 5.8    Absence of Certain Changes or Events.     Except as specifically contemplated by this Agreement, since February 2, 2002, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any events or occurrence of any conditions that have had or would reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Parent or any Subsidiary, (iii) any material change in accounting methods, principles or practices employed by Parent or any of its Subsidiaries or (iv) any action of the type described in Section 6.2 which had such action been taken after the date of this Agreement would be in violation of any such Section.

        Section 5.9    Taxes.     Parent and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are correct and complete in all material respects. All Taxes of Parent and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Parent SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of Parent or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. Parent does not know of any proposed or threatened Tax claims or assessments which, individually or in the aggregate, exceed $250,000. Parent and each Subsidiary has disclosed on its Tax Returns all positions taken therein that would give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code and any similar provision of state, local or foreign Law. Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Parent and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, officers, directors, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate are not reasonably expected to result in a Parent Material Adverse Effect. The unpaid Taxes of Parent and its Subsidiaries for the current taxable period did not, as of the most recent Parent Financial Statement, exceed the reserve for Tax liability (disregarding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet in the most recent Parent Financial Statement. Neither Parent nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method. Neither Parent nor any of its Subsidiaries is a party to or subject to any tax sharing agreement, other than tax sharing agreements among Parent and/or its Subsidiaries. Neither Parent nor any of its Subsidiaries has entered into any agreement that could obligate it to make any payment that would be a nondeductible expense under Section 162(m) or Section 280G of the Code. Neither Parent nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355 (c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. Neither Parent nor any of its Subsidiaries has a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States and that foreign country. Neither Parent nor any of its Subsidiaries owns an interest in a "passive foreign investment company," as defined in Section 1297 of the Code or a "controlled foreign corporation" as defined in Section 957 of the Code. Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated group, as defined in Section 1504(a) of the Code (other than a group the common parent of which was Parent); and (ii) has liability for the Taxes of any Person, other than Parent or any of its Subsidiaries, under (A) Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (B) as a transferee or successor, (C) by contract, or (D) otherwise. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that may prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        Section 5.10    Title to Assets.     Parent and each of its Subsidiaries have good and marketable title to, or a valid leasehold or subleasehold interest in, all of their real and personal properties and assets reflected in the Parent February 2002 Balance Sheet or acquired after February 2, 2002 (other than assets disposed of since February 2, 2002 in the ordinary course of business consistent with past practice), in each case free and clear of all mortgages, title defects, liens, pledges, encumbrances and restrictions, except for (i) liens for Taxes accrued but not yet payable; (ii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after February 2, 2002, provided that the obligations secured by such liens are not delinquent; and (iii) such title defects, liens, encumbrances and restrictions, if any, as, individually or in the aggregate, are not reasonably expected to result in a Parent Material Adverse Effect. Section 5.10 of the Parent Disclosure Letter sets forth a correct and complete list of all real property owned or leased by Parent or a Subsidiary of Parent. Parent and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business.

        Section 5.11    Litigation.     There is (i) no Litigation pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries and (ii) no judgment, order, injunction, decree, stipulation or award (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to Parent or any of its Subsidiaries which, in the case of either (i) or (ii) above, if adversely determined, would reasonably be expected to result in, a loss to Parent or any of its Subsidiaries in excess of $25,000.

        Section 5.12    Employee Benefit Plans and Agreements.

          (a)   Section 5.12 of the Parent Disclosure Letter lists all deferred compensation, pension, profit-sharing and retirement plans, and all bonus, welfare, severance policies and programs and other "employee benefit plans" (as defined in Section 3(3) of ERISA), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals which either involve payment of in excess of $50,000 per year or are not terminable by Parent on 30 days' notice or less without the payment of amounts in consideration of termination, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by Parent or with respect to which contributions are made or obligations assumed by Parent in respect of Parent (including health, life insurance and other benefit plans maintained for former employees or retirees). Such plans or other arrangements are collectively referred to herein as "Parent Benefit Plans." Copies of all Parent Benefit Plans and related documents, including those setting out Parent's personnel policies and procedures, and including any insurance contracts, trust agreements or other arrangements under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been made available for inspection by the Company. Parent has also made available for inspection by the Company a copy of the summary plan description, if any, for each Parent Benefit Plan, as well as copies of any other summaries or descriptions of any such Parent Benefit Plans which have been provided to employees or other beneficiaries since January 1, 2000.

          (b)   Each Parent Benefit Plan is in compliance with, and has been administered in all material respects consistent with, the presently applicable material provisions of ERISA, the Code and state law, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law. Parent has made all payments to, or in respect of, all Parent Benefit Plans as required by the terms of each such plan. Parent has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 for each Parent Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and copies of such reports filed since January 1, 2000 have been made available for inspection by the Company.

          (c)   No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any such Parent Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I or ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

          (d)   The Internal Revenue Service has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA, listed in Section 5.12 of the Parent Disclosure Letter, determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from United States federal income tax under Section 501(a) of the Code, and Parent has no knowledge of any occurrence since the date of any such determination letter which has adversely affected such qualification. Parent does not maintain a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

          (e)   Neither Parent nor any entity that is treated as a single employer with Parent pursuant to Section 414(b), (c), (m) or (o) of the Code ("Parent ERISA Affiliate") currently maintains, contributes to or has any liability with respect to any employee benefit plan that is subject to Title IV of ERISA, nor has previously maintained or contributed to any such plan that has resulted in any liability or potential liability for Parent under said Title IV.

          (f)    Parent does not maintain any Parent Benefit Plan that provides post-retirement medical benefits (other than benefits which are required by Law), post-employment benefits, death benefits or other post-retirement welfare benefits. With respect to any "welfare benefit plan" of Parent (as defined in Section 3(1) of ERISA) that is self-insured, the aggregate amount of all claims made pursuant to any such plan that have not yet been paid is set forth in Section 5.12 of the Parent Disclosure Letter, together with each individual claim which could result in an uninsured liability in excess of $100,000 per participant or covered dependent.

          (g)   Neither Parent nor any Parent ERISA Affiliate maintains, nor has contributed since January 1, 2000 to, any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

          (h)   All Parent Benefit Plans have been operated and administered in accordance with their respective terms and no inconsistent representation or interpretation has been made to any plan participant.

          (i)    On and after the Closing, no Parent Benefit Plan maintained by Parent shall cover or otherwise benefit any individuals other than current or former employees of Parent and its Subsidiaries (and their dependents and beneficiaries).

          (j)    Each Parent Benefit Plan may be amended and terminated in accordance with its terms, and, each such plan provides for the unrestricted right of Parent or any Subsidiary of Parent (as applicable) to amend or terminate such Plan.

          (k)   The Company and, including on and after the Closing, the Surviving Corporation and any Subsidiary, shall have no material liability for, under, with respect to or otherwise in connection with any employee benefit plan, which liability arises under ERISA or the Code, by virtue of Parent or any Subsidiary being aggregated, with any other person that is a Parent ERISA Affiliate, in a controlled group or affiliated service group for purposes of ERISA or the Code at any relevant time prior to the Closing. Neither Parent nor any Parent ERISA Affiliate has any outstanding agreement or commitment, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant which would violate the terms of the covenant set forth in Section 6.2(n) hereof.

          (l)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Parent or any of its Subsidiaries or Affiliates from Parent or any of its Subsidiaries or Affiliates under any Parent Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits. No individual who is a party to an employment agreement listed in Section 5.12 of the Parent Disclosure Letter or any change-of-control employment agreement with Parent has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of Parent under such agreement.

        Section 5.13    Labor and Employment Matters.

          (a)   There are no agreements or arrangements on behalf of any officer, director or employee providing for payment or other benefits to such person relating to a change of control of Parent, severance payments or retention bonuses.

          (b)   Neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the NLRB. There is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving

  Parent or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of Parent or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

          (c)   Neither Parent nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or threatened before the Department of Labor or any federal, state or administrative agency or court against or involving Parent or any of its Subsidiaries.

          (d)   There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving Parent or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or threatened against Parent or any of its Subsidiaries.

          (e)   There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health Laws pending or threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving Parent or any of its Subsidiaries.

          (f)    Parent maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

        Section 5.14    Real Estate.

          (a)   Section 5.14(a) of the Parent Disclosure Letter sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by Parent or any of its Subsidiaries (collectively, the "Parent Owned Real Property"). With respect to each such parcel of Parent Owned Real Property: (a) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel other than the Parent Leases; and (b) there are no outstanding rights of first refusal or options to purchase such parcel.

          (b)   Section 5.14 of the Parent Disclosure Letter sets forth a true, correct and complete list of all of the leases and subleases (the "Parent Leases") and each leased and subleased parcel of real property in which Parent or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "Parent Leased Real Property") and for each Parent Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) its term and any options to extend the term;

  and (c) the current rent payable (including all occupancy costs other than utilities). The Parent (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Parent Leased Real Property, under each of the Parent Leases listed in Section 5.14(b) of the Parent Disclosure Letter. The Parent has delivered or made available to Company true, correct and complete copies of each of the Parent Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Parent Lease: (a) the Parent Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Parent Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time (other than such Parent Leases in which the landlord's consent to a change in control of Parent is required, which consent is listed on Section 5.14(b) of the Parent Disclosure Letter); (c) neither the Parent (or its applicable Subsidiary), nor, to the Knowledge of the Parent, any other party to the Parent Lease, is in any material respect in breach or default under the Parent Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by the Parent (or such Subsidiary) or permit termination, modification or acceleration under the Parent Lease by any other party thereto; (d) the Parent (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Parent Lease; (e) the Parent has not, and, to the Knowledge of the Parent, no third party has, repudiated any provision of the Parent Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Parent Lease other than those that, individually or in the aggregate, do not constitute a Parent Material Adverse Effect; (g) the Parent Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Company; (h) the Parent has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Parent Lease; and (i) each guaranty by the Parent is in full force and effect and no default has occurred thereunder.

          (c)   The Parent Owned Real Property and the Parent Leased Real Property are referred to collectively herein as the "Parent Real Property." To the Knowledge of Parent, each parcel of Parent Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. Parent and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Parent Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Parent Real Property if it were disclosed to the authorities having jurisdiction over such Parent Real Property other than those (i) arising in the ordinary course of business or (ii) that do not constitute, individually or in the aggregate, a Parent Material Adverse Effect.

          (d)   Parent has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of Parent, there are no such proceedings threatened, affecting any portion of the Parent Real Property. Parent has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of Parent, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Parent Real Property.

          (e)   To the Knowledge of Parent, the current use of the Parent Real Property does not violate in any material respect any instrument of record or agreement affecting such Parent Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Parent Real Property that affect such Parent Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Parent Material Adverse Effect. No damage or destruction has occurred with respect to any of the Parent Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Parent Material Adverse Effect.

          (f)    There are currently in effect such insurance policies for the Parent Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by Parent and its Subsidiaries with respect to the Parent Real Property have been delivered or made available to Company. All premiums due on such insurance policies have been paid by Parent, and Parent will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. Parent has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Parent Real Property or any portion thereof. Parent has received no notice from any insurance company concerning, nor does Parent have any Knowledge of, any defects or inadequacies in the Parent Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

          (g)   All buildings and other improvements included within the Parent Real Property (the "Parent Improvements") are, in all material respects, adequate to operate such facilities as currently used, and, to Parent's Knowledge, there are no facts or conditions affecting any of the Parent Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. With respect to the Parent Improvements, Parent has all rights of access that are reasonably necessary for the operation of its business.

          (h)   All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Parent Real Property Permits") of all Governmental Entities having jurisdiction over the Parent Real Property, the absence of which would be reasonably likely to cause a Parent store to cease its operations, have been issued to Parent to enable the Parent Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect. Parent has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Parent store to cease its operations from any Governmental Entity having jurisdiction over the Parent Real Property threatening a suspension, revocation, modification or cancellation of any Parent Real Property Permit or requiring any remediation in connection with maintaining any Parent Real Property Permit, and, to the Knowledge of Parent, there is no basis for the issuance of any such notice or the taking of any such action.

        Section 5.15    Environmental Compliance and Disclosure.     To the Knowledge of Parent:

          (a)   Parent and each of its Subsidiaries possess, and are in compliance with, all permits, licenses and government authorizations and has filed all notices that are required under Environmental Laws applicable to Parent, each of its Subsidiaries and the Parent Real Property, and Parent, each of its Subsidiaries and the Parent Real Property are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder.

          (b)   Neither Parent nor any of its Subsidiaries has received notice of actual or threatened liability under CERCLA or any similar state or local statute or ordinance from any governmental agency or any third party, and there are no facts or circumstances which would form the basis for the assertion of any claim against Parent or any of its Subsidiaries under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

          (c)   Neither Parent nor any of its Subsidiaries has entered into or agreed to, nor does Parent or any of its Subsidiaries contemplate entering into any consent decree or order, and are not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws.

          (d)   Neither Parent nor any of its Subsidiaries has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of Parent or any of its Subsidiaries, its employees, agents or representatives or arising out of the ownership, use, control or operation by Parent or any of its Subsidiaries of any facility, site, area or property (including, without limitation, any facility, site, area or property currently or previously owned or leased by Parent or any of its Subsidiaries) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air).

          (e)   None of the Parent Owned Real Property or real property previously owned by Parent or any of its Subsidiaries contains any friable asbestos, regulated PCBs or underground storage tanks.

        Section 5.16    Intellectual Property.

          (a)   Section 5.16(a) of the Parent Disclosure Letter sets forth a true and complete list of all Parent Owned Registered Intellectual Property and Parent Licensed Intellectual Property with respect to which Parent or its Subsidiaries makes annual license payments in cash in excess of $100,000 or in the form of other consideration with a value in excess of $100,000.

          (b)   For purposes of this Agreement, (i) "Parent Owned Intellectual Property" means Intellectual Property owned by Parent, (ii) "Parent Owned Registered Intellectual Property" means the Parent Owned Intellectual Property that is the subject of a patent registration, copyright registration, trademark registration, Internet domain name registration or an application for any of the foregoing; and (iii) "Parent Licensed Intellectual Property" means the Intellectual Property licensed to Parent.

          (c)   Section 5.16(c) of the Parent Disclosure Letter sets forth a true and complete list of all software, computer programs and databases owned by Parent which have been purchased from third parties, other than third-party software generally commercially available on a "shrink wrap" license or similar basis (the "Parent Owned Software").

          (d)   (i)    Parent owns (without the making of any payment to others or the obligation to grant rights to others in exchange, and free and clear of all liens, claims, changes, encumbrances or other restrictions of any kind whatsoever) all Parent Owned Intellectual Property and Parent Owned Software in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

            (ii)   Parent has the right to use all Parent Licensed Intellectual Property in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

            (iii)  Parent has not received notice alleging that (i) Parent has violated or is violating any Intellectual Property rights of any other Person or (ii) any other Person claims any interest in any Parent Owned Intellectual Property or Parent Owned Software.

            (iv)  Parent is not infringing upon or otherwise acting adversely to and has not misappropriated any Intellectual Property owned by any other Person, there is no claim or action pending or overtly threatened with respect thereto and Parent has no Knowledge of any basis or ground for any such claim or action.

            (v)   Parent has no Knowledge of any infringement, improper or unlicensed use by others, or misappropriation of any Parent Owned Intellectual Property or Parent Owned Software.

            (vi)  No director, officer, employee (including both current and former employees), consultant (including both current and former consultants) or independent contractor (including both current and former contractors) of Parent, or Affiliates of any of the foregoing, owns, or has any rights in or claims to, directly or indirectly, in whole or in part, any Parent Owned Intellectual Property or Parent Owned Software.

            (vii) Parent has, as of the date hereof, and will have as of the Effective Date, satisfied all current requirements necessary to maintain the validity of all Parent Owned Intellectual Property, and the right to use such Parent Owned Intellectual Property in all material respects, necessary to the conduct of Parent's business as it is presently being conducted and as presently proposed to be conducted.

            (viii)   To the Knowledge of Parent, Parent is in compliance with all licenses and other agreements pertaining to the Parent Owned Intellectual Property, Parent Licensed Intellectual Property and Parent Owned Software, and such licenses and other agreements are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which Parent conducts any business operations.

            (ix)  The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of Parent in the Parent Owned Intellectual Property, Parent Licensed Intellectual Property or Parent Owned Software.

        Section 5.17    Material Contracts.     Except for Contracts disclosed in the Parent SEC Reports filed prior to the date hereof ("Parent Material Contracts"), there are no Contracts to which Parent or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder or which are material to Parent and its Subsidiaries taken as a whole. Neither Parent nor any of its Subsidiaries has entered into any material Contract with any Affiliate of Parent that is currently in effect other than Contracts that are disclosed in the Parent SEC Reports filed prior to the date hereof.

        Section 5.18    Insurance Policies.     Neither Parent nor any Subsidiary of Parent has received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming Parent, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee and each of Parent and such Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by Parent or any Subsidiary of Parent as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by Parent or any Subsidiary. Set forth in Section 5.18 of the Parent Disclosure Letter is a schedule of all of Parent's insurance policies.

        Section 5.19    Merchandise Vendors.     Set forth in Section 5.19 of the Parent Disclosure Letter is a list of the twenty largest merchandise vendors of Parent based on the dollar value of materials or products purchased by Parent for the fiscal year ended February 1, 2003.

        Section 5.20    Vendors and Landlords.     There is no dispute or disagreement between Parent or any of its Subsidiaries, on the one hand, and any vendor or landlord of Parent or any of its Subsidiaries, on the other hand, that is pending or, to the Knowledge of Parent, threatened that, in the aggregate, exceeds $1,000,000; and Parent is not aware of any basis on which any such dispute or disagreement could reasonably be expected to arise.

        Section 5.21    Terminated Leases.     To the Knowledge of Parent, neither Parent nor any of its Subsidiaries have any liability of any kind (except for liabilities that may arise as a result of indemnification obligations or in respect of environmental matters) related to the closing of any store with respect to which Parent or any of its Subsidiaries terminated its leasehold or subleasehold interest. Neither Parent nor any of its Subsidiaries has received any notice of any such liability (whether actual, pending or threatened), and Parent and each of its Subsidiaries has made reasonable efforts to determine whether facts or circumstances exist that could reasonably be expected to result in any such notice.

        Section 5.22    Information Supplied.

          (a)   None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to the holders of Company Common Stock or Parent Common Stock or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

          (b)   Notwithstanding the foregoing provisions of this Section 5.22, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by the Company for inclusion or incorporation by reference therein.

        Section 5.23    Transactions with Affiliates.     No director, officer or other Affiliate or Associate (or member of his or her immediate family) of Parent, any Subsidiary of Parent, or any company or business acquired by Parent since January 1, 1997 and no entity in which, to the Knowledge of Parent, any such director, officer or other Affiliate or Associate, owns any beneficial interest (other than less than 1% of a publicly held corporation), (i) is a party to any Contract or Parent Lease with, or relating to the business or operations of Parent or any Subsidiary of Parent; (ii) is a party to any Contract for or relating to indebtedness of Parent or any Subsidiary of Parent; or (iii) owns or has a right to use any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of Parent or any Subsidiary of Parent.

        Section 5.24    Brokers.     No broker, finder or investment banker (other than Parent's Independent Advisor and Leonard Green & Associates, L.P.) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. The aggregate amount of the fees payable to Leonard Green & Associates, L.P. in connection with the Merger and the transactions contemplated by this Agreement is set forth in Section 5.24 of the Parent Disclosure Letter, including fees for services, if any, in connection with the credit facility referred to in Section 6.2(r) hereof.

        Section 5.25    Board Approval.     The Board of Directors of Parent, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Parent Board Approval") has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent and its stockholders and declared the Merger and the amendment of the charter of Parent advisable, (ii) approved this Agreement, (iii) recommended that Parent's stockholders grant the Parent Stockholder Approval and directed that such matter be submitted for consideration of Parent's stockholders at the Parent Stockholders Meeting and (iv) approved the issuance of Parent Common Stock contemplated hereby. The Parent Board Approval constitutes the approval of this Agreement and the transactions contemplated hereby (including without limitation the Merger) and thereby under the provisions of Section 203 of the DGCL such that the restrictions contained in Section 203 of the DGCL do not apply to this Agreement, or the transactions contemplated hereby (including without limitation the Merger) and thereby. To the Knowledge of Parent, no other state takeover statute is applicable to this Agreement or the transactions contemplated hereby (including without limitation the Merger) and thereby.

        Section 5.26    Merger Sub.     Merger Sub is a wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted operations only as contemplated by this Agreement.

        Section 5.27    Vote Required.     The Parent Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of Parent or any Subsidiary of Parent necessary to approve the charter amendment and share issuance contemplated hereby.

        Section 5.28    Disclosure.     No representation, warranty or covenant made by Parent in this Agreement or in the Parent Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 6.1    Covenants of the Company.     During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the Company Disclosure Letter or to the extent that Parent shall otherwise consent in writing, which consent, solely with respect to subsections (l), (m), (o) and (p) of this Section 6.1, shall not be unreasonably withheld or delayed):

          (a)    Ordinary Course.    The Company shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use reasonable best efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it; provided that any action which is explicitly permitted by any subsection of this Section 6.1 shall not be prohibited by this Section 6.1(a) unless it is explicitly and specifically prohibited by any other provision of this Agreement.

          (b)    Dividends; Changes in Share Capital.    The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire or modify the terms of any shares of its capital stock or any of its other securities.

          (c)    Issuance of Securities.    The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of stock options or warrants or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent or (iii) in accordance with the Company Rights Agreement.

          (d)    Governing Documents.    Except to the extent required to comply with its obligations hereunder (including, without limitation, Section 3.1(b)) or as required by law or required by the rules and regulations of the NYSE, the Company shall not, and shall cause its Subsidiaries not to, amend the Company Certificate of Incorporation or the Company Bylaws or other governing documents.

          (e)    No Acquisitions.    The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets, other than in the ordinary course of business consistent with past practice.

          (f)    No Dispositions.    The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any material amount of assets, other than (i) in the ordinary course of business consistent with past practice, (ii) sale and leaseback real estate transactions with respect to Company Owned Property or (iii) sales of mortgage notes secured by the Company's leased real property, provided that the Company shall promptly give Parent notice of any transaction referred to in clauses (ii) and (iii) hereof.

          (g)    Tax-Free Qualification.    The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (h)    Other Actions.    The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger not being satisfied or (ii) a material delay in the satisfaction of such conditions.

          (i)    Accounting Methods.    Except for changes made prior to the date hereof and set forth in Section 6.1(i) of the Company Disclosure Letter or as required by a Governmental Entity, the Company shall not make any material change to its methods of accounting in effect at February 2, 2002, except as required by changes in GAAP as concurred with by the Company's independent auditors. The Company shall not change its fiscal year.

          (j)    Representations and Warranties.    The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or be reasonably expected to, result in any of its representations and warranties set forth in this Agreement that is qualified as to materiality to no longer be true and correct in any respect or any of its representations or warranties set forth in this Agreement that is not so qualified to no longer be true and correct in any material respect.

          (k)    Indebtedness.    (x) The Company shall not, and shall not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (i) indebtedness for borrowed money incurred in the ordinary course of business under its existing revolving credit facility or (ii) sale and leaseback transactions to the extent permitted by Section 6.1(f) hereof or (y) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business or to or in any direct or indirect wholly owned Subsidiary of the Company.

          (l)    Capital Expenditure.    Except for projects already approved by the Company and disclosed in writing to Parent, the Company shall not, and shall not permit any of its Subsidiaries to, make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments for capital expenditures which, in the aggregate, are in excess of $1,000,000.

          (m)    Litigation.    The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claim, liability, obligation or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) requiring payment by the Company of in excess of $1,000,000 (excluding attorneys' fees and expenses), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

          (n)    Employee Benefits.    Except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to: (1) other than as mutually agreed by the Company and Parent, increase the compensation payable or to become payable to its employees (except for increases in accordance with past practices in salaries or wages of employees earning less than $100,000 of the Company or any of the Company's Subsidiaries) or officers or (2) except for "stay" agreements hereafter approved by Parent, grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement.

          (o)    Material Agreements.    Except as otherwise set forth in this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, terminate, cancel or request any material change in, or agree to any material change in, any material Contract of the Company or any material lease of the Company or enter into any Contract or lease material to the assets, liabilities, business, results of operations or condition (financial or otherwise) of the Company and the Company's Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice.

          (p)    Tax Election.    The Company shall not, and shall not permit its Subsidiaries to, make any material tax election.

          (q)    Transactions with Affiliates.    The Company shall not, and shall not permit its Subsidiaries to, enter into any transaction with any of its Affiliates or Associates other than pursuant to arrangements in effect on the date hereof.

          (r)    New Credit Facility.    The Company shall use its reasonable best efforts to assist Parent in obtaining as of or prior to the Closing Date, the credit facility referred to in Section 8.1(e).

          (s)    Company Rights Agreement.    The Company shall not waive or amend any provisions of the Company Rights Agreement or take any action with respect to, or make any determination under, the Company Rights Agreement; provided that the Company may take action with respect to the Company Rights Agreement in connection with a Superior Proposal immediately prior to the termination of this Agreement pursuant to Section 9.1(g).

          (t)    Other Advisors.    The Company agrees not to amend or modify the existing agreement between it and Company's Independent Advisor nor to enter into any new agreement with, or otherwise engage, any additional advisors or consultants in connection with the Merger and the transactions contemplated by this Agreement, except with the consent of the Chief Executive Officer of Parent which consent shall not be unreasonably withheld or delayed.

          (u)    Authorization of the Foregoing.    The Company shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

        Section 6.2    Covenants of Parent.     During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the Parent Disclosure Letter or to the extent that the Company shall otherwise consent in writing, which consent, solely with respect to subsections (l), (m), (o) and (p) of this Section 6.2, shall not be unreasonably withheld or delayed):

          (a)    Ordinary Course.    Parent shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use reasonable best efforts to maintain its material rights and material franchises and preserve its material relationships with customers, suppliers and others having business dealings with it; provided that any action which is explicitly permitted by any subsection of this Section 6.2 shall not be prohibited by this Section 6.2(a) unless it is explicitly and specifically prohibited by any other provision of this Agreement.

          (b)    Dividends; Changes in Share Capital.    Parent shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Parent which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire or modify the terms of any shares of its capital stock or any of its other securities.

          (c)    Issuance of Securities.    Parent shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Parent Common Stock upon the exercise of stock options or warrants or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms or (ii) issuances by a wholly owned Subsidiary of Parent of capital stock to such Subsidiary's parent.

          (d)    Governing Documents.    Except to the extent required to comply with its obligations hereunder, (including, without limitation, Section 3.1(a)) as required by law or by the rules and regulations of the NMS or the NYSE, Parent shall not, and shall cause its Subsidiaries not to, amend the Parent Certificate of Incorporation or the Parent Bylaws, or other governing documents.

          (e)    No Acquisitions.    Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets, other than in the ordinary course of business consistent with past practice.

          (f)    No Dispositions.    Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any material amount of assets, other than in the ordinary course of business consistent with past practice.

          (g)    Tax-Free Qualification.    Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (h)    Other Actions.    Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger not being satisfied or (ii) a material delay in the satisfaction of such conditions.

          (i)    Accounting Methods.    Except as required by a Governmental Entity, Parent shall not make any material change to its methods of accounting in effect at February 2, 2002, except as required by changes in GAAP as concurred with by Parent's independent auditors. Parent shall not change its fiscal year.

          (j)    Representations and Warranties.    Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would be reasonably expected to, result in any of its representations and warranties set forth in this Agreement that is qualified as to materiality to no longer be true and correct in any respect or any of its representations or warranties set forth in this Agreement that is not so qualified to no longer be true and correct in any material respect.

          (k)    Indebtedness.    Except as contemplated by Section 6.2(r) hereof, (x) Parent shall not, and shall not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business under its existing revolving credit facility or (y) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business or to or in any direct or indirect wholly owned Subsidiary of Parent.

          (l)    Capital Expenditure.    Except for projects already approved by Parent and disclosed in writing to the Company, Parent shall not, and shall not permit any of its Subsidiaries to, make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments for capital expenditures which, in the aggregate, are in excess of $1,000,000.

          (m)    Litigation.    Parent shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claim, liability, obligation or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) requiring payment by Parent of in excess of $1,000,000

  (excluding attorneys' fees and expenses), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of Parent included in the Parent SEC Reports or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

          (n)    Employee Benefits.    Except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in the Parent Disclosure Letter, Parent shall not, and shall not permit any of its Subsidiaries to: (1) other than as mutually agreed by the Company and Parent, increase the compensation payable or to become payable to its employees (except for increases in accordance with past practices in salaries or wages of employees earning less than $100,000 of Parent or any of Parent's Subsidiaries) or officers or (2) except for "stay" agreements hereafter approved by the Company, grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Parent or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement.

          (o)    Material Agreements.    Except as otherwise set forth in this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, terminate, cancel or request any material change in, or agree to any material change in, any material Contract of Parent or any material lease of Parent or enter into any Contract or lease material to the assets, liabilities, business, results of operations or condition (financial or otherwise) of Parent and Parent's Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice.

          (p)    Tax Election.    Parent shall not, and shall not permit its Subsidiaries to, make any material tax election.

          (q)    Transactions with Affiliates.    Parent shall not, and shall not permit its Subsidiaries to, enter into any transaction with any of its Affiliates or Associates other than pursuant to arrangements in effect on the date hereof.

          (r)    New Credit Facility.    Parent shall use its reasonable best efforts to obtain, as of or prior to the Closing Date, the credit facility referred to in Section 8.1(e).

          (s)    Leonard Green & Associates, L.P. and Other Advisors.    Other than the fee disclosed on Schedule 5.24 of the Parent Disclosure Letter, Parent agrees not to pay Leonard Green & Associates, L.P. or any of its Affiliates any amounts other the $500,000 per annum fee payable pursuant to the existing agreement between Parent and Leonard Green & Associates, L.P. and not to amend, modify or extend such agreement. In addition, other than the fees disclosed on Schedule 5.24 of the Parent Disclosure Letter, Parent agrees not to amend or modify the existing agreement between it and Parent's Independent Advisor or to enter into any new agreement with, or otherwise engage, any additional advisors or consultants in connection with the Merger and the transactions contemplated by the Agreement, except with the consent of the Chief Executive Officer of the Company which consent shall not be unreasonably withheld or delayed.

          (t)    Authorization of the Foregoing.    Parent shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.1    Preparation of the Form S-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings.

          (a)   As promptly as practicable following the date hereof, Parent and the Company shall jointly prepare and file with the SEC mutually acceptable preliminary proxy materials and any amendments or supplements thereof which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the holders of the Company's Common Stock at the Company's Stockholders Meeting and the holders of the Parent Common Stock at the Parent's Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto (the "Joint Proxy Statement/Prospectus"), and Parent shall prepare and file with the SEC the Registration Statement on Form S-4 with respect to (i) the issuance of Parent Common Stock in the Merger (the "Form S-4") in which the Joint Proxy Statement/Prospectus will be included as a prospectus and (ii) the amendments to its Certificate of Incorporation referred to in Section 3.1(a). The Form S-4 and the Joint Proxy Statement/Prospectus shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Parent and the Company shall use all reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective under the Securities Act as promptly as practicable after filing it with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to each other, consult with each other and jointly prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation of reference) to the Joint Proxy Statement/Prospectus or Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent, its Subsidiaries and the Parent Stockholders Meeting will be deemed to have been supplied by Parent and information concerning or related to the Company, its Subsidiaries and the Company Stockholders Meeting shall be deemed to have been supplied by the Company.

          (b)   The Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the required Company Stockholder Approval.

  The Company shall use its reasonable efforts to obtain the Company Stockholder Approval and the Board of Directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first two sentences of this Section 7.1(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company or any other person of any Company Acquisition Proposal or Company Superior Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board's or committee's approval or recommendation of the Merger or this Agreement.

          (c)   Parent shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of obtaining the required Parent Stockholder Approval. Parent shall use its reasonable efforts to obtain the Parent Stockholder Approval and the Board of Directors of Parent shall recommend approval by the stockholders of Parent of matters constituting the Parent Stockholder Approval. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first two sentences of this Section 7.1(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Parent or any other person of any Parent Acquisition Proposal or Parent Superior Proposal or (ii) the withdrawal or modification by the Board of Directors of Parent or any committee thereof of such Board's or committee's approval or recommendation of the Merger or this Agreement.

          (d)   Merger Sub shall, immediately following execution of this Agreement, submit this Agreement to Parent, as the sole stockholder of Merger Sub, for adoption and approval. Upon such submission, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated by this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of Merger Sub.

          (e)   The Company Stockholders Meeting and the Parent Stockholders Meeting shall take place on the same date to the extent practicable.

        Section 7.2    Access to Information.     Upon reasonable notice, each of Parent and the Company shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including for purposes of observing or conducting physical inventory) and, during such period, each of Parent and the Company shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that each of Parent and the Company may restrict the foregoing access to the extent (i) that an agreement is required to be kept confidential in accordance with its terms, (ii) it is required by a Governmental Entity or (iii) that in the reasonable judgment of such party any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information, and provided, further, that Parent and the Company, as the case may be, will use reasonable efforts to limit such restrictions and shall furnish information to the extent not so restricted. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter agreement dated November 25, 2002, between Parent and the Company (the "Confidentiality Agreement"). Any investigation by Parent or the Company shall not affect the representations and warranties of Parent or the Company, as the case may be.

        Section 7.3    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any Governmental Entity that are necessary, proper or advisable to consummate the Merger and the transactions contemplated hereby (each a "Required Approval"). In furtherance and not in limitation of the foregoing, each party hereto agrees to make as promptly as reasonably practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and (ii) all necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to such laws and to use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws as soon as practicable.

          (b)   Each of Parent and the Company shall, in connection with the efforts referenced in Section 7.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) promptly inform the other party of the timing and content of any communications with the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c)   In furtherance and not in limitation of the covenants of the parties contained in Sections 7.3(a) and 7.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the transactions contemplated hereby, each of Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other action or order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

        Section 7.4    No Solicitation by the Company.

          (a)   From and after the date of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative (the "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries of the making of any proposal that constitutes a Company Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Company Acquisition Proposal; provided, however, that if, at any time prior to the date of the Company Stockholders Meeting (the "Company Applicable Period"), the Board of Directors of the Company determines in good faith (after consultation with outside counsel), that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company and its Representatives may, in response to the receipt by the Company of a Company Acquisition Proposal which is, or which in the reasonable judgment of the Company Board of Directors is likely to lead to, a Company Superior Proposal which did not result from a breach of this Section 7.4(a), and provided that the Person making such Company Acquisition Proposal enters into a customary confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (provided that such agreement need not include standstill provisions), (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal and (y) participate in discussions or negotiations regarding such Company Acquisition Proposal.

          (b)   For purposes of this Agreement, a "Company Acquisition Proposal" means any written bona fide proposal made by a third party relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of Company Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than transactions contemplated by this Agreement. For purposes of this Agreement, a "Company Superior Proposal" means any written bona fide proposal made by a third party and not solicited by the Company relating to any direct or indirect acquisition or purchase of 50% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of Company Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries in which the other party thereto or its stockholders will own 50% or more of the combined voting power of the parent entity resulting from any such transaction, and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and considering any modifications to this Agreement proposed by Parent), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of the Company, (i) to be more favorable from a financial point of view than the Merger (taking into account any amendments to the Merger proposed by

  Parent in response to the receipt by the Company of the proposal) to the Company's stockholders taken as a whole, (ii) is capable of being completed reasonably promptly and (iii) for which financing, to the extent required, is then committed or is capable of being obtained by such third party.

          (c)   Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement or fail to reaffirm such approval or recommendation within a reasonable amount of time after Parent requests such an affirmation, (ii) approve or recommend, or propose to approve or recommend, any Company Acquisition Proposal or Company Superior Proposal or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any Company Acquisition Proposal or Company Superior Proposal (each, a "Company Acquisition Agreement") or propose publicly or agree to do any of the foregoing other than pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Company Applicable Period, in response to a Company Superior Proposal which did not result from a breach of Section 7.4(a), and provided that the Company is not in breach of this Section 7.4, if the Board of Directors of the Company determines in good faith (and after consultation with outside counsel and a financial advisor of national reputation), that it is required in order to comply with its fiduciary duties to the Company's stockholders under applicable law to take any action specified in clauses (i), (ii) or (iii) of the preceding sentence, it may take such action specified in clauses (i), (ii) or (iii) of the preceding sentence; provided that simultaneously with taking such action it also terminates this Agreement pursuant to Section 9.1(g) hereof and executes a definitive Company Acquisition Agreement to implement the Company Superior Proposal, but only at a time that is during the Company Applicable Period and is after the fifth Business Day following Parent's receipt of notice advising Parent that the Board of Directors of the Company is prepared to accept such Company Superior Proposal, specifying the terms and conditions of such Company Superior Proposal (including a copy of any relevant Company Acquisition Agreement). No such termination shall be effective unless and until Parent shall have received the Company Termination Fee.

          (d)   In addition to the obligations of the Company set forth in paragraphs (a) through (c) of this Section 7.4, the Company shall promptly (and no more than 24 hours after receipt) advise Parent of the receipt of any Company Acquisition Proposal, or any inquiry which would reasonably be expected to lead to a Company Acquisition Proposal or of any request for information in connection with a possible Company Acquisition Proposal, including the material terms and conditions of such request and the identity of the Person requesting such information or making such Company Acquisition Proposal, and will keep Parent reasonably and promptly informed of the status of any such request or proposal and the substance of any discussions relating to such Company Acquisition Proposal, including providing any information Parent may reasonably request. The Company will promptly provide Parent with a copy of any written materials (including emails) received from or on behalf of any third party with respect to or which could lead to any Company Acquisition Proposal and of any materials provided to such third party (including any information regarding the Company or its Subsidiaries not previously furnished to Parent).

          (e)   The Company shall and shall cause its Subsidiaries and Representatives, to cease immediately any existing discussions regarding a Company Acquisition Proposal, other than the transactions contemplated by this Agreement.

          (f)    Nothing contained in this Section 7.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company's Board of Directors failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 7.4(c), neither the Company nor its Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, a Company Acquisition Proposal or withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement except as otherwise contemplated by this Section 7.4.

        Section 7.5    No Solicitation by Parent.

          (a)   From and after the date of this Agreement, Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' Representatives to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries of the making of any proposal that constitutes, a Parent Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Parent Acquisition Proposal; provided, however, that if, at any time prior to the date of the Parent Stockholders Meeting (the "Parent Applicable Period"), the Board of Directors of Parent determines in good faith (after consultation with outside counsel), that it is required to do so in order to comply with its fiduciary duties to Parent's stockholders under applicable law, Parent and its representatives may, in response to the receipt by Parent of a Parent Acquisition Proposal which is, or which in the reasonable judgment of the Parent Board of Directors is likely to lead to, a Parent Superior Proposal which did not result from a breach of this Section 7.5(a), and provided that the Person making such Parent Acquisition Proposal enters into a customary confidentiality agreement on terms no less favorable to Parent than those contained in the Confidentiality Agreement (provided that such agreement need not include standstill provisions), (x) furnish information with respect to Parent and its Subsidiaries to the Person making such Parent Acquisition Proposal and (y) participate in discussions or negotiations regarding such Parent Acquisition Proposal.

          (b)   For purposes of this Agreement, a "Parent Acquisition Proposal" means any written bona fide proposal made by a third party relating to any direct or indirect acquisition or purchase of 20% or more of the assets of Parent and its Subsidiaries, taken as a whole, or 20% or more of any class or series of equity securities of Parent or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of Parent Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Parent Superior Proposal" means any written bona fide proposal made by a third party and not solicited by Parent relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Parent and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Parent Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of Parent Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries in which the other party thereto or its stockholders will own 50% or more of the combined voting power of the parent entity resulting from any such transaction, and otherwise on terms which the Board of Directors of Parent determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and considering any modifications to this Agreement proposed by the Company), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of Parent, (i) to be more favorable from a financial point of view than the Merger (taking into account any amendments to the Merger proposed by the Company in response to the receipt by Parent of the proposal) to Parent's stockholders taken as a whole, (ii) is capable of being completed reasonably promptly and (iii) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

          (c)   Neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement or fail to reaffirm such approval or recommendation within a reasonable amount of time after the Company requests such an affirmation, (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Acquisition Proposal or Parent Superior Proposal or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any Parent Acquisition Proposal or Parent Superior Proposal (each, a "Parent Acquisition Agreement") or propose publicly or agree to do any of the foregoing other than pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Parent Applicable Period, in response to a Parent Superior Proposal which did not result from a breach of Section 7.5(a), and provided that Parent is not in breach of this Section 7.5, if the Board of Directors of Parent determines in good faith (and after consultation with outside counsel and a financial advisor of national reputation), that it is required in order to comply with its fiduciary duties to Parent's stockholders under applicable law to take any action specified in clauses (i), (ii) or (iii) of the preceding sentence, it may take such action specified in clauses (i), (ii) or (iii) of the preceding sentence; provided that simultaneously with taking such action it also terminates this Agreement pursuant to Section 9.1(h) hereof and executes a definitive Parent Acquisition Agreement to implement the Parent Superior Proposal, but only at a time that is during the Parent Applicable Period and is after the fifth Business Day following the Company's receipt of notice advising the Company that the Board of Directors of Parent is prepared to accept such Parent Superior Proposal, specifying the terms and conditions of such Parent Superior Proposal (including a copy of any relevant Parent Acquisition Agreement). No such termination shall be effective unless and until the Company shall have received the Parent Termination Fee.

          (d)   In addition to the obligations of Parent set forth in paragraphs (a) through (c) of this Section 7.5, Parent shall promptly (and no more than 24 hours after receipt) advise the Company of the receipt of any Parent Acquisition Proposal, or any inquiry which would reasonably be expected to lead to a Parent Acquisition Proposal, including the material terms and conditions of such request and the identity of the Person requesting such information or making such Parent Acquisition Proposal, and will keep the Company reasonably and promptly informed of the status of any such request or proposal and the substance of any discussions relating to such Parent Acquisition Proposal, including providing any information the Company may reasonably request. Parent will promptly provide the Company with a copy of any written materials (including emails) received from or on behalf of any third party with respect to or which could lead to any Parent Acquisition Proposal and of any materials provided to such third party (including any information regarding Parent or its Subsidiaries not previously furnished to the Company).

          (e)   Parent shall and shall cause its Subsidiaries and Representatives, to cease immediately any existing discussions regarding a Parent Acquisition Proposal, other than the transactions contemplated by this Agreement.

          (f)    Nothing contained in this Section 7.5 shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange

  Act or from making any disclosure to Parent's stockholders if, in the good faith judgment of Parent's Board of Directors failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that subject to Section 7.5(c), neither Parent nor its Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, a Parent Acquisition Proposal or Parent Superior Proposal or withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement except as otherwise contemplated by this Section 7.5.

        Section 7.6    Company Options, Restricted Stock, Company Plans and Severance Agreements.

          (a)   Parent agrees that all Company Benefit Plans (including the employment agreements, severance agreements, termination agreements and confidentiality and stay agreements (collectively, the "Company Agreements") referenced therein) shall remain in full force and effect after the Effective Time, except to the extent modified pursuant to this Section 7.6, and Parent agrees to take all actions necessary to fully assume and adopt, or to cause the Company or a Subsidiary thereof to perform (and, as necessary in connection therewith, to assume and adopt), each such Company Benefit Plan and Company Agreement in its entirety and to perform the obligations of the Company thereunder outstanding as of the Effective Time in accordance with its terms; provided, however, the foregoing shall not require Parent (or, as applicable, the Company or a Subsidiary) to continue any such Company Benefit Plan or Company Agreement; and, providedfurther, that it is expressly acknowledged and agreed that nothing in this sentence shall permit Parent (or, as applicable, the Company or a Subsidiary) to effect any amendment or termination of any such Company Benefit Plan or Company Agreement which amendment or termination reduces any accrued benefits in a manner that is not permitted by law or that is not permitted by such Company Benefit Plan or Company Agreement as in effect from time to time.

          (b)   The parties acknowledge that, unless otherwise provided in such plan, program or arrangement, as of the Effective Time or such earlier time as currently provided in any applicable plan, program or arrangement, all Company Stock Options shall vest in their entirety and become exercisable under the terms of the Company Stock Plans and any restrictions or limitations on transfer with respect to restricted stock awarded under the Company Stock Plans shall terminate or lapse so that such shares shall be freely transferable subject to applicable securities laws. As of the Effective Time, all references in Company Stock Plans to Company Common Stock shall thereafter be deemed to be references to Parent Common Stock multiplied by the Exchange Ratio.

          (c)   Each of the Board of Directors and the compensation committee of the Company has adopted such resolutions and taken such other actions as may be required to adjust the terms of all outstanding Company Stock Options (each, as so adjusted, an "Adjusted Option"), and modify all Company Stock Plans to provide that, (x) at the Effective Time, each individual Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, on the same terms and conditions as were applicable under such Company Stock Option so that each such individual Company Stock Option to acquire shares of any class of the Company Common Stock will be converted into an option to acquire the number of shares of Parent Common Stock determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option by (ii) the Exchange Ratio (rounded down to the nearest whole share), at an exercise price determined by dividing (A) the exercise price set forth in the Company Stock Option by (B) the Exchange Ratio (rounded up to the nearest whole cent) and (y) except as set forth on Section 7.6(c) of the Company Disclosure Letter, no provision of any Company Stock Plan or any other agreement, arrangement or understanding by or on behalf of the Company or any Subsidiary shall give any person the right to buy or receive any securities of Parent or any of its Affiliates following the Effective Time other than as provided in Section 1.4 hereof and this Section 7.6(c) or the right to buy or receive any securities of the Surviving Corporation following the Effective Time. Parent shall adopt at the Effective Time the Company Stock Option Plans and each Adjusted Option and take all other action called for in this Section 7.6, including the reservation, issuance and listing of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to the Adjusted Options.

          (d)   Other than may result as a consequence of Section 7.6(b), the adjustments provided in this Section 7.6 with respect to any Company Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (e)   Prior to the Effective Time, Parent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NMS, obtaining the approval of its stockholders at the Parent Stockholders Meeting) to assume at the Effective Time all obligations undertaken by, or on behalf of, the Company under Section 7.6(a).

          (f)    As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options and all other shares of Parent Common Stock to be issued or reserved for issuance under the Company Stock Plans. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any options or shares of stock granted under the Company Stock Plans after the Effective Time may remain outstanding.

          (g)   As soon as practicable after the Effective Time, the Company shall deliver to the holders of the Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that the Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.6 after giving effect to the Merger).

        Section 7.7    Fees and Expenses.

          (a)   Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act, which shall be shared equally by Parent and the Company. As used in this Agreement, "Expenses" means the out-of-pocket fees and expenses of the party's Independent Advisor, counsel and accountants, incurred by the party or on its behalf in connection with this Agreement and the transactions contemplated hereby, and the out-of-pocket expenses of the preparation, printing, filing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals related to the transactions contemplated hereby.

          (b)   (i) If after the execution hereof a Company Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or shall have been made directly to the stockholders of the Company generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 9.1(b) or Section 9.1(d)(i) and within 12 months of such termination the Company or any of its Subsidiaries enters into any Company Acquisition Agreement with respect to, or approves or consummates, any Company Acquisition Proposal (for these purposes all references to 20% in the definition of Company Acquisition

  Proposal shall be deemed to be references to 50%), then the Company shall promptly, but in no event later than the date of the earliest of such entry, approval or consummation, pay Parent a fee equal to $7,400,000 (the "Company Termination Fee"), payable by wire transfer of immediately available funds.

            (ii)   If this Agreement is terminated by Parent pursuant to Section 9.1(f) (but only in the case of a willful breach), then the Company shall promptly, but in no event later than one Business Day after such termination, pay Parent the Company Termination Fee, payable by wire transfer of immediately available funds.

            (iii)  If this Agreement is terminated by the Company pursuant to Section 9.1(g), then the Company shall promptly, but in no event later than immediately prior to such termination, pay Parent the Company Termination Fee, payable by wire transfer of immediately available funds.

            (iv)  If this Agreement is terminated by the Company or Parent pursuant to Section 9.1(d)(i) or Section 9.1(f) and the Company has not paid and is not currently obligated to pay the Company Termination Fee pursuant to this Section 7.7(b), then, the Company shall reimburse Parent (not later than five Business Days after submission of a statement therefor) for all out-of-pocket fees and expenses actually incurred by or own behalf of Parent in connection with this Agreement and the transactions contemplated herein (including fees and disbursements payable to Parent's Independent Advisor, legal counsel and accountants for Parent) up to a maximum amount of $3,700,000; provided, that, if the Company Termination Fee subsequently becomes payable to Parent, then any amounts previously paid by the Company to Parent under this Section 7.7(b)(iv) shall be offset against the amount of the Company Termination Fee.

            (v)   The Company acknowledges that the agreements contained in this Section 7.7(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.7(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any amount set forth in this Section 7.7(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          (c)   (i) If after the execution hereof a Parent Acquisition Proposal shall have been made to Parent or any of its Subsidiaries or shall have been made directly to the stockholders of Parent generally or any person shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 9.1(b) or Section 9.1(d)(ii) and within 12 months of such termination Parent or any of its Subsidiaries enters into any Parent Acquisition Agreement with respect to, or approves or consummates, any Parent Acquisition Proposal (for these purposes all references to 20% in the definition of Parent Acquisition Proposal shall be deemed to be references to 50%) then Parent shall promptly, but in no event later than the date of such termination, pay the Company a fee equal to $7,400,000 (the "Parent Termination Fee"), payable by wire transfer of immediately available funds.

            (ii)   If this Agreement is terminated by the Company pursuant Section 9.1(e) (but only in the case of a willful breach), then Parent shall promptly, but in no event later than one Business Day after such termination, pay the Company the Parent Termination Fee, payable by wire transfer of immediately available funds.

            (iii)    If this Agreement is terminated by Parent pursuant to Section 9.1(h), then Parent shall promptly, but in no event later than immediately prior to such termination, pay the Company the Parent Termination Fee, payable by wire transfer of immediately available funds.

            (iv)    If this Agreement is terminated by the Company or Parent pursuant to Section 9.1(d)(ii) or Section 9.1(e) and Parent has not paid and is not currently obligated to pay the Parent Termination Fee pursuant to this Section 7.7(c), then, Parent shall reimburse the Company (not later than five Business Days after submission of a statement therefor) for all out-of-pocket fees and expenses actually incurred by or own behalf the Company in connection with this Agreement and the transactions contemplated herein (including fees and disbursements payable to the Company's Independent Advisor, legal counsel and accountants for the Company) up to a maximum amount of $3,700,000; provided, that, if the Parent Termination Fee subsequently becomes payable to the Company, then any amounts previously paid by Parent to the Company under this Section 7.7(c)(iv) shall be offset against the amount of the Parent Termination Fee.

            (v)    Parent acknowledges that the agreements contained in this Section 7.7(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay any amount due pursuant to this Section 7.7(c) , and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for any amount set forth in this Section 7.7(c), Parent shall pay to the Company its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

        Section 7.8    Indemnification, Exculpation and Insurance.

          (a)   Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b)   For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, that Parent may substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable to such directors and officers; further provided, that in satisfying its obligation under this Section 7.8(b) Parent shall not be obligated to pay premiums in excess of the amount set forth on Section 7.8(b) of the Company Disclosure Letter; and that if Parent is not able to obtain such coverage for such amount, Parent shall nevertheless be obligated to provide such coverage as may be obtained for such amount. In lieu of the foregoing, Parent may purchase six-year "tail" coverage covering acts or omissions prior to the Effective Time on substantially similar terms to the existing policy of the Company.

          (c)   In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this Section 7.8.

          (d)   The provisions of this Section 7.8 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        Section 7.9    Public Announcements.     Promptly after the date hereof, Parent and the Company will develop a joint communications plan and each party will ensure that all press releases and other public statements with respect to the transactions contemplated by this Agreement shall be consistent with such joint communications plan. Parent and the Company will consult with each other before issuing any press release or otherwise making any written public statement or making any presentations with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement or such presentation prior to such consultation and the reasonable approval of such press release, public statement or presentation by the other party, except as either party may determine is required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form theretofore agreed to by the parties.

        Section 7.10    NYSE Listing.     Prior to the Effective Time, Parent shall use its reasonable best efforts to cause the outstanding shares of Parent Common Stock and the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE under the trading symbol "TSA," subject to official notice of issuance, as of or prior to the Effective Time.

        Section 7.11    Affiliate Letter.

          (a)   At least five Business Days prior to the date of the Company Stockholders Meeting (with updates as appropriate thereafter), the Company shall identify to Parent all persons who will be, at the time of the Company Stockholders Meeting, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (including at a minimum, all those persons subject to the reporting requirements of Rule 16(a) under the Exchange Act).

          (b)   The Company shall obtain a written agreement in the form of Exhibit B from each person who is identified as an Affiliate of such party pursuant to clause (a) above. The Company shall deliver such written agreements to Parent at least five Business Days prior to the date of the Company Stockholders Meeting.

        Section 7.12    Tax Treatment.     Each of Parent and the Company and their respective Subsidiaries shall use their reasonable best efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 8.1(f) and (g), including the execution of the letters of representation referred to therein updated as necessary. The Company and Parent (and their Subsidiaries) shall treat the Parent Common Stock received in the Merger by holders of Company Common Stock as property permitted to be received by Section 354 of the Code without the recognition of gain. Each of the Company and Parent covenants and agrees to, and agrees to cause its Affiliates to, use its reasonable best efforts to defend in good faith all challenges to the treatment of the reorganization as described in this Section 7.12. Each of the Company and Parent agree that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, it will promptly notify the other party in writing. Each of the Company and Parent will comply with all reporting and record-keeping obligations set forth in the Code and the Treasury regulations that are consistent with the Merger qualifying as a "reorganization" under the provisions of Section 368(a) of the Code.

        Section 7.13    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the

Company, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 7.14    Notices of Certain Events.     Each of the Company and Parent shall promptly notify the other party of:

          (a)   the occurrence of any event whose occurrence would be likely to cause either (i) any representation or warranty contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any representation or warranty contained in this Agreement that is not so qualified becoming untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any condition set forth in Article VIII to not be satisfied or (iii) any changes or events having, or which are reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.

          (b)   any failure of such party to comply with in any material respect any covenant or agreement to be complied with by it hereunder;

          (c)   any facts relating to such party which would make it necessary or advisable to amend the Joint Proxy Statement/Prospectus or the Form S-4 in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 7.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and

          (d)   any notice or other communication from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

        Section 7.15    Stockholder Litigation.     Each of Parent and the Company shall give the other the reasonable opportunity to consult in the defense of any stockholder litigation against Parent or the Company, as applicable, and its directors relating to the transactions contemplated by this Agreement.

ARTICLE VIII

CONDITIONS

        Section 8.1    Conditions to the Obligation of Each Party.     The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

          (a)   This Agreement and the transactions contemplated hereby (including, without limitation the Merger) shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock, and the charter amendment and the share issuance contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Parent Common Stock;

          (b)   No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Merger, by any Governmental Entity) preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated;

          (c)   All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR Act);

          (d)   The Form S-4 shall have been declared and shall remain effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

          (e)   Parent shall have entered into a credit facility providing substantially the same amount of financing as that provided in the financing commitment letter previously provided by Parent to the Company or such lesser amount of financing as otherwise mutually acceptable to Parent and the Company.

          (f)    Parent shall have received from Clifford Chance US LLP, counsel to Parent, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion substantially in the form of Exhibit C dated as of such date to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes. In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits D and F contained in representation letters of each of Parent and the Company dated as of or immediately prior to the date on which each opinion is given;

          (g)   The Company shall have received from Morgan, Lewis & Bockius LLP, counsel to the Company, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion substantially in the form of Exhibit E dated as of such date to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes. In rendering such opinion, counsel to the Company shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits D and F contained in representation letters of each of Parent and the Company dated as of or immediately prior to the date on which each opinion is given;

          (h)   The Company shall have obtained the consent to the Merger from all of the parties to the agreements listed in Section 8.1(h) of the Company Disclosure Letter and shall have obtained all other consents from third parties, except where the failure to do so would not be reasonably expected to result, individually or in the aggregate, in a Company Material Adverse Effect; and

          (i)    Parent shall have obtained the consent to the Merger from all of the parties to the agreements listed in Section 8.1(i) of the Parent Disclosure Letter and shall have obtained all other consents from third parties, except where the failure to do so would not be reasonably expected to result, individually or in the aggregate, in a Parent Material Adverse Effect.

        Section 8.2    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.     The obligations of Parent and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)   (i) The representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (iii) an officer of the Company shall have delivered to

  Parent and Merger Sub a signed certificate to the effect that each of the foregoing conditions is satisfied in all respects; and

          (b)   There shall not have occurred any change, condition, event or development that has, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.

        Section 8.3    Conditions to Obligations of the Company to Effect the Merger.     The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)   The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (iii) an officer of each of Parent and Merger Sub shall have delivered to Parent and Merger Sub a signed certificate to the effect that each of the foregoing conditions is satisfied in all respects; and

          (b)   There shall not have occurred any change, condition, event or development that has, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        Section 9.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent:

          (a)   By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

          (b)   By either the Company or Parent if the Closing of the Merger shall not have occurred on or before December 31, 2003 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c)   By either the Company or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, in each case (i) and (ii) which is necessary to fulfill the conditions set forth in Section 8.1(c) and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to comply with Section 7.3 has caused or resulted in such action or inaction;

          (d)   By either the Company or Parent if (i) the approval by the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the holders of the Company Common Stock at the Company Stockholders Meeting or at any adjournment or postponement thereof or (ii) the approval by the stockholders of Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the holders of Parent Common Stock at the Parent Stockholders Meeting or at any adjournment or postponement thereof;

          (e)   By the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.3 and (B) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company;

          (f)    By Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.2 and (B) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent;

          (g)   By the Company in accordance with Section 7.4(c), but only if the Company is in compliance with such Section, including having paid the Termination Fee contemplated thereby; or

          (h)   By Parent in accordance with Section 7.5(c), but only if Parent is in compliance with such Section, including having paid the Termination Fee contemplated thereby.

        Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 9.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

        Section 9.2    Effect of Termination.     In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this Section 9.2 and in Sections 7.7 and 10.10 (each of which shall survive the termination hereof), there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

        Section 9.3    Amendments.     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 9.4    Waiver.     At any time prior to the Effective Time, whether before or after the Company Stockholders Meeting or the Parent Stockholders Meeting, any party hereto may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

ARTICLE X

GENERAL PROVISIONS

        Section 10.1    No Third-Party Beneficiaries.     Other than as specifically provided herein, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

        Section 10.2    Entire Agreement.     This Agreement, together with the Voting Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

        Section 10.3    Succession and Assignment.     This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Merger Sub may freely assign its rights to another wholly owned Subsidiary of Parent without such prior written approval but no such assignment shall relieve Merger Sub of any of its obligations hereunder.

        Section 10.4    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 10.5    Headings.     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 10.6    Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        Section 10.7    Submission to Jurisdiction; Waivers.     Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in any Federal court located in the State of Delaware or any state court located in the State of Delaware and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, provided that the judgement of any such court may be enforced by any court of competent jurisdiction. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the above-named courts for any reason other than the failure to lawfully serve process; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; (c) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and (d) any right to a trial by jury.

        Section 10.8    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        Section 10.9    Construction.     The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 10.10    Non-Survival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

        Section 10.11    Certain Definitions.     For purposes of this Agreement, the following terms have the meanings indicated:

          (a)   "Associate" and "Affiliate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act.

          (b)   "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (c)   "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect that shall have occurred or, to the Knowledge of the Company, been threatened (exclusive, however, of any such changes, events or effects which have occurred prior to the date hereof and have been disclosed to Parent in writing pursuant to this Section 10.11(c) prior to the date hereof), that is or is reasonably expected to (i) be materially adverse to the business, results of operations, properties, condition (financial or otherwise), assets and liabilities of the Company and its Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

          (d)   "Knowledge" of any Person that is not an individual means, with respect to any specific matter, the actual knowledge of such Person's executive officers after due inquiry.

          (e)   "Parent Material Adverse Effect" shall mean, with respect to Parent, any change, event or effect that shall have occurred or, to the Knowledge of Parent, been threatened (exclusive, however, of any such changes, events or effects which have occurred prior to the date hereof and have been disclosed to Parent in writing pursuant to this Section 10.11(e) prior to the date hereof), that is or is reasonably expected to (i) be materially adverse to the business, results of operations, properties, condition (financial or otherwise), assets and liabilities of Parent and its Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by either Parent or Merger Sub of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

          (f)    "Person" means an individual, corporation, limited or general partnership, limited liability company, association, trust, joint venture, unincorporated organization, government or political agency or instrumentality or other entity or group (as defined in the Exchange Act).

          (g)   "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

        Section 10.12    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by overnight courier service to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.12:

If to Parent or Merger Sub:	Gart Sports Company 1050 West Hampden Avenue Englewood, Colorado 80110 Attn: General Counsel Telecopy: 303-864-2188
with a copy to:	Clifford Chance US LLP200 Park Avenue New York, New York 10166 Attn: Brian Hoffmann, Esq. Richard D. Pritz, Esq. Telecopy: 212-878-8375
If to the Company:	The Sports Authority, Inc. 3383 North State Road 7 Fort Lauderdale, Florida 33319 Attn: General Counsel Telecopy: 954-714-1728
with a copy to:	Morgan, Lewis & Bockius LLP 5300 Wachovia Financial Center 200 South Biscayne Boulevard Miami, Florida 33131-2339 Attn: John S. Fletcher, Esq. Telecopy: 305-415-3001

(Signature page follows.)

        IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GART SPORTS COMPANY
By:	/s/ JOHN DOUGLAS MORTON Name: John Douglas Morton Title: Chairman, Chief Executive and President
GOLD ACQUISITION CORP.
By:	/s/ JOHN DOUGLAS MORTON Name: John Douglas Morton Title: President
THE SPORTS AUTHORITY, INC.
By:	/s/ MARTIN E. HANAKA Name: Martin E. Hanaka Title: Chairman and Chief Executive Officer

ANNEX B

STOCKHOLDER'S AGREEMENT

        STOCKHOLDER'S AGREEMENT, dated as of February 19, 2003 (the "Agreement"), between The Sports Authority, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder (the "Stockholder") of Gart Sports Company, a Delaware corporation ("Parent").

RECITALS

        WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Parent and Gart Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things and upon the terms and subject to the conditions set forth therein, (i) the merger of Merger Sub with and into the Company (the "Merger") and (ii) the conversion of each share of common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (other than certain specified shares) into the right to receive the Merger Consideration;

        WHEREAS, as of the date hereof, the Stockholder owns (beneficially (as determined herein pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and of record) the number of shares of common stock, par value $.01 per share, of Parent, set forth opposite the Stockholder's name on the signature page hereto (all such shares so owned and which may hereafter be acquired by the Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, but excluding any shares issuable pursuant to any option exercise unless and until such shares are actually issued, being referred to herein as the Stockholder's "Shares");

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder enters into this Agreement; and

        WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Stockholder is willing to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

        Section 1.01    Defined Terms.     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. References to the Merger Agreement herein mean the Merger Agreement as in effect on the date hereof, as such agreement may be amended or modified by any non-material amendment or modification and, for purposes of clarity, shall not mean or include any material amendment or modification to the Merger Agreement, whether such amendment or modification is made before or after the receipt of the Parent Stockholder Approval.

ARTICLE II

TRANSFER AND VOTING OF SHARES
AND OTHER COVENANTS OF THE STOCKHOLDERS

        Section 2.01    Voting of Shares.     From the date hereof until the termination of this Agreement in accordance with Section 5.01 hereof (the "Term"), at any annual, special or other meeting of the stockholders of Parent (or adjournment or postponement thereof) however called, and in any action by consent of the stockholders of Parent, the Stockholder shall vote (or cause to be voted) its Shares or execute and deliver a consent of the stockholders of Parent (i) in favor of the adoption and approval of the Parent charter amendment and the Parent share issuance contemplated by the Merger Agreement, and any other actions in furtherance thereof requiring a vote of the stockholders of Parent, (ii) against any Parent Acquisition Proposal or Parent Superior Proposal, (iii) except for transactions contemplated by the Merger Agreement, against any proposal, action, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Parent or Merger Sub under the Merger Agreement or which is reasonably likely to result in any of the conditions of Parent's or Merger Sub's obligations under the Merger Agreement not being fulfilled, (iv) except for transactions contemplated by the Merger Agreement, against any other action which could reasonably be expected to prevent, impede, interfere with or adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (v) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing; provided, however, that notwithstanding anything to the contrary herein, (i) in the event that the vote of the Shares is required in order to effect an amendment of the Merger Agreement, the provisions of this Agreement, including this Section 2.01, shall not apply with respect to any Stockholder's vote of such Shares and (ii) the provisions of this Agreement, including this Section 2.01, shall not apply at any time after the Board of Directors of Parent has, in accordance with the terms of the Merger Agreement, withdrawn its recommendation in favor of the adoption and approval of the Parent charter amendment and the Parent share issuance contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with the applicable procedures relating thereto. The Stockholder agrees that it shall not enter into any agreement with any Person during the Term of this Agreement the effect of which would be inconsistent with or violative of this Section 2.01.

        Section 2.02    No Inconsistent Arrangements.     Except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not during the Term (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares or any interest therein, or create or permit to exist any Encumbrance (as defined below) on such Shares, except in each such case to a party or parties that expressly consent to be bound by all of the terms of this Agreement, (ii) enter into any contract, option or other agreement or understanding with respect to, or consent to, any transfer of any or all of such Shares or any interest therein except with a party or parties that expressly consent to be bound by all of the terms of this Agreement, (iii) grant any proxy, power-of-attorney or other similar authorization in or with respect to such Shares, (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or any interest therein or (v) take any other action that would have the effect of materially interfering with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

        Section 2.03    Irrevocable Proxy.     The Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of the Stockholder's Shares and constitutes and appoints the Company, or any nominee of the Company, with full power of substitution and resubstitution, at any time during the Term, as its proxy (its "Proxy"), for and in its name, place and stead, to vote each of its Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of

Parent or to act by written consent in respect thereof, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Parent and any matter referred to in Section 2.01 above that Delaware law may permit or require. This proxy is given to secure the performance of the Stockholder's obligations under this Agreement. The Stockholder acknowledges that THIS PROXY (a) constitutes, among other things, an inducement for the Company to enter into the Merger Agreement, (b) IS COUPLED WITH AN INTEREST and (c) IS IRREVOCABLE AND SHALL NOT BE TERMINATED UPON THE OCCURRENCE OF ANY EVENT; provided, that this proxy shall terminate at the end of the Term. The Stockholder hereby ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof. The proxy granted herein by the Stockholder is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. The Stockholder hereby agrees that it shall not, during the Term of this Agreement, appoint or grant any subsequent proxy (and if appointed or granted in violation hereof, any such proxy shall not be effective). The Stockholder shall promptly cause a copy of this Agreement to be deposited with Parent at its principal place of business. The Stockholder shall take such further action or execute such other instruments as may be reasonably requested to effectuate the intent of this Section 2.03.

        Section 2.04    Stockholder Capacity; Fiduciary Duties.     No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of Parent or any subsidiary of Parent makes any agreement or understanding herein or is obligated hereunder in his or her capacity as such director or officer. The Stockholder signs solely in the Stockholder's capacity as the record holder and beneficial owner of the Stockholder's Shares. Nothing in this Agreement shall be construed to prohibit a Stockholder who is a member of the Board of Directors of Parent or any subsidiary of Parent or is an officer of Parent or any subsidiary of Parent from taking any action or inaction solely in such capacity or from taking any action or inaction with respect to any Parent Acquisition Proposal, Parent Superior Proposal or otherwise, as a member of, or at the direction of, the Board of Directors of Parent to the extent permitted by the Merger Agreement.

        Section 2.05    Disclosure.     The Stockholder hereby authorizes the Company to publish and disclose in the Joint Proxy Statement/Prospectus its identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        The Stockholder hereby represents and warrants to the Company as follows:

        Section 3.01    Due Authorization, etc.     The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, to appoint the Company as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement, the appointment of the Company as the Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement, to appoint the Company as the Stockholder's Proxy or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

        Section 3.02    No Conflicts; Required Filings and Consents.     The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder and the consummation of the transactions contemplated by this Agreement will not, (i) in the case of a Stockholder that is not a natural person, conflict with or violate the Stockholder's organizational documents, (ii) conflict with or violate any Law applicable to the Stockholder or by which any of its properties or assets is bound or affected or (iii) result in any breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Stockholder (including, without limitation, the Stockholder's Shares) pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument, obligation or arrangement (whether written or oral) to which the Stockholder is a party or by which the Stockholder or any of its assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder of its obligations under this Agreement.

        Section 3.03    Title to Shares.     Except as set forth on the signature page hereof, the Stockholder is the sole record and beneficial owner of its Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than restrictions imposed by the securities laws or pursuant to this Agreement and the Merger Agreement. The Stockholder has the sole power to vote (or cause to be voted) all of the Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Stockholder as follows:

        Section 4.01    Due Organization, Authorization, etc.     The Company has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Company and, assuming due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE V

MISCELLANEOUS

        Section 5.01    Termination.     This Agreement shall automatically terminate and be of no further force and effect upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the written mutual consent of the Company and the Stockholder. In the event of the termination of this Agreement pursuant to this Section 5.01, this Agreement will become null and void and of no effect with no liability on the part of any party hereto and all proxies granted hereby will be automatically revoked; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

        Section 5.02    Further Assurance.     Subject to the terms and conditions of this Agreement, the Stockholder will take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof, including, without limitation, at the Company's reasonable request and without consideration, executing and delivering such additional documents and taking all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement.

        Section 5.03    Certain Events.     The Stockholder agrees that this Agreement and the Stockholder's obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators, or successors.

        Section 5.04    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or are otherwise breached and that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in any court having personal and subject matter jurisdiction, in addition to any other remedy to which it is entitled at law or in equity.

        Section 5.05    Notice.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by overnight courier service to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.05:

          (a)   If to the Company, to:

        The Sports Authority, Inc.
        3383 North State Road 7
        Fort Lauderdale, Florida 33319
        Attention: General Counsel
        Facsimile: 954.714.1728

      With a copy to:

        John S. Fletcher, Esq.
        Morgan, Lewis & Bockius LLP
        5300 Wachovia Financial Center
        200 South Biscayne Boulevard
        Miami, Florida 33131-2339
        Facsimile: 305.415.3001

          (b)   If to the Stockholder, at the address set forth below the Stockholder's name on the signature page hereof, with a copy to:

        Jennifer Bellah Maguire, Esq.
        Gibson, Dunn & Crutcher LLP
        333 S. Grand Avenue Suite 4800
        Los Angeles, CA 90071
        Facsimile: (213) 229-7520

        Section 5.06    Expenses.     All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

        Section 5.07    Headings.     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 5.08    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        Section 5.09    Entire Agreement.     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

        Section 5.10    No Third-Party Beneficiaries.     Other than as specifically provided herein, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

        Section 5.11    Successors; Assignment.     This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder other than in a manner contemplated by the Merger Agreement, and the Stockholder may not assign its obligations hereunder except pursuant to a transfer complying with Section 2.02 hereof.

        Section 5.12    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

        Section 5.13    Amendment.     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 5.14    Waiver.     Any party hereto may (a) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (b) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. The waiver of any such right with respect to particular facts, particular parties and other circumstances shall not be deemed a waiver with respect to any other facts, party and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

        Section 5.15    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows.]

THE SPORTS AUTHORITY, INC.
	By	/s/ MARTIN E. HANAKA
	Name:	Martin E. Hanaka
	Title:	Chairman of the Board

STOCKHOLDER:
GREEN EQUITY INVESTORS, L.P.
Number of Shares of Gart Sports Company common stock owned: 3,113,200	By:	Leonard Green & Associates, L.P., its General Partner
	By:	/s/ JONATHAN D. SOKOLOFF Jonathan D. Sokoloff, its General Partner
Exceptions to Section 3.03:

The Stockholder is an investment limited partnership, and its activities are subject to the Amended and Restated Agreement of Limited Partnership of Green Equity Investors, L.P. dated as of December 29, 1989, as amended. Such agreement does not prohibit or restrict the Stockholder from executing and delivering this Agreement, performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement.

ANNEX C

[BANC OF AMERICA SECURITIES LLC LETTERHEAD]

February 19, 2003
Board of Directors
Gart Sports Company
1050 West Hampden Avenue
Englewood, CO 80110

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to Gart Sports Company (the "Company") of the Exchange Ratio (as defined below) provided for in connection with the proposed merger (the "Merger") of The Sports Authority, Inc. ("Sports Authority") with Gart Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"). Pursuant to the terms of the Agreement and Plan of Merger (the "Agreement") dated as of February 19, 2003 among the Company, Merger Sub and Sports Authority, as a result of the Merger, Sports Authority will become a wholly owned subsidiary of the Company, and stockholders of Sports Authority will receive for each share of common stock, par value $0.01 per share, of Sports Authority (the "Sports Authority Common Stock") held by them, consideration equal to 0.37 (the "Exchange Ratio") of a share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"). You have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are more fully set out in the Agreement.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of Sports Authority and the Company, respectively;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning Sports Authority and the Company, respectively;

  (iii)
  analyzed and discussed with senior executives of Sports Authority and the Company certain financial forecasts for Sports Authority, including certain financial forecasts for Sports Authority prepared by the management of Sports Authority as well as those prepared by the management of the Company;

  (iv)
  analyzed and discussed with senior executives of the Company certain financial forecasts for the Company, including certain financial forecasts for the Company prepared by the management of the Company;

  (v)
  discussed the past and current operations, financial condition and prospects of Sports Authority and the Company with senior executives of Sports Authority and the Company, respectively;

  (vi)
  reviewed and discussed with senior executives of the Company and Sports Authority information prepared by managements of the Company and Sports Authority, respectively, relating to certain strategic, financial and operational benefits anticipated from the Merger;

  (vii)
  reviewed the pro forma impact of the Merger on the Company's earnings per share, cash flow, consolidated capitalization and financial ratios;

Board of Directors
Gart Sports Company
February 19, 2003

  (viii)
  reviewed and considered in the analysis, information prepared by members of senior management of Sports Authority and the Company relating to the relative contributions of Sports Authority and the Company to the combined company;

  (ix)
  reviewed the reported prices and trading activity for Sports Authority Common Stock and the Company Common Stock;

  (x)
  compared the financial performance of Sports Authority and the Company and the prices and trading activity of Sports Authority Common Stock and the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

  (xi)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

  (xii)
  participated in discussions and negotiations among representatives of Sports Authority and the Company and their financial and legal advisors;

  (xiii)
  reviewed the Agreement and certain related documents; and

  (xiv)
  performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial and operational performance of Sports Authority and the Company. We have not made any independent valuation or appraisal of the assets or liabilities of Sports Authority, nor have we been furnished with any such appraisals. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties and facilities of the Company or Sports Authority.

        We have assumed that the Merger will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions and without any waivers thereof. We have also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed beyond those restrictions to which the parties would be required to agree under the terms of the Agreement or that would otherwise have a material adverse effect on the contemplated benefits expected to be derived from the proposed Merger.

        We have acted as sole financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, portions of which are contingent upon the rendering of this opinion and the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities potentially arising out of this engagement. Banc of America Securities LLC or its affiliates have provided and may in the future provide financial advisory and financing services for the Company and have received or may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, is a lender under Sports Authority's credit facility. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of Sports Authority and the Company for our own account or for the accounts of customers, and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

Board of Directors
Gart Sports Company
February 19, 2003

        It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the Company Common Stock will trade following the announcement or consummation of the Merger. In addition, we express no opinion or recommendation as to how the stockholders of Sports Authority and the Company should vote at the respective stockholders' meetings held in connection with the Merger.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ BANC OF AMERICA SECURITIES LLC

ANNEX D

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

February 19, 2003

Board of Directors
The Sports Authority, Inc.
3383 North State Road 7
Fort Lauderdale, FL 33319

Members of the Board:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of The Sports Authority, Inc. ("Company") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 19, 2003, among Gart Sports Company ("Gart"), Gold Acquisition Corp., a wholly owned subsidiary of Gart ("Merger Sub"), and Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Company (the "Merger"), pursuant to which the Company will become a wholly owned subsidiary of Gart and each outstanding share of the common stock, par value $0.01 per share, of Company ("Company Common Stock") will be converted into the right to receive 0.37 (the "Exchange Ratio") of a share of the common stock, par value $0.01 per share, of Gart ("Gart Common Stock").

        In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents, as well as certain publicly available business and financial information relating to Company and Gart. We have also reviewed certain other information relating to Company and Gart, including financial forecasts, provided to or discussed with us by Company and Gart, and have met with the managements of Company and Gart to discuss the businesses and prospects of Company and Gart. We have also considered certain financial and stock market data of Company and Gart, and we have compared those data with similar data for publicly held companies in businesses similar to Company and Gart, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Company and Gart referred to above, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Company and Gart as to the future financial performance of Company and Gart and the strategic benefits and potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. We also have assumed, with your consent, that the Merger will be consummated as set forth above in accordance with the terms of the Merger Agreement, without amendment, modification or waiver of any material term, condition or agreement and that, in the course of obtaining any necessary regulatory and third-party approvals and consents relating to the Merger, no modification, condition, restriction, limitation or delay will be imposed that will have an adverse effect on Company or Gart or the contemplated benefits of the Merger. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Company or Gart, nor have we been furnished with any such

D-1

Board of Directors
The Sports Authority, Inc.
February 19, 2003

evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of Gart Common Stock actually will be when issued pursuant to the Merger or the prices at which Gart Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to Company, nor does it address the underlying business decision of Company to proceed with the Merger.

        We have acted as financial advisor to Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We and our affiliates have in the past provided, are currently providing and may in the future provide, investment banking and financial services to Company and Gart unrelated to the proposed Merger, for which services we have received, and expect to receive, compensation. In the ordinary course of business, we and our affiliates may actively trade the securities of Company and Gart for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

        It is understood that this letter is for the information of the Board of Directors of Company in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

D-2

ANNEX E

Charter of the Audit Committee of the Board of Directors

I.     Audit Committee Purpose

  1.
  The Audit Committee's role is one of oversight. Management is responsible for preparing the Company's financial statements and the external auditor is responsible for auditing those financial statements.

  2.
  The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities shall be to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

  3.
  The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditors as well as anyone else in the Company. The Audit Committee shall be authorized to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

  1.
  Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. for audit committee members of companies quoted on the NASDAQ National Market. The Audit Committee shall be comprised of three or more directors, as such number shall be determined by the Board of Directors. Each member shall be an independent non-executive director who is free from any relationship that could interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience which results in such member's financial sophistication.

  2.
  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

  3.
  All committee members are expected to attend each meeting. A majority of the Audit Committee members shall constitute a quorum for the transaction of the Audit Committee's business. Unless otherwise required by applicable law, the corporation's charter, bylaws or the Board of Directors, the Audit Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Subject to Section II.4 below, any action of the Audit Committee may be taken by a written instrument signed by all of the members of the Audit Committee. Meetings of the Audit Committee may be held at such place or places as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of a meeting. Members of the Audit Committee may participate in Audit Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other.

  4.
  The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Director of Internal Audit shall prepare and distribute an agenda in advance of each meeting. The Audit Committee shall meet privately in executive session at least annually with management, the Director of Internal Audit, the independent auditors, and as a committee to discuss any matters that the Audit Committee or any of the foregoing persons believes should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures prior to public release of information. Notwithstanding the foregoing, the procedures set forth in this paragraph are intended as guidelines, to be followed as practicable, and not as mandatory requirements.

III.  Audit Committee Responsibilities and Duties

The Audit Committee shall:

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter at least annually and suggest revisions as appropriate; submit the Charter to the Board of Directors for approval and ensure that the Charter is published at least every three years in accordance with SEC regulations.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. Review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  3.
  In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  4.
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution.

  5.
  Discuss with the independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61, as may be modified or supplemented. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of such review.

  Independent Auditor

  6.
  Annually appoint the independent auditors, who shall ultimately be accountable to the Audit Committee and the Board of Directors.

  7.
  Review the independence and performance of such auditors and approve any discharge of such auditors when circumstances warrant.

  8.
  Review fees and other significant compensation to be paid to the independent auditors, which fees and compensation shall be subject to the Audit Committee's approval.

  9.
  Review the independent auditors' engagement letter and audit plan and discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  10.
  On an annual basis, review and discuss with the independent auditors all significant relationships that the independent auditors have with the Company that could impair such auditors' independence and recommend that the Board of Directors take appropriate action to ensure such independence.

  11.
  Ensure that the independent auditors provide the Audit Committee with the written disclosures and letter required by Independent Standards Board Standard No.1 as may be modified or supplemented and review such disclosures and letter.

  12.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting.

  13.
  Obtain from the independent auditor assurance that section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

  14.
  Review and preapprove nonaudit services to be provided by the independent auditor. This duty may be delegated to one or more designated members of the audit committee up to $50,000 per assignment and up to $200,000 in the aggregate per fiscal year. Any such preapproval must be reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

  Internal Audit Department and Legal Compliance

  15.
  Review the Company's budget, business plan, changes in such plan, activities, organizational structure, and qualifications of the Company's internal audit department, as needed.

  16.
  Review the appointment, performance, and, when necessary, replacement of the Company's senior internal audit executive.

  17.
  Review significant reports prepared by the Company's internal audit department together with management's response and follow-up to these reports.

  18.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies and the response to such inquiries.

  Other Audit Committee Responsibilities

  19.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission and ensure that such report is included in the Company's annual proxy statement.

  20.
  Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  21.
  Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and the Company's charter, bylaws and other internal procedures.

  22.
  Review with the independent auditor any problems or difficulties the auditor might have encountered and any letter to management provided by the auditor and the Companies response to that letter. Such review should include:

    a.
    Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    b.
    Any changes required in the planned scope of the internal audit.

    c.
    The internal audit department responsibilities, budget and staffing.

  23.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

  24.
  Maintain minutes of the Committee's meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities shall remain the responsibility of management and the independent auditors.

 ANNEX F

         GART SPORTS COMPANY

2003 LONG TERM INCENTIVE COMPENSATION PLAN

-i-

GART SPORTS COMPANY

2003 LONG TERM INCENTIVE COMPENSATION PLAN

        Gart Sports Company, a Delaware corporation, wishes to attract key employees, directors and consultants to the Company and its Subsidiaries and induce key employees, directors and consultants to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company's business more successful whether directly or through its Subsidiaries. In furtherance thereof, Gart Sports Company 2003 Long Term Incentive Compensation Plan is designed to provide equity-based incentives to key employees, directors and consultants of the Company and its Subsidiaries. Awards under the Plan may be made to selected key employees, directors and consultants of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1.     DEFINITIONS.

        Whenever used herein, the following terms shall have the meanings set forth below:

        "Award," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares and Dividend Equivalent Rights.

        "Award Agreement" means a written agreement in a form approved by the Committee to be entered into by the Company and the Participant as provided in Section 3.

        "Board" means the Board of Directors of the Company.

        "Cause" means, unless otherwise provided in the Participant's Award Agreement, if (i) the Participant commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or its Subsidiaries, including but not limited to, falsifying any documents or agreements (regardless of form); (ii) the Participant violates any rule or policy of any of the Company or its Subsidiaries that results in damage to the Company or which, after written notice to do so, such Participant fails to correct within a reasonable time; (iii) the Participant breaches or neglects any material aspect of the Participant's duties; (iv) the Participant fails to comply with a reasonable direction from his or her supervisor or an officer of the Company or its Subsidiaries with respect to a material matter; or the Participant willfully engages in misconduct in carrying out the responsibilities reasonably assigned to him or her; or the Participant willfully fails to perform his or her job as required to meet the objectives of the Company or its Subsidiaries; (v) the Participant is convicted by a court of competent jurisdiction of a (x) felony, or (y) a misdemeanor involving moral turpitude or which damages the Company or its Subsidiaries; (vi) the Participant performs services for any other corporation or person that competes with the Company or its Subsidiaries while he or she is employed by the Company or its Subsidiaries without the prior written approval of the Chief Executive Officer of the Company; or (vii) any other action or condition that may result in termination of an associate for cause pursuant to any generally applied standard adopted by the Board from time to time.

        "Change in Control" shall mean the happening of any of the following:

  (i)
  any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and, with respect to any particular Participant, the Participant and any "group" (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

  (ii)
  any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

  (iii)
  there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by "persons" (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

  (iv)
  the members of the Board at the beginning of any consecutive 24-calendar-month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Committee appointed by the Board under Section 3.

        "Common Stock" means the Company's Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

        "Company" means Gart Sports Company, a Delaware corporation. As of the "Effective Time" (as defined in the written Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart Sports Company, Gold Acquisition Corp. and The Sports Authority, Inc.), the term "Company" shall, without any further action, mean the "The Sports Authority, Inc."

        "Director" means a non-employee director of the Company or it Subsidiaries.

        "Disability" means the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company's approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee.

        "Dividend Equivalent Right" means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

        "EBITDA" means earnings before interest, taxes, depreciation and amortization.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

        "Grantee" means a key employee, director and consultant granted Restricted Stock, Phantom Shares or Dividend Equivalent Rights hereunder.

        "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422(b) of the Code.

        "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

        "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

        "Optionee" means a key employee or director of, or consultant to, the Company to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

        "Option Price" means the exercise price per Share.

        "Participant" means a Grantee or Optionee.

        "Phantom Share" means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

        "Phantom Share Value," per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

        "Plan" means the Company's 2003 Long Term Incentive Compensation Plan, as set forth herein and as the same may from time to time be amended.

        "Restricted Stock" means an award of Shares that are subject to restrictions hereunder.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Settlement Date" means the date determined under Section 7.4(c).

        "Shares" means shares of Common Stock of the Company.

        "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

        "Successor of the Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

        "Termination of Service" means a Participant's termination of employment or other service, as applicable, with the Company and its Subsidiaries. Cessation of service as an officer, or key employee, director and consultant shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities.

2.     EFFECTIVE DATE AND TERMINATION OF PLAN.

        The effective date of the Plan is May 16, 2003; provided, however, that the Plan shall not become effective unless it is approved by the shareholders of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3.     ADMINISTRATION OF PLAN.

         (a)  The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as "outside directors" for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

         (b)  Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to key employees, directors and consultants of the Company and its Subsidiaries; and (ii) determine the eligibility of an employee, director or consultant to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the employee, director or consultant, the nature and value to the Company of the employee's, director's or consultant's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.

         (c)  The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from an Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Delaware law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

         (d)  Without limiting the generality of the Committee's discretion hereunder, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to establish performance-based criteria applicable to Awards otherwise permitted to be granted hereunder, and to attempt to procure shareholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code.

4.     SHARES AND UNITS SUBJECT TO THE PLAN.

        4.1 In General.

         (a)  Subject to Section 4.2, and subject to adjustments as provided in Section 13, the total number of Shares subject to Options granted under the Plan, Shares of Restricted Stock and Phantom Shares granted under the Plan, in the aggregate, may not exceed 2,500,000 Shares. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited, expire or are cancelled or settled without issuance of Shares shall not count towards the number of Shares that may be issued under the Plan, and may again be made the subject of Awards under the Plan. If a Participant pays the Option Price of an Option by surrendering previously owned Shares, as may be permitted by the Committee, or arranges to have the appropriate number of Shares otherwise issuable upon exercise withheld or sold to cover the withholding tax liability associated with Option exercise, the surrendered Shares and Shares used to pay taxes shall not count towards the number of Shares that may be issued under the Plan as set forth in this Section 4.1(a), and will be available for issue pursuant to Awards granted under the Plan.

         (b)  Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or Dividend Equivalent Rights are paid out in cash, the underlying Shares may again be made the subject of Awards under the Plan.

         (c)  The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

        4.2 Options.

        Subject to adjustments pursuant to Section 13, and subject to the penultimate sentence of Section 4.1(a), Options with respect to an aggregate of no more than 2,000,000 Shares may be granted as Incentive Stock Options under the Plan. Subject to adjustments pursuant to Section 13, in no event may any Optionee receive Options for more than 2,500,000 Shares over the life of the Plan. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

        4.3 Designation as Qualified Performance-Based Compensation

         (a)  The Committee may determine that Awards granted to a Participant shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this Section 4.3 shall apply to Awards that are to be considered "qualified performance-based compensation" to the extent necessary to comply with the requirements under Section 162(m) of the Code.

         (b)  At such time as Awards that are to be considered "qualified performance-based compensation" are to be granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for such Awards to be granted or the restrictions on such Awards to lapse, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum number of Shares that shall be subject to Awards that will be granted or for which the restrictions on Shares subject to such Awards shall lapse if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may be based upon (i) the extent of achievement of specified levels, of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA, (y) the pre-tax or after tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of the Company or the Company, or (z) changes (or the absence of changes) in the per Share or aggregate Fair Market Value of Common Stock, or (ii) the extent of achievement of specified levels of revenues, gross margin (rate or dollars), comparable store sales, earnings, costs, return on assets, return on equity, return on capital, return on investment, number of units sold, or average sale prices, with regard to the Company, particular subsidiaries, divisions or other business units of the Company or particular employees or groups of employees. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

         (c)  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

         (d)  If Awards are granted to a Participant in accordance with this Section 4.3, not more than 500,000 Shares may be granted to such Participant for any year in the applicable performance period.

         (e)  The Committee shall certify the results for each performance period immediately following the announcement of the Company's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the Awards for the performance period shall not be granted or the Awards shall be forfeited, as applicable.

          (f)  The Committee may provide that restrictions on the grant or vesting of Awards shall lapse, in whole or in part, in the event of the Participant's death or Disability during the performance period, or under other circumstances consistent with the regulations and rulings under Section 162(m) of the Code.

5.     PROVISIONS APPLICABLE TO STOCK OPTIONS.

        5.1 Grant of Option.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: determine and designate from time to time those key employees, directors and consultants of the Company and its Subsidiaries to whom Options are to be granted and the number of Shares to be optioned to each key employee, director and consultant; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to key employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

        5.2 Option Price.

        The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Incentive Stock Option shall not be less than 100% (or 110%, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners)) of the Fair Market Value of a Share on the day the Option is granted.

        5.3 Period of Option and Vesting.

         (a)  Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

         (b)  Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

        5.4 Exercisability Upon and After Termination of Optionee.

         (a)  The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Termination of Service of the Optionee.

         (b)  Except as may otherwise be expressly set forth in this Section 5, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 5 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.

        5.5 Exercise of Options.

         (a)  Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

         (b)  Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

         (c)  If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

        5.6 Payment.

         (a)  The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

  (i)
  a certified or bank cashier's check;

  (ii)
  the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

  (iii)
  if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

  (iv)
  if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

  (v)
  by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

         (b)  Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

         (c)  The Committee shall provide in the Award Agreement the extent (if any) to which an Option may be exercised with respect to any fractional Share, including whether any fractional Shares resulting from an Optionee's exercise may be paid in cash.

        5.7 Stock Appreciation Rights.

        The Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

        5.8 Exercise by Successors.

        An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (as may be prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate

Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

        5.9 Nontransferability of Option.

        Except if otherwise provided in the applicable Award Agreement, each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

        5.10 Deferral.

        The Committee may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

6.     PROVISIONS APPLICABLE TO RESTRICTED STOCK.

        6.1 Grant of Restricted Stock.

        Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to key employees, directors and consultants of the Company and its Subsidiaries; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

        6.2 Certificates.

         (a)  In the discretion of the Committee, each Grantee may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. A "book entry" (by computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock, where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Gart Sports Company 2003 Long Term Incentive Compensation Plan and an Award Agreement entered into between the registered owner and Gart Sports Company. Copies of such Plan and Award Agreement are on file in the offices of Gart Sports Company at 1050 West Hampden Avenue, Englewood, CO 80110.

         (b)  The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and may in its discretion require that, as a condition of any Restricted Stock award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the recipient or his or her designee.

        6.3 Restrictions and Conditions.

        Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

  (i)
  Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

  (ii)
  Except as provided in the foregoing clause (i), below in this clause (ii), or in Section 13, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock, including the right to vote the Shares. Cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

  (iii)
  Except if otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

7.     PROVISIONS APPLICABLE TO PHANTOM SHARES.

        7.1 Grant of Phantom Shares.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to key employees, directors and consultants of the Company and its Subsidiaries and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

        7.2 Term.

        The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

        7.3 Vesting.

         (a)  Subject to the provisions of the Award Agreements and Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

         (b)  Subject to the provisions of the Award Agreement, if the Grantee has a Termination of Service, all of the Grantee's Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

        7.4 Settlement of Phantom Shares.

         (a)  Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

         (b)  Each Phantom Share shall be settled with a single-sum payment or distribution by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed 10 years.

  (i)
  The Settlement Date with respect to a Grantee is the first day of the month to follow the Grantee's Termination of Service, provided that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must be made at least six months before, and in the year prior to the year in which, the Settlement Date would occur in the absence of such election.

  (ii)
  Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

  (iii)
  Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee's death.

         (c)  Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

         (d)  Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an "Unforeseeable Emergency." For these purposes, an "Unforeseeable Emergency," as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or "dependent," as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

  (i)
  through reimbursement or compensation by insurance or otherwise,

  (ii)
  by liquidation of the Grantee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

  (iii)
  by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

        7.5 Other Phantom Share Provisions.

        (a) Rights to benefit payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

        (b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee's beneficiary or estate, as applicable.

        (c) The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

        (d) Phantom Shares (including for purposes of this Section 7.5(d) any accounts established to facilitate the implementation of Section 7.4(c)), are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee's right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided. The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Grantee of Phantom Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

        (e) Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Fair Market Value as of the Settlement Date.

        (f) Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

        7.6 Claims Procedures.

        (a) The Grantee, or his beneficiary hereunder or authorized representative, may file a claim for benefits with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

  (i)
  approve the claim and take appropriate steps for satisfaction of the claim; or

  (ii)
  if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

        (b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.     PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

        8.1 Grant of Dividend Equivalent Rights.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to key employees, directors and consultants of the Company and its Subsidiaries based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

        8.2 Certain Terms.

        (a) The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

        (b) Unless otherwise determined by the Committee, a Dividend Equivalent Right is exercisable or payable only while the Participant is a key employee, director or consultant.

        (c) Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

        (d) The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

        8.3 Other Types of Dividend Equivalent Rights.

        The Committee may establish a program under which Dividend Equivalent Rights of a type not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

        8.4 Deferral.

        (a) The Committee may establish a program under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred.

        (b) The Committee may establish a program under which distributions with respect to Dividend Equivalent Rights may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.     OTHER STOCK-BASED AWARDS

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

10.   TAX WITHHOLDING.

        10.1 In General.

        The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

        10.2 Share Withholding.

        (a) Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

        (b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

        (c) Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

        10.3 Withholding Required.

        Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

11.   REGULATIONS AND APPROVALS.

        (a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

        (c) Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares or Dividend Equivalent Rights or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

        (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

        (e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

12.   INTERPRETATION AND AMENDMENTS; OTHER RULES.

        The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. No action which is otherwise permitted under or in connection with the Plan shall be prohibited hereunder merely because it constitutes a repricing of an Award, and, in furtherance of the foregoing, the Committee is expressly authorized and empowered, without limitation, to effect repricings that are consistent with the terms of the Plan. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

13.   CHANGES IN CAPITAL STRUCTURE.

        (a) If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

  (x)
  the maximum aggregate number of Shares which may be made subject to Incentive Stock Options under the Plan, the maximum aggregate number of Shares which may be made subject to Options that are granted to an Optionee over the life of the Plan, and the maximum number of Shares which may granted to a Participant under Section 4.3(d) may be appropriately adjusted by the Committee in its discretion; and

  (y)
  the Committee shall take any such action as in its judgment shall be necessary to maintain the Optionees' rights hereunder (including under the Award Agreements) so that they are substantially in their respective Options, Phantom Shares and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 13(a) had the event related to the Company.

        (b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

        (c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

        (d) If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

        (e) The judgment of the Committee with respect to any matter referred to in this Section 13 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

14.   MISCELLANEOUS.

        14.1 No Rights to Employment or Other Service.

        Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual's employment or other service at any time.

        14.2 No Fiduciary Relationship.

        Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4(b), and no action taken pursuant to the provisions of the Plan, shall create or shall construed to create a trust or any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

        14.3 Notices.

        All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.3.

        14.4 Exculpation and Indemnification.

        The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

        14.5 Captions.

        The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

        14.6 Governing Law.

        THE PLAN SHALL BE GOVERNED BY THE LAWS OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

 ANNEX G

GART SPORTS COMPANY

2003 PERFORMANCE BONUS PLAN

1. Purpose of the Plan

        The purpose of the Plan is to enable the Compensation Committee to establish performance goals for officers and other key employees of Gart Sports Company and its subsidiaries, to determine bonuses which will be awarded to particular officers and key employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2. Definitions

        As used in this Plan, the following definitions apply:

         (a)  "Bonus" means the bonus to which an Employee is entitled under a bonus arrangement established by the Committee under the Plan.

         (b)  "Bonus Formula" means the formula for calculating an Employee's Bonus on the basis of a performance goal established under the Plan or otherwise.

         (c)  "EBITDA" means earnings before interest, taxes, depreciation and amortization.

         (d)  "Employee" means an employee of the Company.

         (e)  "Committee" means the Compensation Committee consisting solely of at least two Outside Directors or a subcommittee of the Compensation Committee consisting solely of at least two Outside Directors; provided, however, that, with respect to any Bonus for which an exception from the limitations of Section 162(m) is not being sought, the "Committee" hereunder shall be any other committee to which the Board of Directors of Gart Sports Company may in its discretion delegate authority hereunder.

          (f)  "Company" means Gart Sports Company and its more than 50% owned subsidiaries.

         (g)  "Compensation Committee" means the Compensation Committee of Gart Sports Company's Board of Directors.

         (h)  "Outside Director" means a director of Gart Sports Company who qualifies as an independent director for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

          (i)  "Plan" means this Gart Sports Company 2003 Performance Bonus Plan.

3. Authority to Establish Performance Goals and Bonuses

         (a)  The Committee will have the authority to establish for any Employee who is an officer, or who the Committee determines to be a key employee, of the Company or any subsidiary a performance goal, and a Bonus Formula related to that performance goal, for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula (i) may be a percentage, or may be based upon the extent of achievement of specified levels, of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA, (y) the pre-tax or after tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of the Company or the Company, or (z) changes (or the absence of changes) in the per share or aggregate market price of the Company's common stock, or (ii) the extent of achievement of specified levels of revenues, gross margin (rate or dollars), comparable store sales, earnings, costs, return on assets, return on equity, return on capital, return on investment, number of units sold, or average sale prices, with regard to the Company, particular subsidiaries, divisions or other business units of the Company or particular Employees or groups of employees. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes. The Bonus Formula shall be established in writing by the Committee (i) before the commencement of the period of service to which the Bonus Formula relates, or (ii) not later than 90 days after the commencement of the commencement of the period of service to which the Bonus Formula relates (provided that the outcome is substantially uncertain at the time the Committee actually establishes the Bonus Formula, and provided, further, that the Bonus Formula is not established after 25% or more of the period of service (as determined in good faith at the time the Bonus Formula is established) has elapsed). Notwithstanding the foregoing, in the case of any Bonus for which an exception from the limitations of Section 162(m) is not being sought, the Committee may grant such Bonus on bases other than as contemplated above; it being understood that the Committee can grant two Bonuses to any one Employee (i.e., a Bonus for which such an exception is sought, and a separate Bonus for which such an exception is not sought).

         (b)  The Committee may determine the Bonus Formula which will determine the Bonus an Employee will receive with regard to a fiscal year or other period. However, no Employee may be awarded a Bonus for any fiscal year in excess of $10 million.

         (c)  When the Committee establishes a performance goal and Bonus Formula for an Employee, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Employee ceases to be employed by the Company before the bonus is paid in full.

4. Review of Payment of Bonuses

        Promptly after the end of each fiscal year of the Company, the management of the Company will present to the Committee a list showing with regard to each Employee who has become entitled to a Bonus with regard to that fiscal year (i) the Employee's performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Employee's Bonus Formula, and (iii) the Bonus to which the Employee is entitled with regard to the fiscal year. No Bonus may be paid to an Employee with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Employee shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Employee with regard to the fiscal year.

5. Administration of the Plan

         (a)  The Plan will be administered by the Committee.

         (b)  The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Employee under the Plan, and any determination of the Committee regarding the Bonus to which any Employee is entitled, will bind the Company and all Employees who are affected by it.

         (c)  The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Employees. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for Employees who hold similar positions.

6. No Rights to Continued Employment

        Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

7. Effective Date

        This Plan is effective as of the date the stockholders of the Company approve the Plan. Performance goals and Bonus Formulae may be established prior to the time the stockholders of the Company approve this Plan. However, no Bonuses will be paid under this Plan unless it is approved by the stockholders of Gart Sports Company.

8. Amendments of the Plan

        The Committee may, with the approval of the Board of Directors of Gart Sports Company, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Employee with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of Gart Sports Company. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Employee, or affect any Employee's right to receive a Bonus which has been earned as a result of a performance goal or Bonus Formula established for the Employee, before the amendment, unless the Employee consents to the change.

9. Exculpation and Indemnification

        The Company shall indemnify and hold harmless the members of the Board of Directors of Gart Sports Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

10. Termination of the Plan

        The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of Gart Sports Company. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Employee to receive payments of a Bonus which the Employee earned before the Plan is terminated.

* * *

As approved by the Compensation Committee of Gart Sports Company on May 16, 2003.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify officers and directors against expenses, fines and judgments in a civil, criminal, administrative or investigative proceeding or suit, for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, that they had no reasonable cause to believe was unlawful. Additionally, the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of its officers and directors for any liabilities arising out of such status.

        Gart's certificate of incorporation and bylaws provide that any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a Gart director or officer, or is or was serving at Gart's request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Such rights will apply to him both in his official capacity and as to action in another capacity while holding such office. Such rights will also continue, unless otherwise provided when authorized or ratified, as to a person who is no longer a director or officer of the company and will inure to his heirs, executors and administrators.

        Additionally, to the fullest extent not prohibited by applicable law, Gart may pay expenses incurred by its directors or officers in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if Gart receives an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Gart, as authorized by Gart's certificate of incorporation and bylaws.

        The rights to indemnification and advancement of expenses conferred by Gart are not exclusive of any other right to which persons seeking indemnification or advancement may be entitled under any statute, Gart's certificate of incorporation, Gart's bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise. Such rights will apply to such director both in his or her official capacity and as to action he or she took in another capacity while holding such office. Such rights will also continue, unless otherwise provided when authorized or ratified, as to a person who is no longer a director or officer of the company and will inure to his heirs, executors and administrators.

        In recognition of its directors' need for substantial protection against personal liability in order to enhance their continued service to Gart in an effective manner, and their reliance on past assurances of indemnification, Gart has entered into agreements with its directors for the indemnification of and the advancing of expenses to them to the fullest extent permitted by law.

        Gart is also authorized to purchase and maintain insurance on behalf of its directors and officers. Such insurance shall insure against any liabilities asserted against such director or officer and incurred by him or her in such capacity, or arising out of his or her status as director or officer, whether or not Gart would have the power to indemnify him or her against such liability under the indemnification provisions as set forth in its bylaws.

Item 21. Exhibits and Financial Statement Tables

  (a)    Exhibits

Number	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2003, by and among the Registrant, Gold Acquisition Corp. and The Sports Authority, Inc. (attached as Annex A to the joint proxy statement/prospectus contained in this registration statement).
3.1
Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
3.2*	Amended and Restated Bylaws of Registrant.
4.1
Registrant's Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
5.1*	Opinion of Clifford Chance US LLP, as to the legality of the shares being issued.
8.1*	Form of Tax Opinion of Clifford Chance US LLP.
8.2*	Form of Tax Opinion of Morgan, Lewis & Bockius LLP.
10.1
Amended and Restated Financing Agreement, dated as of June 7, 2001, by and among The CIT Group/Business Credit, Inc. (as Agent and a Lender) and Various Lenders, and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Good's, Inc. and Certain Subsidiaries of Oshman's Sporting Good's, Inc. (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.2
General Continuing Guarantee, dated as of June 7, 2001, among The CIT Group/Business Credit, Inc. (as Agent and a Lender) and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc. that are signatories thereto (incorporated by reference to Exhibit 99.3 to the Registrant's Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.3
Stock Pledge Agreement, dated as of June 7, 2001, among The CIT Group/Business Credit, Inc. (as Agent and a Lender) and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc. that are signatories thereto (incorporated by reference to Exhibit 99.4 to the Registrant's Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.4
Stock Pledge Agreement, dated as of June 7, 2001, between The CIT Group/Business Credit, Inc. and Gart Sports Company (incorporated by reference to Exhibit 99.5 to the Registrant's Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.5
Registration Rights Agreement, dated as of January 9, 1998, by and between the Registrant and Green Equity Investors, L.P. (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File No. 000-23515) filed with the Commission on January 13, 1998).
10.6
Form of Registration Rights Agreement between Registrant and certain former shareholders of Oshman's Sporting Goods, Inc. (incorporated by reference to Annex C to the Registrant's Registration Statement on Form S-4 (File No. 333-59090) filed with the Commission on April 17, 2001).

10.7
Registrant's 1994 Management Equity Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.7.1
Amendment to Registrant's 1994 Management Equity Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement (File No. 000-23515) filed with the Commission on May 14, 1999).
10.8
Registrant's Employee Benefit Plan, dated as of December 9, 1996 (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.9
Form of Executive Severance Agreements, by and between Registrant and certain of its executive officers (incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1999 (File No. 000-23515) filed with the Commission on April 29, 1999).
10.9.1
Form of First Amendment to Executive Severance Agreement, dated as of August 15, 2002, by and between the Registrant and certain of its executive officers (incorporated by reference to Exhibit 10.9.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.9.2
Form of Second Amendment to Executive Severance Agreement, dated as of September 3, 2002, by and between the Registrant and certain of its executive officers (incorporated by reference to Exhibit 10.9.2 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.10
Management Services Agreement, dated January 9, 1998, by and between the Registrant, Gart Bros. Sporting Goods Company, Sportmart, Inc. and Leonard Green & Associates, L.P. (incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-K (File No. 000-23515) filed with the (Commission on April 4, 2003).
10.10.1
First Amendment to Management Services Agreement, dated as of June 15, 2001, by and between the Registrant, Gart Bros. Sporting Goods Company, Sportmart, Inc. and Leonard Green & Associates, L.P., dated as of January 9, 1998 (incorporated by reference to Exhibit 10.10.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.11
Tax Indemnity Agreement, dated as of September 25, 1992, by and among Pacific Enterprises, TCH Corporation, Thrifty Corporation and Big 5 Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-69118) filed with the Commission on September 20, 1993).
10.12
Tax Sharing Agreement, dated as of September 25, 1992, by and among TCH Corporation and its then subsidiaries, including the Registrant (incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.13
Indemnification Allocation Agreement, dated as of April 20, 1994, by and among Thrifty PayLess Holdings, Inc., the Registrant and MC Sports Company (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).

10.14
Indemnification and Reimbursement Agreement, dated as of April 20, 1994, by and among Thrifty PayLess Holdings, Inc. and its then subsidiaries, including the Registrant (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.15
Sportmart, Inc. 1996 Restricted Stock Plan, as amended and restated, dated as of July 1, 1996 (incorporated by reference to Exhibit 10.40 to Sportmart, Inc.'s Quarterly Report on Form 10-Q for the quarter ended July 28, 1996 (File No. 000-20672) filed with the Commission on September 11, 1996).
10.16
Sportmart, Inc. Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to Sportmart, Inc.'s Registration Statement on Form S-1 (File No. 33-50726) filed with the Commission on August 11, 1992).
10.17
Letter Agreement dated July 2, 2002 between the Registrant and Larry Hochberg (incorporated by reference to Exhibit 10.17 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.18
Deferred Compensation Plan of Gart Bros. Sporting Goods Company, dated as of January 1, 1999 (incorporated by reference to Exhibit 10.37 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2000 (File No. 000-23515) filed with the Commission on April 20, 2000).
10.19
Consulting and Non-Competition Agreement between Alvin Lubetkin and Gart Bros. Sporting Goods Company, dated as of June 7, 2001 (incorporated by reference to Exhibit 10.35 to the Registrant's Registration Statement on Form S-4 (File No. 333-59090) filed with the Commission on April 17, 2001).
10.20
Consulting and Non-Competition Agreement between Marilyn Oshman and Gart Bros. Sporting Goods Company, dated as of June 7, 2001 (incorporated by reference to Exhibit 10.36 to the Registrant's Registration Statement on Form S-4 (File No. 333-59090) filed with the Commission on April 17, 2001).
10.21
Employment Agreement, dated as of February 19, 2003, between the Registrant and John Douglas Morton (incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.22
Employment Agreement, dated as of February 19, 2003, between the Registrant and Martin E. Hanaka (incorporated by reference to Exhibit 10.22 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.23
Form of Indemnification Agreement between the Registrant and its directors and certain of its executive officers (incorporated by reference to Exhibit 10.23 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.24	2002 Bonus Plan of the Registrant (incorporated by reference to Exhibit 10.24 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
21.1	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.1.1**	Consent of Clifford Chance US LLP (included in Exhibit 8.1).
23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.2).

23.3*	Consent of Deloitte & Touche LLP.
23.4*	Consent of Ernst & Young LLP.
23.5	Consent of Mary Elizabeth Burton.
23.6	Consent of Cynthia R. Cohen.
23.7	Consent of Martin E. Hanaka.
23.8	Consent of Kevin M. McGovern.
24.1	Powers of Attorney.
99.1*	Form of Proxy Card for Annual Meeting of Stockholders of Registrant.
99.2*	Form of Proxy Card for Special Meeting of Stockholders of The Sports Authority, Inc.
99.3	Consent of Credit Suisse First Boston LLC.
99.4	Consent of Banc of America Securities LLC.

*
Filed herewith.

**
To be filed by amendment.

        Except as otherwise indicated, all exhibits were previously filed with this Registration Statement on April 4, 2003.

  (b)    Financial Statement Schedules

          None.

  (c)    Reports, Opinions and Appraisals

          None.

Item 22. Undertakings

        (a)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (c)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Englewood, Colorado, on May 22, 2003.

GART SPORTS COMPANY
By:	/s/ JOHN DOUGLAS MORTON John Douglas Morton Chairman, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN DOUGLAS MORTON John Douglas Morton	President, Chief Executive Officer and Chairman (principal executive officer)	May 22, 2003
* Thomas T. Hendrickson	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 22, 2003
* Jonathan D. Sokoloff	Director	May 22, 2003
* Jonathan A. Seiffer	Director	May 22, 2003
* Gordon D. Barker	Director	May 22, 2003
* Peter R. Formanek	Director	May 22, 2003
* Larry D. Strutton	Director	May 22, 2003
* Marilyn Oshman	Director	May 22, 2003
*By:	/s/ JOHN DOUGLAS MORTON John Douglas Morton, Attorney-In-Fact

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2003, by and among the Registrant, Gold Acquisition Corp. and The Sports Authority, Inc. (attached as Annex A to the joint proxy statement/prospectus contained in this registration statement).
3.1
Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
3.2*	Amended and Restated Bylaws of Registrant.
4.1
Registrant's Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
5.1*	Opinion of Clifford Chance US LLP, as to the legality of the shares being issued.
8.1*	Form of Tax Opinion of Clifford Chance US LLP.
8.2*	Form of Tax Opinion of Morgan, Lewis & Bockius LLP.
10.1
Amended and Restated Financing Agreement, dated as of June 7, 2001, by and among The CIT Group/Business Credit, Inc. (as Agent and a Lender) and Various Lenders, and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Good's, Inc. and Certain Subsidiaries of Oshman's Sporting Good's, Inc. (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.2
General Continuing Guarantee, dated as of June 7, 2001, among The CIT Group/Business Credit, Inc. (as Agent and a Lender) and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc. that are signatories thereto (incorporated by reference to Exhibit 99.3 to the Registrant's Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.3
Stock Pledge Agreement, dated as of June 7, 2001, among The CIT Group/Business Credit, Inc. (as Agent and a Lender) and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc. that are signatories thereto (incorporated by reference to Exhibit 99.4 to the Registrant's Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.4
Stock Pledge Agreement, dated as of June 7, 2001, between The CIT Group/Business Credit, Inc. and Gart Sports Company (incorporated by reference to Exhibit 99.5 to the Registrant's Form 8-K (File No. 000-23515) filed with the Commission on June 18, 2001).
10.5
Registration Rights Agreement, dated as of January 9, 1998, by and between the Registrant and Green Equity Investors, L.P. (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File No. 000-23515) filed with the Commission on January 13, 1998).
10.6
Form of Registration Rights Agreement between Registrant and certain former shareholders of Oshman's Sporting Goods, Inc. (incorporated by reference to Annex C to the Registrant's Registration Statement on Form S-4 (File No. 333-59090) filed with the Commission on April 17, 2001).

10.7
Registrant's 1994 Management Equity Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.7.1
Amendment to Registrant's 1994 Management Equity Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement (File No. 000-23515) filed with the Commission on May 14, 1999).
10.8
Registrant's Employee Benefit Plan, dated as of December 9, 1996 (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.9
Form of Executive Severance Agreements, by and between Registrant and certain of its executive officers (incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1999 (File No. 000-23515) filed with the Commission on April 29, 1999).
10.9.1
Form of First Amendment to Executive Severance Agreement, dated as of August 15, 2002, by and between the Registrant and certain of its executive officers (incorporated by reference to Exhibit 10.9.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.9.2
Form of Second Amendment to Executive Severance Agreement, dated as of September 3, 2002, by and between the Registrant and certain of its executive officers (incorporated by reference to Exhibit 10.9.2 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.10
Management Services Agreement, dated January 9, 1998, by and between the Registrant, Gart Bros. Sporting Goods Company, Sportmart, Inc. and Leonard Green & Associates, L.P. (incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-K (File No. 000-23515) filed with the (Commission on April 4, 2003).
10.10.1
First Amendment to Management Services Agreement, dated as of June 15, 2001, by and between the Registrant, Gart Bros. Sporting Goods Company, Sportmart, Inc. and Leonard Green & Associates, L.P., dated as of January 9, 1998 (incorporated by reference to Exhibit 10.10.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.11
Tax Indemnity Agreement, dated as of September 25, 1992, by and among Pacific Enterprises, TCH Corporation, Thrifty Corporation and Big 5 Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-69118) filed with the Commission on September 20, 1993).
10.12
Tax Sharing Agreement, dated as of September 25, 1992, by and among TCH Corporation and its then subsidiaries, including the Registrant (incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.13
Indemnification Allocation Agreement, dated as of April 20, 1994, by and among Thrifty PayLess Holdings, Inc., the Registrant and MC Sports Company (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).

10.14
Indemnification and Reimbursement Agreement, dated as of April 20, 1994, by and among Thrifty PayLess Holdings, Inc. and its then subsidiaries, including the Registrant (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-4 (File No. 333-42355) filed with the Commission on December 16, 1997).
10.15
Sportmart, Inc. 1996 Restricted Stock Plan, as amended and restated, dated as of July 1, 1996 (incorporated by reference to Exhibit 10.40 to Sportmart, Inc.'s Quarterly Report on Form 10-Q for the quarter ended July 28, 1996 (File No. 000-20672) filed with the Commission on September 11, 1996).
10.16
Sportmart, Inc. Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to Sportmart, Inc.'s Registration Statement on Form S-1 (File No. 33-50726) filed with the Commission on August 11, 1992).
10.17
Letter Agreement dated July 2, 2002 between the Registrant and Larry Hochberg (incorporated by reference to Exhibit 10.17 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.18
Deferred Compensation Plan of Gart Bros. Sporting Goods Company, dated as of January 1, 1999 (incorporated by reference to Exhibit 10.37 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2000 (File No. 000-23515) filed with the Commission on April 20, 2000).
10.19
Consulting and Non-Competition Agreement between Alvin Lubetkin and Gart Bros. Sporting Goods Company, dated as of June 7, 2001 (incorporated by reference to Exhibit 10.35 to the Registrant's Registration Statement on Form S-4 (File No. 333-59090) filed with the Commission on April 17, 2001).
10.20
Consulting and Non-Competition Agreement between Marilyn Oshman and Gart Bros. Sporting Goods Company, dated as of June 7, 2001 (incorporated by reference to Exhibit 10.36 to the Registrant's Registration Statement on Form S-4 (File No. 333-59090) filed with the Commission on April 17, 2001).
10.21
Employment Agreement, dated as of February 19, 2003, between the Registrant and John Douglas Morton (incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.22
Employment Agreement, dated as of February 19, 2003, between the Registrant and Martin E. Hanaka (incorporated by reference to Exhibit 10.22 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.23
Form of Indemnification Agreement between the Registrant and its directors and certain of its executive officers (incorporated by reference to Exhibit 10.23 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
10.24	2002 Bonus Plan of the Registrant (incorporated by reference to Exhibit 10.24 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
21.1	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Registrant's Form 10-K (File No. 000-23515) filed with the Commission on April 4, 2003).
23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.1.1**	Consent of Clifford Chance US LLP (included in Exhibit 8.1).
23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.2).

23.3*	Consent of Deloitte & Touche LLP.
23.4*	Consent of Ernst & Young LLP.
23.5	Consent of Mary Elizabeth Burton.
23.6	Consent of Cynthia R. Cohen.
23.7	Consent of Martin E. Hanaka.
23.8	Consent of Kevin M. McGovern.
24.1	Powers of Attorney.
99.1*	Form of Proxy Card for Annual Meeting of Stockholders of Registrant.
99.2*	Form of Proxy Card for Special Meeting of Stockholders of The Sports Authority, Inc.
99.3	Consent of Credit Suisse First Boston LLC.
99.4	Consent of Banc of America Securities LLC.

*
Filed herewith.

**
To be filed by amendment.

        Except as otherwise indicated, all exhibits were previously filed with this Registration Statement on April 4, 2003.